UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Flora Growth Corp.

(Name of Registrant as Specified In Its Charter)

______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Flora Growth Corp.

3230 W. Commercial Boulevard, Suite 180

Fort Lauderdale, Florida 33309

+1 786 889 5375

To the Shareholders of Flora Growth Corp.

You are cordially invited to attend the 2024 Annual and Special Meeting of Shareholders (the "Annual Meeting") of Flora Growth Corp., a corporation organized under the laws of the Province of Ontario (the "Company") to be held on August 14, 2024, at 11:00 a.m. Eastern Time. The Annual Meeting will be held at the offices of the Company's legal counsel, Miller Thomson LLP, 40 King Street West, Suite 5800, Toronto, ON M5H 3S1, Canada.

The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual and Special Meeting of Shareholders and proxy statement.

We urge you to fill out and submit the enclosed proxy card today or follow the specific instructions on how to vote your shares by proxy, or through the Internet.

You may cast your vote by proxy over the Internet, or by completing and mailing a proxy card to ensure that your shares will be represented at the Annual Meeting. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend. Returning the proxy does not deprive you of your right to attend and vote your shares at the Annual Meeting.

Thank you for your continued investment in Flora Growth Corp.

/s/ Clifford Starke
Clifford Starke
Chief Executive Officer

NOTICE OF THE 2024 ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2024 Annual and Special Meeting of Shareholders (including any adjournments or postponements thereof, the "Annual Meeting") of Flora Growth Corp., a corporation organized under the laws of the Province of Ontario (the "Company" or "Flora") is to be held on August 14, 2024, at 11:00 a.m. Eastern Time. The Annual Meeting will be held at the offices of the Company's legal counsel, Miller Thomson LLP, 40 King Street West, Suite 5800, Toronto, ON M5H 3S1, Canada.

We are holding the Annual Meeting for the following purposes, which are more fully described in the attached proxy statement (the "Proxy Statement") accompanying this Notice:

(1) To consider, and if deemed advisable, elect as directors the four nominees named in the Proxy Statement for a term of office expiring at the 2025 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified.

(2) To consider, and if deemed advisable, re-appoint Davidson & Company LLP, an independent registered public accounting firm, as auditors of the Company for the fiscal year ending December 31, 2024 and authorize the directors to fix their remuneration.

(3) To consider and, if deemed advisable, approve, an amendment to the Company's 2022 Incentive Compensation Plan (the "2022 Plan") to increase the number of shares issuable thereunder from 950,000 to 2,500,000 shares (the "2022 Plan Amendment Proposal").

(4) To consider and if deemed advisable, approve the grant of Stock Appreciation Rights to the Company's Chief Executive Officer and Chief Financial Officer, as described in more detail in the Proxy Statement.

(5) To consider and, if deemed advisable, approve the issuance of 635,363 shares in accordance with Nasdaq Listing Rule 5635(a) to acquire the minority interest of TruHC Pharma GmbH ("Share Issuance Proposal").

(6) To consider any other business that is properly presented at the meeting and any adjournment or postponement thereof.

Only holders of our common shares ("Common Shares" at the close of business on June 25, 2024 are entitled to notice of and to attend and vote at the Annual Meeting and any adjournments thereof. Each of the voting matters set forth in Items 1-5 above are deemed to be a "Proposal" and collectively, the "Proposals." The vote required to approve the resolutions to be presented is set forth in each proposal brought for shareholders' approval in the accompanying Proxy Statement.

The Notice of Internet Availability of Proxy Materials is being mailed to shareholders on or about  July 5, 2024 and will be available at https://www.cstproxy.com/floragrowth/2024.

Your vote is very important. Shareholders may vote their shares (1) at the Annual Meeting, (2) through the Internet in advance at https://www.cstproxy.com/floragrowth/2024, or (3) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting through the Internet (including voting deadlines) are included in the Proxy Statement and in the proxy card. For specific instructions on how to vote your shares, please refer to the instructions in this Notice, in the section titled "INFORMATION ABOUT OUR ANNUAL AND SPECIAL MEETING" of the Proxy Statement or on the proxy card. Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Proxy Statement or the proxy card you received in the mail.

By order of the Board of Directors,

/s/ Clifford Starke
Clifford Starke
Chief Executive Officer

Fort Lauderdale, Florida

June 28, 2024

* To be voted on at the meeting

SUMMARY TERM SHEET

This summary term sheet summarizes certain information contained in this proxy statement (this “Proxy Statement”) but may not contain all of the information that is important to you. You should read carefully this entire Proxy Statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the 2024 Annual and Special Meeting of Shareholders (including any adjournments of or postponements thereof, the “Annual Meeting”).

  On April 1, 2024, Flora Growth Corp., a corporation organized under the laws of the Province of Ontario (the “Company” or “Flora”) entered into a binding letter of intent to acquire all of the issued and outstanding shares of TruHC Pharma GmbH ("TruHC") from TruHC Holding GmbH ("TruHC Holding") in an all-stock deal (the “Acquisition”) in exchange for 2,770,562 common shares, no par value, of the Company (the “Common Shares”).

  On April 16, 2024, the Company entered into a stock purchase agreement (the "Stock Purchase Agreement") with TruHC Holding. The Stock Purchase Agreement provides for the acquisition of 100% of the issued and outstanding shares of TruHC, of which 100% was owned by TruHC Holding. On April 22, 2024, the Company completed the first closing (the "First Closing") in exchange for a total of 2,135,199 Common Shares, representing approximately 77% of TruHC. The second closing (the "Second Closing") for the balance of 635,363 Common Shares will take place after the shareholders of Flora approve the Share Issuance Resolution (as defined below) at this Annual Meeting to allow for the issuance of the Common Shares in the Second Closing in accordance with Nasdaq Listing Rule 5635(a).

  The Company determined that it is in the best of interest of shareholders of the Company to acquire TruHC to capitalize on the progressive legislative changes in the German cannabis framework. While the Company has had a presence in Germany, it has not historically had access to a European Union Good Manufacturing Practice ("EU-GMP") facility in Germany. As such, the Company believes TruHC acquisition meets the following criteria: (i) it is of a size that would be transformative to the Company's business while being able to be integrated in a relatively seamless manner; (ii) it is complementary to the Company's business with a solid foundation of core cannabis licenses; (iii) it has a debt-free balance sheet such that a transaction would be accretive to the Company; and (iv) it has an established and experienced management team in place to enable the Company to assume a strong position in the German cannabis market.

  The Company considered the following factors in reaching its conclusion to approve the Acquisition:
  TruHC, and its cannabis licenses, is expected to expand the Company's ability to benefit from Germany's changing medical cannabis regime and phased legalization of recreational cannabis;

  TruHC's licenses, together with their anticipated impact, is expected to result in a stronger market position in Germany from both a medical and recreational cannabis perspective, particularly given the phased legalization of recreational cannabis in Germany;

  TruHC's experienced and high-reputable management team, will be important factor in achieving a foothold in Germany's cannabis industry;

  There are synergies to be had by combining the Company's existing distribution network and infrastructure in Germany with TruHC's facility and management team;

  The addition of TruHC is expected to reduce our reliance on upon the success of Phatebo GmbH - the Company's current medical cannabis license holder and wholly owned subsidiary;

  The combined expertise and industry relationships of the Company and TruHC is expected to broaden the distribution and future growth of our combined business, which would lead to an expanded and more diverse network, as well as greater market opportunities to launch more businesses in Germany; and

  The Company's executive management has analyzed potential acquisition transactions and acquisition targets, as well as reaching out and having discussions with potential targets to identify the opportunity that could create the most value for the Company’s shareholders.
  At this Annual Meeting, the Company is requesting that its shareholders vote on the following proposals:
  To elect as directors Kevin Taylor, Clifford Starke, Edward Woo and Brendan Cahill for a term of office expiring at the 2025 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

  To re-appoint Davidson & Company LLP, an independent registered public accounting firm, as auditors of the Company for the fiscal year ending December 31, 2024 and authorize the directors to fix their remuneration;

  To approve an amendment to the Company's 2022 Incentive Compensation Plan (the “2022 Plan”) to increase the number of Common Shares issuable thereunder from 950,000 to 2,500,000 Common Shares;

  To approve the grant of stock appreciation rights of the Company ("Stock Appreciation Rights") to the Company's Chief Executive Officer and Chief Financial Officer, as described in more detail in this Proxy Statement; and

  To approve the issuance of 635,363 Common Shares in accordance with Nasdaq Listing Rule 5635(a) to acquire the minority interest of TruHC Pharma GmbH.

Please see the sections entitled “Proposal No. 1 – Election of Directors,” “Proposal No. 2 - Re-appointment of Independent Registered Public Accounting,” “Proposal No. 3 - Approval of the 2022 Plan Amendment Proposal,” “Proposal No. 4 - Approval of the Stock Appreciation Rights Proposal,” and “Proposal No. 5 - Approval of the Share Issuance Proposal.”

PROXY STATEMENT

You are receiving this Proxy Statement because you owned Common Shares, of Flora Growth Corp., a corporation organized under the laws of the Province of Ontario, as of June 25, 2024 (the "Record Date"), which entitles you to vote those shares at the Annual Meeting. Our Board of Directors (the "Board") is soliciting proxies from shareholders who wish to vote their shares at the Annual Meeting. By using a proxy, you can vote even if you do not attend the Annual Meeting. This Proxy Statement describes and provides information about the matters on which you are being asked to vote so that you can make an informed decision. Flora Growth Corp. is referred to in this document as "Flora", "we", "us", "our" and the "Company".

Electronic copies of the Notice of Annual and Special Meeting (the "Notice"), this Proxy Statement, including the form of proxy and our Annual Report for the fiscal year ended December 31, 2023 (the "2023 Annual Report") may be found and downloaded from https://www.cstproxy.com/floragrowth/2024. Otherwise, the materials are accessible on www.sec.gov/edgar. Shareholders should review the information contained in this Proxy Statement together with our 2023 Annual Report, which accompanies this Proxy Statement.

Our Internet website and the information contained therein or linked thereto are not incorporated by reference or otherwise made a part of this Proxy Statement.

INFORMATION ABOUT OUR ANNUAL AND SPECIAL MEETING

When and where is the Annual Meeting?

The Annual Meeting will be held on August 14, 2024, at 11:00 a.m. Eastern Time. The Annual Meeting will be held at the offices of the Company's legal counsel, Miller Thomson LLP, 40 King Street West, Suite 5800, Toronto, ON M5H 3S1, Canada.

Who may attend the Annual Meeting?

Shareholders of record as of Record Date, or their duly appointed proxies, and our invited guests are permitted to attend the Annual Meeting.

AS DETAILED FURTHER BELOW, REGISTERED SHAREHOLDERS HAVE THE RIGHT TO APPOINT A PERSON TO REPRESENT HIM, HER OR IT AT THE ANNUAL MEETING OTHER THAN THE PERSON(S) DESIGNATED IN THE PROXY CARD either by striking out the names of the persons designated in the proxy card and by inserting the name of the person or company to be appointed in the space provided in the proxy card or by completing another proper form of proxy and, in either case, delivering the completed proxy card to Continental by mail using the enclosed return envelope to Continental Proxy Services, 1 State Street, 30th Floor, New York, NY 10004-1561. Alternatively, you may vote by Internet at www.cstproxyvote.com.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through an intermediary such as a bank, broker or other nominee rather than having the shares registered directly in their own name. Summarized below are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record ("Registered Shareholder")

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company ("Continental"), you are the shareholder of the Company of record of the shares. As the shareholder of record, you have the right to grant a proxy to vote your shares to representatives from the Company or to another person, or to vote your shares at the Annual Meeting. Shareholders of record will receive paper copies of the Notice containing instructions on how to access and review proxy materials as well as directions on how to vote by proxy.

Beneficial Owner ("Non-registered Shareholder")

If your shares are held through a bank, broker or other nominee (an "Intermediary"), it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in street name.

As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct, and you also are invited to attend the Annual Meeting. Your Intermediary has provided a voting instruction card, or otherwise provided voting instructions, for you to use in directing how your shares are to be voted.

How can I attend and participate in the Annual Meeting?

To gain admittance, you must bring a form of personal identification to the Annual Meeting, where your name will be verified against our shareholder list. If a broker or other nominee holds your Common Shares and you plan to attend the Annual Meeting, you should bring a recent brokerage statement showing your ownership of the Common Shares as of the Record Date, a letter from the broker confirming such ownership, and a form of personal identification.

We will hold our question and answer session with management immediately following the conclusion of the business to be conducted at the Annual Meeting.

The Chairman of the Annual Meeting has broad authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct.

What is the purpose of the Annual Meeting?

The Annual Meeting will be held for the following purposes:

1. To consider, and if deemed advisable, elect as directors the four nominees named in the Proxy Statement for a term of office expiring at the 2025 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified.

2. To consider, and if deemed advisable, re-appoint Davidson & Company LLP, an independent registered public accounting firm, as auditors of the Company for the fiscal year ending December 31, 2024 and authorize the directors to fix their remuneration.

3. To consider and, if deemed advisable, approve, an amendment to the 2022 Plan to increase the number of Common Shares issuable thereunder from 950,000 to 2,500,000 Common Shares (the "2022 Plan Amendment Proposal").

4. To consider and if deemed advisable, approve the grant of Stock Appreciation Rights to the Company's Chief Executive Officer and Chief Financial Officer, as described in more detail in this Proxy Statement (the "Stock Appreciation Rights Proposal").

5. To consider and, if deemed advisable, approve the issuance of 635,363 Common Shares in accordance with Nasdaq Listing Rule 5635(a) to acquire the minority interest of TruHC Pharma GmbH ("Share Issuance Proposal").

6. To vote on such other business, if any, as may properly come before the meeting and any adjournment or postponement thereof.

Can I vote at the Annual Meeting?

You may vote your shares electronically at the Annual Meeting by using the control number on your Notice, proxy card, or voting instruction form and following the instruction at www.cstproxyvote.com. If you have already voted previously by Internet, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote.

A shareholder of the Company has the right to appoint a person or company (who need not be a shareholder) other than the persons whose names appear in such form of proxy, to attend and act for and on behalf of such shareholder at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Such right may be exercised either by striking out the names of the persons specified in the form of proxy and inserting the name of the person or company to be appointed in the blank space provided in the form of proxy, or by completing another proper form of proxy and, in either case, delivering the completed and executed proxy to Continental Proxy Services, no later than 9:00 a.m. (Eastern Time) on August 9, 2024 or, if the Annual Meeting is adjourned, at least 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of Ontario) before the beginning of any adjournment(s) to the Annual Meeting.

The proxyholder does not need to be a shareholder of the Company, but the proxyholder does need to understand that the Registered Shareholder's vote will not be counted unless the proxyholder attends the Annual Meeting and votes the Registered Shareholder's shares.

If you are a Non-registered Shareholder and wish to appoint someone else as your proxyholder, including yourself, to participate in the Annual Meeting, including asking questions and voting, please follow the instructions in the voting instruction form or contact your intermediary for instructions.

Can I vote by telephone or Internet?

For beneficial shareholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program that offers Internet voting options. Shareholders should refer to the voting instruction form provided by their brokerage firm or bank for instructions on the voting methods they offer. Registered shareholders with shares registered directly in their names with Continental will also be able to vote by Internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with Continental you may vote those shares by accessing the Internet website address specified on your proxy card instead of completing and signing the proxy itself. Submitting an Internet proxy will not affect your right to vote electronically at the Annual Meeting should you decide to attend the Annual Meeting. The Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions, and to confirm that shareholders' instructions have been recorded properly.

The accompanying proxy card provides instructions on how to vote via the Internet. There will not be an option to vote by telephone.

Who may vote?

The Board set June 25, 2024 as the Record Date for the Annual Meeting. Holders of Common Shares at the close of business on the Record Date are entitled to vote their shares at the Annual Meeting, and any further postponements or adjournments of the Annual Meeting.

There were 13,366,535 Common Shares issued and outstanding as of June 27, 2024. See "What are the voting rights of Flora shareholders?"

Of the Common Shares issued and outstanding and entitled to vote, 2,135,199 Common Shares were issued in the Acquisition (as described in "Proposal No. 5 - Approval of the Share Issuance Proposal" below) and are not entitled to vote on Proposal No. 5 for purposes of the listing rules of the Nasdaq Stock Market. The Company anticipates that these 2,135,199 Common Shares will be voted in favor of Proposal No. 5 for purposes of adopting the proposal under Ontario law. However, to comply with Nasdaq listing rules, the Company will instruct the inspector of election for the Annual Meeting to conduct a separate tabulation that subtracts 2,135,199 shares from the total number of shares voted in favor of Proposal No. 5 to determine whether that proposal has been adopted in accordance with applicable Nasdaq listing rules.

How can I access the proxy materials over the Internet?

We have elected to provide a Notice of Internet Availability of Proxy Materials pursuant to 17 CFR § 240.14a-16 ("Rule 14a-16") under the United States Exchange Act of 1934, as amended (the "Exchange Act"). In doing so, we are deemed to be in compliance with Canadian National Instrument 51-102, Section 9.1.5 - Compliance with SEC Notice-and-Access Rules ("NI 51-102"), because the Company (a) is subject to, and complies with, Rule 14a-16 under the Exchange Act; and (b) residents of Canada do not own, directly or indirectly, outstanding voting securities carrying more than 50% of the votes for the election of directors, and none of the following apply: (i) the majority of the executive officers or directors of the Company are residents of Canada; (ii) more than 50% of the consolidated assets of the Company are located in Canada; or (iii) the business of the Company is administered principally in Canada.

The notice-and-access provisions of Rule 14a-16 are a set of rules developed by the United States Securities and Exchange Commission (the "SEC") that reduce the volume of materials that must be physically mailed to shareholders by allowing the Company to post this Proxy Statement and any additional materials online. Beneficial owners will be sent the Notice of Internet Availability of Proxy Materials at least 40 calendar days prior to the Annual Meeting date, including instructions on how to access all materials identified in the Notice of Internet Availability of Proxy Materials, which will be publicly accessible and free of charge on the Company's website as specified in the Notice of Internet Availability of Proxy Materials. Shareholders may choose to additionally receive a paper or e-mail copy of (i) the proxy materials, including the Notice of Internet Availability of Proxy Materials, Proxy Statement, and Form of Electronic Proxy Card; and (ii) the Company's Annual Report, at no charge, with the Notice of Internet Availability of Proxy Materials specifying that shareholders should make their requests by no later than August 4, 2024 in order to facilitate timely delivery. Except where specific requests are made in accordance with the provided instructions, all such documents will be available online only and shareholders will not receive a paper or e-mail copy of the proxy materials, other than the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials is being sent to both registered and Non-registered Shareholders of the securities using notice and access pursuant to applicable laws. Electronic copies of this Proxy Statement and the Notice may be found and downloaded from https://www.cstproxy.com/floragrowth/2024. If you are a NOBO, and the Company or its agent has sent the Notice of Internet Availability of Proxy directly to you, your name, address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding on your behalf.

The Company (and not the Intermediary holding on your behalf) has assumed responsibility for (i) delivering the Notice of Internet Availability of Proxy to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

What are the voting rights of Flora shareholders?

Holders of our Common Shares are entitled to one (1) vote per Common Share on each matter that is submitted to shareholders for approval.

How do I revoke my proxy and change my vote?

You may change your vote or revoke your proxy at any time before the vote at the Annual Meeting. You may change your vote prior to the Annual Meeting by executing a valid proxy card bearing a later date and delivering it to us prior to the Annual Meeting at Flora Growth Corp. Attention: Chief Financial Officer, 3230 W. Commercial Boulevard, Suite 180, Fort Lauderdale, Florida 33309. Only your latest dated proxy we receive at or prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by voting again via the Internet. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy. If you hold shares in street name and wish to change your vote, you must follow the directions provided by your brokerage or other financial intermediary.

What are the voting recommendations of the Board?

The Board recommends that you vote:

  "FOR" the election of each of the director nominees named in this Proxy Statement;
  "FOR" re-appointment of Davidson & Company LLP as the Company's independent registered public accounting firm for the 2023 fiscal year;
  "FOR" approval of the 2022 Plan Amendment Proposal;
  "FOR" approval of the Stock Appreciation Rights Proposal;
  "FOR" approval of the Share Issuance Proposal.

What happens if I submit or return my proxy card without voting?

When you properly submit your proxy, the shares it represents will be voted at the Annual Meeting in accordance with your directions.  Unless otherwise specified in the proxy, shares of our Common Shares represented by proxies will be voted:

  FOR the election of each of the director nominees named in this Proxy Statement;
  FOR re-appointment of Davidson & Company LLP as the Company's independent registered public accounting firm for the 2023 fiscal year;
  FOR approval of the 2022 Plan Amendment Proposal;
  FOR approval of the Stock Appreciation Rights Proposal;
  FOR approval of the Share Issuance Proposal; and
  In accordance with the recommendation of our Board "FOR" or "AGAINST" all other business as may properly be brought before the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

What constitutes a quorum?

The bylaws of the Company (the "Bylaws") provide that at each meeting of shareholders, holders of not less than 35% of Common Shares entitled to vote at a meeting of shareholders, present in person or represented by proxy, shall constitute a quorum.

How many votes are needed for the proposals to pass?

Election of Directors

Under our Bylaws, if a quorum is present, the director nominees will be elected if a simple majority of the votes cast at the Annual Meeting are cast "FOR" each director nominee.

Shareholders entitled to vote may vote in favor of all of the nominees or any individual nominee or withhold their votes as to all the nominees or any individual nominee.

Re-Appointment of Davidson & Company LLP as our Independent Registered Public Accounting Firm

If a quorum is present, approval of the re-appointment of our independent registered public accounting firm requires that a simple majority of the votes cast at the Annual Meeting are cast "FOR" re-appointment.

Approval of the 2022 Plan Amendment Proposal

If a quorum is present, approval of the amendment to the 2022 Plan to increase the number of Common Shares issuable thereunder from 950,000 to 2,500,000 requires that a simple majority of the votes cast at the Annual Meeting with respect to the 2022 Plan Amendment Proposal are cast "FOR" approval.

Approval of the Stock Appreciation Rights Proposal

If a quorum is present, approval of the Stock Appreciation Rights Proposal to grant the Chief Executive Officer and Chief Financial Officer Stock Appreciation Rights requires that a simple majority of the votes cast at the Annual Meeting with respect to the Stock Appreciation Rights Proposal are cast "FOR" approval.

Approval of the Share Issuance Proposal

If a quorum is present, approval of the Share Issuance Proposal requires that a simple majority of the votes cast at the Annual Meeting are cast "FOR" approval (subject to the separate tabulation of votes described in "Who may vote" set forth above).

What is the effect of abstentions?

Proxies received but marked "ABSTAIN" will be included in the calculation of the number of Common Shares considered to be present at the Annual Meeting for purposes of determining a quorum, but abstentions will not have an effect on the outcome of any proposal.

What are "broker non-votes" and what effect do they have on the proposals?

Broker non-votes occur when an Intermediary holds shares in "street name" for a beneficial owner and that nominee does not vote the shares because it (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares with respect to a particular proposal. Broker non-votes are counted for purposes of determining the existence of a quorum at the Annual Meeting, but they will have no effect on the outcome of any proposal on which we receive a broker non-vote.

A broker is entitled to vote shares held for a beneficial owner on "routine" matters without instructions from the beneficial owner of those shares, which include the proposal to re-appointment Davidson & Company LLP as our independent public accounting firm for the 2024 fiscal year (Proposal No. 2). On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on "non-routine" matters, which includes Proposal 1 and Proposals 3, 4 and 5 described in this Proxy Statement.

If you hold your shares in street name, it is critical that you provide your Intermediary with instructions on how to cast your vote if you want it to count in the election of directors (Proposal No. 1), the 2022 Plan Amendment Proposal (Proposal No. 3), the Stock Appreciation Rights Proposal (Proposal No. 4) and the Share Issuance Proposal (Proposal No. 5) described in this Proxy Statement. If you hold your shares in street name, and you do not instruct your Intermediary how to vote, then it will not be voted for the election of directors, the 2022 Plan Amendment Proposal and the Stock Appreciation Rights Proposal.

If any other routine matters are properly brought before the Annual Meeting in addition to Proposal 2, then brokers holding shares in street name may vote those shares in their discretion for any such routine matters.

What is "householding" and how does it work?

The SEC rules permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering only one Notice of Internet Availability of Proxy Materials addressed to those shareholders, if consented to by the shareholders. This delivery method, called "householding," reduces our delivery costs and provides extra convenience for shareholders. Shareholders who participate in householding and who request to receive printed proxy materials will continue to receive separate proxy cards.

Once a shareholder has received notification from its broker that it will be "householding" communications to such shareholder's address, "householding" will continue until such shareholder is notified otherwise or until such shareholder notifies its broker or us that it no longer wishes to participate in "householding." A shareholder may revoke such shareholder's consent by notifying its broker or delivering written notice of such revocation to the Company at Flora Growth Corp., Attention: Chief Financial Officer, 3230 W. Commercial Boulevard, Suite 180, Fort Lauderdale, Florida 33309. Upon written or oral request of a shareholder at a shared address to which a single copy of this Notice of Internet Availability of Proxy Materials was delivered, we will deliver promptly separate copies of these documents or do so in the future if requested.

How to Submit Shareholder Proposals for Next Year's Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, our shareholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at the next annual meeting by submitting their proposals to us in a timely manner. Any shareholder of the Company who wishes to present a proposal for inclusion in the proxy statement and form of proxy for action at the 2025 annual meeting of shareholders (the "2025 Annual Meeting") must comply with our Bylaws and the rules and regulations of the SEC, each as then in effect. Such proposals must be mailed to us at our offices at Flora Growth Corp., Attention: Chief Financial Officer, 3230 W. Commercial Boulevard, Suite 180, Fort Lauderdale, Florida 33309. Under the rules of the SEC and the Business Corporations Act (Ontario) (the "OBCA"), any shareholder proposal intended to be presented at the 2025 Annual Meeting must be received no later than December 25, 2024, which is 120 days prior to the one-year anniversary of the expected mailing date of this Proxy Statement in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Pursuant to the OBCA and the rules of the SEC, a shareholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. In order to be timely, we must receive notice of your intention to introduce a nomination or propose an item of business at our 2025 Annual Meeting before the close of business on December 25, 2024. If we change the date of our 2025 Annual Meeting by more than thirty days before, or more than thirty days after, the one-year anniversary of the Annual Meeting, then the written notice of a shareholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the ninetieth day prior to our 2025 Annual Meeting or, if later, the tenth day following the day on which public announcement of the date of such meeting is first made. You are advised to review our Bylaws, the OBCA and the applicable securities laws, which contain additional requirements with respect to director nominees.

If a shareholder notifies us of an intent to present a proposal at the 2025 Annual Meeting at any time after December 25, 2024 (and for any reason the proposal is voted on at that meeting), it may be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials. Under the rules of the SEC, in the event we change the date of our 2025 Annual Meeting by more than thirty days after the one-year anniversary of the Annual Meeting, the deadline for a shareholder to submit a proposal for the 2025 Annual Meeting is a reasonable time before we begin to print and send our proxy materials.

Who tabulates the votes?

Prior to the Annual Meeting, we will select an inspector of election for the meeting. Such inspector will determine the number of Common Shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

Who pays the cost of this proxy solicitation?

The Company is making this solicitation. We pay the cost of soliciting your proxy, and we reimburse brokerage firms and others for forwarding proxy materials to you. Our directors, officers and employees may participate in the solicitation of proxies without additional consideration. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners. Our costs for such services, if retained, will not be significant.

Will a list of shareholders entitled to vote at the Annual Meeting be available?

In accordance with the Company's Bylaws, a list of shareholders entitled to vote at the Annual Meeting will be available at our executive office in Fort Lauderdale, Florida and will be accessible prior to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m. The list of shareholders will also be available in person at the Annual Meeting.

Where can I find voting results of the Annual Meeting?

We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K filed within four business days of the Annual Meeting.

What are the implications of the Company being an emerging growth company and a smaller reporting company?

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and a "smaller reporting company," as defined in Rule 12b-2 under the Exchange Act. As an emerging growth company and a smaller reporting company, we provide in this Proxy Statement the scaled disclosure permitted under the JOBS Act and otherwise as applicable to smaller reporting companies. In addition, as an emerging growth company, we are not required to conduct votes seeking shareholder approval on an advisory basis of (1) the compensation of our "named executive officers" or the frequency with which such votes must be conducted or (2) compensation arrangements and understandings in connection with merger transactions, known as "golden parachute" arrangements.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act that involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Flora to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Words such as "expects," "anticipates," "intends," "will," "may," "could," "should," "goals," "potential," "plans," "believes," "estimates," "predicts," "projects," variations of these words, and similar expressions are intended to identify these forward-looking statements. Without limiting the generality of the forgoing, forward-looking statements contained in this document include our expectations regarding our future growth, operational and financial performance, business prospects and opportunities and the completion and impact on our business of the Acqusition of TruHC. These forward-looking statements reflect our current views with respect to future events, are based on assumptions, estimates and facts as of the date of this Proxy Statement and are subject to known and unknown risks and uncertainties and other factors, many of which are outside of its control and the control of its directors, officers and affiliates. As a result of a number of known and unknown risks and uncertainties, our results or performance may be materially different from those expressed or implied by these forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

  costs relating to the Acquisition of TruHC and to recognize the anticipated benefits of the Acquisition, which may be affected by, among other things, competition, retain key licenses, employees and manage growth;
  receipt of shareholders approvals required by the Second Closing of the Acquisition receiving effectiveness of the registration statement;
  our limited operating history and net losses;
  changes in cannabis laws, regulations and guidelines, including stop sale orders;
  decrease in demand for cannabis and derivative products due to certain research findings, proceedings, or negative media attention;
  our ability to continue as a going concern absent access to sources of liquidity;
  damage to our reputation as a result of negative publicity;
  exposure to product liability claims, actions and litigation;
  risks associated with product recalls;
  product viability;
  continuing research and development efforts to respond to technological and regulatory changes;
  shelf life of inventory;
  our ability to successfully integrate business that we acquire;
  maintenance of effective quality control systems;
  risks associated with expansion into new jurisdictions;
  regulatory compliance risks;
  opposition to the cannabinoid industry; and
  potential delisting resulting in reduced liquidity of our Common Shares.

As a result of many factors, such as those listed above and set forth under the section entitled "Risk Factors" elsewhere in this Proxy Statement and Annex D or otherwise described in our filings with the SEC, including our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, you should not place undue reliance on these forward-looking statements. You should read this Proxy Statement and the documents that we reference and have filed as exhibits thoroughly and with the understanding that forward-looking statements represent our management's beliefs and assumptions only as of the date of this Proxy Statement and our actual results may be materially different from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements publicly; even if new information becomes available in the future.

DIRECTORS & EXECUTIVE OFFICERS

Directors, Director Nominees & Executive Officers

The Articles provide our Board consists of a minimum of one and a maximum of ten directors. The number of directors to be elected at the Annual Meeting has been fixed at four (4) and there are presently four (4) directors of the Company, each of whose term of office expires at the Meeting. All director nominees are to be elected at the Annual Meeting, each to hold office until the 2025 annual meeting of shareholders or until his or her successor is duly elected and qualified. Each shareholder of record on June 25, 2024 is entitled to cast one vote for each of our Common Shares either in favor of or against the election of each nominee, or to abstain from voting on any or all nominees. Although management does not anticipate that any nominee will be unable or unwilling to serve as a director, in the event of such an occurrence, proxies may be voted in the discretion of the persons named in the proxy for a substitute designated by the Board, unless the Board decides to reduce the number of directors constituting the Board. The election of each director requires the affirmative vote of the simple majority of votes cast at the Annual Meeting. Shareholders will vote for the election of each individual director separately.

The names of our current directors, director nominees, and executive officers and their respective ages, positions, biographies and, in the case of director nominees, their qualifications to serve as directors, are set forth below.

Name and Place of Residence	Position	Age
Executive Officers:
Clifford Starke Panama	Chief Executive Officer and Director	40
Dany Vaiman Ontario, Canada	Chief Financial Officer	38
Non-Employee Directors:
Edward Woo British Columbia, Canada	Director(1)	45
Kevin Taylor Florida, USA	Director(1)	55
Brendan Cahill Ontario, Canada	Director(1)	45

____________

(1) Each nominee for director has been reviewed and recommended for nomination by our Nominating and Corporate Governance Committee and has consented to serve as a director if elected.

Non-Director Executive Officers

Dany Vaiman, Chief Financial Officer: Mr. Vaiman has served as the Company's Chief Financial Officer since June 2023 and as the Company's Senior VP Finance from December 2022 to June 2023. From February 2022 through the closing of the Company's arrangement with Franchise Global Health Inc. ("Franchise") on December 23, 2022 (the "Arrangement"), he served as the Chief Financial Officer of Franchise. Prior to that, Mr. Vaiman served as Corporate Controller (from July 2018 to July 2021) and as Assistant Controller (from June 2016 to June 2018) of Torex Gold Resources Inc.- a leading intermediate gold producer listed on the TSX. For seven years, Mr. Vaiman was with Ernst & Young's Toronto Audit Group, specializing in publicly listed TSX and SEC clients. Mr. Vaiman is a Chartered Professional Accountant (CPA) and Chartered Accountant (CA) in Ontario, a Certified Public Accountant (CPA) in Illinois, and holds a Bachelor of Business Administration (Honours) from the Schulich School of Business.

Director Nominees

Clifford Starke, Chief Executive Officer and Director: Mr. Starke was appointed as the Company's Chief Executive Officer in June 2023. Previously, he served as President from December 2022 to June 2023. Prior to his appointment, from February 2022 through the closing of the Company's acquisition of the business, Mr. Starke served as the Executive Chairman and Chief Executive Officer of Franchise Global Health Inc. Since May 2018, Mr. Starke has served as the Chairman of Hampstead Private Capital Ltd., a Bermuda based merchant bank investing in small to mid-cap, high growth companies in various sectors and primarily focused in the medical cannabis industry. Mr. Starke has over 18 years of investing and public markets experience and, over the last seven years, has acted as a financier, investor and operator of cannabis companies. Mr. Starke holds a Bachelor of Arts degree in History from Queen's University. Mr. Starke's qualifications to serve on our Board include his M&A, public market investment and capital raising experience and knowledge of the cannabis industry.

Kevin Taylor, Chairman of the Board: Mr. Taylor joined our Board in June 2023.  Mr. Taylor is a distinguished executive with over 30 years of experience in various senior leadership positions.  Since June 2014, he has served as the President and CEO of Terei International Limited, a company providing merchant banking services in the small to midcap markets. Since April 2022, Mr. Taylor has served as Chairman and CEO of House of Lithium, a Canadian private equity firm, and from April 2022 until March 2023, he served as CEO and Chairman of SOL Global Investments Corp., a Canadian private equity firm.  Since March 2022, Mr. Taylor has served as the Chairman of NetraMark Holdings Inc., a Canadian publicly traded AI health technology company trading under the symbol "AIAI."  Previously, Mr. Taylor served as Vice President and General Manager for Nortel Networks Carrier business in the Caribbean and Latin America, where he played a critical role in the expansion of the company's telecommunications infrastructure and service offerings throughout the region.  Mr. Taylor completed the Harvard Business School TGMP program, a program designed for experienced executives seeking to enhance their leadership skills. Additionally, he holds a Bachelor of Engineering - Science from the University of Western Ontario.  Mr. Taylor's qualifications to serve on our board include his extensive investment and private equity experience and prior board memberships.

Edward Woo, Director: Mr. Woo joined our Board in December 2022. From August 2021 through the closing of the Arrangement, he served as the President and Chief Operating Officer of Franchise. Mr. Woo is a seasoned business executive with extensive experience in the consumer-packaged goods industry. Over the past 20 years, Mr. Woo focused his efforts on the tobacco industry in the areas of sales, trade marketing, business strategy, political mobilization and government affairs. As a former executive at Rothmans Benson & Hedges Inc. and Philip Morris International, Mr. Woo held several leadership roles which included serving as Head of Regulatory & External Affairs at the Global Headquarters in Lausanne, Switzerland (2016 through 2021) and as Regional Communications Director Latin America and Canada (from 2013 through 2016). Mr. Woo has extensive global experience and strong ties to the European markets and worked closely with over 30 markets in Europe, Middle East, Asia and Latin America on the rollout of Philip Morris' revolutionary IQOS product, with a particular focus on execution, supply chain, regulation and stakeholder engagement. Mr. Woo holds a BA in Economics from the University of Western Ontario. Mr. Woo's qualifications to serve on our Board include his extensive experience in the consumer-packaged goods industry, his regulatory knowledge and experience and his ties to the European markets.

Brendan Cahill, Director: Mr. Cahill joined our Board in May 2024. Brendan Cahill is a corporate executive and director with extensive capital markets experience.  He was President & CEO of Excellon Resources Inc. from 2012 to 2022, a silver, lead zinc producer in Mexico.  Prior to Excellon, Brendan was VP Corporate Development & Corporate Secretary of Pelangio Mines and Pelangio Exploration from 2008 to 2012, and an associate at Davies Ward Phillips & Vineberg LLP, Canada's preeminent mergers & acquisitions firm from 2005 to 2007. Brendan remains a board member of Excellon and is a board member of Group Eleven Resources, an Irish zinc explorer. He is also a cabinet member of the University Health Network's Transplant Cabinet and Psychedelic Cabinet and a member of the Law Society of Upper Canada.

Family Relationships

There are no family relationships between any of our officers, directors or director nominees.

Involvement in Certain Legal Proceedings

Corporate Cease Trade Orders

To the knowledge of the Company, no proposed director of the Company is, as at the date of the Proxy Statement, or has been, within 10 years before the date of this Proxy Statement, a director, chief executive officer or chief financial officer of any company (including the Company) that,

(a) was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

(b) was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Bankruptcy and Insolvency

To the knowledge of the Company, except as noted below, no proposed director of the Company:

(a) is, as at the date of this Proxy Statement, or has been within 10 years before the date of this Proxy Statement, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b) has, within the 10 years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

Mr. Brendan Cahill, a director of the Company, was the sole director of Excellon Resources Inc.'s indirect, wholly-owned Mexican subsidiary San Pedro Resources S.A. de C.V. that, on November 30, 2022, filed a petition for bankruptcy with the Mexican Bankruptcy Court which, on December 15, 2022, accepted such petition for adjudication and, on March 28, 2023, declared San Pedro bankrupt.

Penalties and Sanctions

To the knowledge of the Company, no proposed director of the Company has been subject to:

(a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

CORPORATE GOVERNANCE

Overall Role of the Board

Our Common Shares are listed on the Nasdaq Capital Market under the symbol "FLGC." Pursuant to our Bylaws and applicable Canadian law, our business and affairs are managed under the direction of our Board. Directors are kept informed of the Company's business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Board Leadership Structure

The Company is led by Mr. Starke, who has served as Chief Executive Officer since June 2023. Mr. Taylor has served as the Company's Chairman since June 2023.

Although the Board does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separated, we believe that our current Board leadership structure is suitable for us. The Chief Executive Officer is the individual selected by the Board to manage our Company on a day to day basis, and his direct involvement in our business operations makes him best positioned to lead productive Board strategic planning sessions and determine the time allocated to each agenda item in discussions of our Company's short- and long-term objectives. The Company has not developed a written position description for the Chairman of the Board, the Chief Executive Officer or the chair of any board committee. The Company has not adopted a specific maximum term limit for its Directors as it feels the shareholders of the Company should have the power to elect directors who they feel are appropriate regardless of how long such directors have served on the Board.

Risk Oversight. One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. Our Nominating and Corporate Governance Committee is responsible for periodically evaluating our company's corporate governance policies and systems.

Diversity and Inclusion. Although we do not have a formal diversity policy, the Nominating and Corporate Governance Committee, in accordance with its policies and procedures for director candidates, seeks to identify candidates who will enhance the Board's overall diversity. Currently, Mr. Woo qualifies as a diverse board member, representing 25% of the total number of directors of the Company.

Board Diversity Matrix (as of June 27, 2024)
Total Number of Directors	4
	Female	Male	Non- Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	Nil	4	Nil	Nil
Part II: Demographic Background
African American or Black	Nil	Nil	Nil	Nil
Alaskan Native or Native American	Nil	Nil	Nil	Nil
Asian	Nil	1	Nil	Nil
Hispanic or Latin	Nil	Nil	Nil	Nil
Native Hawaiian or Pacific Islander	Nil	Nil	Nil	Nil
White	Nil	3	Nil	Nil
Two or More Races of Ethnicities	Nil	Nil	Nil	Nil
LGBTQ+	Nil
Did Not Disclose Demographic Background	Nil

Policies Regarding the Representation of Women. The Nominating and Corporate Governance Committee currently does not consider the level of representation of women on the Board or in executive officer positions in identifying and nominating candidates for election or re-election to the Board or as executive officers of the Company. However, informally, in identifying and selecting director or executive officer nominees, the Company values diversity, including, without limitation, diversity of experience, perspective, education, race, gender and national origin, as one among the many factors taken into consideration during the search process. The Company also considers, among other things, the qualifications, personal qualities, business background and relevant experience of individual candidates as well as the overall composition of the Board or executive officers with a view to identifying and selecting the most ideal and complementary candidates. The Nominating and Corporate Governance Committee and the Board intend to consider on an ongoing basis whether the Company should adopt specific policies and practices regarding the representation of women on the Board and in executive officer positions, including the setting of targets for such representation.

Currently the Company does not have women directors of executive officers.

Director Independence. Our Board undertook a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that the Board meets independence standards under the applicable rules and regulations of the SEC, the listing standards of Nasdaq and National Instrument 52-110 - Audit Committees ("NI 52-110"). The Board has affirmatively determined that the following Directors and Director Nominees are "independent" as defined in the listing standards of Nasdaq and under National Instrument 58-101 - Disclosure of Corporate Governance Practices ("NI 58-101"): Kevin Taylor, Edward Woo, and Brendan Cahill. The Board has also determined that Clifford Starke is not "independent" as defined in the listing standards of Nasdaq and under NI 52-110. In making these determinations, our Board considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our Common Shares by each director, and the transactions involving them described in the section titled "Certain Relationships and Related Party Transactions." While our Board has appointed Mr. Taylor as lead Director and Chairman of the Board, the breadth and depth of experience of the independent Directors as a whole provides the Board with important leadership qualities. All Directors, including independent Directors, are invited to openly provide their thoughts and opinions. The Board does not take any specific steps to provide leadership for its independent Directors.

Code of Ethics. Our Board has adopted a Code of Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Code of Conduct and Ethics is available on our website. We intend to disclose future amendments to certain provisions of our Code of Conduct and Ethics, or waivers of certain provisions as they relate to our directors and executive officers, at the same location on our website or in our public filings. The information on our website is not intended to form a part of or be incorporated by reference into this Proxy Statement. The Board monitors  compliance  with  the  Code of Conduct and Ethics by requiring all action prohibited by the Code of Conduct and Ethics to be reported to  the  Audit  Committee,  if  involving  a  director  or  officer, and to the Chief Compliance Officer, if involving anyone else.

Orientation and Continuing Education. The Nominating and Corporate Governance Committee is responsible for the onboarding of new directors and the continuing education of existing directors. Pursuant to its charter, the Nominating and Corporate Governance Committee develops and annually reviews orientation and education programs for new directors and provides ongoing education for all directors. Upon joining the Board, each director is provided with an orientation package regarding the role of the Board, its committees and its directors, and the nature and operation of the Company's current and past business. They are also provided with a copy of the Code of Conduct and Ethics, the Audit Committee Charter and the Nominating and Corporate Governance Charter The Board encourages directors to participate in continuing education opportunities in order to ensure that the directors maintain or enhance their skills and abilities as directors, and maintain a current and thorough understanding of the Company's business.

Board Meetings. The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. Independent directors meet at regularly scheduled executive sessions without management present. All of our directors are encouraged to attend our Annual Meeting.

The following table sets forth the number of Board and committee meetings held and attendance by Directors for the fiscal year 2023. As provided below, each director attended at least 75 percent of the aggregate of the total number of Board meetings and the total number of meetings held by all committees of the Board on which he or she served during 2023.

Attendance of Directors
(in person or by telephone)

Director	Board Meetings Attended	Audit Committee Meetings Attended	Compensation Committee Meetings Attended	Nominating and Corporate Governance Committee Meetings Attended

Kevin Taylor(1)	3 of 3	2 of 2	N/A	N/A

Clifford Starke	9 of 9	N/A	N/A	N/A

Edward Woo	9 of 9	1 of 1	N/A	3 of 3

Thomas Solomon(2)	3 of 3	2 of 2	N/A	N/A

Luis Merchan(3)	1 of 1	N/A	N/A	N/A

John Timothy Leslie(4)	6 of 6	1 of 1	N/A	3 of 3

Dr. Beverley Richardson(5)	6 of 6	N/A	2 of 2	N/A

Juan Carlos Gomez Roa(6)	8 of 8	2 of 2	N/A	N/A

Dr. Annabelle Manalo-Morgan(7)	6 of 6	N/A	N/A	N/A

Marc Mastronardi(8)	6 of 6	N/A	2 of 2	3 of 3

Brandon Konigsberg (9)	6 of 6	1 of 1	2 of 2	N/A

Hussein Rakine(10)	3 of 3	N/A	N/A	N/A

(1) Mr. Taylor was appointed as a Director, effective June 6, 2023.

(2) Mr. Solomon was appointed as a Director, effective June 6, 2023.

(3) Mr. Merchan resigned as a Director, effective April 12, 2023.

(4) Mr. Leslie resigned as a Director, effective June 25, 2023.

(5) Ms. Richardson resigned as a Director, effective August 9, 2023.

(6) Mr. Roa resigned as a Director, effective October 12, 2023.

(7) Ms. Manalo-Morgan did not stand for re-election at the Company's 2023 Annual General Meeting.

(8) Mr. Mastronardi did not stand for re-election at the Company's 2023 Annual General Meeting.

(9) Mr. Konigsberg did not stand for re-election at the Company's 2023 Annual General Meeting.

(10) Mr. Rakine resigned as a Director, effective September 26, 2023.

Board Committees.

Our Board has three standing committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. Each of the committees reports to the Board as it deems appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

The table below provides current committee membership information:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Kevin Taylor	Chair	X	Chair
Edward Woo	X	Chair	X
Brendan Cahill	X	X	X

Committee Meetings. During 2023, our Audit Committee held three meetings; our Compensation Committee held two meetings; and our Nominating and Corporate Governance Committee held three meeting.

Audit Committee.  We have a standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is responsible for, among other things:

  appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
  discussing with our independent registered public accounting firm their independence from management;
  reviewing, with our independent registered public accounting firm, the scope and results of their audit;
  approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
  overseeing the financial reporting process and discussing with management and our independent registered public accounting firm any financial statements that we file with the SEC;

  overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
  reviewing our policies on risk assessment and risk management;
  reviewing related person transactions; and
  establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The Audit Committee is composed of Messrs. Kevin Taylor, Edward Woo and Mr. Cahill with Mr. Taylor serving as chair. Assuming all the directors included in Proposal 1 are elected, the Audit Committee is expected to be composed of Messrs. Kevin Taylor, Edward Woo and Mr. Cahill with Mr. Taylor serving as chair. Mr. Taylor, Mr. Woo and Mr. Cahill each qualify as an "audit committee financial expert" as such term has been defined in Item 407(d)(5) of Regulation S-K. All Audit Committee members, as well new expected members, are "financially literate" as defined in NI 52-110. Our Board has affirmatively determined that Messrs. Taylor, Woo and Mr. Cahill each meet the definition of "independent director" for purposes of serving on the Audit Committee under the Nasdaq rules, the independence standards under Rule 10A-3 of the Exchange Act and under NI 52-110. Both our independent registered public accounting firm and management personnel periodically meet privately with our Audit Committee.

Our Board has adopted a written charter for the Audit Committee.

The Report of the Audit Committee, which is set forth in this Proxy Statement, further describes the Audit Committee's responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2023.

Compensation Committee. Our Compensation Committee is responsible for, among other things:

  reviewing and approving the corporate goals and objectives, evaluating the performance and reviewing and approving the compensation of our executive officers;
  reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans, policies and programs;
  reviewing and approving all employment agreement and severance arrangements for our executive officers;
  making recommendations to our Board regarding the compensation of our directors; and
  retaining and overseeing any compensation consultants.

The Compensation Committee is composed of Kevin Taylor, Edward Woo and Mr. Cahill, with Mr. Woo serving as chair. Assuming all the directors included in Proposal 1 are elected, the Compensation Committee is expected to be composed Kevin Taylor, Edward Woo and Mr. Cahill, with Mr. Woo serving as chair.  Our Board has affirmatively determined that Messrs. Taylor, Woo and Mr. Cahill each meet the definition of "independent director" for purposes of serving on the Compensation Committee under the Nasdaq rules, the independence standards under Rule 10A-3 of the Exchange Act and under NI 58-101. Each member of our Compensation Committee is a non-employee director (within the meaning of Rule 16b-3 under the Exchange Act).

The Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the Compensation Committee deems it appropriate to do so in order to carry out its responsibilities. In carrying out its responsibilities, the Compensation Committee shall be entitled to rely upon the advice and information that it receives in its discussions and communications with management and such experts, advisors and professionals with whom the Compensation Committee may consult.

The Board is of the view that the members of the Compensation Committee collectively have the knowledge, skills, experience and background to make decisions on the suitability of the Company's compensation policies and practices. A description of such skills and experience for the committee members is set out in this Proxy Statement under the heading "Directors, Director Nominees & Executive Officers."

Our Board has adopted a written charter for the Compensation Committee. The Compensation did not receive any recommendations from any compensation consultants during the 2023 fiscal year.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for, among other things:

  identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;
  overseeing succession planning for our executive officers;
  periodically reviewing our Board' leadership structure and recommending any proposed changes to our Board;
  overseeing an annual evaluation of the effectiveness of our Board and its committees, including distributing annual written self and Board-assessments; and
  developing and recommending to our Board a set of corporate governance guidelines.

The Nominating and Corporate Governance Committee is composed of Mr. Taylor, Mr. Woo and Mr. Cahill, with Mr. Kevin serving as chair. Assuming all the directors included in Proposal 1 are elected, the Nominating and Corporate Governance Committee is expected to be composed Mr. Taylor, Mr. Woo and Mr. Cahill, with Mr. Taylor serving as chair.  Our Board has affirmatively determined that Messrs. Woo, Taylor and Mr. Cahill each meet the definition of "independent director" for purposes of serving on the Nominating and Corporate Governance Committee under the Nasdaq rules, the independence standards under Rule 10A-3 of the Exchange Act and under NI 58-101.

Our Board has adopted a written charter for the Nominating and Corporate Governance Committee.

Director Nominations. The Nominating and Corporate Governance Committee may solicit recommendations for the Board from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms, or any other source it deems appropriate, including shareholders. The Committee will evaluate all such proposed director candidates in the same manner, with no regard to the source of the initial recommendation of such proposed director candidate. In identifying and evaluating proposed director candidates, the Nominating and Corporate Governance Committee considers, in addition to the minimum qualifications and other criteria for Board membership, all facts and circumstances that it deems appropriate or advisable, including, among other things:

1. The skills of the proposed director candidate.

2. His or her depth and breadth of business experience.

3. Whether the nominee would help achieve a mix that represents a diversity of background and experience, inclusive of gender, race, ethnicity, age, gender identity, gender expression, persons with disabilities and sexual orientation or other background characteristics.

4. His or her independence.

5. The needs of the Board.

The Nominating and Corporate Governance Committee will consider candidates recommended by the Company's shareholders who are eligible to serve as directors in accordance with the Company's Bylaws and the OBCA.

Although we have not adopted a formal policy regarding the consideration of Board candidates recommended by our shareholders, the Board believes that the procedures set forth in our Bylaws are currently sufficient and that the establishment of a formal policy is not necessary. Without limiting the requirements contained in our Bylaws, the recommendation must set forth (i) as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and number of Common Shares that are owned beneficially or of record by the person,  (D) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) and (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the shareholder giving the notice (A) the name and record address of such shareholder as they appear on the Company's books, (B) the class and number of Common Shares that are owned beneficially and of record by such shareholder and the beneficial owner, if any, on whose behalf the nomination is made and (C) any material interest of the shareholder in such nomination. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

While we do not have a formal diversity policy with respect to Board composition, the Board believes it is important for the Board to have diversity of knowledge base, professional experience and skills, and the Corporate Governance and Nominating Committee takes these qualities into account when considering director nominees for recommendation to the Board.  We believe diversity of perspectives and experience enhances our effectiveness. Given our commitment to diversity and related considerations in our appointment, hiring, and promotion practices, we have not adopted a formal diversity policy or specific diversity targets for determining Board membership or executive appointments. However, the Board remains committed to monitoring best practices and corporate governance developments in this area.

Director Election - Majority Vote. The election of each director requires the affirmative vote of the simple majority of votes cast at the Annual Meeting. Shareholders will vote for the election of each individual director separately. "Abstain" votes and broker-non votes will have no effect on the election of the director nominees.

Communications with the Company and the Board. All interested parties, including shareholders, may communicate with the Company or our Board by letter addressed to Flora Growth Corp. Attention: Chief Financial Officer, 3230 W. Commercial Boulevard, Suite 180, Fort Lauderdale, Florida 33309.

Certain Relationships and Related Party Transactions

Except as set forth below, since January 1, 2022, there has not been nor are there currently proposed any transactions or series of similar transactions to which we were or are to be a party in which the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of our total assets at year-end for the last two completed fiscal years and in which any director, executive officer, holder of more than 5% of the Common Shares or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Transactions with Related Parties

In connection with the Arrangement, on October 21, 2022, the Company entered into a voting support agreement (the "Voting Support Agreement") with Clifford Starke pursuant to which the Company agreed to increase the size of the Board and appoint two nominees specified in writing by Mr. Starke who are qualified pursuant to the OBCA and who consented in writing to act as directors of the Company (the "Starke Nominees"), subject to the terms and conditions of the Voting Support Agreement. Upon appointment, the Company agreed that the Starke Nominees would comprise not less than 2/9ths of the total size of the Board, and the Company agreed to nominate the Starke Nominees for election as directors of the Flora Board at the Annual Meeting (and that such Starke Nominees were to comprise not less than 2/7 ths of the total number of directors nominated by management of the Company for election to the Board at the Annual Meeting) and the Company is to use commercially reasonable efforts (subject to fiduciary obligations) to ensure that the Starke Nominees are elected as directors.  On December 23, 2022, Mr. Starke was appointed as President and a director of the Company, along with Edward Woo as the second Starke Nominee. Both Mr. Starke and Mr. Woo are standing for re-election at the Annual Meeting.

On March 14, 2019, the Company entered into an agreement with 2227929 Ontario Corp., an entity controlled by Mr. Bharti, pursuant to which the Company utilized office space and shared services in exchange for consideration of CAD$15,000 per month. The term of this agreement expired by its terms on March 14, 2022.

Indemnification Agreements and Directors' and Officers' Liability Insurance

We have entered into indemnification agreements with each of our executive officers and directors. We also maintain an insurance policy that covers liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Related Party Transaction Policy

Our Audit Committee is responsible for the review, approval, or ratification of any potential conflict of interest transaction involving any of our directors or executive officers, director nominees, any person known by us to be the beneficial owner of more than 5% of our outstanding capital stock, or any family member of or related party to such persons, including any transaction required to be reported under Item 404(a) of Regulation S-K promulgated by the SEC.

In reviewing any such proposed transaction, our Audit Committee is tasked with considering all relevant facts and circumstances, including the commercial reasonableness of the terms, the benefit or perceived benefit, or lack thereof, to us, opportunity costs of alternate transactions, the materiality and character of the related person's direct or indirect interest and the actual or apparent conflict of interest of the related person.

Under our policy, employees are required to report any material transaction or relationship that could result in a conflict of interest to our compliance officer.

Interest of Certain Persons in Matters to be Acted Upon

Other than as set forth in this Proxy Statement, the management of the Company is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any person who has been a director or executive officer at any time since the beginning of the fiscal year ended December 31, 2023, or any proposed nominee for election as a director, or any associate or affiliate of any of the foregoing persons, in any matter to be acted upon at the Meeting other than the election of directors or the re-appointment of auditors. All of the directors and officers are entitled to receive Stock Options pursuant to the Company's Stock Option Plan and Awards pursuant to the 2022 Plan. See "Executive Compensation" for further details. Assuming the Stock Appreciation Rights Proposal in Proposal 4 is passed, the Company's Chief Executive Officer and Chief Financial Officer would be entitled to receive Stock Appreciation Rights. See "Proposal No. 4 - Approval of Stock Appreciation Rights Proposal" for further details.

SHARE OWNERSHIP

The following table sets forth information known to us regarding beneficial ownership of Common Shares as of June 27, 2024 by:

• each person known by us to be the beneficial owner of more than 5% of outstanding Common Shares;

• each of our executive officers, directors and director nominees;

• all of our executive officers, directors and director nominees as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of June 27, 2024. In computing the number of Common Shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all Common Shares subject to options, warrants and restricted stock units held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of June 27, 2024. These Common Shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The beneficial ownership of our common stock is based on 13,366,535 Common Shares outstanding as of June 27, 2024.

Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all Common Shares beneficially owned by him.

Unless otherwise noted, the business address of each of these shareholders is c/o Flora Growth Corp. 3230 W. Commercial Boulevard, Suite 180, Fort Lauderdale, Florida 33309.

Beneficial Owner	Number of Common Shares Beneficially Owned(1)	Percentage of Common Shares Beneficially Owned(1)
Executive Officers
Clifford Starke(2)(8)	1,340,056	10.03%
Dany Vaiman(3)(8)	170,850	1.28%
Non-Employee Directors and Director Nominees
Edward Woo(4)(8)	86,719	0.65%
Kevin Taylor(5)	138,736	1.04%
Brendan Cahill	-	-
5% or greater shareholders Global X Management Company LLC(6)	988,368	7.39%
Ronald D. Schmeichel(7)	1,254,277	9.38%
All directors and executive officers as a group of 5 persons	1,736,361	12.99%

* Less than 1%

(1) Percentages are based on 13,366,535 Common Shares issued and outstanding as of June 27, 2024. Information as to the number of Common Shares beneficially owned, or over which control or direction is exercised, directly or indirectly, not being within the direct knowledge of the Company, has been furnished by the respective directors individually or obtained from the System for Electronic Disclosure by Insiders and may include Common Shares owned or controlled by spouses and/or children of such individuals and/or companies controlled by such individuals or their spouses and/or children.

(2) Includes (i) 473,995 shares held directly by Mr. Starke, (ii) 33,579 shares held by BTF Investments, Inc., a company owned and controlled by Mr. Starke, (iii) 300,347 shares held by Hampstead Private Capital Limited, a company owned and controlled by Mr. Starke, (iv) 5,820 shares held by YT Research, Inc., a company owned and controlled by Mr. Starke. Mr. Starke filed a 13D A-2 with the SEC on November 15, 2023.

(3) Includes 170,850 shares held directly by Mr. Vaiman.

(4) Includes (i) 84,698 shares held directly by Mr. Woo, (ii) 2,021 shares held by 1317433 B.C. Limited, a company in which Mr. Woo is the sole director and equity owner.

(5) Includes (i) 124,186 shares held directly by Mr. Taylor, (ii) 14,550 shares held by Taylor Capital LLC, a company in which Mr. Taylor is the sole director and equity owner.

(6) Global X Management Company LLC ("GXMC") is a registered investment advisor that furnishes investment advice to the Global X Cannabis ETF (the "Fund"), a separate series of Global X Funds, an investment company registered under Section 8 of the Investment Company Act of 1940. As a result of its role as investment advisor to the Fund, GXMC may be deemed to be the beneficial owner of the shares. However, GXMC does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Fund and disclaims any ownership associated with such rights. GXMC filed a 13G with the SEC on February 14, 2024. The address of GXMC is 605 3rd Avenue, 43rd Floor, New York, NY 10158.

(7) Ronald D. Schmeichel has voting and investment power with respect to 940,145 common shares registered in the name of RDS Private Capital II, LP as well as 314,132 common shares that Ronald D. Schmeichel owns directly. The principal address of RDS Private Capital II, LP and Mr. Schmeichel is 135 Yorkville Avenue, Suite 900, Toronto, ON M5R 0C7.

(8) Messrs. Starke, Vaiman and Woo have reported as a group pursuant to Amendment No. 1 on Form 13D filed by Mr. Starke with the SEC on April 21, 2023. The number of shares disclosed in the above table only reflect the shares held or controlled directly by each director of officer and each such personal specifically disclaims beneficial ownership of the securities and he does not directly own or control.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the rules thereunder require our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports with the SEC relating to their share ownership and changes in such ownership.

To the Company's knowledge, all transactions required to be reported pursuant to Section 16(a) for the year ended December 31, 2023 were timely reported by the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2023 with respect to our Common Shares that may be issued under the Company Stock Option Plan and 2022 Incentive Compensation Plan.

Plan Category	Number of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price Of Outstanding Options, Warrants And Rights	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first column)
Equity Compensation Plans Approved by Shareholders(1)
Stock Option Plan	41,785	$28.23	0
2022 Incentive Compensation Plan	398,098(2)	$9.13(3)	124,186
Equity Compensation Plans Not Approved by Shareholders	N/A	N/A	N/A
Total	439,883	N/A	124,186

(1) Includes the Company's Stock Option Plan and its 2022 Incentive Compensation Plan, which authorizes the granting of awards in any of the following forms: options, stock appreciation rights, restricted stock, restricted stock units, other equity-based awards and cash incentive awards.

(2) Represents 7,500 Common Shares underlying options and 390,598 issued restricted Common Shares as of December 31, 2023.

(3) The weighted exercise price represents the weighted exercise price of the 7,500 options outstanding under the 2022 Plan as of December 31, 2023.

EXECUTIVE COMPENSATION

Overview

This section discusses the material components of our executive compensation program for our named executive officers ("Named Executive Officers") during our fiscal years ended December 31, 2023 and December 31, 2022. As a "smaller reporting company," we are required to provide executive compensation information for the following individuals: (i) all individuals who served as the Company's principal executive officer ("PEO"), during the last completed fiscal year, regardless of compensation; (ii) the two most highly compensated executive officers (other than the PEO) who were serving as executive officers of the Company at the end of the last completed fiscal year and whose total compensation was greater than $100,000; and (iii) up to two additional persons who served as executive officers (other than as the PEO) during the last completed fiscal year but were not serving in that capacity at the end of the fiscal year if their total compensation is higher than any of the other two Named Executive Officers in the preceding group.

In 2023, our Named Executive Officers and their positions were as follows:

•    Clifford Starke, our Chief Executive Officer;

•    Dany Vaiman, our Chief Financial Officer;

•    Luis Merchan, our former Chief Executive Officer;

•    Hussein Rakine, our former Chief Executive Officer;

•    Matthew Cohen, our former General Counsel;

Summary Compensation Table

The following table sets out the compensation for the Named Executive Officers for the years ended December 31, 2023 and 2022:

Name and Principal Position	Fiscal Year	Salary (US$)(1)	Bonus (US$)(2)	Common Shares Awards (US$)(3)	Option Awards (US$)(4)	Nonequity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$) ($)	All Other Compensation (US$)(5)	Total Compensation (US$)
Clifford Starke, Chief Executive Officer	2023	371,233	-	249,167	-	-	-	8,116	628,516

	2022	7,014	-	24,300	-	-	-	-	31,314
Dany Vaiman, Chief Financial Officer	2023	243,301	-	113,258	-	-	-	23,452	380,011

	2022	4,603	-	-	-	-	-	162,990	167,593
Luis Merchan, former Chief Executive Officer	2023	433,615	-	495,000	-	-	-	48,120	976,735

	2022	378,310	-	540,000	101,145	-	-	48,120	1,067,575
Hussein Rakine, former Chief Executive Officer	2023	84,615	-	296,400	-	-	-	-	381,015

	2022	216,264	-	300,000	56,191	-	-	-	572,455
Matthew Cohen, former General Counsel	2023	145,824	60,000	-	-	-	-	31,250	237,074

	2022	245,833	60,000	270,000	109,388	-	-	31,250	716,471

(1) Salary amounts represent actual amount of base salary earned by each Named Executive Officer in the applicable year.

(2) Bonus amounts for 2022 and 2023 represent the actual amount of cash bonuses earned during 2022 and 2023, respectively, under the Company's annual bonus program. All such bonuses have been paid. Refer to "Annual Bonus/Non-Equity Incentive Plan Compensation" below.

(3) Value based on trading price of the Common Shares on the date of the respective grants. These grants include grants of restricted Common Shares. See "Narrative to the Summary Compensation Table-Equity-Based Compensation-Equity Awards to Named Executive Officers during 2022 and 2023." for information regarding these grants. Mr. Rakine forfeited the share awards granted to him in 2023 upon his resignation.

(4) Represents the aggregate grant date fair value of options granted to each Named Executive Officer, calculated in accordance with the Black Scholes method.

(5) For Messrs. Merchan and Cohen, respectively, in the form of a monthly stipend pursuant to the terms of their respective employment agreements, which included reimbursement payments in connection with health insurance premiums paid during fiscal years 2022 and 2023. Mr. Vaiman's amount includes vacation accrued but not taken for a total of $21,618 as well as health and dental benefits totaling $1,834. Mr. Vaiman's 2022 other compensation includes a change of control payment earned in 2022 due to the Company's acquisition of Franchise Global Health Inc. - of which Mr. Vaiman was the Chief Executive Officer at the time of the closing of the acquisition.

Narrative to the Summary Compensation Table

Base Salaries

We use base salaries to recognize the experience, skills, knowledge, and responsibilities required of all our employees, including our Named Executive Officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience.

Annual Bonus/Non-Equity Incentive Plan Compensation

For 2023, our Named Executive Officers were eligible to earn a cash bonus under the Company's annual bonus program based upon achievement of both corporate and individual goals determined by the Board based on a target percentage of annual base salary.  For 2022, the bonus targets as a percentage of base salaries were 100% for Mr. Merchan, and 50% for Mr. Cohen. For 2023, Mathew Cohen received a cash bonus of $60,000

Equity-Based Compensation

Certain of the Company's Named Executive Officers received grants of restricted Common Shares and options under the Company's option plan and 2022 Plan during 2022 and 2023.

Company Stock Option Plan

The Company has a stock option plan whereby it may grant options for the purchase of Common Shares to any director, consultant, employee or officer of the Company or its subsidiaries. The aggregate number of shares that may be issuable pursuant to options granted under the Company's stock option plan will not exceed 10% of the issued and outstanding Common Shares of the Company. The options are non-transferable and non-assignable and may be granted for a term not exceeding five-years. The exercise price of the options is determined by the Board at the time of grant, but in the event that the Common Shares are traded on any stock exchange, may not be less than the closing price of such shares on such exchange on the trading date immediately precedent the date of grant, subject to all applicable regulatory requirements. The Company no longer makes any new grants under the stock option plan.

2022 Plan

The 2022 Plan was adopted by the Company following shareholder approval at the Company's 2022 annual meeting (the "Shareholder Approval Date") and amended at the Company's 2023 annual meeting.

The purpose of the 2022 Plan is to assist the Company and its subsidiaries and other designated affiliates, which we refer to herein as "Related Entities", in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors consultants and other persons who provide services to the Company or its Related Entities, by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

Shares Available for Awards

Under the 2022 Plan, the total number of Common Shares reserved and available for delivery under the 2022 Plan ("Awards") at any time during the term of the Plan shall be equal to 950,000 Common Shares. Awards issued in substitution for awards previously granted by a company acquired by the Company or a Related Entity, or with which the Company or any Related Entity combines, do not reduce the limit on grants of Awards under the 2022 Plan. The maximum aggregate number of Common Shares that may be delivered under the 2022 Plan as a result of the exercise of stock options shall be 850,000 Common Shares.

If Proposal No. 3 included in this Proxy Statement is approved, the total number of Common Shares reserved and available for delivery under the 2022 Plan will be increased to 2 million Common Shares.

Subject to adjustment as provided in the 2022 Plan, in any fiscal year of the Company during any part of which the 2022 Plan is in effect, no participant who is a member of the Board but is not also an employee or consultant to the Company or Related Entity may be granted any Awards that have a "fair value" as of the date of grant, as determined in accordance with FASB ASC Topic 718 (or any other applicable accounting guidance) that exceeds $250,000 in the aggregate.

The committee designated and empowered by the Board to administer the 2022 Plan ("Committee") is authorized to adjust the limitations described in the preceding paragraph and is authorized to adjust outstanding Awards (including adjustments to exercise prices of stock options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, Common Share or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Common Shares so that an adjustment is appropriate. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility

The persons eligible to receive Awards under the 2022 Plan are the officers, directors, employees, consultants and other persons who provide services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary company of the Company (as those terms are defined in Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended  (the "Code"), respectively), are eligible for purposes of receiving any incentive stock options ("ISOs"). An employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the 2022 Plan.

Administration

The 2022 Plan is to be administered by the Committee; provided, however, that except as otherwise expressly provided in the 2022 Plan, the Board may exercise any power or authority granted to the Committee under the 2022 Plan. Subject to the terms of the 2022 Plan, the Committee is authorized to select eligible persons to receive Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each person who has been granted an Award under the 2022 Plan which remains outstanding (a "Participant")), and the rules and regulations for the administration of the 2022 Plan, construe and interpret the 2022 Plan and Award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2022 Plan.

Stock Options and Stock Appreciation Rights

The Committee is authorized to grant stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a Common Share on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Committee but may not be less than 100% of the fair market value of a Common Share on the date the award is granted. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of the Company or any parent company (sometimes referred to as a "10% owner") will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a Common Share on the date such ISO is granted.

For purposes of the 2022 Plan, the term "fair market value" means the fair market value of Common Shares, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the fair market value of a Common Share as of any given date shall be the closing price of a Common Share on the business day that immediately precedes the date as of which the value is being determined as quoted on the Nasdaq Stock Market or such other national or regional securities exchange or market system constituting the primary market on which a Common Share is traded, as reported in The Wall Street Journal or such other source as the Company deems reliable or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment, generally are fixed by the Committee, except that no option or stock appreciation right may have a term exceeding ten years, and no ISO granted to a 10% shareholder (as described above) may have a term exceeding five years (to the extent required by the Code at the time of grant). Methods of exercise and settlement and other terms of options and stock appreciation rights are determined by the Committee. The Committee thus may permit the exercise price of options awarded under the 2022 Plan to be paid in cash, shares, other Awards or other property (including loans to participants).

Restricted Stock and Restricted Stock Units

The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of Common Shares which may not be sold or disposed of, and which is subject to such risks of forfeiture and other restrictions as the Committee may impose. A participant granted restricted stock generally has all of the rights of a shareholder of the Company, unless otherwise determined by the Committee. An Award of restricted stock units confers upon a participant the right to receive Common Shares at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Committee may impose. Prior to settlement, an Award of restricted stock units carries no voting or dividend rights, or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, Common Shares, other Awards or other property equal in value to dividends paid on a specific number of Common Shares or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional Common Shares, Awards or otherwise as specified by the Committee.

Bonus Stock and Awards in Lieu of Cash Obligations

The Committee is authorized to grant Common Shares as a bonus free of restrictions, or to grant Common Shares or other Awards in lieu of Company obligations to pay cash under the 2022 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other Stock-Based Awards

The Committee or the Board is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to Common Shares. The Committee determines the terms and conditions of such Awards.

Performance Awards

The Committee is authorized to grant performance awards to participants on terms and conditions established by the Committee. The performance criteria to be achieved during any performance period and the length of the performance period is determined by the Committee upon the grant of the performance award. Performance awards may be valued by reference to a designated number of Common Shares or by reference to a designated amount of property including cash. Performance awards may be settled by delivery of cash, Common Shares or other property, or any combination thereof, as determined by the Committee.

Other Terms of Awards

Awards may be settled in the form of cash, Common Shares, other Awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, Common Shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 2022 Plan. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any Common Shares or other property to be distributed will be withheld (or previously acquired Common Shares or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2022 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers subject to any terms and conditions the Committee may impose thereon.

Awards under the 2022 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the 2022 Plan, awards under other Company plans, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.

Acceleration of Vesting; Change in Control

The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and if so provided in the Award agreement or otherwise determined by the Committee, vesting shall occur automatically in the case of a "change in control" of the Company, as defined in the 2022 Plan (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control). In addition, the Committee may provide in an Award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any "change in control."

Amendment and Termination

The Board may amend, alter, suspend, discontinue or terminate the 2022 Plan or the Committee's authority to grant Awards without further shareholder approval, except that shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which Common Shares are then listed or quoted. Thus, shareholder approval may not necessarily be required for every amendment to the 2022 Plan which might increase the cost of the 2022 Plan or alter the eligibility of persons to receive Awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Board, the 2022 Plan will terminate at the earliest of (a) such time as no Common Shares remain available for issuance under the 2022 Plan, (b) termination of the 2022 Plan by the Board, or (c) the tenth anniversary of the Shareholder Approval Date. Awards outstanding upon expiration of the 2022 Plan shall remain in effect until they have been exercised or terminated or have expired.

Equity Awards to Named Executive Officers during 2022 and 2023

Clifford Starke

On December 23, 2022, Mr. Starke received 5,000 Restricted Common Shares, which vested in full on December 23, 2023. On November 10, 2023, Mr. Starke received 327,851 Restricted Common Shares, which vested in full on the same date.

Dany Vaiman

During 2022, Mr. Vaiman did not receive any equity awards. On November 10, 2023, Mr. Vaiman received 149,024 Restricted Common Shares, which vested in full on January 1, 2024.

Hussein Rakine

During 2022, Mr. Rakine received the following equity awards:

  On October 5, 2022, 10,204 options to purchase Common Shares at an exercise price of $13.4. These options were subject to a vesting schedule that was based on the performance of the Company's Common Share price relative to a designated Cannabis ETF.
  On September 12, 2022, 4,000 restricted Common Shares which were set to vest on July 5, 2023.
  On October 5, 2022, 7,462 restricted Common Shares which were set to vest on July 5, 2024.
  On December 5, 2022, 10,638 restricted Common Shares which were set to vest on July 5, 2025.

On April 16, 2023, Mr. Rakine received 60,000 restricted Common Shares which were set to vest on June 7, 2023.

As a result of his resignation in June 2023, Mr. Rakine forfeited all of these unvested restricted Common Shares as well as the unvested October 5, 2022 options.

Luis Merchan

During 2023 and as part of the Merchan Separation Agreement (as defined below), Mr. Merchan received 80,000 Common Shares of the Company. Further, Mr. Merchan acted in a consulting capacity for which he received 30,000 Common Shares.

During 2022, Mr. Merchan was granted the following restricted Common Share grants:

  On August 23, 2022, Mr. Merchan was granted 5,102 restricted Common Shares which were set to vest on July 5, 2023.
  On October 5, 2022, Mr. Merchan was granted 16,417 restricted Common Shares which were set to vest on July 5, 2024.
  On December 5, 2022, Mr. Merchan was granted 23,404 restricted Common Shares which were set to vest on July 5, 2025.

On October 5, 2022, Mr. Merchan also was granted 18,367 options to purchase Common Shares at an exercise price of $13.40. These options were subject to a vesting schedule that was based on the performance of the Company's Common Share price relative to a designated Cannabis ETF.

As a result of his resignation in April 2023, Mr. Merchan forfeited all of these unvested restricted Common Shares as well the unvested October 5, 2022 options.

Matthew Cohen

During 2022, Mr. Cohen was granted the following restricted Common Share grants:

  On August 23, 2022, Mr. Cohen was granted 5,102 restricted Common Shares which were scheduled to vest on July 5, 2023.
  On October 5, 2022, Mr. Cohen was granted 6,343 restricted Common Shares which were scheduled to vest July 5, 2024.
  On December 5, 2022, Mr. Cohen was granted 9,000 restricted Common Shares which were scheduled to vest on July 5, 2025.

On May 14, 2023, the Company fully accelerated the vesting of Mr. Cohen's aforementioned Restricted Shares to May 18, 2023. In connection with such vesting, Mr. Cohen agreed to forfeit 90,146 Restricted Shares to the Company in satisfaction of all applicable withholding taxes.

On October 5, 2022, Mr. Cohen was also granted 9,183 options to purchase Common Shares at an exercise price of $13.4. These options vest based on a vesting schedule that was based on the performance of the Company's Common Share price relative to a designated Cannabis ETF.

On January 26, 2022, Mr. Cohen was granted 2,500 options to purchase Common Shares at an exercise price of $29.60. These options vested on February 26, 2022.

Employee Benefits

For 2022 and 2023 certain Named Executive Officers were eligible to participate in such employee benefit plans and programs to the same extent as the Company's other full-time employees, subject to the terms and eligibility requirements of those plans.

Hedging and Pledging Company Securities

Our Insider Trading Policy prohibits our directors, officers, employees, family members of such persons and entities controlled by such persons from engaging in hedging, short sales, or trading in publicly traded put or call options with respect to our securities. Additionally, policy prohibits the same persons from purchasing our securities on margin, borrowing against any account in which our securities are held, or pledging our securities as collateral for a loan.

Clawback Policy

Effective as of October 2, 2023, we adopted a clawback policy that provides for the recoupment of excess incentive compensation paid to executive officers, including the Named Executive Officers, in accordance with Nasdaq listing standards and Exchange Act Rule 10D-1. The policy applies to compensation that is granted, earned, or vested based in whole or in part upon the attainment of a financial reporting measure and provides for the reimbursement or forfeiture by the executive officer of the excess portion of the compensation received by the executive officers during the three preceding fiscal years.

Compensation-Related Risk Assessment

Our Compensation Committee assesses and monitors whether any of our compensation policies and programs is reasonably likely to have a material adverse effect on our Company. The Compensation Committee and management do not believe that the Company presently maintains compensation policies or practices that are reasonably likely to have a material adverse effect on the Company's risk management or create incentives that could lead to excessive or inappropriate risk taking by employees. In reaching this conclusion, the Compensation Committee considered all components of our compensation program and assessed any associated risks. The Compensation Committee also considered the various strategies and measures employed by the Company that mitigate such risk, including: (i) the overall balance achieved through our use of a mix of cash and equity, annual and long-term incentives and time-and performance-based compensation; (ii) our use of multi-year vesting periods for equity grants; and (ii) the oversight exercised by the Compensation Committee over the performance metrics and results under the Stock Option Plan and the 2022 Plan.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table summarizes the number of outstanding restricted Common Shares and options in the Company held by our Named Executive Officers as of December 31, 2023.

Option Awards						Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#)	Market Value of Shares or Units of Shares That Have Not Vested ($) (1)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)(2)
Clifford Starke	-	-	-	-	-	-	-	- (3)	- (3)
Dany Vaiman	-	-	-	-	-	149,024	$201,182	- (3)	- (3)
Luis Merchan	-	-	-	-	-	-	-	-	-
Hussein Rakine	-	-	-	-	-	-	-	-	-
Mathew Cohen	-	-	-	-	-	-	-	-	-

(1) The market value of unvested stock awards is based on the closing market price of our Common Shares on December 29, 2023 of $1.35.

(2) See "Narrative to the Summary Compensation Table-Equity-Based Compensation-Equity Awards to Named Executive Officers during 2022 and 2023." for details regarding the vesting schedules of certain NEO options and restricted Common Share awards.

(3)  Messrs. Starke and Vaiman were granted Stock Appreciation Rights in connection with entering into a consulting agreement and executive employment agreement, respectively, on December 15, 2023. Such Stock Appreciation Rights grants are subject to forfeiture unless the Company's shareholders approve the grants at the Annual Meeting and therefore are not presented in this table. See "Employment and Consulting Agreements, Arrangements or Plans." In addition, if the Company's shareholders approve the Stock Appreciation Rights Proposal, Messrs. Starke and Vaiman will be granted additional Stock Appreciation Rights on the date of the Annual Meeting. Such Stock Appreciation Rights have not been granted and therefore are not presented in this table. See "Proposal No. 4 - Approval of Stock Appreciation Rights Proposal" for further details.

Director Compensation

As a Named Executive Officer of the Company, information regarding the compensation for Mr. Starke for his services as an executive officer in 2023 is set forth in the section titled "Summary Compensation Table" above. Mr. Starke did not receive additional compensation for his service as a director.

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our directors for services rendered to us during the last fiscal year.

Name	Fees Earned or Paid in Cash ($)	Shares Awards ($)(6)	Option Awards ($)(7)	Non- equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Luis Merchan(1)	-	-	-	-	-	-	-
Kevin Taylor	-	94,381	-	-	-	-	94,381
Thomas Solmon	-	27,182	-	-	-	-	27,182
Clifford Starke(2)	-	-	-	-	-	-	-
John Timothy Leslie	13,000	43,125	-	-	-	-	56,125
Dr. Beverley Richardson	13,750	51,750	-	-	-	-	65,500
Juan Carlos Gomez Roa	14,000	51,750	-	-	-	-	65,750
Dr. Annabelle Manalo-Morgan(3)	-	-	-	-	-	-	-
Marc Mastonardi	15,750	51,750	-	-	-	-	67,500
Edward Woo(4)	12,000	56,629	31,070	-	-	-	99,695
Hussein Rakine(5)	-	-	-	-	-	-	-
Brandon Konisberg	17,000	34,500	-	-	-	-	51,500

(1) Mr. Merchan was a Named Executive Officer of the Company for 2023. Mr. Merchan did not receive compensation for his service as director in 2023. As a Named Executive Officer of the Company, information regarding compensation for Mr. Merchan for his services as an executive officer in 2023 is set forth in the section titled "Summary Compensation Table" above.

(2) Mr. Starke is a Named Executive Officer of the Company for 2023. Mr. Starke did not receive compensation for his service as director in 2023. As a Named Executive Officer of the Company, information regarding compensation for Mr. Starke for his services as an executive officer in 2023 is set forth in the section title "Summary Compensation Table" above.

(3) During the fourth fiscal quarter of 2021, the Company entered into an agreement with Dr. Manalo-Morgan, a then member of our Board, to serve in the additional capacity as Medical Advisor to the Company.  In connection with this agreement, Dr. Manalo-Morgan is responsible for developing and identifying medical applications of cannabinoids for the Company for the treatment of various ailments and (ii) supporting the Company's public relations efforts and assisting the Company with its media engagements. For these services, the Company paid her $15,000 per month for so long as the agreement remains in place. This agreement was terminated in 2023. As a result, Dr. Manalo-Morgan does not receive any compensation in consideration for her service as a director.

(4) Excluded from fees paid in cash is compensation received by Mr. Woo as a change of control payment in relation to his service as President and Chief Operating Officer of Franchise Global Health Inc. - an entity acquired by the Company in December 2022.

(5) Mr. Rakine was a Named Executive Officer of the Company for 2023. Mr. Rakine did not receive compensation for his service as director in 2023. As a Named Executive Officer of the Company, information regarding compensation for Mr. Rakine for his services as an executive officer in 2023 is set forth in the section titled "Summary Compensation Table" above.

(6) Represents the aggregate grant date fair value of restricted stock granted to each Director, calculated in accordance with the closing share price of the Company on the grant date. Messrs. Leslie, Roa, Mastronardi, Konisberg and Ms. Richardson forfeited their share awards upon their resignation from the Company.

(7) Represents the aggregate grant date fair value of options granted to each Director, calculated in accordance with the Black Scholes method.

The table below sets forth the aggregate number of share options of each non-employee director outstanding as of December 31, 2023. The below does not include any grants of restricted Common Shares granted in 2024 in consideration for services rendered in fiscal year 2023.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table summarizes the number of outstanding restricted Common Shares and options in the Company held by our Directors as of December 31, 2023.

Option Awards						Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#)	Market Value of Shares or Units of Shares That Have Not Vested ($) (1)(2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Edward Woo	-	5,000	-	$7.00	3/17/2033	74,512	$100,591	-	-
Kevin Taylor	-	-	-	-	-	124,186	$167,651	-	-

(1) The market value of unvested stock awards is based on the closing market price of our Common Shares on December 29, 2023 of $1.35.

(2) See "Narrative to the Summary Compensation Table-Equity-Based Compensation - Outstanding Equity Awards at 2023 Fiscal Year-End" for details regarding the vesting schedules of certain Directors options and restricted Common Share awards.

Director Compensation Narrative

From the period from January 1, 2023 to March 31, 2023, each independent Board member received $10,000 per quarter for their services as board members. In addition, the chairperson of the Company's Audit Committee received $5,000 per quarter and the chairpersons of the Compensation and Nominating and Corporate Governance committees each received $3,750 per quarter. In addition, non-Chair committee members received $2,000 per quarter for each committee served upon. Subsequent to March 31, 2023, director compensation has been exclusively share-based.

Employment and Consulting Agreements, Arrangements or Plans

The following describes the respective employment or consulting agreements entered into by the Company and its Named Executive Officers that are in effect as of the date hereof.

Clifford Starke

Consulting Agreement and SAR Agreement

Effective December 15, 2023, Mr. Starke and the Company entered into a consulting agreement (the "Starke Agreement"), pursuant to which Mr. Starke will continue to serve as the Chief Executive Officer of the Company. The term of the Starke Agreement is for an indefinite period, unless sooner terminated in accordance with the agreement.

The Starke Agreement provides for a base salary of $420,000 (as may be increased by the Company's Board), applied retroactively to the date of appoint as Chief Executive Officer of the Company and the opportunity to participate in any equity compensation plan offered to other senior executives of the Company.

The Starke Agreement provides that upon execution thereof, Mr. Starke shall be granted 1,028,665 Stock Appreciation Rights, with an exercise price of US$1.21 per Stock Appreciation Right, representing the Company's closing share price on the grant date, which vest in 12 equal tranches. The first tranche will vest upon the Company's share price increasing by 50% from US$1.21 with each tranche thereafter requiring an additional 50% increase in share price to vest in accordance with the following schedule:

Tranche	Percentage Increase in Flora Growth Corp. Share Price From Grant Date For Tranche to Vest
1	50%
2	100%
3	150%
4	200%
5	250%
6	300%
7	350%
8	400%
9	450%
10	500%
11	550%
12	600%

The Stock Appreciation Rights expire 10 years from the grant date with a post-termination exercise period of one year. In addition to the foregoing, such Stock Appreciation Rights granted to Mr. Starke remain unexercisable, and subject to forfeiture, unless the Company's shareholders approve such Stock Appreciation Rights grant at this Annual Meeting.

In addition, upon termination of the Starke Agreement without "Cause" or resignation by Mr. Starke for "Good Reason," as those terms are defined in the Starke Agreement, Mr. Starke will, conditioned upon his execution of a separation and release agreement, be eligible to receive the following payments: an aggregate amount equal to 1.5x his base salary at the rate in effect on his last day of service, 50% of which shall be paid in a lump sum on the 3rd business day following the effective date of the separation and release agreement, and the remaining 50% of which shall be paid in 12 equal monthly installments commencing on the effective date of the termination of the Starke Agreement.

In the event Mr. Starke is terminated without "Cause" or Mr. Starke resigns for "Good Reason" three months prior to or following a "Change in Control," as those terms are defined in the Starke Agreement, Mr. Starke will be eligible to receive the payments set forth above.

The foregoing description of the Starke Agreement is only a summary and is qualified in its entirety by reference to the full text of the Starke Agreement, which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on December 21, 2023.

During 2022, Mr. Starke was granted 5,000 restricted Common Shares which vested on December 23, 2023.

During 2023, Mr. Starke was granted 327,851 restricted Common Shares which vested on November 10, 2023.

Dany Vaiman

Executive Employment Agreement and SAR Agreement

Dany Vaiman and the Company, entered into an executive employment agreement on December 15, 2023 (the "Vaiman Agreement"), pursuant to which Mr. Vaiman will continue to serve as the Chief Financial Officer of the Company. The term of the Vaiman Agreement is for an indefinite period, unless sooner terminated in accordance with the agreement.

The Vaiman Agreement provides for a base salary of $275,000 (as may be increased by the Board) applied retroactively to the date of Mr. Vaiman's appointment as Chief Financial Officer of the Company, the opportunity to participate in any equity compensation plan of the Company, and other health, benefit and incentive plans offered to other senior executives of the Company. Mr. Vaiman is also entitled to paid time off and holiday pay in accordance with the Company's policies.

The Vaiman Agreement provides that upon execution thereof, Mr. Vaiman shall be granted 342,888  Stock Appreciation Rights, with an exercise price of US$1.21, representing the Company's closing share price on the grant date,  which vest in 8 equal tranches. The first tranche will vest upon the Company's share price increasing by 50% from US$1.21 with each tranche thereafter requiring an additional 50% increase in share price to vest in accordance with the following schedule:

Tranche	Percentage Increase in Flora Growth Corp. Share Price From Grant Date For Tranche to Vest
1	50%
2	100%
3	150%
4	200%
5	250%
6	300%
7	350%
8	400%

The Stock Appreciation Rights expire 10 years from the grant date with a post-termination exercise period of one year. In addition to the foregoing, such Stock Appreciation Rights granted to Mr. Vaiman remain unexercisable, and subject to forfeiture, unless the Company's shareholders approve such grant of Stock Appreciation Rights at this Annual Meeting.

In addition, upon termination of the Vaiman Agreement without "Cause" or resignation by Mr. Vaiman for "Good Reason," as those terms are defined in the Vaiman Agreement, Mr. Vaiman will, conditioned upon his execution of a separation and release agreement, be eligible to receive the following payments: an aggregate amount equal to 1.5x his base salary at the rate in effect on his last day of service, 50% of which shall be paid in a lump sum on the 3rd business day following the effective date of the separation and release agreement, and the remaining 50% of which shall be paid in 12 equal monthly installments commencing on the effective date of the termination of the Vaiman Agreement.

In the event Mr. Vaiman is terminated without "Cause" or Mr. Vaiman resigns for "Good Reason" three months prior to or following a "Change in Control," as those terms are defined in the Vaiman Agreement, Mr. Vaiman will be eligible to receive the payments set forth above, payable as set forth above.

The foregoing description of the Vaiman Agreement is only a summary and is qualified in its entirety by reference to the full text of the Vaiman Agreement, which is filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on December 21, 2023.

During 2023, Mr. Vaiman was granted 149,024 restricted Common Shares which vested on January 1, 2024.

BUSINESS OF THE MEETING

Financial Statements

The audited consolidated financial statements for the fiscal year ended December 31, 2023, together with the auditor's report thereon, will be presented to the Company's shareholders for review at the Annual Meeting. No vote by the shareholders is required with respect to this matter.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee recommended for nomination, and the Board nominated the following persons for election as members of our Board at the Annual Meeting of shareholders, who will hold office until the next annual meeting of the Company or until his or her successor is elected or appointed.

  Kevin Taylor
  Clifford Starke
  Edward Woo
  Brendan Cahill

The section titled "Directors, Director Nominees & Executive Officers" included in this Proxy Statement contains more information about the leadership skills and other experience that caused the Nominating and Corporate Governance Committee and the Board to determine that these nominees should serve as directors of the Company.

We believe that each of these director nominees possess the experience, skills, and qualities to fully perform his or her duties as a director and contribute to our success. Our director nominees have been nominated because they possess the highest standards of personal integrity, interpersonal and communication skills, are highly accomplished in their fields, understand the interests and issues that are important to our shareholders, and are able to dedicate sufficient time to fulfilling their obligations as directors. Our director nominees as a group complement each other with their respective experiences, skills, and qualities. While our director nominees make up a diverse group in terms of age, gender and professional experience, together they comprise a cohesive body in terms of Board process and collaboration.

Vote Required. The process for voting for election of each director will be by individual voting and not by slate. The Shareholders can vote for or withhold from voting on the election of each director on an individual basis. The election of each director requires the affirmative vote of the simple majority of votes cast at the Annual Meeting are cast "FOR" each director nominee.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES DISCUSSED ABOVE AND PROXIES RECEIVED WILL BE SO VOTED UNLESS A SHAREHOLDER HAS SPECIFIED CONTRARY INSTRUCTIONS IN THE PROXY.

PROPOSAL NO. 2 - RE-APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee and Board has recommended that shareholders re-appoint Davidson & Company LLP ("Davidson") as our independent registered public accounting firm for the 2024 fiscal year. Davidson & Company LLP has served as the Company's independent registered public accounting firm since its appointment on October 30, 2020. In recommending Davidson as the Company's independent registered public accounting firm for 2024, the Audit Committee and Board considered several factors, including:

(1) The professional qualifications of Davidson, the lead audit partner, and other key engagement personnel.

(2) Davidson's independence and its processes for maintaining its independence.

(3) The appropriateness of Davidson's fees for audit and non-audit services.

(4) The results of management's and the Audit Committee's annual evaluations of the qualifications, performance and independence of Davidson.

The Board is soliciting proxies from Shareholders in favor of the re-appointment of Davidson & Company LLP as the Company's auditors, to hold office for the fiscal year ending December 31, 2024, and to authorize the Board to determine their remuneration for the 2024 fiscal year.

A representative from Davidson is expected to attend the Annual Meeting of shareholders. A representative from Davidson will have the opportunity to make a statement if they desire to do so. A representative from Davidson is expected to be available to respond to appropriate questions.

Vote Required. The affirmative vote of a simple majority of the votes cast at the Annual Meeting are cast "FOR" re-appointment is required to re-appoint Davidson & Company as the Company's auditors for the fiscal year ending December 31, 2024 and to authorize the Board to fix their remuneration.

THE BOARD RECOMMENDS A VOTE "FOR" THE RE-APPOINTMENT OF DAVIDSON & COMPANY LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024 AND AUTHORIZING THE BOARD TO FIX THEIR REMUNERATION, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS A SHAREHOLDER HAS SPECIFIED CONTRARY INSTRUCTIONS IN THE PROXY.

Fees and Services of Independent Registered Public Accounting Firm

The table below summarizes the fees and expenses billed to us by Davidson for the years ended December 31, 2023 and 2022.

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees	Total

2023	$530,000	$192,318	$--	$--	$722,318

2022	$603,271	$149,500	$--	$--	$752,771

Audit Fees.  Audit fees consist of services rendered by an independent registered public accounting firm for the audit of our consolidated financial statements (including tax services performed to fulfill the auditor's responsibility under generally accepted auditing standards) and our internal control over financial reporting, reviews of the interim financial statements.

Audit-Related Fees. Audit-related fees relate to assurance and associated services that traditionally are performed by the independence auditor including SEC filings, comfort letter, consents and comment letters in connection with regulatory filings.

Tax Fees.  Tax fees consist of services rendered by an external auditor for tax compliance, tax consulting and tax planning.

All Other Fees.  All other fees are for any other permissible work that is not an Audit, Audit-Related or Tax Fee.

Policy for Approval of Audit and Permitted Non-Audit Services

Our Audit Committee reviews and pre-approves the scope and the cost of audit services related to us and permissible non-audit services performed by the independent auditors, other than those for de minimis services which are approved by the Audit Committee prior to the completion of the audit.  All of the services related to our Company provided by Davidson listed above have been pre-approved by the Audit Committee.

PROPOSAL NO. 3 - APPROVAL OF AMENDMENT TO THE 2022 PLAN

Background

On July 5, 2022, in connection with the Company's 2022 annual and special meeting of shareholders, our shareholders approved our 2022 Plan, with the purpose of advancing the interests of our shareholders by enhancing our ability to attract, retain and motivate individuals to perform at the highest level. In connection with the Company's 2023 annual and special meeting of shareholders, our shareholders approved to increase the maximum number of Common Shares available for issuance under equity incentive awards granted pursuant to the 2022 Plan currently to 950,000 Common Shares. In addition, the maximum aggregate number of Common Shares that may be delivered under the 2022 Plan as a result of the exercise of stock options currently cannot exceed 850,000 Common Shares.

As of June 27, 2024, 124,187 Common Shares remain available for issuance under the 2022 Plan and 40,474 Common Shares were subject to outstanding awards under the 2022 Plan, including 7,500 Common Shares subject to outstanding options to purchase Common Shares.

On May 27, 2024, the Board approved, and recommended that it be submitted to the Company's shareholders for their approval, to amend the 2022 Plan to increase the number of Common Shares issuable under the 2022 Plan from 950,000 to 2,500,000 Common Shares. The Board believes that the 2022 Plan Amendment is necessary to continue to enable the Company to attract and retain qualified directors, officers, employees and consultants for the Company and its subsidiaries.

Reasons for the Proposed 2022 Plan Amendment

As described above, we are seeking shareholder approval of an amendment to (i) increase the number of Common Shares issuable under the 2022 Plan from 950,000 to 2,500,000 Common Shares. In determining the amount of the increases contemplated by the 2022 Plan Amendment, the Compensation Committee and the Board considered, among other factors, the historical number of equity awards granted by the Company and potential future grants in the future. In addition, the Compensation Committee and the Board considered that due to general market volatility, the Company's share price has decreased as compared to its price at the time the 2022 Plan was adopted, and as a result, the original 950,000 Common Shares were utilized at rate quicker than management originally expected. If approved, the 2,500,000 Common Shares issuable under the 2022 Plan would represent 18.70% of the outstanding Common Shares as of June 27, 2024.

Since approval of the 2022 Plan, the Company has been able to incentivize its workforce and attract qualified employees, directors, officers and consultants. Because of the amount of Common Shares that remain available for issuance under the Company's 2022 Plan, the Company's ability to use long-term equity-based compensation as a significant component of its overall compensation would be quite limited going forward if the shareholders do not approve the 2022 Plan Amendment.

The purpose of this increase is to continue to be able to attract, retain and motivate executive officers and other employees, non-employee directors and certain advisors and consultants. Upon shareholder approval of the 2022 Plan Amendment, additional Common Shares will be reserved for issuance under the 2022 Plan, which will enable us to continue to grant equity awards to our officers, employees, consultants, advisors and nonemployee directors at levels determined by the Compensation Committee and the Board to be necessary to attract, retain and motivate the individuals who will be critical to our success in achieving our business objectives and thereby creating greater value for all our shareholders. Furthermore, we believe that equity compensation aligns the interests of our management and other employees with the interests of our other shareholders. Equity awards are a key component of our incentive compensation program. We believe that option grants and restricted stock grants have been critical in attracting and retaining talented employees and officers, aligning their interests with those of shareholders, and focusing key employees on our long-term growth. Approval of the 2022 Plan Amendment will permit us to continue to use share-based compensation to align shareholder and employee interests and to motivate employees and others providing services to us.

We Manage Our Equity Award Use Carefully

Our Compensation Committee carefully monitors our total dilution and equity expense to ensure that we maximize shareholder value by granting only the appropriate number of equity awards necessary to attract, retain and motivate employees and other service providers.

Based on historical usage and our internal growth plans, we expect that the proposed increase of Common Shares to be reserved for issuance under the 2022 Plan to 2 million Common Shares would be sufficient for grants of awards until approximately 2026, assuming we continue to grant awards in a manner consistent with our historical usage and current practices and noting that future circumstances may require us to change our current equity grant practices. If the adoption of the 2022 Plan Amendment is approved, the share reserve under the 2022 Plan could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with any degree of certainty at this time.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the proposed adoption of the 2022 Plan Amendment is reasonable and appropriate at this time.

The amount, if any, of awards to be awarded to employees, non-employee directors and consultants is determined by the Compensation Committee and is not presently determinable. Therefore, a New Plan Benefits Table is not provided. Information regarding awards to the NEOs in 2023 pursuant to the 2022 Plan and are provided in the section titled "Narrative to the Summary Compensation Table-Equity-Based Compensation-Equity Awards to Named Executive Officers during 2022 and 2023".

Summary of the 2022 Plan

A summary of the material provisions of the 2022 Plan, is included in this Proxy Statement under the section "Executive Compensation- Narrative to the Summary Compensation Table - 2022 Plan." The summary therein does not purport to be a complete description of all the provisions of the 2022 Plan and is qualified in its entirety by reference to the complete text of the 2022 Plan, which is set forth as Exhibit 4.5 to the Company's Registration Statement on Form S-8 (File No. 333-275576) filed with the SEC on November 15, 2023.

Certain U.S. Federal Income Tax Consequences

The following is a summary of certain anticipated material U.S. federal income tax consequences generally applicable to awards to U.S. Participants (as defined below) made under the 2022 Plan.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. Participant with respect to awards under the 2022 Plan.  In addition certain Participants in the Plan who are not U.S. Participants may be subject to U.S. federal income tax, depending on specific facts and circumstances, and this summary does not address U.S. federal income tax consequences with respect to those individuals.  Further, this summary does not take into account the individual facts and circumstances of any particular U.S. Participant that may affect the U.S. federal income tax consequences of awards under the 2022 Plan.  This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Participants.  Except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements.  Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Participant.  Each U.S. Participant should consult his or her own financial advisor, legal counsel, or accountant regarding the U.S. federal, U.S. state and local, and non-U.S. tax consequences of participation in the Plan.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the U.S. federal income tax consequences to a U.S. Participant arising from and relating to awards under the 2022 Plan.  This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

Each U.S. Participant should seek U.S. federal tax advice, based on such U.S. Participant's particular circumstances, from their own tax advisor.

Scope of This Disclosure

Authorities

This summary is based on the Code, Treasury Regulations, published IRS rulings, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the "Canada-U.S. Tax Convention"), and U.S. court decisions that are applicable as of the date of this document.  Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis.  This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Participants

For purposes of this summary of U.S. federal income tax consequences, a "U.S. Participant" is an officer, director, employee, consultant or other person who provide services to the Company or any Related Entity who receives awards under the 2022 Plan and who is either a citizen of the U.S. or a resident alien of the U.S. for purposes of the Code and the Canada-U.S. Tax Convention.

Non-U.S. Participants

For purposes of this summary, a "non-U.S. Participant" is an officer, director, employee, consultant or other person who provide services to the Company or any Related Entity who receives awards under the 2022 Plan but who is not a U.S. Participant.  This summary does not address the U.S. federal income tax consequences of participation in the Plan by a non-U.S. Participant.  Accordingly, a non-U.S. Participant should consult his or her own financial advisor, legal counsel, or accountant regarding the U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application of any tax treaties) of awards under the 2022 Plan.

Certain Special Rules

The foreign earned income exclusion provisions and the foreign tax credit provisions of the Code may, under certain circumstances, reduce the U.S. federal income tax liability of a U.S. Participant with respect to participation in the Plan.  U.S. Participants should consult their own financial advisor, legal counsel, or accountant regarding the foreign earned income exclusion provisions and the foreign tax credit provisions of the Code.

Certain U.S. Federal Income Tax Consequences of Awards under the 2022 Plans

The following is a summary of certain anticipated material U.S. federal income tax consequences with respect to awards under the 2022 Plan.  Failure to comply with Section 409A of the Code could lead to different and less favorable tax treatment.  For the tax consequences of ownership and disposition of the Common Shares received pursuant to any of the aforementioned awards, see the section below under the heading "Tax Consequences of the Ownership and Disposition of Common Shares."  The Plan is designed to permit the award of Incentive Stock Options qualified under Section 422 of the Code or non-qualified stock options for U.S. federal income tax purposes.  The following discussion is subject in its entirety to the passive foreign investment company rules discussed below.

Nonqualified Stock Options

A U.S. Participant will not be deemed to have received taxable income upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, a U.S. Participant generally will be deemed to have received taxable ordinary income in an amount equal to the excess of the fair market value of the common stock received on the date of exercise over the option price.

Upon the exercise of a nonqualified stock option, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the amount included in income by the U.S. Participant as a result of such exercise. This deduction will be available to us in the tax year in which the U.S. Participant recognizes the income.

The income arising from a U.S. Participant who is an employee exercising a nonqualified stock option will be treated as compensation income for any applicable income and payroll tax withholding purposes, and the Committee may allow the U.S. Participant to satisfy the tax withholding obligation by withholding a portion of the Common Shares that would otherwise be delivered upon exercise. The basis of Common Shares received upon the exercise of a nonqualified stock option will be the option exercise price paid plus the amount recognized by the U.S. Participant as taxable income attributable to such Common Shares as a result of the exercise. Gain or loss recognized by the U.S. Participant on a subsequent disposition of any such Common Shares will be capital gain or loss if such Common Shares constitute a capital asset in the hands of the U.S. Participant. A U.S. Participant's holding period will commence on the date of exercise.

Incentive Stock Options

U.S. Participants will not be deemed to recognize taxable income upon the grant or exercise of an incentive stock option. If a U.S. Participant makes no disqualifying disposition of the common stock received upon exercise within the one-year period beginning after the transfer of such common stock to the U.S. Participant nor within two years from the date of grant of the incentive stock option, and if the U.S. Participant at all times from the date of the grant of the incentive stock option to a date three months before the date of exercise has been our employee, any gain recognized on the disposition of the common stock acquired upon exercise will be long-term capital gain. The difference between the fair market value of the common stock at the time of exercise and the exercise price will, however, be an item of tax preference, and may subject a U.S. Participant to the alternative minimum tax. We will not be entitled to any deduction with respect to the grant or exercise of the incentive stock option or the transfer of common stock acquired upon exercise.

If the U.S. Participant makes a disqualifying disposition of the common stock before the expiration of the one- or two-year holding periods described above, the U.S. Participant will be deemed to have received taxable ordinary income at the time of such disposition to the extent that the fair market value of the common stock at the time of exercise, or, if less, the amount realized on such disposition, exceeds the exercise price. To the extent that the amount realized on such disposition exceeds the fair market value of the common stock at the time of exercise, such excess will be taxed as capital gain if the common stock is otherwise a capital asset in the hands of the U.S. Participant. To the extent the U.S. Participant recognizes ordinary income on a disqualifying disposition of the common stock, we may be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the U.S. Participant.

Stock Appreciation Rights

A U.S. Participant will not be deemed to have received taxable income upon the grant or vesting of a stock appreciation right. Upon the exercise of a stock appreciation right, a U.S. Participant generally will be deemed to have received income, taxable for U.S. federal income tax purposes at ordinary income rates, equal to the fair market value at the time of exercise of any common stock received plus the amount of any cash received, and we will ordinarily be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the U.S. Participant as a result of such exercise.

The income arising from a U.S. Participant who is an employee exercising a stock appreciation right will be treated as compensation income for any applicable withholding tax purposes and the Committee may allow the U.S. Participant to satisfy the tax withholding obligation by withholding a portion of the Common Shares that would otherwise be delivered upon exercise. The basis of Common Shares received upon the exercise of a SAR will equal the fair market value of the Common Shares at the time of exercise. Gain or loss recognized by the U.S. Participant on a subsequent disposition of any such Common Shares will be capital gain or loss if such Common Shares constitute a capital asset in the hands of the U.S. Participant.

Restricted Stock

Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. In contrast, unrestricted stock grants are taxable at grant. An award holder who makes an election under Section 83(b) of the Code (an "83(b) election") within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of Common Shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain (or loss) generally begins when the restrictions expire, and the tax basis for such Common Shares will generally be based on the fair market value of the Common Shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the Common Shares on the date of the election (determined without regard to the forfeiture restrictions on the Common Shares). If the award permits dividends to accrue while the restricted stock is subject to a substantial risk of forfeiture, such dividends will be paid if and when the underlying stock vests and will also be taxed as ordinary income. We generally will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units

Recipients of grants of restricted stock units (including performance share units) will not incur any U.S. federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (i) the amount of cash received under the terms of the award or, as applicable, (ii) the fair market value of the Common Shares received (determined as of the date of receipt) under the terms of the award.  We generally will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Dividends and Dividend Equivalents

If a restricted stock award permits dividends to accrue while the restricted stock is subject to a substantial risk of forfeiture, such dividends will be paid if and when the underlying stock vests and will also be taxed as ordinary income, unless the U.S. Participant has elected under Section 83(b) of the Code to accelerate income recognition and the taxability of the award to the date of grant.  If a RSU permits dividend equivalent amounts to accrue while the RSU is subject to a substantial risk of forfeiture, such dividend equivalent amounts will be paid if and when the underlying stock units are paid in cash or Common Shares and will also be taxed as ordinary income.

Other Stock-Based Awards or Performance Awards.

The 2022 Plan also authorizes other stock-based awards and performance awards, the terms of which are not specified in the 2022 Plan. The federal income tax consequences to recipients and to us upon the grant and exercise or settlement of these awards will depend on the terms of such awards.

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act.

Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made under Section 83(b) of the Code, Common Shares received through the exercise or settlement of an award may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Section 409A of the Code

The foregoing discussion of tax consequences of awards under the 2022 Plan assumes that the award discussed is either not considered a "deferred compensation arrangement" subject to Section 409A of the Code, or has been structured to comply with its requirements.  If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected U.S. Participant would generally be required to include in income when the award vests the amount deemed "deferred," would be required to pay an additional 20% income tax, and would be required to pay interest on the tax that would have been paid but for the deferral.  The Committee intends to administer and interpret the 2022 Plan and all award agreements in a manner designed to satisfy the requirements of Section 409A of the Code and to avoid any adverse tax results thereunder to a holder of an award.

Clawback or Recoupment

All awards under the 2022 Plan will be subject to forfeiture or other penalties pursuant to any clawback policy we may adopt or amend from time to time, as determined by the Committee.

U.S. Federal Income Tax Consequences of Holding and Disposing of the Common Shares Received pursuant to Awards under 2022 Plan

The following discussion is subject, in its entirety, to the rules described below under the heading "Passive Foreign Investment Company Rules".

Distributions on Common Shares

A U.S. Participant that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the Company's current or accumulated "earnings and profits", as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Participant at ordinary income tax rates if the Company is a PFIC for the tax year of such distribution or was a PFIC for the preceding tax year. To the extent that a distribution exceeds the Company's current and accumulated "earnings and profits", such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Participant's tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares. (See "Sale or Other Taxable Disposition of Common Shares" below). However, the Company does not intend to maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Participant therefore should assume that any distribution by the Company with respect to the Common Shares will constitute ordinary dividend income. Dividends received on Common Shares by corporate U.S. Participants generally will not be eligible for the "dividends received deduction". Subject to applicable limitations and provided the Company is eligible for the benefits of the Canada-U.S. Tax Convention or the Common Shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate U.S. Participants, including individuals, in respect of Common Shares generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Participant should consult its own tax advisors regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

Upon the sale or other taxable disposition of Common Shares, a U.S. Participant generally will recognize capital gain or loss in an amount equal to the difference between the U.S. dollar value of cash received plus the fair market value of any property received and such U.S. Participant's tax basis in such Common Shares sold or otherwise disposed of. A U.S. Participant's tax basis in Common Shares generally will be such U.S. Participant's U.S. dollar cost for such Common Shares. Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the Common Shares have been held for more than one year.

Preferential tax rates currently apply to long-term capital gain of a U.S. Participant that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Participant that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules

If the Company were to constitute a "passive foreign investment company" or "PFIC" within the meaning of Section 1297 of the Code for any year during a U.S. Participant's holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Participant resulting from the acquisition, ownership and disposition of Common Shares. The Company believes that it was not a PFIC for its most recently completed tax year. The Company's anticipated PFIC status for its current tax year and future tax years is uncertain and may depend on, among other things, how quickly the Company may raise cash, the manner in which, and how quickly, the Company utilizes its cash on hand and the cash proceeds raised in certain offerings, as well as on changes in the market value of Common Shares. No opinion of legal counsel or ruling from the IRS concerning its status as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by the Company or any of its subsidiaries concerning its PFIC status. Each U.S. Participant should consult its own tax advisors regarding the PFIC status of the Company and each of its subsidiaries.

In any year in which the Company is classified as a PFIC, a U.S. Participant will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Participants should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally will be a PFIC if, for a tax year, (a) 75% or more of its gross income is passive income (the "PFIC income test") or (b) 50% or more of the value of its assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the "PFIC asset test"). "Gross income" generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation's commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, "passive income" does not include certain interest, dividends, rents, or royalties that are received or accrued by the Company from certain "related persons" (as defined in Section 954(d)(3) of the Code) also organized in Canada, to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if the Company is a PFIC, U.S. Participants will generally be deemed to own their proportionate share of the Company's direct or indirect equity interest in any company that is also a PFIC (a "Subsidiary PFIC"), and will generally be subject to U.S. federal income tax on their proportionate share of (a) any "excess distributions," as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if such U.S. Participants directly held the shares of such Subsidiary PFIC. In addition, U.S. Participants may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Common Shares. Accordingly, U.S. Participants should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of Common Shares are made.

Under proposed Treasury Regulations, if a U.S. Participant has an option, warrant or other right to acquire stock of a PFIC (such as the options), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. Under the rules described below, the holding period for the Common Shares received upon the exercise of a stock option will begin on the date a U.S. Participant is issued such stock option. This will impact the availability of the QEF Election and Mark-to-Market Election (each as defined below) with respect to the Common Shares received upon exercise of such option.

Default PFIC Rules Under Section 1291 of the Code

If the Company is a PFIC for any tax year during which a U.S. Participant owns Common Shares, the U.S. federal income tax consequences to such U.S. Participant of the acquisition, ownership, and disposition of Common Shares will depend on whether and when such U.S. Participant makes an election to treat the Company and each Subsidiary PFIC, if any, as a "qualified electing fund" or "QEF" under Section 1295 of the Code (a "QEF Election") or makes a mark-to-market election under Section 1296 of the Code (a "Mark-to-Market Election"). A U.S. Participant that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a "Non-Electing U.S. Participant."

A Non-Electing U.S. Participant will be subject to the rules of Section 1291 of the Code (described below) with respect to: (a) any gain recognized on the sale or other taxable disposition of Common Shares; and (b) any "excess distribution" received on the Common Shares. A distribution generally will be an "excess distribution" to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Participant's holding period for the Common Shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Common Shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any "excess distribution" received on Common Shares or with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Participant's holding period for the respective Common Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferred rates). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Participant that is not a corporation must treat any such interest paid as "personal interest," which is not deductible.

If the Company is a PFIC for any tax year during which a Non-Electing U.S. Participant holds Common Shares, the Company will continue to be treated as a PFIC with respect to such Non-Electing U.S. Participant, regardless of whether the Company ceases to be a PFIC in one or more subsequent tax years. A Non-Electing U.S. Participant may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if Common Shares were sold on the last day of the last tax year for which the Company was a PFIC.

QEF Election

A U.S. Participant that makes a timely and effective QEF Election for the first tax year in which the holding period of its Common Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Common Shares. A U.S. Participant that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Participant's pro rata share of (a) the Company's net capital gain, which will be taxed as long-term capital gain to such U.S. Participant, and (b) the Company's ordinary earnings, which will be taxed as ordinary income to such U.S. Participant. Generally, "net capital gain" is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and "ordinary earnings" are the excess of (a) "earnings and profits" over (b) net capital gain. A U.S. Participant that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Participant by the Company. However, for any tax year in which the Company is a PFIC and has no net income or gain, U.S. Participants that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Participant that made a QEF Election has an income inclusion, such a U.S. Participant may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Participant is not a corporation, any such interest paid will be treated as "personal interest," which is not deductible.

A U.S. Participant that makes a timely and effective QEF Election with respect to the Company generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents the Company's "earnings and profits" that were previously included in income by the U.S. Participant because of such QEF Election and (b) will adjust such U.S. Participant's tax basis in the Common Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Participant that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Common Shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as "timely" if such QEF Election is made for the first year in the U.S. Participant's holding period for the Common Shares in which the Company is a PFIC. A U.S. Participant may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Participant files a U.S. federal income tax return for such year. If a U.S. Participant does not make a timely and effective QEF Election for the first year in the U.S. Participant's holding period for the Common Shares, the U.S. Participant may still be able to make a timely and effective QEF Election in a subsequent year if such U.S. Participant meets certain requirements and makes a "purging" election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Common Shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Participant makes a QEF Election but does not make a "purging" election to recognize gain as discussed in the preceding sentence, then such U.S. Participant shall be subject to the QEF Election rules and shall continue to be subject to tax under the rules of Section 1291 discussed above with respect to its Common Shares. If a U.S. Participant owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Participant is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Participant makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Participant will be subject to the QEF rules described above during any subsequent tax year in which the Company qualifies as a PFIC.

As discussed above, under proposed Treasury Regulations, if a U.S. Participant has an option, warrant or other right to acquire stock of a PFIC (such as the options), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code. However, a U.S. Participant of an option, warrant or other right to acquire stock of a PFIC may not make a QEF Election that will apply to the option, warrant or other right to acquire PFIC stock. In addition, under proposed Treasury Regulations, if a U.S. Participant holds an option, warrant or other right to acquire stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired upon exercise of such option, warrant or other right will include the period that the option, warrant or other right was held.

Consequently, under the proposed Treasury Regulations, if a U.S. Participant holding Common Shares received upon exercise of options makes a QEF Election, such election generally will not be treated as a timely QEF Election with respect to such Common Shares (unless such options are exercised in the same tax year in which they are received and a QEF Election is made for such tax year) and the rules of Section 1291 of the Code discussed above will continue to apply with respect to such U.S. Participant's Common Shares. However, a U.S. Participant holding Common Shares received upon exercise of options should be eligible to make a timely QEF Election if such U.S. Participant makes a "purging" or "deemed sale" election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Common Shares were sold for fair market value. As a result of the "purging" or "deemed sale" election, the U.S. Participant will have a new tax basis and holding period in the Common Shares acquired upon the exercise of the options for purposes of the PFIC rules. In addition, gain recognized on the sale or other taxable disposition (other than by exercise) of the options by a U.S. Participant will be subject to the default rules of Section 1291 of the Code discussed above. Each U.S. Participant should consult its own tax advisor regarding the application of the PFIC rules to the Common Shares.

U.S. Participants should be aware that there can be no assurances that the Company will satisfy the record keeping requirements that apply to a QEF, or that the Company will supply U.S. Participants with information that such U.S. Participants are required to report under the QEF rules, in the event the Company is a PFIC. Thus, U.S. Participants may not be able to make a QEF Election with respect to their Common Shares. Each U.S. Participant should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election.

A U.S. Participant makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if the Company does not provide the required information with regard to the Company or any of its Subsidiary PFICs, U.S. Participants will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Participants with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Participant may make a Mark-to-Market Election only if the Common Shares are marketable stock. The Common Shares generally will be "marketable stock" if the Common Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be "regularly traded" for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Each U.S. Participant should consult its own tax advisor in this matter.

A U.S. Participant that makes a Mark-to-Market Election with respect to its Common Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Common Shares. However, if a U.S. Participant does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Participant's holding period for the Common Shares for which the Company is a PFIC and such U.S. Participant has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Common Shares.

A U.S. Participant that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Common Shares, as of the close of such tax year over (b) such U.S. Participant's adjusted tax basis in such Common Shares. A U.S. Participant that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Participant's adjusted tax basis in the Common Shares, over (b) the fair market value of such Common Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Participant that makes a Mark-to-Market Election generally also will adjust such U.S. Participant's tax basis in the Common Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Common Shares, a U.S. Participant that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations.

A U.S. Participant makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Common Shares cease to be "marketable stock" or the IRS consents to revocation of such election. Each U.S. Participant should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Participant may be eligible to make a Mark-to-Market Election with respect to the Common Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Participant is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Participant that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Common Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations) in the event the Company is a PFIC during such U.S. Participant's holding period for the relevant shares. However, the specific U.S. federal income tax consequences to a U.S. Participant may vary based on the manner in which Common Shares are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not yet been promulgated and which, when promulgated, may have retroactive effect. U.S. Participants should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

Certain additional adverse rules may apply with respect to a U.S. Participant if the Company is a PFIC, regardless of whether such U.S. Participant makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Participant that uses Common Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Common Shares.

In addition, a U.S. Participant who acquires Common Shares from a decedent will not receive a "step up" in tax basis of such Common Shares to fair market value unless such decedent had a timely and effective QEF Election in place.

Special rules also apply to the amount of foreign tax credit that a U.S. Participant may claim on a distribution from a PFIC. Subject to such special rules and the foreign tax credit rules described below, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Participant should consult with its own tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Participant should consult its own tax advisors regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Participant in foreign currency, or on the sale, exchange or other taxable disposition of Common Shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Participant will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Participant who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Participants who use the accrual method of tax accounting. Each U.S. Participant should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the Common Shares will be treated as foreign-source income, and generally will be treated as "passive category income" or "general category income" for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of Common Shares generally will be United States source gain or loss. Certain U.S. Participants that are eligible for the benefits of Canada-U.S. Tax Convention may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the "Foreign Tax Credit Regulations") impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has recently released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Participant that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Participant, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Participant's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Participant's income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Participant during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Participant's particular circumstances. Accordingly, each U.S. Participant should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Participants must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Participants that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. U.S. Participants may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Participants should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of Common Shares will generally be subject to information reporting and backup withholding tax if a U.S. Participant (a) fails to furnish such U.S. Participant's correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Participant has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Participant has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Participant that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Participant's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Participant furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Participant. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Participant should consult its own tax advisors regarding the information reporting and backup withholding rules.

2022 Plan Amendment Resolution

At the Annual Meeting, shareholders will be asked to consider and, if thought appropriate, pass, with or without variation, the following ordinary resolution to approve the 2022 Plan Amendment (the "2022 Plan Amendment Resolution"):

"BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT: Section 4(a) of the 2022 Incentive Compensation Plan is hereby amended to read in its entirety as follows:

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 9(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 2,500,000. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares."

Vote Required. For the 2022 Plan Amendment to be approved and confirmed, the 2022 Plan Amendment Resolution must be passed by the affirmative vote of a simple majority of the votes cast at the Annual Meeting are cast "FOR" approval.

THE BOARD RECOMMENDS A VOTE "FOR" THE 2022 PLAN AMENDMENT RESOLUTION AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS A SHAREHOLDER HAS SPECIFIED CONTRARY INSTRUCTIONS IN THE PROXY.

PROPOSAL NO. 4 - APPROVAL OF STOCK APPRECIATION RIGHTS PROPOSAL

Background

Clifford Starke Stock Appreciation Rights

On December 15, 2023, the Company entered into a consulting agreement with Clifford Starke, Chief Executive Officer of the Company. In connection with entering into the consulting agreement, Mr. Starke was granted 1,028,665 Stock Appreciation Rights, with an exercise price of US$1.21 per Stock Appreciation Right, representing the Company's closing share price on the grant date, which vest in 12 equal tranches. The first tranche will vest upon the Company's share price increasing by 50% from US$1.21 with each tranche thereafter requiring an additional 50% increase in share price to vest in accordance with the below vesting schedule (the "December Starke Stock Appreciation Rights"). The December Starke Stock Appreciation Rights expire 10 years from the grant date with a post-termination exercise period of one year. The December Starke Stock Appreciation Rights remain unexercisable, and subject to forfeiture, unless the Company's shareholders approve the Stock Appreciation Rights Proposal at the Annual Meeting.

On May 27, 2024, the Board authorized an award of Stock Appreciation Rights (the "May Starke Stock Appreciation Rights") to be granted as of the date of the Annual Meeting if shareholders approve the Stock Appreciation Rights Proposal (the "SAR Approval Date"). The number of May Starke Stock Appreciation Rights will equal 12% of the total issued and outstanding Common Shares as of the date of the SAR Approval Date less 1,028,665, with an exercise price per right equal to the Company's closing share price on Nasdaq on the SAR Approval Date (the "SAR Exercise Price"), which vest in 12 equal tranches. The first tranche will vest upon the Company's share price increasing by 50% from the SAR Exercise Price with each tranche thereafter requiring an additional 50% increase in share price to vest in accordance with the below vesting schedule (the "May Starke Stock Appreciation Rights" and together with the December Starke Stock Appreciation Rights, the "Starke Stock Appreciation Rights"). The May Starke Stock Appreciation Rights expire 10 years from the grant date with a post-termination exercise period of one year.

The Starke Stock Appreciation Rights will vest in accordance with the following vesting schedule:

Tranche	Percentage Increase in Flora Growth Corp. Share Price From Grant Date For Tranche to Vest
1	50%
2	100%
3	150%
4	200%
5	250%
6	300%
7	350%
8	400%
9	450%
10	500%
11	550%
12	600%

Dany Vaiman Stock Appreciation Rights

On December 15, 2023, the Company entered into an executive employment agreement with Dany Vaiman, Chief Financial Officer of the Company. In connection with entering into the executive employment agreement, Mr. Vaiman was granted 342,888 Stock Appreciation Rights, with an exercise price of US$1.21 per Stock Appreciation Right, representing the Company's closing share price on the grant date, which vest in 8 equal tranches. The first tranche will vest upon the Company's share price increasing by 50% from US$1.21 with each tranche thereafter requiring an additional 50% increase in share price to vest in accordance with the below vesting schedule (the "December Vaiman Stock Appreciation Rights" and together with the December Starke Stock Appreciation Rights, the "December Stock Appreciation Rights"). The December Vaiman Stock Appreciation Rights expire 10 years from the grant date with a post-termination exercise period of one year. The December Vaiman Stock Appreciation Rights remain unexercisable, and subject to forfeiture, unless the Company's shareholders approve the Stock Appreciation Rights Proposal at the Annual Meeting.

On May 27, 2024, the Board authorized an award of Stock Appreciation Rights (the "May Vaiman Stock Appreciation Rights") to be granted as of the date of the Annual Meeting if shareholders approve the Stock Appreciation Rights Proposal. The number of May Vaiman Stock Appreciation Rights will equal 4% of the total issued and outstanding Common Shares as of the date of the SAR Approval Date less 342,888, with an exercise price per right equal to the SAR Exercise Price, which vest in 8 equal tranches. The first tranche will vest upon the Company's share price increasing by 50% from the SAR Exercise Price with each tranche thereafter requiring an additional 50% increase in share price to vest in accordance with the below vesting schedule (the "May Vaiman Stock Appreciation Rights" and together with the December Starke Stock Appreciation Rights, the "Vaiman Stock Appreciation Rights"). The May Vaiman Stock Appreciation Rights expire 10 years from the grant date with a post-termination exercise period of one year.

The Vaiman Stock Appreciation Rights will vest in accordance with the following vesting schedule:

Tranche	Percentage Increase in Flora Growth Corp. Share Price From Grant Date For Tranche to Vest
1	50%
2	100%
3	150%
4	200%
5	250%
6	300%
7	350%
8	400%

Reasons for the Proposed Stock Appreciation Rights

The Board's main goal in designing the Starke Stock Appreciation Rights and the Vaiman Stock Appreciation Rights (together, the "Proposed Stock Appreciation Rights") is to create significant value for Flora shareholders. The Board's primarily objectives includes:

1) Incentivize Mr. Starke and Mr. Vaiman, and further align their interests with those of Flora's other shareholders

The board believes in compensating Mr. Starke and Mr. Vaiman fairly and providing material compensation if all other shareholders realize significant value. Under the vesting of these awards, all shareholders will benefit with the value of Flora's equity increasing by tens of millions of dollars. Flora's shareholders will realize the real-time benefits of any increases to Flora's stock price. This is a genuine pay for performance award that strongly aligns Mr. Starke's and Mr. Vaiman's interests with the interest of all shareholders and Flora.

2) Ensure the continuity of their leadership over the long-term

The Board believes that securing the services of Mr. Starke and Mr. Vaiman over the long-term is in the best interests of the Flora. The Board recognizes that achieving the vesting of the award tranches will require the commitment and full engagement of the CEO and CFO. This will ensure both executives are focused on driving shareholder while leading all key aspects of Flora's business.

3) Transform Flora into a Company with a market capitalization in excess of $100 million

The board believes that these awards, if fully vested, would result in an 800% increase to Flora's share price since the respective grant dates - an ambitious and meaningful objective that will benefit all shareholders of the Company. By fully aligning the interests of the CEO and CFO with those of Flora's shareholders, Flora will be one step closer to achieving this goal.

Potential Value that Could be Realized under the Proposed Stock Appreciation Rights

It is not possible to reliably estimate the value that could be realized under the Proposed Stock Appreciation Rights because the value depends on the amount of dilution that Flora experiences over the course of the term of the rights. The more dilution, the less value will be realized by the CEO and CFO. While Flora has no way of predicting how much dilution there will be, some amount of future dilution is a certainty, whether due to additional issuances of equity as part of (i) regular compensation awards to Flora employees, (ii) capital-raising activities, or (iii) mergers and acquisitions. Thus, it is not possible to know the value that the CEO and CFO will realize from the Proposed Stock Appreciation Rights even if one were to assume that the rights would fully vest.

The table below shows the maximum theoretical value, both in dollar value and as a percentage of total value created, that could be realized by the CEO and CFO, and Flora shareholders over various vesting scenarios for the December Stock Appreciation Rights. The table below does not consider any estimated dilution. It also assumes that the CEO and CFO do not exercise any of the rights until the end of the term, which results in a significantly larger value being attributed than would be the case if the exercises were to happen as the rights vest.

	December Stock Appreciation Rights (1,371,553 SARs)
Total Tranches Earned	CEO/CFO Value Realized ($M)	Shareholder Value Realized ($M)	% of Value Realized by CEO/CFO via Rights	% of Value Realized to Shareholders
2 Tranches	1.9	9.2	16.9	83.1
4 Tranches	3.7	19.0	16.5	83.5
8 Tranches	7.5	40.0	15.7	84.3
12 Tranches	10.0	63.4	13.6	86.4

The above table does not include the May Starke Stock Appreciation Rights or the May Vaiman Stock Appreciation Rights because an exercise price for such stock appreciation rights will only be set on the SAR Approval Date.

U.S. Federal Income Tax Considerations

Federal Income Tax Consequences. The following discussion is a brief summary of the principal U.S. federal income tax consequences of the Proposed Stock Appreciation Rights under the Internal Revenue Code of 1986, as amended (the "Code"), as in effect on the date of this Proxy Statement. Since neither Mr. Starke nor Mr. Vaiman are U.S. taxpayers, the discussion below is limited to the federal income tax consequences to the Company. The Code and its regulations are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local or non-U.S. income and other tax consequences.

Tax Effects for the Company. In most cases, companies are entitled to a tax deduction in an amount equal to the ordinary income realized by a participant when the participant exercises a stock appreciation right and recognizes such income. However, Section 162(m) of the Code limits the deductibility of compensation paid to "covered employees" as defined in Section 162(m) of the Code. Under Section 162(m) of the Code, as most recently amended in December 2017, we expect that Mr. Starke and Mr. Vaiman will always be covered employees for purposes of Section 162(m) of the Code. No tax deduction is allowed for compensation paid to any covered employee to the extent that the total compensation for that executive exceeds $1,000,000 in any taxable year. Therefore, in any given year in which Mr. Starke or Mr. Vaiman exercises all or part of the Proposed Stock Appreciation Rights, we will be able to take a tax deduction of only $1,000,000 or less, regardless of the amount of compensation recognized from the exercise of the Proposed Stock Appreciation Rights.

Stock Appreciation Rights Proposal Resolution

At the Annual Meeting, shareholders will be asked to consider and, if thought appropriate, pass, with or without variation, the following ordinary resolution to approve the Proposed Stock Appreciation Rights (the "Stock Appreciation Rights Resolution"):

"BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT: the Proposed Stock Appreciation Rights, as described in Proposal No. 4, hereby are, approved, confirmed and ratified in all respects."

Vote Required. For the Stock Appreciation Rights Proposal to be approved and confirmed, the SARs Resolution must be passed by the affirmative vote of a simple majority of the votes cast at the Annual Meeting are cast "FOR" approval.

THE BOARD RECOMMENDS A VOTE "FOR" THE STOCK APPRECIATION RIGHTS RESOLUTION AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS A SHAREHOLDER HAS SPECIFIED CONTRARY INSTRUCTIONS IN THE PROXY.

PROPOSAL NO. 5 - APPROVAL OF SHARE ISSUANCE PROPOSAL

At the Annual Meeting, our shareholders are being asked to consider and vote upon the Share Issuance Resolution in connection with the issuance of 635,363 Common Shares in connection with the Acquisition of TruHC Pharma GmbH (the "Proposed Share Issuance"). Set forth below in this section and in the section entitled "The Stock Purchase Agreement" of this Proxy Statement, is a discussion of the Acquisition, including a description of the terms and conditions of the Stock Purchase Agreement (as defined below). Information about the Acquisition may be important to you in connection with your consideration of the Share Issuance Resolution. While we believe that the descriptions in this Proxy Statement cover the material terms of the Acquisition and the Stock Purchase Agreement, it may not contain all the information that is important to you. You should carefully read this entire Proxy Statement, including the Stock Purchase Agreement, and the other documents to which we have referred you.

BACKGROUND AND REASONS FOR THE ACQUISITION

On April 1, 2024, the Company entered into a binding letter of intent to acquire all of the issued and outstanding shares of TruHC TruHC from TruHC Holding in an all-stock deal in exchange for 2,770,562 Common Shares.

On April 16, 2024, the Company entered into the Stock Purchase Agreement with TruHC Holding. The Stock Purchase Agreement provides for the acquisition of 100% of the issued and outstanding shares of TruHC, of which 100% was owned by TruHC Holding. On April 22, 2024, the Company completed the First Closing in exchange for a total of 2,135,199 Common Shares, representing approximately 77% of TruHC. The Second Closing for the balance of 635,363 Common Shares will take place after the shareholders of Flora approve the Share Issuance Resolution at this Annual Meeting.

Background of the Acquisition

The terms of the Acquisition were the result of arms' length negotiations between the representatives of the Company, on the one hand, and TruHC and its former parent company TruHC Holding, on the other hand. The following is a brief discussion of the background of the Acquisition, including the underlying negotiations and resulting Stock Purchase Agreement.

As part of Flora's ongoing consideration and evaluation of its long-term prospects and strategies to enhance its shareholder value, the Board and its executive management regularly review and discuss strategic opportunities, including potential acquisitions. Among other things, these reviews and discussions focus on the opportunities and risks associated with entering transactions with other companies with complementary businesses.

In furtherance of its evaluation of strategic acquisition opportunities, the Company determined that it is in the best of interest of shareholders to capitalize on the progressive legislative changes in the German cannabis framework. While the Company has had a presence in Germany, it has not historically had access to a EU-GMP facility in Germany. As such, the Company commenced a search for a German acquisition target with the requisite licenses and facility while adhering to the following criteria: (i) be of a size that would be transformative to the Company's business while being able to be integrated in a relatively seamless manner; (ii) be complementary to the Company's business with a solid foundation of core cannabis licenses; (iii) have a debt-free balance sheet such that a transaction would be accretive to the Company; and (iv) have an established and experienced management team in place to enable the Company to assume a strong position in the German cannabis market. The Company's executive management focused their efforts to facilitate and find a transaction that meets these criteria.

As a result of a review process and utilization of the Company's network in Europe, TruHC was selected as the top candidate to pursue an acquisition transaction in Germany. Throughout the search and selection process, Flora’s management identified suitable publicly listed and privately held, to the extent available, cannabis companies globally and evaluated key information about each prospective cannabis company, including but not limited to balance sheet metrics, profit and loss summary and a qualitative assessment of the latest business developments of each company. In total, this search and evaluation process encompassed approximately 81 companies. Management selected TruHC as the top candidate primarily because of the EU-GMP licenses it holds, the track record of TruHC’s management and the relative value of TruHC, computed by TruHC’s management and corroborated by Flora’s management, compared to Flora. Prospective cannabis companies identified by management with similar licenses to TruHC with higher market capitalizations based on the most recently available trading price than Flora were deemed by management to be infeasible acquisition targets. In addition, Flora and TruHC have held productive discussions about business cooperation and the prospect of cannabis legalization in Germany prior to the Acquisition. The participants in these discussions included the CEO, CFO and Chairman of the Board of Flora, as well as the shareholders of TruHC’s parent company TruHC Holding, including Ronald D. Schmeichel and Josh Epstein and management of TruHC as represented by Hendrik Knopp. On February 29, 2024, initial discussions commenced between the Company and TruHC's management regarding the performance of due diligence procedures. On March 11, 2024, the Company received the initial drafts of the TruHC's financial records and tax accounts. On March 23, 2024, the Company obtained evidence and verifications for all TruHC's licenses, including EU-GMP processing and production license for medical cannabis, a Goods Distribution Practice ("GDP") wholesale license, and an EU-GMP certification for the operation of a medical laboratory.

At the completion of these initial verification steps, the Company's executive management presented to the Board on March 26, 2024 a proposal to acquire TruHC. Clifford Starke, Chief Executive Officer of Flora, discussed the potential acquisition of TruHC with the Board, highlighting the importance of gaining access to its EU-GMP facility as well as further strengthening the Flora team in Germany. The Board then passed a motion to enable Flora's executive team to negotiate a purchase price for a majority stake in TruHC.

Over the next week negotiations continued and reached a mutually agreed upon level between the management of Flora and TruHC. The material terms of the proposals, subsequent proposals and counteroffers between Flora and TruHC regarding the Acquisition involved the purchase price, timing considerations and the resale restrictions of the Common Shares to be issued as consideration. Management of Flora and TruHC evaluated the aggregate costs that TruHC Holding incurred on behalf of TruHC to secure the EU-GMP and GDP licenses to inform the negotiations for the purchase price of the Acquisition. The labor component of such costs was approximately $2,500,000 as presented by a detailed schedule provided by TruHC’s Managing Director, Hendrik Knopp. Management of Flora and TruHC further negotiated the purchase price of the Acquisition by negotiating inflation adjustments, standard markups on labor, and a required return of 12% that resulted in an estimated valuation of approximately $4,100,000 for the TruHC licenses based on the replacement value method of valuation. From this position, management of Flora and TruHC evaluated Germany’s recent legislative measures related to recreational cannabis, the appreciation of Flora’s share price since acquisition negotiations commenced, and a premium for the control of TruHC.  Management of Flora and TruHC negotiated and agreed on a purchase price for the Acquisition of 2,770,562 Common Shares, which occurred through verbal proposals and counterproposals between management of Flora, Ronald Schmeichel and Josh Epstein, principles of TruHC Holding who represented the shareholders of TruHC and Hendrik Knopp, Managing Director of TruHC, reflecting the matters discussed above over a period of approximately 14 days. In addition, the negotiating parties agreed that Flora would file a registration statement with the SEC upon the First Closing to register the resale of the Common Shares issued as consideration in the First Closing. The issuance of the Common Shares issuable as consideration in the Second Closing will take place if the shareholders of Flora approve the Share Issuance Resolution at this Annual Meeting in accordance with Nasdaq Listing Rule 5635(a). Throughout the negotiation process, Flora’s and TruHC’s management exchanged drafts of both a binding letter of intent and the Stock Purchase Agreement. The terms of the binding letter of intent were agreed upon by Flora and TruHC on March 31, 2024 over a negotiation period of approximately 16 days. The Board approved the Acquisition on March 31, 2024. On April 1, 2024, Flora and TruHC Holding signed a binding letter of intent encapsulating the key terms of the Acquisition. The terms of the Stock Purchase Agreement continued to be negotiated and discussed until April 16, 2024. The participants in these discussions included the CEO, CFO and Chairman of the Board of Directors of Flora, as well as the shareholders of TruHC represented by Ronald Schmeichel, and Josh Epstein and management of TruHC represented by Hendrik Knopp.

On April 16, 2024, the company entered into the Stock Purchase Agreement with TruHC Holding pursuant to which the Company would acquire all of the issued and outstanding shares of TruHC in exchange for 2,770,562 Common Shares (the "Purchase Price") based on the closing price of the Company's Common Shares on March 28, 2024 of $2.31 per share. The Purchase Price consists of two closings. On the First Closing, which occurred on April 22, 2024, the Company issued 2,135,199 Common Shares, which is equal to 19.99% of the Company's issued and outstanding common shares prior to the signing of the Stock Purchase Agreement. On the Second Closing, the Company will issue 635,363 Common Shares after receiving shareholder approval for such issuance in accordance with the rules of the Nasdaq Stock Market at this Annual Meeting. It is in connection with this Second Closing that the Share Issuance Resolution is being sought.

Under the Stock Purchase Agreement, the Company is required to take all necessary steps and commercial best efforts to convene a shareholder meeting as soon as reasonably practicable to approve the Second Closing and to recommend the approval of the Second Closing to the Company's shareholders. The Stock Purchase Agreement contains other customary terms, representations, warries, covenants and closing conditions for a transaction of this nature.

Aegis Capital Corp. acted as a financial advisor to Flora in connection with the Stock Purchase Agreement.

Our Reasons for the Acquisition

The Board considered and evaluated several factors, including, but not limited to, the factors discussed below, in connection with the Acquisition. In light of the number and wide variety of factors considered in connection with its evaluation of the Acquisition, the Board did not consider it practicable to, and not did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Board viewed its decision as being based on all the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the Board's reasons for the Acquisition and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in this Proxy Statement under "Cautionary Note Regarding Forward-Looking Statements."

The Board considered the following factors in reaching its conclusion to approve the Acquisition, all of which the Board viewed as supporting its decision to approve the Acquisition and other aspects of the transaction:

  The Board believes the acquisition of TruHC and its cannabis licenses will expand and accelerate the Company's ability to benefit from Germany's changing medical cannabis regime and multi-phase legalization of recreational cannabis.
  The Board believes that TruHC's licenses, together with their anticipated impact, will result in a stronger market position in Germany from both a medical and recreational cannabis perspective, particularly given the phased legalization of recreational cannabis in Germany.
  The Board believes that TruHC's experienced and high-reputable management team, will be important factor in achieving a foothold in Germany's cannabis industry.
  The Board believes that there are synergies to be had by combining the Company's existing distribution network and infrastructure in Germany with TruHC's facility and management team.
  The Board believes that the addition of TruHC will reduce our reliance on upon the success of Phatebo GmbH - the Company's current medical cannabis license holder and wholly-owned subsidiary.
  The Board believes that the combined expertise and industry relationships of the Company and TruHC will broaden the distribution and future growth of our combined business, which will lead to an expanded and more diverse network, as well as greater market opportunity to launch more businesses in Germany.
  The Board believes that the Company's executive management has undertaken a comprehensive and thorough process of reviewing and analyzing potential acquisition transactions and acquisitions candidates, as well as reaching out and having discussions with potential candidates to identify the opportunity that would, in the Board's view, create the most value for its shareholders.
  The Board believes that the purchase price is fair and provides an opportunity to enhance shareholder value.

The Board reviewed the terms and conditions of the Stock Purchase Agreement, as well as the safeguards and protective provisions included therein intended to mitigate risks, including:

  The purchase price and two closings associated with its disbursement, including on the First Closing, by the issuance of 2,135,199 Common Shares and the Second Closing upon shareholder approval by the issuance of 635,363 Common Shares.
  The representations and warranties of TruHC, including but not limited to, no conflicts, no subsidiaries, financial statements, undisclosed liabilities, absence of certain changes, events and conditions, material contracts, legal proceedings, taxes, and brokers.
  The covenants of TruHC with regard to its conduct of business, access to information, no solicitation of other bids, notice of certain events, non-competition, non-solicitation, approvals and consents, books and records, and tax matters.
  The belief that the terms of the Stock Purchase Agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable under the circumstances.

In the course of deliberations, the Board also considered a variety of risks and countervailing factors related to entering into the Stock Purchase Agreement, including:

  The possibility that the value of the licenses held by TruHC declines, whether due to additional grants or other factors.
  The possibility volatility, at least in the short term, of the trading price of the Company's stock resulting from the announcement of the Acquisition.
  The potential challenges in integrating the business of TruHC and the risk that the expected benefits of the Acquisition may not be realized to the extent anticipated or at all.
  The fees and expenses to be incurred in connection with the Acquisition, including the costs associated and the time and effort management required to negotiate the terms and complete the Acquisition.
  The risk that the Acquisition might not have been consummated in a timely manner or at all and the potential adverse effect of the public announcement of the Acquisition or delay or failure to complete the Acquisition may have on the reputation of the Company.
  The possibility of disruptive stockholder litigation following announcement of the Acquisition and the filing of this Proxy Statement.
  The significant dilution to the Company's shareholders as a result of the Acquisition, including the Common Shares contemplated to be issued if the Share Issuance Resolution is approved at this Annual Meeting.
  The possibility that the Company's shareholders may not approve the Share Issuance Resolution at this Annual Meeting for the issuance of Common Shares in the Second Closing.
  Various other risks associated with the Acquisition, including those described in section titled "Risk Factors" of this Proxy Statement.

The foregoing information and factors considered by the Board are not intended to be exhaustive but are believed to be the material factors considered by the Board. The Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, the Company's executive management team, and the Company's legal advisors, and considered the factors overall to be favorable to, and to support, its determination. The Company has not received any reports, opinions or appraisals materially related to the Acquisition.

Interests of TruHC's Officers and its Managers in the Acquisition

Employment Agreements

There was no consideration that was received by TruHC in connection with the consummation of the Acquisition. Flora expects to enter into employment agreements with certain officers of TruHC, including Hendrik Knopp.

Non-Competition and Non-Solicitation

Each executive officer of the TruHC is expected to enter into a non-competition agreement whereby they agree that they will not, from and after the First Closing until 6 months following the First Closing, manage, operate, carry on, engage in, join, control, or participate in the ownership, management, operation, carrying on, or control of any business or enterprise that engages in the restricted business within the applicable territory, or solicit any of the customers, suppliers or employees of TruHC or Flora.

Appraisal or Dissenters' Rights

The shareholders at the Annual Meeting are not entitled to vote upon the Acquisition. In addition, no appraisal or dissenters' rights are available to our shareholders under Ontario law, our Articles of Incorporation, as amended, or our Bylaws as a result of the Acquisition or in connection with any matter to be acted upon at the Annual Meeting.

Federal Income Tax Consequences of the Acquisition

The Acquisition is not expected to result in U.S. federal income tax consequences to our shareholders.

Accounting Treatment of the Acquisition

The Acquisition will be accounted for under the acquisition method of accounting in accordance with the Financial Accounting Standard Board ("FASB"), Accounting Standard Codification or ASC 805-10, Business Combinations. Management has completed a preliminary allocation of the estimated Purchase Price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates and assumptions. These preliminary estimates and assumptions could change significantly after the Second Closing as we finalize the valuations of the net tangible assets and intangible assets. Any change could result in material variances between our future financial results and the amounts presented in the condensed combined pro forma financial statements included in this Proxy Statement, including variances in fair values recorded, as well as expenses associated with these items.

Regulatory Matters

Neither the Company nor TruHC was required to make any filings or to obtain approvals or clearances from any antitrust regulatory authorities in the United States or other countries to consummate the Acquisition. In the United States, the Company must comply with applicable federal and state securities laws and the listing rules of the Nasdaq Stock Exchange in connection with the issuance of Common Shares in the Second Closing of the Acquisition, including the filing with the SEC of this Proxy Statement.

FLORA GROWTH CORP. BUSINESS

Overview

Flora is a prominent lifestyle brand in the United States and a player in international pharmaceutical distribution focused on therapeutics, starting with medical cannabis. The Company's approach has enabled us to develop distribution networks, build customer bases, establish operations as the regulatory framework evolves and allow for expanded access to cannabis and its derivatives.

Just Brands LLC ("Just Brands") and High Roller Private Label LLC (together with Just Brands, "JustCBD") is Flora's leading consumer packaged goods brand. JustCBD was launched in 2017 with a mission to bring high-quality, trustworthy, and budget-friendly CBD products to market. The JustCBD offering currently consists of over 350 products across 15 categories, including CBD gummies, topicals, tinctures, and vape products and ships to over 11,500 independent retailers worldwide. JustCBD also sells direct to consumers with a customer base of approximately 350,000 people. JustCBD products are available for purchase in smoke and vape shops, clinics, spas and pet stores, as well as other independent non-traditional retail channels. JustCBD's products are both internally and third-party lab-tested to ensure quality.

Vessel Brand Inc. ("Vessel") is Flora's cannabis accessory and technology brand currently servicing the United States and Canada through direct-to-consumer and retail sales. Vessel's products include cannabis consumption accessories, personal storage, and travel accessories for the vape and dry herb categories, which are sold to consumers, dispensaries, smoke shops and cannabis brands. Vessel has been fully integrated into JustCBD and now benefits from operational, logistical and sales synergies with JustCBD.

Based in Germany, Phatebo GmbH ("Phatebo) is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods and medical cannabis products to treat a variety of health indications, including drugs related to cancer therapies, ADHD, multiple sclerosis and anti-depressants, among others. Phatebo holds a license for the Trade in Narcotic Drugs (including the cannabis sales license amendment) and a wholesale trading license, both of which are issued by BfArM (the largest drug approval authority in Europe). Phatebo is focused on distributing pharmaceutical products within 28 countries globally, primarily in Europe, but also with sales to Asia, Latin America, and North America. In November 2018, Phatebo also received a medical cannabis import and distribution license. Additionally, the Phatebo warehouse provides a logistics outpost for Flora's growing product portfolio and distribution network within the European Union.

Corporate Information

Flora was originally incorporated on March 13, 2019, under the laws of the Province of Ontario. The Company is an early-stage company with our registered office located at 365 Bay Street, Suite 800, Toronto, Ontario, M5H 2V1. Our principal place of business in the United States is located at 3406 SW 26th Terrace, Suite C-1, Fort Lauderdale, Florida 33312, and our phone number is (954) 842-4989. Our website address is www.floragrowth.com. The information contained on, or that can be accessed through, our website does not constitute a part of this Proxy Sttaement and is not incorporated by reference herein.

FLORA GROWTH CORP. MANAGEMENT DISCUSSION AND ANALYSIS AND RESULTS OF OPERATION

Set forth below is Flora's management discussion and analysis of financial condition and results of operations (the "Flora MD&A") as reported in:

  the section entitled "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Flora's Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 14, 2024 and attached to this Proxy Statement as Annex B; and
  the section entitled "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Flora's Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 28, 2024 and attached to this Proxy Statement as Annex C.

Flora's risk factors with respect to Flora's business (the "Flora Risk Factors") are reported in the section entitled "Item 1A. Risk Factors" in Flora's Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 28, 2024 and attached to this Proxy Statement as Annex D.

The Flora MD&A and Flora Risk Factors should be read together with our audited financial statements for the year ended December 31, 2023 and Flora's unaudited financial statements for the three months ended March 31, 2024, which are included in this Proxy Statement. Therefore, when reviewing the Flora MD&A and Flora Risk Factors references to "this report" or similar wording is referencing the original Form 10-K or Form 10-Q filing cited above. Similarly, references to the Flora financial statements and the notes to such financial statements refers to the Flora financial statements included in this Proxy Statement.

In addition to historical information, this discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See "Cautionary Note Regarding Forward-Looking Statements" for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under "Risk Factors" and elsewhere in this Proxy Statement. This information about Flora and TruHC has been included to provide shareholders in this Proxy Statement with certain historical financial information about Flora and TruHC that may be important to shareholders in connection with their evaluation of the Share Issuance Proposal.

THE TRUHC BUSINESS

Overview

TruHC Pharma GmbH was incorporated under the laws of Germany on February 17, 2022. TruHC engages in the import, distribution, and manufacturing of medical cannabis and operates a production facility at a size of 7,000 square feet, located at Poppenbütteler Bogen 68 22399 Hamburg, Germany. The Company's lease on this facility expires on April 30, 2025. The lease includes an option to extend the lease term for the entire space for a period of five years at the end of the current lease term at TruHC's option. TruHC's registered office and principal place of business in Germany is located at Hamburg, Germany. At December 31, 2023, all the Company's issued and outstanding shares were owned by TruHC Holding.

TruHC is an early-stage, pre-revenue entity, which possesses numerous licenses including:

  European Union Good Manufacturing Practice ("EU-GMP") processing and production license. Its EU-GMP certified customizable modules are flexible to incorporate various production and packaging processes, which could enable license extension for future in country cultivation and supply to cannabis dispensaries. Its laboratory is EU-GMP certified for instant cannabis analysis.
  Goods Distribution Practice ("GDP") wholesale license for import and export.
  Narcotics license with EU-GMP certified storage.

Recent Developments

On April 1, 2024, the Company entered into a binding Letter of Intent to acquire all of the issued and outstanding shares of TruHC from TruHC Holding in an all-stock deal in exchange for 2,770,562 Common Shares.

On April 16, 2024, Flora entered into the Stock Purchase Agreement with TruHC Holding pursuant to which Flora will acquire all the issued and outstanding shares of the TruHC. The Purchase Price will be paid and satisfied by Flora in two closings. On the First Closing, Flora issued 2,135,199 Common Shares, which is equal to 19.99% of Flora's issued and outstanding Common Shares prior to signing the Stock Purchase Agreement. On the Second Closing, Flora will issue 635,363 Common Shares to TruHC after receiving shareholder approval for such issuance in accordance with the rules of the Nasdaq Stock Market at this Annual Meeting. On April 22, 2024, the First Closing of the Acquisition for 2,135,199 Common Shares was completed.

Factors Impacting TruHC's Business

Early-stage company with limited operating history. To-date TruHC has not generated any revenues, operating cash flows or profit from its activities. Formed in 2022, TruHC has a limited operating history and limited financial resources. TruHC's ability to realize its business plan continues to depend on obtaining financial support from its parent company. There can be no assurance that such funding will be available for the development of TruHC's business or that TruHC's business plan is sound. There are costs, uncertainties, delays and difficulties frequently encountered by companies in the early stage of development.

License attainment and maintenance. At this stage, a significant component of TruHC's value proposition is rooted in the licenses it holds, including EU-GMP, GDP wholesale and narcotics. The effectiveness of TruHC's quality control systems and its ability to maintain these licenses with respect to its manufacturing, processing and testing facility depend on a number of factors, including the design of its quality control procedures, training programs, and its ability to ensure its employees adhere to appropriate policies and procedures. TruHC's expects that regulatory agencies will periodically inspect its facilities to evaluate compliance with applicable requirements. Failure to comply with these requirements may subject TruHC to possible regulatory enforcement actions and suspension of termination of key licenses, which could be detrimental to TruHC's business.

Licenses, approvals, and Permits. TruHC has obtained the licenses to operate on a global scale including required governmental approvals, licenses and permits. A summary of such governmental approvals, licenses and permits are set forth below.

  EU-GMP processing and production license. Its EU-GMP certified customizable modules are flexible to incorporate various production and packaging processes, which could enable license extension for future in country cultivation and supply to cannabis dispensaries. Its laboratory is EU-GMP certified for instant cannabis analysis.
  GDP wholesale license for import and export.
  Narcotics license with EU-GMP certified storage.

German cannabis developments. TruHC's growth is embedded in the expansion, regulation and legalization of medicinal and recreational cannabis and cannabis derivative products in Germany. TruHC is focused on the most robust markets in Germany. Cannabis laws and regulations are dynamic and subject to evolving interpretations which could require TruHC to incur substantial costs associated with compliance or alter certain aspects of TruHC's business plan. TruHC cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can it determine what effect additional government regulations or administrative policies and procedures could have on its business. A negative shift in the public's perception of the cannabis industry could affect future legislation.

Regulatory proficiency and adoption. The market in which TruHC operates is highly regulated and requires extensive experience in navigating the associated complexities. TruHC has assembled a team with deep knowledge of the regulatory and governance environments in which it operates. Fundamental expertise entails compliance with product approvals, import permits, export permits, distribution licenses and other pertinent licenses.

Integration with acquiring company. TruHC's ability to effectively execute its business plan will be heavily impacted by its integration with Flora. As a Nasdaq-listed cannabis company, Flora is subject to various risks, as detailed in its most recent Annual Report on Form 10-K filed the SEC on March 28, 2024. As a result of Flora's acquisition, TruHC has become subject to these risks. In addition, it is expected that TruHC will incur additional costs because of compliance with the regulatory requirements subject to subsidiaries of public companies, including but not limited to, the Sarbanes-Oxley Act of 2002.

Quality Control

TruHC has a comprehensive quality assurance program that gives it visibility into the maintenance of its licenses. Its quality control system includes the following elements:

  the planning and creation of site master files;
  the creation of standard operating procedures;
  the build out and retrofitting of its EU-GMP facility;
  the Planning, setup and audit of its EU-GMP laboratory;
  the audit and documentation of operating software;
  the mock audits, test runs and training;
  the planning, installation and audit of GMP production units;
  the planning, sourcing and installation of narcotic storage and alarm systems; and
  contracts with local police and service providers.

Seasonality

As TruHC is an early-stage, pre-revenue entity, there are no factors pertaining to seasonality that apply to its business.

Government Regulation

TruHC is subject to regulation by German and European government authorities, primarily as it pertains to the obtaining and maintaining of its licenses. TruHC has developed, maintains and follows internal controls to ensure that it continues to meet the licensing requirements of Germany and the European Union for its processing, production, customizable modules, laboratory, narcotics and wholesale for import and export licenses.

Description of Property

TruHC is party to one lease with Ali Nahavandi, as landlord, and TruHC, as tenant, dated February 10, 2022, for 7,000 square feet of space located at Poppenbutteler Bogen 68, 22399 Hamburg, Germany, which is TruHC's headquarters and principal office. The Company's material licenses can only be utilized within this facility. The lease commenced in May 2022 and expires in April 2025. There is an optional and unilateral 5-year lease extension at TruHC's option, which TruHC intends to exercise.

Human Resources

As of March 31, 2024, TruHC had 4 part-employees. None of the TruHC employees are represented by labor unions or covered by collective bargaining agreements. Flora intends to enter into an employment agreement with Hendrik Knopp, the Managing Director of TruHC.

Legal Proceedings

TruHC is from time to time subject to litigation and other proceedings. TruHC believes that there are no pending lawsuits or claims that may, individual or in the aggregate, have a material adverse effect on its business, financial condition or results of operations.

TRUHC MANAGEMENT DISCUSSION AND ANALYSIS AND RESULTS OF OPERATION FOR THE QUARTER ENDED MARCH 31, 2024

The following Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") of the Company should be read in conjunction with (a) our unaudited condensed financial statements for the periods ended March 31, 2024 and 2023, and the accompanying notes thereto (the "Financial Statements"), which have been prepared in accordance with U.S. GAAP; (b) our audited financial statements for the periods ended December 31, 2023 and 2022, and the related Management's Discussion and Analysis. Amounts are expressed in Euro ("€" or "EUR") unless otherwise stated to be in United States dollars ("USD"). Variance, ratio, and percentage changes in this MD&A are based on unrounded numbers. This MD&A reports the Company's activities through December 31, 2023, unless otherwise indicated.

Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements as a result of various factors, including, without limitation, changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions. Please see "Cautionary Statement Regarding Forward-Looking Statements" in this Annual Report for more information regarding forward-looking statements.

Overview of our Business

TruHC Pharma GmbH ("TruHC") was incorporated under the laws of Germany on February 17, 2022. TruHC engages in the import, distribution, and manufacturing of medical cannabis and operates a production facility. TruHC's registered office and principal place of business in Germany is located at Hamburg, Germany. At December 31, 2023, all the Company's issued and outstanding shares were owned by TruHC Holding GmbH ("TruHC Holding").

TruHC is an early-stage, pre-revenue entity, which possesses numerous licenses including:

  European Union Good Manufacturing Practice ("EU-GMP") processing and production license. Its EU-GMP certified customizable modules are flexible to incorporate various production and packaging processes, which could enable license extension for future in country cultivation and supply to cannabis dispensaries. Its laboratory is EU-GMP certified for instant cannabis analysis.
  Goods Distribution Practice ("GDP") wholesale license for import and export.
  Narcotics license with EU-GMP certified storage

On April 1, 2024, Flora Growth Corp. ("Flora"), a cannabis focused consumer-packaged goods leader and pharmaceutical distributor, has entered into a binding Letter of Intent (the "LOI") to acquire all of the issued and outstanding shares of TruHC from TruHC Holding in an all-stock deal in exchange for 2,770,562 Flora common shares.

On April 16, 2024, Flora entered into a Stock Purchase Agreement (the "Purchase Agreement") with TruHC Holding GmbH (the "Seller") pursuant to which Flora will acquire all the issued and outstanding shares of the Company. The Purchase Price will be paid and satisfied by Flora in two closings. On the first closing, Flora issued 2,135,199 of its common shares, which is equal to 19.99% of Flora's issued and outstanding common shares prior to signing the Purchase Agreement, to Seller. On the second closing (the "Second Closing"), Flora will issue 635,363 of its common shares to Seller after receiving shareholder approval for such issuance in accordance with the rules of the Nasdaq Stock Market at its next special or annual general meeting of shareholders.

On April 22, 2024, the first closing of the Transaction for 2,135,199 Flora shares was closed.

Under the Purchase Agreement, Flora is required to take all necessary steps and make commercial best efforts to convene a shareholder meeting as soon as reasonably practicable to approve the Second Closing and to recommend the approval of the Second Closing to the Company's shareholders. The Purchase Agreement contains other customary terms, representations, warranties, covenants and closing conditions for a transaction of this nature.

Factors Impacting our Business

Early-stage company with limited operating history. To-date TruHC has not generated any revenues, operating cash flows or profit from its activities. Formed in 2022, TruHC has a limited operating history and limited financial resources. Our ability to realize our business plan continues to depend on obtaining financial support from its parent company. There can be no assurance that such funding will be available for the development of our business or that our business plan is sound. There are costs, uncertainties, delays and difficulties frequently encountered by companies in the early stage of development.

License attainment and maintenance. At this stage, a significant component of TruHC's value proposition is rooted in the licenses it holds, including EU-GMP, GDP wholesale and narcotics. The effectiveness of TruHC's quality control systems and its ability to maintain these licenses with respect to its manufacturing, processing and testing facility depend on a number of factors, including the design of its quality control procedures, training programs, and its ability to ensure its employees adhere to appropriate policies and procedures. We expect that regulatory agencies will periodically inspect our facilities to evaluate compliance with applicable requirements. Failure to comply with these requirements may subject us to possible regulatory enforcement actions and suspension of termination of key licenses, which could be detrimental to the business.

German cannabis developments. TruHC's growth is embedded in the expansion, regulation and legalization of medicinal and recreational cannabis and cannabis derivative products in Germany. TruHC is focused on the most robust markets in Germany. Cannabis laws and regulations are dynamic and subject to evolving interpretations which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional government regulations or administrative policies and procedures could have on our business. A negative shift in the public's perception of the cannabis industry could affect future legislation.

Regulatory proficiency and adoption. The market in which TruHC operates is highly regulated and requires extensive experience in navigating the associated complexities. We have assembled a team with deep knowledge of the regulatory and governance environments in which the Company operates. Fundamental expertise entails compliance with product approvals, import permits, export permits, distribution licenses and other pertinent licenses.

Integration with acquiring company. Our growth ability to effectively execute our business plan will be heavily impacted by our integration with Flora. As a NASDAQ-listed cannabis company, Flora is subject to various risks, as detailed in its most recent 10-K filed the U.S. Securities Exchange Commission on March 28, 2024. As a result of Flora's acquisition, TruHC has become subject to these risks. In addition, it is expected that TruHC will incur additional costs as a result of compliance with the regulatory requirements subject to subsidiaries of public companies, including but not limited to, the Sarbanes-Oxley Act of 2002.

Key Components of Results of Operations

Operating Expenses

The Company's operating expenses are apportioned based on the following categories:

•	Professional fees include legal, audit and other expenses incurred by third-party service providers.
•	General and administrative include salaries, wages, benefits, temporary labor and subcontractor costs for TruHC's business. This category also includes the day-to-day operating costs of maintaining TruHC's facility as well as office costs.
•	Travel expenses relate to flight, lodging and incidental expenses for attending conferences, events and key business meetings.
•	Operating lease expense represents the cost of TruHC's operating lease, consisting of real estate.
•	Depreciation and amortization expense is provided on a straight-line basis over the corresponding assets' estimated useful lives.

Interest Expense

Interest expense consists of interest on shareholder loans from TruHC Holding.

Results of Operations

The following table sets forth the TruHC's consolidated results of operations for the three months ended March 31, 2024 and 2023 (in thousands). The period-to-period comparisons of the TruHC's historical results are not necessarily indicative of the results that may be expected in the future. The results of operations data have been derived from our audited consolidated financial statements.

	For the three months ended March 31, 2024	For the three months ended March 31, 2023
Operating expenses
Professional fees	€19,054	€82
General and administrative	47,089	26,207
Travel expenses	326	425
Operating lease expense	29,970	31,516
Depreciation and amortization	3,742	1,933
Operating loss	(100,181)	(60,163)
Interest expense (recovery)	5,391	(270
Net loss for the period	€(105,572)	€(59,893)

Operating Expenses

Operating expenses totaled €100,181 and €60,163 for the periods ended March 31, 2024 and 2023, respectively. The increase was primarily driven by increases in general and administrative and professional fees.

Professional Fees

Professional fees totaled €19,054 and €82 for the periods ended March 31, 2024 and 2023 respectively. The increase is due to higher accounting, legal and consulting fees.

General and Administrative Expenses

General and administrative expenses totaled €47,089 and €26,207 for the periods ended March 31, 2024 and 2023, respectively. The increase is primarily due to higher salaries, wages and benefits, which contributed €15,235 to the increase. Salaries, wages and benefits for the period ended March 31, 2024 were €35,481 compared to €20,245 for the period ended March 31, 2023.

The remaining fluctuations regarding general and administrative expenses are not significant individually and in aggregate.

Travel Expenses

Travel expenses totaled €326 and €425 for the periods ended March 31, 2024 and 2023 respectively. This fluctuation is not significant individually or in aggregate.

Operating Lease Expenses

Operating lease expenses totaled €29,970 and €31,516 for the periods ended March 31, 2024 and 2023 respectively. There have been no changes in TruHC’s leasing arrangement.

Depreciation and Amortization Expense

Depreciation and amortization expenses totaled €3,742 and €1,933 for the periods ended March 31, 2024 and 2023, respectively. This fluctuation is not significant individually or in aggregate.

Interest Expense

Interest expense totaled €5,391 and a recovery of €270 for the periods ended March 31, 2024 and 2023, respectively. The increase is primarily due to a higher outstanding balance on the shareholder loan TruHC Holding.

Net loss

TruHC incurred a net loss of €105,572 and €59,893 for the periods ended March 31, 2024 and 2023, respectively. The increase in loss was driven primarily by higher general and administrative expenses, professional fees, and interest expense.

Liquidity and Capital Resources

Since TruHC's inception, we have funded our operations and capital spending through shareholder loans from TruHC Holding. TruHC is a pre-revenue, early-stage company without an operating history. We have generated operating losses and negative cash flows from operations as reflected in our accumulated deficit and consolidated statements of cash flows. We expect to continue to incur operating losses and negative cash flows in the foreseeable future. Our current principal sources of liquidity are shareholder loans from our parent company. Cash and cash equivalents consist primarily of cash on deposit with banks. Cash and cash equivalents were €13,899 and €13,588 as of March 31, 2024, and December 31, 2023, respectively. As of March 31, 2024, the Company's current working capital, anticipated operating expenses and net losses raise substantial doubt as to whether existing cash and cash equivalents will be sufficient to meet its obligations as they come due within twelve months from the date the financial statements were issued. The financial statements do not include any adjustments for the recovery and classification of assets or the amounts and classification of liabilities that might be necessary should TruHC be unable to continue as a going concern.

TruHC's ability to execute its operating plans through 2024 and beyond depends on its ability to obtain additional funding through funding from its parent company or other forms of financing to meet planned growth requirements and to fund future operations, which may not be available on acceptable terms, or at all. If we are unable to raise the requisite funds, we will need to curtail or cease operations. See Note 2 to the condensed interim financial statements for more information.

Management has performed an analysis of our ability to continue as a going concern, and has determined that, based on our current financial position, there is a substantial doubt about our ability to continue as a going concern. In addition, our independent registered public accounting firm has raised substantial doubt as to our ability to continue as a going concern.

We have based our estimates as to how long we expect we will be able to fund our operations on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. In the long term, we may be required to obtain additional financing to fund our current planned operations, which may consist of incurrence of additional indebtedness, additional equity financing or a combination of these potential sources of funds. There can be no assurance that TruHC will be able to obtain additional funds on terms acceptable to it, on a timely basis or at all. The failure to obtain sufficient funds on acceptable terms when needed could have a material adverse effect on the results of operations, and financial condition. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends.

TruHC's primary uses of cash are for working capital requirements and capital expenditures. Additionally, from time to time, it may use capital for acquisitions and other investing and financing activities. Working capital is used principally for the TruHC's personnel.

Cash Flows

The following table sets forth the major components of the Company's condensed statements of cash flows for the periods presented.

(In European Euros)	For the three months ended March 31, 2024	For the three months ended March 31, 2023
Cash used in operating activities	€(82,189)	€(11,533)
Cash from financing activities	82,500	-
Cash used in investing activities	-	(197)
Change in cash during the period	311	(11,730)
Cash, beginning of period	13,588	15,281
Cash, end of period	€13,899	€3,551

Cash used in Operating Activities

Net cash used in operating activities for the periods ended March 31, 2024 and 2023 totaled €82,189 and €11,533, respectively. Cash flows used in operating activities for the period ended March 31, 2024 were due primarily to general and administrative and lease expenses.

Cash flows used in operating activities for the period ended March 31, 2023 were also due primarily to general and administrative and lease expenses.

Cash from Financing Activities

Net cash provided from financing activities for the periods ended March 31, 2024 and 2023 totaled €82,500 and nil, respectively. Net cash flows provided from financing activities for the period ended March 31, 2024 were from cash draws on loans from TruHC Holding as well as a capital contribution from TruHC Holding.

Cash used in Investing Activities

Net cash used in investing activities for the periods ended March 31, 2024 and 2023 totaled nil and €197, respectively.

Working Capital

As of March 31, 2024, we had a working capital deficiency of €68,191. TruHC’s primary cash flow needs are for the development of its cannabis activities, administrative expenses and for general working capital.

Funding Requirements

In February 2022, the Company entered into a first loan agreement with TruHC Holding, which granted the Company an interest-bearing loan of €250,000, in installments based on the individual installments requested by the Company ("First Loan"). The First Loan bears interest at 2.0% per annum. The First Loan is due to be repaid by December 31, 2026. The Company is entitled to make early repayments. As at March 31, 2024, the €250,000 (December 31, 2023 - €250,000) was outstanding under the First Loan.

In February 2022, the Company entered into a second loan agreement with TruHC Holding, which granted the Company an interest-bearing loan of €450,000, in installments based on the individual installments requested by the Company (“Second Loan”). The Second Loan bears interest at 4.0% per annum. The Second Loan is due to be repaid by December 31, 2026. The Company is entitled to make early repayments. As at March 31, 2024, €448,000 (December 31, 2023 – €378,000) was outstanding under the Second Loan.

As at March 31, 2024, the amount of accrued interest on the First Loan and Second Loan totals €22,730 (December 31, 2023 – €17,339).

In April 2024, both the First Loan and the Second Loan were forgiven by TruHC Holding.

Off-Balance Sheet Arrangements

At March 31, 2024, TruHC did not have any off-balance-sheet arrangements that have, or are reasonably likely to have, a current or future effect on its results of operations or financial condition, including, and without limitation, such considerations as liquidity and capital resources.

Contractual Obligations

At March 31, 2024, TruHC had the following contractual obligations to make future payments, representing contracts and other commitments that are known and committed:

(In European Euros)	Total	Less than 1 Year	1 - 3 Years	More than 3 Years
Operating lease obligations (1)	€641,019	€79,030	€210,746	€351,243
Long term debt (2)	720,730	-	720,730	-
Total	€1,361,749	€79,030	€931,476	€351,243

(1) See Note 8 of TruHC's Financial Statements for the periods March 31, 2024 and 2023.

(2) See Note 7 of TruHC's Financial Statements for the periods March 31, 2024 and 2023.

Critical Accounting Estimates

The preparation of the TruHC's financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, and expenses. These estimates and judgements are subject to change based on experience and new information which could result in outcomes that require a material adjustment to the carrying amounts of assets or liabilities affecting future periods. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized prospectively.

Liquidity and going concern considerations

The accompanying financial statements have been prepared assuming that TruHC will continue as a going concern. Management must assess the TruHC's ability to continue as a going concern each reporting period. This assessment involves the use of internal budgets and estimates of expenses and cash flows, which requires a significant amount of management judgement.

Estimated useful lives and depreciation of long-lived assets with finite lives

Amortization of intangible assets with finite lives are dependent upon estimates of useful lives and when the asset is available for use. These are determined through the exercise of judgment and are dependent upon estimates that consider factors such as economic and market conditions, frequency of use, and anticipated changes in laws.

Determination of asset groups for impairment testing

Management is required to use judgement in determining asset groups for the level at which long-lived assets are tested for impairment. Management considers the nature of operations and ability to track asset performance within each of the TruHC's business units to determine the appropriate level of asset aggregation and allocation, as well as the materiality of the underlying assets within the units.

Impairment of long-lived assets

Asset groups are subject to a two-step impairment testing model. Under Step 1 (recoverability test), the undiscounted expected future cash flows from an asset group are compared to the asset group's carrying amount. The estimates involved in this first step are similar to the recoverable amount assumptions, including, but not limited to, the cash flow growth rate and the discount rate. Significant management judgment is required when developing these assumptions, which include internal budgets and expectations, as well as consideration of external Company communications and market estimates of the Company's and its industry's future growth. If the carrying amount exceeds the undiscounted estimated future cash flows, the Company is required to perform a Step 2 fair value test, with a chosen model and estimates similar to those discussed above.

Income taxes and valuation allowances for deferred tax assets

In assessing the probability of realizing income tax assets recognized, management makes estimates related to expectations of future taxable income, applicable tax planning opportunities, expected timing of reversals of existing temporary differences and the likelihood that tax positions taken will be sustained upon examination by applicable tax authorities. In making its assessments, management gives additional weight to positive and negative evidence that can be objectively verified. Estimates of future taxable income are based on forecasted cash flows from operations and the application of existing tax laws in each jurisdiction. TruHC considers relevant tax planning opportunities that are within the TruHC's control, are feasible and within management's ability to implement. Examination by applicable tax authorities is supported based on individual facts and circumstances of the relevant tax position examined considering all available evidence. Where applicable tax laws and regulations are either unclear or subject to ongoing varying interpretations, it is reasonably possible that changes in these estimates can occur that materially affect the amounts of income tax assets recognized net of valuation allowances. Also, future changes in tax laws could limit TruHC from realizing the tax benefits from the deferred tax assets. TruHC reassesses unrecognized income tax assets at each reporting period.

TruHC must apply judgement when determining whether it has taken an uncertain tax position. Management has analyzed the tax positions taken by TruHC, and has concluded that as of December 31, 2023 and 2022, there were no uncertain tax positions taken.

Recently Adopted Accounting Principles

See Note 3, "Significant Accounting Policies", of the notes to the financial statements for a discussion of recently issued accounting standards.

TRUHC MANAGEMENT DISCUSSION AND ANALYSIS AND RESULTS OF OPERATION FOR THE YEAR ENDED DECEMBER 31, 2023

The following Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") of the Company should be read in conjunction with the Company's audited consolidated financial statements for the year ended December 31, 2023, and the accompanying notes thereto (the "Financial Statements"), which have been prepared in accordance with U.S. GAAP. Amounts are expressed in Euro ("€" or "EUR") unless otherwise stated to be in United States dollars ("USD"). Amounts stated in foreign currencies include approximate EUR amounts based on exchange rates on December 31, 2023. Variance, ratio, and percentage changes in this MD&A are based on unrounded numbers. This MD&A reports the Company's activities through December 31, 2023, unless otherwise indicated.

Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements as a result of various factors, including, without limitation, changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions. Please see "Cautionary Statement Regarding Forward-Looking Statements" in this Annual Report for more information regarding forward-looking statements.

Overview of our Business

TruHC Pharma GmbH ("TruHC") was incorporated under the laws of Germany on February 17, 2022. TruHC engages in the import, distribution, and manufacturing of medical cannabis and operates a production facility. TruHC's registered office and principal place of business in Germany is located at Hamburg, Germany. At December 31, 2023, all the Company's issued and outstanding shares were owned by TruHC Holding GmbH ("TruHC Holding").

TruHC is an early-stage, pre-revenue entity, which possesses numerous licenses including:

  European Union Good Manufacturing Practice ("EU-GMP") processing and production license. Its EU-GMP certified customizable modules are flexible to incorporate various production and packaging processes, which could enable license extension for future in country cultivation and supply to cannabis dispensaries. Its laboratory is EU-GMP certified for instant cannabis analysis.
  Goods Distribution Practice ("GDP") wholesale license for import and export.
  Narcotics license with EU-GMP certified storage.

On April 1, 2024, Flora Growth Corp. ("Flora"), a cannabis focused consumer-packaged goods leader and pharmaceutical distributor, has entered into a binding Letter of Intent (the "LOI") to acquire all of the issued and outstanding shares of TruHC from TruHC Holding in an all-stock deal in exchange for 2,770,562 Flora common shares, valued at $6.4 million (in United States dollars) (the "Purchase Price") based on the closing price of the Flora shares on March 28, 2024 of $2.31 (in United States dollars) per share (the "Transaction").

On April 16, 2024, Flora entered into a Stock Purchase Agreement (the "Purchase Agreement") with TruHC Holding GmbH (the "Seller") pursuant to which Flora will acquire all the issued and outstanding shares of the Company. The Purchase Price will be paid and satisfied by Flora in two closings. On the first closing, Flora issued 2,135,199 of its common shares, which is equal to 19.99% of Flora's issued and outstanding common shares prior to signing the Purchase Agreement, to Seller. On the second closing (the "Second Closing"), Flora will issue 635,363 of its common shares to Seller after receiving shareholder approval for such issuance in accordance with the rules of the Nasdaq Stock Market at its next special or annual general meeting of shareholders.

On April 22, 2024, the first closing of the Transaction for 2,135,199 Flora shares was closed.

Under the Purchase Agreement, Flora is required to take all necessary steps and make commercial best efforts to convene a shareholder meeting as soon as reasonably practicable to approve the Second Closing and to recommend the approval of the Second Closing to the Company's shareholders. The Purchase Agreement contains other customary terms, representations, warranties, covenants and closing conditions for a transaction of this nature.

Factors Impacting our Business

Early-stage company with limited operating history. To-date TruHC has not generated any revenues, operating cash flows or profit from its activities. Formed in 2022, TruHC has a limited operating history and limited financial resources. Our ability to realize our business plan continues to depend on obtaining financial support from its parent company. There can be no assurance that such funding will be available for the development of our business or that our business plan is sound. There are costs, uncertainties, delays and difficulties frequently encountered by companies in the early stage of development.

License attainment and maintenance. At this stage, a significant component of TruHC's value proposition is rooted in the licenses it holds, including EU-GMP, GDP wholesale and narcotics. The effectiveness of TruHC's quality control systems and its ability to maintain these licenses with respect to its manufacturing, processing and testing facility depend on a number of factors, including the design of its quality control procedures, training programs, and its ability to ensure its employees adhere to appropriate policies and procedures. We expect that regulatory agencies will periodically inspect our facilities to evaluate compliance with applicable requirements. Failure to comply with these requirements may subject us to possible regulatory enforcement actions and suspension of termination of key licenses, which could be detrimental to the business.

German cannabis developments. TruHC's growth is embedded in the expansion, regulation and legalization of medicinal and recreational cannabis and cannabis derivative products in Germany. TruHC is focused on the most robust markets in Germany. Cannabis laws and regulations are dynamic and subject to evolving interpretations which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional government regulations or administrative policies and procedures could have on our business. A negative shift in the public's perception of the cannabis industry could affect future legislation.

Regulatory proficiency and adoption. The market in which TruHC operates is highly regulated and requires extensive experience in navigating the associated complexities. We have assembled a team with deep knowledge of the regulatory and governance environments in which the Company operates. Fundamental expertise entails compliance with product approvals, import permits, export permits, distribution licenses and other pertinent licenses.

Integration with acquiring company. Our growth ability to effectively execute our business plan will be heavily impacted by our integration with Flora. As a NASDAQ-listed cannabis company, Flora is subject to various risks, as detailed in its most recent 10-K filed the U.S. Securities Exchange Commission on March 28, 2024. As a result of Flora's acquisition, TruHC has become subject to these risks. In addition, it is expected that TruHC will incur additional costs as a result of compliance with the regulatory requirements subject to subsidiaries of public companies, including but not limited to, the Sarbanes-Oxley Act of 2002.

Key Components of Results of Operations

Operating Expenses

The Company's operating expenses are apportioned based on the following categories:

• Professional fees include legal, audit and other expenses incurred by third-party service providers.

• General and administrative include salaries, wages, benefits, temporary labor and subcontractor costs for TruHC's business. This category also includes the day-to-day operating costs of maintaining TruHC's facility as well as office costs.

• Travel expenses relate to flight, lodging and incidental expenses for attending conferences, events and key business meetings.

• Operating lease expense represents the cost of TruHC's operating lease, consisting of real estate.

• Depreciation and amortization expense is provided on a straight-line basis over the corresponding assets' estimated useful lives.

Interest Expense

Interest expense consists of interest on shareholder loans from TruHC Holding.

Results of Operations

The following table sets forth the TruHC's consolidated results of operations for the fiscal years ended December 31, 2023 and 2022 (in thousands). The period-to-period comparisons of the TruHC's historical results are not necessarily indicative of the results that may be expected in the future. The results of operations data have been derived from our audited consolidated financial statements.

	For the year ended December 31, 2023	For the period from February 17, 2022 to December 31, 2022
Operating expenses
Professional fees	€7,589	€5,038
General and administrative	210,622	113,458
Travel expenses	2,037	451
Operating lease expense	123,105	84,783
Depreciation and amortization	14,675	9,550
Operating loss	(358,028)	(213,280)
Interest expense	13,759	3,602
Net loss for the period	€(371,787)	€(216,882)

Operating Expenses

Operating expenses totaled €358,028 and €213,280 for the periods ended December 31, 2023 and 2022, respectively. The increase was primarily driven by increases in general and administrative and operating lease expenses.

Professional Fees

Professional fees totaled €7,589 and €5,038 for the periods ended December 31, 2023 and 2022, respectively. The increase is due to higher accounting, legal and consulting fees.

General and Administrative Expenses

General and administrative expenses totaled €210,622 and €113,458 for the periods ended December 31, 2023 and 2022, respectively. The increase is due to the following factors:

  Salaries, wages and benefits contributed €60,466 to the increase. Salaries, wages and benefits for the period ended December 31, 2023 were €136,557 compared to €76,090 for the period ended December 31, 2022.
  External work added €32,296 to the increase. External work performed on the TruHC's facility totaled €40,722 for the period ended December 31, 2023 compared to €8,426 for the period ended December 31, 2022.

The remaining fluctuations regarding general and administrative expenses are not significantly individually and in aggregate.

Travel Expenses

Travel expenses totaled €2,037 and €451 for the periods ended December 31, 2023 and 2022, respectively. The increase is due to an increase in employee travel and corresponding vehicle expense.

Operating Lease Expenses

Operating lease expenses totaled €123,105 and €84,783 for the periods ended December 31, 2023 and 2022, respectively. The increase is a result of the timing of TruHC entering its facility lease in May of 2022. This entails that in the period ended December 31, 2022 there were only 8 months of lease compared to the full 12 months for the period ended December 31, 2023.

Depreciation and Amortization Expense

Depreciation and amortization expenses totaled €14,675 and €9,550 for the periods ended December 31, 2023 and 2022, respectively. This fluctuation is not significantly individually or in aggregate.

Interest Expense

Interest expense totaled €13,759 and €3,602 for the periods ended December 31, 2023 and 2022, respectively. The increase is due to higher amounts outstanding on the TruHC Holding loans in the period ended December 31, 2023 compared to the period ended December 31, 2022.

Net loss

TruHC incurred a net loss of €371,787 and €216,882 for the periods ended December 31, 2023 and 2022, respectively. The increase in loss was driven primarily by higher general and administrative expenses, operating lease expenses, and interest expense.

Liquidity and Capital Resources

Since TruHC's inception, we have funded our operations and capital spending through shareholder loans from TruHC Holding. TruHC is a pre-revenue, early-stage company without an operating history. We have generated operating losses and negative cash flows from operations as reflected in our accumulated deficit and consolidated statements of cash flows. We expect to continue to incur operating losses and negative cash flows in the foreseeable future. Our current principal sources of liquidity are shareholder loans from our parent company. Cash and cash equivalents consist primarily of cash on deposit with banks. Cash and cash equivalents were €13,588 and €15,281 as of December 31, 2023 and 2022, respectively. As of December 31, 2023, the Company's current working capital, anticipated operating expenses and net losses raise substantial doubt as to whether existing cash and cash equivalents will be sufficient to meet its obligations as they come due within twelve months from the date the financial statements were issued. The financial statements do not include any adjustments for the recovery and classification of assets or the amounts and classification of liabilities that might be necessary should TruHC be unable to continue as a going concern.

TruHC's ability to execute its operating plans through 2024 and beyond depends on its ability to obtain additional funding through funding from its parent company or other forms of financing to meet planned growth requirements and to fund future operations, which may not be available on acceptable terms, or at all. If we are unable to raise the requisite funds, we will need to curtail or cease operations. See Note 2 to the audited financial statements for more information.

Management has performed an analysis of our ability to continue as a going concern, and has determined that, based on our current financial position, there is a substantial doubt about our ability to continue as a going concern. In addition, our independent registered public accounting firm has raised substantial doubt as to our ability to continue as a going concern.

We have based our estimates as to how long we expect we will be able to fund our operations on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. In the long term, we may be required to obtain additional financing to fund our current planned operations, which may consist of incurrence of additional indebtedness, additional equity financing or a combination of these potential sources of funds. There can be no assurance that TruHC will be able to obtain additional funds on terms acceptable to it, on a timely basis or at all. The failure to obtain sufficient funds on acceptable terms when needed could have a material adverse effect on the results of operations, and financial condition. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends.

TruHC's primary uses of cash are for working capital requirements and capital expenditures. Additionally, from time to time, it may use capital for acquisitions and other investing and financing activities. Working capital is used principally for the TruHC's personnel.

Cash Flows

The following table sets forth the major components of the Company's condensed statements of cash flows for the periods presented.

(In European Euros)	For the year ended December 31, 2023	For the period from February 17, 2022 to December 31, 2022
Cash used in operating activities	€(309,956)	€(197,894)
Cash from financing activities	313,000	327,500
Cash used in investing activities	(4,737)	(114,325)
Change in cash during the period	(1,693)	15,281
Cash, beginning of period	15,281	-
Cash, end of period	€13,588	€15,281

Cash used in Operating Activities

Net cash used in operating activities for the periods ended December 31, 2023 and 2022 totaled €309,956 and €197,894, respectively. Cash flows used in operating activities for the period ended December 31, 2023 were due primarily to general and administrative and lease expenses.

Cash flows used in operating activities for the period ended December 31, 2022 were also due primarily to general and administrative and lease expenses.

Cash from Financing Activities

Net cash provided from financing activities for the periods ended December 31, 2023 and 2022 totaled €313,000 and €327,500, respectively. Net cash flows provided from financing activities for the period ended December 31, 2023 were from cash draws on loans from TruHC Holding.

Cash flows provided from financing activities for the period ended December 31, 2022 were from cash draws on loans from TruHC Holding as well as a capital contribution from TruHC Holding.

Cash used in Investing Activities

Net cash used in investing activities for the periods ended December 31, 2023 and 2022 totaled €4,737 and €114,325, respectively. Cash flows used in investing activities for the periods ended December 31, 2023 and 2022 were related to capital expenditures related to equipment and intangible assets.

Working Capital

As of December 31, 2023, we had a working capital deficiency of €56,485. TruHC’s primary cash flow needs are for the development of its cannabis activities, administrative expenses and for general working capital.

Funding Requirements

Due to the early-stage nature of our activities, our continued existence is dependent on the continued financial support of our parent company.

In February 2022, the TruHC entered into a first loan agreement with TruHC Holding, which granted TruHC an interest-bearing loan of €250,000, in installments based on the individual installments requested by TruHC ("First Loan"). The First Loan bears interest at 2.0% per annum. The First Loan was due to be repaid by December 31, 2026. TruHC was entitled to make early repayments. As at December 31, 2023, the €250,000 (December 31, 2022 - €250,000) was outstanding under the First Loan.

In February 2022, TruHC entered into a second loan agreement with TruHC Holding, which granted TruHC an interest-bearing loan of €450,000, in installments based on the individual installments requested by TruHC (“Second Loan”). The Second Loan bears interest at 4.0% per annum. The Second Loan was due to be repaid by December 31, 2026. TruHC was entitled to make early repayments. As at December 31, 2023, €378,000 (December 31, 2022 – €65,000) was outstanding under the Second Loan.

As at December 31, 2023, the amount of accrued interest on the First Loan and Second Loan totals €17,339 (December 31, 2022 – €13,590).

In April 2024, both the First Loan and the Second Loan were forgiven by TruHC Holding.

Off-Balance Sheet Arrangements

As of December 31, 2023, TruHC did not have any off-balance-sheet arrangements that have, or are reasonably likely to have, a current or future effect on its results of operations or financial condition, including, and without limitation, such considerations as liquidity and capital resources.

Contractual Obligations

At December 31, 2023, TruHC had the following contractual obligations to make future payments, representing contracts and other commitments that are known and committed:

(In European Euros)	Total	Less than 1 Year	1 - 3 Years	More than 3 Years
Operating lease obligations (1)	€667,362	€105,373	€210,746	€351,243
Long term debt (2)	645,339	-	645,339	-
Total	€1,312,701	€105,373	€856,085	€351,243

(1)	See Note 8 of TruHC's Financial Statements for the periods ended December 31, 2023 and 2022.
(2)	See Note 7 of TruHC's Financial Statements for the periods ended December 31, 2023 and 2022.

Critical Accounting Estimates

The preparation of the TruHC's financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, and expenses. These estimates and judgements are subject to change based on experience and new information which could result in outcomes that require a material adjustment to the carrying amounts of assets or liabilities affecting future periods. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized prospectively.

Liquidity and going concern considerations

The accompanying financial statements have been prepared assuming that TruHC will continue as a going concern. Management must assess the TruHC's ability to continue as a going concern each reporting period. This assessment involves the use of internal budgets and estimates of expenses and cash flows, which requires a significant amount of management judgement.

Estimated useful lives and depreciation of long-lived assets with finite lives

Amortization of intangible assets with finite lives are dependent upon estimates of useful lives and when the asset is available for use. These are determined through the exercise of judgment and are dependent upon estimates that consider factors such as economic and market conditions, frequency of use, and anticipated changes in laws.

Determination of asset groups for impairment testing

Management is required to use judgement in determining asset groups for the level at which long-lived assets are tested for impairment. Management considers the nature of operations and ability to track asset performance within each of the TruHC's business units to determine the appropriate level of asset aggregation and allocation, as well as the materiality of the underlying assets within the units.

Impairment of long-lived assets

Asset groups are subject to a two-step impairment testing model. Under Step 1 (recoverability test), the undiscounted expected future cash flows from an asset group are compared to the asset group's carrying amount. The estimates involved in this first step are similar to the recoverable amount assumptions, including, but not limited to, the cash flow growth rate and the discount rate. Significant management judgment is required when developing these assumptions, which include internal budgets and expectations, as well as consideration of external Company communications and market estimates of the Company's and its industry's future growth. If the carrying amount exceeds the undiscounted estimated future cash flows, the Company is required to perform a Step 2 fair value test, with a chosen model and estimates similar to those discussed above.

Income taxes and valuation allowances for deferred tax assets

In assessing the probability of realizing income tax assets recognized, management makes estimates related to expectations of future taxable income, applicable tax planning opportunities, expected timing of reversals of existing temporary differences and the likelihood that tax positions taken will be sustained upon examination by applicable tax authorities. In making its assessments, management gives additional weight to positive and negative evidence that can be objectively verified. Estimates of future taxable income are based on forecasted cash flows from operations and the application of existing tax laws in each jurisdiction. TruHC considers relevant tax planning opportunities that are within the TruHC's control, are feasible and within management's ability to implement. Examination by applicable tax authorities is supported based on individual facts and circumstances of the relevant tax position examined considering all available evidence. Where applicable tax laws and regulations are either unclear or subject to ongoing varying interpretations, it is reasonably possible that changes in these estimates can occur that materially affect the amounts of income tax assets recognized net of valuation allowances. Also, future changes in tax laws could limit TruHC from realizing the tax benefits from the deferred tax assets. TruHC reassesses unrecognized income tax assets at each reporting period.

TruHC must apply judgement when determining whether it has taken an uncertain tax position. Management has analyzed the tax positions taken by TruHC, and has concluded that as of December 31, 2023 and 2022, there were no uncertain tax positions taken.

Recently Adopted Accounting Principles

See Note 3, "Significant Accounting Policies", of the notes to the financial statements for a discussion of recently issued accounting standards.

				Adjustments	As at March 31, 2024
Assets	Flora Growth Corp.	TruHC Pharma GmbH	Note	Acquisition of TruHC Pharma GmbH	Consolidated
Cash and cash equivalents	4,156	15	2b	(138)	3,933
			2c	(100)
Restricted cash	35	-		-	35
Trade and amounts receivables	7,281	23		-	7,304
Prepaid expenses and deposits	1,049	22		-	1,071
Inventory	9,246	-		-	9,246
Total current assets	21,767	60		(238)	21,589
Plant, plant and equipment	786	98		-	884
Right of use assets	710	496		-	1,206
Intangible assets	908	-		-	908
Licenses	-	-	2a	5,470	4,327
			2b	138
			2c	100
			2a(iv)	(1,381)
Other assets	103	-		-	103
Total assets	24,274	654		4,089	29,017

Liabilities
Trade payables and other payables	5,005	51		-	5,056
Current portion of long-term debt	3,078	-		-	3,078
Current portion of lease-liability	803	70		-	873
Other accrued liabilities	10,433	13		-	10,446
Total current liabilities	19,319	133		-	19,453
Non-current debt	-	778	2d	(778)	-
Non-current lease liability	1,817	465		-	2,282
Deferred tax	-	-	2a	1,336	890
			2a(iv)	(446)
Total Liabilities	21,136	1,377		112	22,625

Shareholders' equity
Share capital	148,871	27	2a	4,189	153,060
			2a(v)	(27)
AOCI	(113)	-			(113)
Deficit	(145,620)	(750)	2a(v)	750	(146,555)
			2a(iv)	(1,381)
			2a(iv)	446
Total shareholders' equity	3,138	(723)		3,977	6,392
Total liabilities & shareholders' equity	24,274	654		4,089	29,017

The accompanying notes are an integral part of these pro-forma consolidated financial statements.

Unaudited Pro Forma Consolidated Statement of Loss and Comprehensive Loss

(Stated in Thousands of United States Dollars)

For the three months ended March 31, 2024

			Adjustments
	Flora Growth Corp.	TruHC Pharma GmbH	Note	Acquisition of TruHC Pharma GmbH	Consolidated
Revenue	18,031	-		-	18,031
Cost of goods sold	14,177	-		-	14,177
Gross profit	3,854	-		-	3,854

Expenses:
Consulting and management fees	2,302	-		-	2,302
Professional fees	453	21		-	474
General and administrative	442	51		-	493
Promotion and communication	1,104	-		-	1,104
Travel expenses	69	-		-	69
Share-based compensation	10	-		-	10
Research and development	47	-		-	47
Operating lease expense	165	33			198
Depreciation and amortization	74	4	2a(iv)	276	354
Bad debt expense	47	-		-	47
Asset impairment	898	-		-	898
Other expenses (income) net	728	-		-	728
	6,339	109		276	6,724

Other items
Interest expense	22	6		-	28
Foreign exchange loss	132	-		-	132
Unrealized loss from changes in fair value	607	-		-	607
Loss before income taxes	(3,246)	(115)		(276)	(3,637)
Income tax expense (recovery)	128	-		(89)	39
Net loss	(3,374)	(115)		(187)	(3,676)
Basic and diluted loss per share attributable to Flora Growth Corp.	(0.38)	(0.01)			(0.31)
Exchange differences on foreign operations	(27)	-		-	(27)
Comprehensive loss	(3,347)	(115)		(187)	(3,703)

Weighted average number of shares - basic and dilutive	8,916,000			2,770,562	11,686,562

The accompanying notes are an integral part of these pro-forma consolidated financial statement

Unaudited Pro Forma Consolidated Statement of Loss and Comprehensive Loss

(Stated in Thousands of United States Dollars)

For the year ended December 31, 2023

			Adjustments
	Flora Growth Corp.	TruHC Pharma GmbH	Note	Acquisition of TruHC Pharma GmbH	Consolidated
Revenue	76,071			-	76,071
Cost of goods sold	58,333	-		-	58,333
Gross profit	17,738	-			17,738
Expenses:
Consulting and management fees	11,876	-		-	11,876
Professional fees	2,301	8		-	2,309
General and administrative	1,646	228		-	1,874
Promotion and communication	4,710	-		-	4,710
Travel expenses	413	2		-	415
Share-based compensation	1,591	-		-	1,591
Research and development	62	-		-	62
Operating lease expense	1,211	133			1,344
Depreciation and amortization	2,335	16	2a(iv)	1,105	3,456
Bad debt expense	236	-		-	236
Asset impairment	39,507	-		-	39,507
Other expenses (income) net	2,204	-		-	2,204
	68,092	387		1,105	69,584

Other items
Interest expense	92	15		-	107
Foreign exchange gain	(158)	-		-	(158)
Unrealized gain from changes in fair value	(1,991)	-		-	(1,991)
(Loss) income before income taxes	(48,297)	(402)		(1,105)	(49,804)
Income tax (benefit) expense	(1,628)	-		(357)	(1,985)
Net loss from continuing operations	(46,669)	(402)		(748)	(47,819)
Loss from discontinued operations, net of taxes	(9,678)	-		-	(9,678)
Net loss for the period	(56,347)	(402)		(748)	(57,497)
Net loss attributable to Flora Growth Corp.	(57,036)	(402)		(748)	(58,186)
Net income (loss) attributable to non-controlling interests	689	-		-	689
Basic and diluted loss per share attributable to Flora Growth Corp.	(7.75)	-			(5.75)
Exchange differences on foreign operations	(2,592)	-		-	(2,592)
Comprehensive loss	(53,755)	(402)		(748)	(55,594)
Comprehensive loss attributable to Flora Growth Corp.	(54,444)	(310)		(748)	(54,905)
Comprehensive loss attributable to non-controlling interests	689	-		-	689

Weighted average number of shares - basic and dilutive	7,356,000			2,770,562	10,126,562

The accompanying notes are an integral part of these pro-forma consolidated financial statements.

1. Basis of Presentation

These unaudited pro forma condensed combined financial statements (the "Pro Forma Financial Statements") are prepared to illustrate the impact of the acquisition by Flora Growth Corp. ("Flora" or the "Company") of TruHC Pharma GmbH ("TruHC") (the "Transaction").

The Company is listed on the NASDAQ and is a consumer-packaged goods leader and pharmaceutical distributor. TruHC is a German cannabis company possessing the following licenses:

(i) European Union Good Manufacturing Practice ("EU-GMP") processing and production license. Its EU-GMP certified customizable modules are flexible to incorporate various production and packaging processes, which could enable license extension for future in country cultivation and supply to cannabis dispensaries. Its laboratory is EU-GMP certified for instant cannabis analysis.

(ii) Goods Distribution Practice ("GDP") wholesale license for import and export.

(iii) Narcotics license with EU-GMP certified storage.

The Transaction is to represent an acquisition of TruHC by Flora through two closings. On the first closing, Flora issued 2,135,199 of its common shares, which is equal to 19.99% of Flora's issued and outstanding common shares prior to signing the purchase agreement (the "First Closing"). On the second closing, Flora will issue 635,363 of its common shares after receiving shareholder approval for such issuance in accordance with the rules of the Nasdaq Stock Market at its next special or annual general meeting of shareholders (the "Second Closing"). The First Closing occurred on April 22, 2024. These Pro Forma Financial Statements were prepared to illustrate impact of the occurrence of both the First Closing and the Second Closing.

The Pro Forma Financial Statements are those of Flora and have been prepared for inclusion in the Proxy Statement of Flora for the upcoming general and special meeting of the shareholders of the Company.

These Pro Forma Financial Statements are based on Flora's historical consolidated financial statements and TruHC's historical consolidated financial statements as adjusted to give effect to the acquisition of TruHC. The First Closing occurred on April 22, 2024 and the Second Closing is expected to occur in August 2024.

These Pro Forma Financial Statements do not necessarily reflect what the combined company's financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. Our actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

There have been no adjustments made to give effect to any potential synergies or dis-synergies which may arise from the Transaction.

The accounting policies used in the preparation of the Pro Forma Financial Statements are those set out in Flora's annual audited financial statements for the year ended December 31, 2023, as well as the annual audited financial statements of TruHC for the year ended December 31, 2023, and as such should be read in conjunction with such audited financial statements.

The unaudited pro forma consolidated statement of financial position as at March 31, 2024 has been prepared from information derived from the following:

• Flora's unaudited condensed interim consolidated statement of financial position as at March 31, 2024;

• TruHC's unaudited statement of financial position as at March 31, 2024, translated to United States dollars from European Euros at the March 29, 2024 rate of 1.0797, which represents the last business day in the month of March 2024.

The unaudited pro forma consolidated statement of loss and comprehensive loss for the three months ended March 31, 2024 has been prepared from information derived from the following:

• Flora's unaudited condensed interim consolidated statement of loss and comprehensive loss for the three months ended March 31, 2024;

• TruHC's unaudited statement of operations for the three months ended March 31, 2024, translated into United States dollars from European Euros at the three-month average rate of 1.0857.

The unaudited pro forma consolidated statement of loss and comprehensive loss for the year ended December 31, 2023 has been prepared from information derived from the following:

• Flora's audited consolidated statement of loss and comprehensive loss for the period from January 1, 2023 to December 31, 2023;

• TruHC's audited statement of operations for the year ended December 31, 2023, translated to United States dollars from European Euros at the twelve-month average rate of 1.0814.

The pro forma adjustments include all those transactions attributable to the Transaction for which the complete financial effects are objectively determinable.

The Pro Forma Financial Statements are not intended to reflect the results of operations or the financial position that would have actually resulted had the Transaction been effected on the dates indicated or the results which may be obtained in the future. The Pro Forma Financial Statements should be read in conjunction with the other sections of the Proxy Statement.

The pro forma adjustments are based on certain estimates and assumptions. Management believes that such assumptions provide a reasonable basis for presenting all the significant effects of the Transaction contemplated and that the Pro Forma Financial Statement adjustments give appropriate effect to those adjustments and are properly applied in the Pro Forma Financial Statements.

The Pro Forma Financial Statements are based on estimates and assumptions set forth in the notes herein. The Pro Forma Financial Statements are being provided solely for informational purposes and are not necessarily indicative of any future consolidated financial position or of the consolidated financial position that might have been achieved for the periods indicated; nor is it necessarily indicative of future results that may occur.

The allocation of the purchase price to reflect the fair values of the assets acquired and liabilities assumed is based on management's estimate of such assets and liabilities and, accordingly, the adjustments that have been included in the Pro Forma Financial Statements as at March 31, 2024 may be subject to change. The preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the pro forma balance sheet and income statement. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations as described in more detail in the explanatory notes below. The final allocation is expected to be completed when the Company files its condensed interim consolidated financial statements for three and six months ended June 30, 2024, and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include (1) changes in fair values of licenses; and (2) other changes to assets and liabilities.

Pro Forma Assumptions and Adjustments

The unaudited pro forma consolidated statement of financial position gives effect to the completion of the Transaction as if the Transaction had occurred on March 31, 2024. The unaudited pro forma consolidated statement of loss and comprehensive loss gives effect to the completion of those transactions had they occurred on January 1, 2023. The Pro Forma Financial Statements are based on the following estimates and assumptions:

a) On April 16, Flora entered into a share purchase agreement for the Transaction. Management has assessed the Arrangement under ASC 805 Business Combinations and concluded that it constitutes an asset acquisition. The management of Flora has made a preliminary determination of the fair value of the tangible and intangible assets acquired and liabilities assumed in the Transaction. If new information obtained within one year of the date of the Transaction about the facts and circumstances that existed at the date of the Transaction identifies adjustments to the amounts then the accounting for the Transaction is to be revised. The final allocation of the fair value of the net assets acquired and aggregate consideration may be significantly different from the preliminary allocation as presented below:

First Closing - 2,135,199 common shares valued at $1.56 per share (i)	$3,330,910
Second Closing - 635,363 common shares value at $1.35 per share (ii)	857,740
Total consideration	4,188,650

Purchase price allocation:
Cash and cash equivalents	15,007
Receivables	22,870
Prepaid expenses and other current assets	21,969
Plant and equipment (iii)	98,355
Operating lease right of use assets	496,138
Trade and other payables	(51,310)
Operating lease liabilities	(534,891)
Other accrued liabilities	(12,546)
Deferred income tax liabilities	(1,336,392)
Licenses (iv)	5,469,450
$4,188,650

The First Closing occurred on April 22, 2024. Flora's closing share price on April 19, 2024, representing the last available closing price at the time of this closing, is utilized to value this component. Therefore, the value of the First Closing had already occurred and will not vary based on the market price of the Company's common shares upon consummation of the Transaction.

(i) The value of the Second Closing within the purchase price will vary based on the market price of the Company's common shares upon the Second Closing. The Company believes that the following fluctuations in the market price of its common stock is reasonably possible based on historical volatility, and the potential effect on Second Closing component of the purchase price would be:

	Company's share price	Second Closing Component of Purchase Price
As presented	$1.35	$857,740
10% Decrease	$1.22	$771,966
20% Decrease	$1.08	$686,192
30% Decrease	$0.95	$600,418
40% Decrease	$0.81	$514,644
50% Decrease	$0.68	$428,870
10% Increase	$1.49	$943,514
20% Increase	$1.62	$1,029,288
30% Increase	$1.76	$1,115,062
40% Increase	$1.89	$1,200,836
50% Increase	$2.03	$1,286,610

(ii) The Company has not yet determined the fair value of plant and equipment acquired and is using the carrying value.

(iii) The Company has preliminarily identified and valued $5,469,450 in licenses. Since all information required to perform a detailed valuation analysis of TruHC's licenses could not be obtained as of the date of this filing, for the purposes of these pro forma financial statements, the Company used certain assumptions based on preliminary valuations concluded for these licenses. A 10% change in the valuation of licenses would cause a corresponding increase or decrease in the excess of the purchase price over the fair value of the net assets of approximately $550,000 and annual amortization expense of approximately $110,000, assuming an overall weighted average useful life of 5 years. For the purpose of the Pro Forma Financial Statements, the following are the amortization expenses for each corresponding period:

a. For the three months ended March 31, 2024 - $276,170.

b. For the year ended December 31, 2023 - $1,104,678.

(iv) Reflects the elimination of TruHC's historical equity balances.

b) No finder's fees or commissions were paid or are payable in connection with the Transaction other than fees to certain consultants and investment banks acting as advisors to the Company. These fees would be valued at $138,000 incurred by Flora prior to the closing of the Transaction.

c) Represents the accrual of legal, consulting and other professional fees in connection with the Transaction and is estimated at $100,000. These costs will not affect the Company's income statement beyond 12 months after the closing of the Transaction.

d) In connection with the Transaction, TruHC's intercompany liabilities were forgiven.

e) For all adjustments except the one described in 2)a)(iv), the Company utilized an effective income tax rate of nil for the pro forma adjustments as these adjustments net to a taxable loss for which the corresponding deferred tax asset has a full valuation allowance.

2. Share Capital

A continuity of the pro forma consolidated share capital is as follows:

As at March 31, 2024	Note	Number of shares	Amount
Flora common shares outstanding prior to the Transaction		8,981,000	$148,871,000
Shares issued to effect the Transaction	2a	2,770,562	4,188,650
		11,751,562	$153,059,650

THE STOCK PURCHASE AGREEMENT

The following summary describes the material provisions of the Stock Purchase Agreement that provides for the acquisition of TruHC, the First Closing of which took place on April 22, 2024. This summary of the Stock Purchase Agreement is subject to, and qualified in its entirety by reference to, the Stock Purchase Agreement, a copy of which is included as Annex A to this Proxy Statement. You are urged to read the Stock Purchase Agreement carefully and, in its entirety, as it is the legal document governing the Acquisition, and carefully read this entire Proxy Statement and the other documents to which we have referred you. Business and operational information regarding TruHC and us can be found elsewhere in this Proxy Statement, and with respect to us, in the other public documents that we file with the SEC. See "Where to Get Additional Information" in this Proxy Statement.

The Stock Purchase Agreement and the following summary have been included to provide you with information regarding the terms of the Stock Purchase Agreement. The assertions embodied in the representations and warranties contained in the Stock Purchase Agreement of Flora and TruHC Holding were made solely for purposes of the Stock Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating its terms. In particular, the representations and warranties contained in the Stock Purchase Agreement were made solely for the benefit of the parties to the Stock Purchase Agreement and were negotiated for the purpose of allocating risk between the parties to the Stock Purchase Agreement rather than to establish matters of fact. The assertions embodied in those representations and warranties also are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Stock Purchase Agreement. Although neither Flora nor TruHC believe that the confidential disclosure schedules contain information that the federal securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Stock Purchase Agreement. Accordingly, neither our shareholders or investors in our Common Shares should rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Stock Purchase Agreement and are modified in important part by the corresponding disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

The Acquisition and the Closing

On April 1, 2024, the Company entered into a binding Letter of Intent to acquire all of the issued and outstanding shares of TruHC from TruHC Holding in an all-stock deal in exchange for 2,770,562 Common Shares.

On April 16, 2024, the Company entered into the Stock Purchase Agreement with TruHC Holding GmbH. The Stock Purchase Agreement provides for the acquisition of 100% of the issued and outstanding shares of TruHC Pharma GmbH, of which 100% was owned by TruHC Holding GmbH. On April 22, 2024, the Company completed the First Closing in exchange for a total of 2,135,199 Common Shares, representing approximately 77% of TruHC. The Second Closing for the balance of 635,363 Common Shares will take place after the shareholders of Flora approve the Share Issuance Resolution at this Annual Meeting - Refer to Proposal No. 5 - Approval of Share Issuance Proposal within this Proxy Statement.

Consideration in the Acquisition

Pursuant to the terms of the Stock Purchase Agreement, the aggregate purchase price for the Acquisition is $6.4 million and is satisfied through the issuance of Common Shares to TruHC Holding or its designees as follows:

(i) on the First Closing, by the issuance of 2,135,199 Common Shares, registered in the name of TruHC Holding, or as it may direct, at a deemed price equal to $2.31 per Common Shares; and

(ii) on the Second Closing, upon shareholder approval of the issuance at this Annual Meeting, by the issuance of 635,363 Common Shares, registered in the name of TruHC Holding, as it may direct.

The First Closing occurred on April 22, 2024.

Flora will not receive any proceeds from the issuance of Common Shares in the Second Closing, assuming the Share Issuance Resolution is approved by the shareholders at this Annual Meeting, because such issuances were in consideration for the payment of the Purchase Price.

Registration Rights

Pursuant to Section 5.11 of the Stock Purchase Agreement, Flora shall use reasonable commercial efforts to, at Flora's expense, to file a registration statement with the SEC for the Common Shares contemplated in the First Closing and Second Closing.

Conditions to Closing

Pursuant to the Stock Purchase Agreement, Flora, TruHC and TruHC Holding are subject to the satisfaction or waiver of agreed upon and other customary closing conditions, including the absence of injunction or the enactment of any law that would restrain, prohibit or otherwise prevent the consummation of the Acquisition. The conditions of the First Closing were satisfied. The conditions of the Second Closing are primarily subject to Flora obtaining shareholder approval for the Share Issuance Resolution at this Annual Meeting. Refer to Proposal No. 5 - Approval of Share Issuance Proposal within this Proxy Statement.

Representations, Warranties and Covenants

Pursuant to the Stock Purchase Agreement, Flora, TruHC and TruHC Holding made certain customary representations and warranties relating to their respective companies, businesses, security ownership and certain other matters related to the Acquisition. Such representations and warranties generally remained accurate through the completion of the First Closing and to date in all material respects. For detailed information concerning these representations, warranties and covenants, reference is made to Articles 3, 4, 5 and 6 of the Stock Purchase Agreement.

Indemnification

Pursuant to the Stock Purchase Agreement, Flora and TruHC Holding have agreed to indemnification provisions under certain terms, including but not limited to any inaccuracy in or breach of any of the representations or warranties or any breach or non-fulfillment of any covenant, agreement or obligation.

The maximum liability of TruHC is limited to $1.6 million.

For detailed information concerning these indemnifications and the corresponding procedures, reference is made to Article 8 of the Stock Purchase Agreement.

Expenses

All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the Stock Purchase Agreement and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses, whether or not the First Closing and Second Closing shall have occurred.

Amendments

The Stock Purchase Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Governing Law

The Stock Purchase Agreement is governed by and construed in accordance with the laws of the Province of Ontario.

RISK FACTORS

Before you make a decision regarding how you will vote on the Share Issuance Resolution set forth in this Proxy Statement, you should carefully consider each of the risks described below and all of the other information in this Proxy Statement. The risk factors described below relate to the Acquisition and the integration of TruHC and its business. The risks discussed below also include forward-looking statements and actual results may differ substantially from those discussed in these forward-looking statements. See these section entitled "Cautionary Note Regarding Forward-Looking Statements." The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not currently known to us may also materially and adversely the Acquisition of TruHC.

Risks Related to Acquisition

The Acquisition involves risks associated with the acquisitions and integrating acquired businesses and the intended benefits of the Acquisition may not be realized by us.

The Acquisition involves risks that are associated with acquisitions and integrating acquired businesses and their operations with existing operations, including:

  our senior management's attention may be diverted from the management of daily operations to the integration of TruHC's business;
  the challenges, including delays or any other unanticipated changed circumstances, and costs involved in integrating and/or developing TruHC's business;
  failure of the assets that we acquired in the Acquisition to generate anticipated revenues or other performance in accordance with our expectations;

failure to achieve the anticipated efficiencies and cost savings or realize other expected benefits of the Acquisition within the expected time frame or at all.

If these risks or other unexpected costs and liabilities were to materialize, any desired benefits of the Acquisition may not be fully realized, if at all, and our future financial performance and results of operations could be negatively impacted. In addition, if the combined company does not perform as we or the market expects, then this could have an adverse effect on the price of our common stock.

The unaudited pro forma condensed combined financial information included in this Proxy Statement may not be an indication of our financial condition or results of operations following the Acquisition.

The unaudited pro forma condensed combined financial information included in this Proxy Statement are presented for illustrative purposes only, are based on various adjustments and assumptions, many of which are preliminary, and may not be an indication of our financial condition or results of operations following the Acquisition. Our actual financial condition and results of operations following the Acquisition may not be consistent with, or evident from, these unaudited pro forma condensed combined financial information included in this Proxy Statement. In addition, the assumptions used in preparing the unaudited pro forma financial data may not prove to be accurate, and other factors may affect our financial condition or results of operations as a result of the completion of the Acquisition.

Actual results may differ from any statements made by us concerning the anticipated impact of the Acquisition on the operating results of the combined company, and these differences could be material.

This Proxy Statement contains a number of forward-looking statements, including statements relating to the reasons for the Acquisition and the prospects for combining TruHC's business with our Company. Although we believe that we have a reasonable basis for such forward-looking statements, these statements are based on our projections of future events that are subject to risks, uncertainties and other factors that may cause the combined company's actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements to differ in a material way. Additional risks and uncertainties that could cause actual results to differ materially from currently anticipated results include, but are not limited to, risks relating to our ability to successfully integrate TruHC; unanticipated increases in costs or expenses; our ability to realize expected cost synergies, and the other risks identified in this Proxy Statement and the documents included herein that we urge you to read. Our actual financial condition and results of operations as a result of the Acquisition may not be consistent with, or evident from, the statements provided in this sroxy statement. Consequently, actual results or developments anticipated by us may not be realized or, even if substantially realized, may not have the expected consequences to, or effects on, us. In particular, while the Acquisition is expected to be accretive to Flora, there can be no assurance with respect to the timing and scope of the accretive effect or whether it will be accretive at all. Any failure to meet expectations regarding the prospects for the combined company could have a material adverse effect on our business, financial condition, results of operation, as well as the trading price and/or volume of our Common Stock.

Charges to earnings resulting from the application of the purchase method of accounting may adversely affect the market value of our Common Stock following the Second Closing of the Acquisition.

The Acquisition will be accounted for using the purchase method of accounting, which will may in charges to earnings that could have an adverse impact on the market value of our Common Stock following as a result of us having completed the Acquisition. Under the purchase method of accounting, the total estimated Purchase Price will be allocated to TruHC's pro forma net tangible assets and identifiable intangible assets based on their respective fair values as of the Second Closing. If TruHC is determined to be a business under the meaning ascribed to it under United States Generally Accepted Accounting Principles ("U.S. GAAP"), any excess of the Purchase Price over those fair values will be recorded as goodwill. As a result of the consolidation of TruHC with our Company, we may incur additional amortization expense based on the identifiable amortizable intangible assets acquired pursuant to the Stock Purchase Agreement and their relative useful lives. Additionally, to the extent the value of goodwill or identifiable intangible assets or other long-lived assets may become impaired, we may be required to incur charges relating to the impairment. These amortization and potential impairment charges could have a material impact on the combined company's results of operations.

We are required to take all necessary steps and make commercial best efforts to approve the Share Issuance Resolution at a meeting of the Company's shareholder's as soon as reasonably practicable following the execution of the Stock Purchase Agreement to approve the Second Closing and if we are unable to obtain such approval, then we may not be able to fully complete the Acquistion.

Pursuant to the Stock Purchase Agreement, the Company is required to take all necessary steps and make commercial best efforts to convene a shareholder meeting as soon as reasonably practicable following the execution of the Stock Purchase Agreement to approve the Share Issuance Resolution and to recommend the approval of the Share Issuance Resolution to the shareholders of the Company for the purpose of obtaining shareholder approval to allow for the issuance of the Common Shares in the Second Closing in accordance with Nasdaq Listing Rule 5635(a). If such shareholder approval is not received, the Company may be required to convene additional shareholder meetings thereafter until such approval is obtained, which could result in substantial costs and be a distraction to management.

Risks Related to TruHC's Business

TruHC is an early-stage company with limited operating history and may never generate revenue or become profitable.

TruHC is an early-stage company and has not generated any revenues, operating cash flows or profit from its activities. Formed in 2022, TruHC has a limited operating history and limited financial resources. TruHC's ability to realize its business plan continues to depend on obtaining financial support from Flora. There can be no assurance that such funding will be available for the development of TruHC's business or that TruHC's business plan is sound. There are costs, uncertainties, delays and difficulties frequently encountered by companies in the early stage of development.

TruHC is subject to cannabis laws, regulations, and guidelines that are dynamic and subject to changes.

Cannabis laws and regulations are dynamic and subject to evolving interpretations which could require TruHC to incur substantial costs associated with compliance or alter certain aspects of its business plan. It is also possible that regulations may be enacted in the future that will be directly applicable to certain of TruHC's potential products and/or aspects of its businesses. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on TruHC's business. Management expects that the legislative and regulatory environment in the cannabis industry internationally will continue to be dynamic and will require innovative solutions to try to comply with this changing legal landscape in this nascent industry for the foreseeable future. Compliance with any such legislation may have a material adverse effect on TruHC's business, financial condition and results of operations.

Public opinion can also exert a significant influence over the regulation of the cannabis industry. A negative shift in the public's perception of the cannabis industry could affect future legislation or regulation in different jurisdictions.

Demand for cannabis and derivative products could be adversely affected and significantly influenced by scientific research or findings, regulatory proceedings, litigation, media attention or other research findings.

The legal cannabis industry is at a relatively early stage of its development. Consumer perceptions regarding legality, morality, consumption, safety, efficacy and quality of medicinal cannabis are mixed and evolving and can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of medicinal cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the medicinal cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity, could have a material adverse effect on the demand for medicinal cannabis and on TruHC's business, results of operations, financial condition and cash flows. Further, adverse publicity reports or other media attention regarding cannabis in general or associating the consumption of medicinal cannabis with illness or other negative effects or events, could have such a material adverse effect. Public opinion and support for medicinal cannabis use has traditionally been inconsistent and varies from jurisdiction to jurisdiction. TruHC's ability to gain and increase market acceptance of its business may require substantial expenditures, strategic relationships and marketing initiatives. There can be no assurance that such initiatives will be successful and their failure to materialize into significant demand may have an adverse effect on our financial condition.

Research regarding the medical benefits, viability, safety, efficacy, use and social acceptance of cannabis or isolated cannabinoids (such as CBD and THC) remains in early stages.

There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids (such as CBD and THC). Although TruHC believes that the articles, reports and studies support its beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Future research studies and clinical trials may draw opposing conclusions to those stated herein or reach negative conclusions related to medical cannabis, which could have a material adverse effect on the demand for the cannabis products, which could result in a material adverse effect on TruHC's business, financial condition and results of operations or prospects.

TruHC may not be able to maintain effective quality control systems.

TruHC may not be able to maintain an effective quality control system. TruHC ascribes its early successes, in part to its effective quality control system. The effectiveness of the TruHC's quality control system and its ability to obtain or maintain good manufacturing practice ("GMP") certification with respect to its manufacturing, processing and testing facility depend on a number of factors, including the design of its quality control procedures, training programs, and its ability to ensure that its employees adhere to the TruHC's policies and procedures. TruHC expects that regulatory agencies will periodically inspect its' facility to evaluate compliance with applicable GMP requirements. Failure to comply with these requirements may subject TruHC or TruHC's service providers to possible regulatory enforcement actions. Any failure or deterioration of TruHC's or its service providers' quality control systems, including loss of GMP certification, may have a material adverse effect on TruHC's business, results of operations and financial condition.

TruHC may not be able to renew certain of its leases.

Several of the properties or facilities that TruHC utilizes are leased for a specific term. There is a risk that TruHC may not be able to extend the term on some or all of such leases or, if we do so, that the terms of any such lease extension will be favorable. Likewise, there is a risk that some leases may expire and TruHC will be required to relocate our operations to another location, thereby incurring costs. Further, the licenses TruHC maintains are associated with specific leased facilities.

Any failure on TruHC's part to comply with applicable regulations could prevent it from being able to carry on business, and there may be additional costs associated with any such failure, including but not limited to, loss of licenses.

TruHC's business activities are heavily regulated. TruHC's operations are subject to various laws, regulations and guidelines by governmental authorities. Any failure to comply with the applicable regulatory requirements could require extensive changes to operations, result in regulatory or agency proceedings or investigations, result in revocation of licenses and permits, increase compliance costs, result in damage awards, civil or criminal fines or penalties, result in restrictions on operations, harm TruHC's reputation or give rise to material liabilities.

There can be no assurance that any future regulatory or agency proceedings, investigations or audits will not result in substantial costs, a diversion of management's attention and resources or other adverse consequences.

Achievement of business objectives is contingent, in part, upon compliance with regulatory requirements enacted by governmental authorities and obtaining all necessary regulatory approvals. Any failure to comply with the regulatory requirements applicable to TruHC's operations may lead to possible sanctions, including the revocation or imposition of additional conditions on licenses, the suspension or expulsion from a particular market or jurisdiction or of key personnel, the imposition of additional or more stringent inspection, testing and reporting requirements, and imposition of fines or censures.

In addition, changes in regulations, government or judicial interpretation of regulations, or more vigorous enforcement thereof or other unanticipated events could require extensive changes to TruHC's operations, increase compliance costs or give rise to material liabilities or a revocation of TruHC's licenses and other permits. Furthermore, governmental authorities may change their administration, application or enforcement procedures at any time, which may adversely affect TruHC's ongoing regulatory compliance costs. There is no assurance that TruHC's will be able to comply or continue to comply with applicable regulations.

TruHC holds certain licenses that form an integral component of its business. There is no assurance that TruHC will be able to maintain or continue to maintain its licenses.

Share Issuance Resolution

At the Annual Meeting, shareholders will be asked to consider and, if thought appropriate, pass, with or without variation, the following ordinary resolution to approve the Share Issuance Proposal (the "Share Issuance Resolution"):

"BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT: the Proposed Share Issuance, as described in Proposal No. 5, hereby is, approved, confirmed and ratified in all respects."

Vote Required. For the Share Issuance Resolution to be approved and confirmed, the Share Issuance Resolution must be passed by the affirmative vote of a simple majority of the votes cast at the Annual Meeting are cast "FOR" approval (subject to the separate tabulation of votes described in "Who May Vote?" set forth above).

THE BOARD RECOMMENDS A VOTE "FOR" THE SHARE ISSUANCE RESOLUTION AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS A SHAREHOLDER HAS SPECIFIED CONTRARY INSTRUCTIONS IN THE PROXY.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed with the SEC nor shall this information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a filing.

Our Audit Committee consists of Chair, Kevin Taylor, and members, Edward Woo and Brendan Cahill. The Board has determined that each Audit Committee member is "independent," as independence for Audit Committee members is defined in the applicable Nasdaq listing standards and rules of the SEC and by NI 52-110. The Board also determined that all members of the Audit Committee are financially literate as such term is defined by NI 52-110, and Mr. Taylor, Mr. Woo and Mr. Cahill each qualify as an Audit Committee financial expert, as such term is defined in Item 407 of Regulation S-K. Although designated as Audit Committee financial experts, the Audit Committee Chair and members are not accountants for the Company nor, under SEC rules, an "expert" for purposes of the liability provisions of the Securities Act or for any other purpose.

The role of the Audit Committee is to (a) oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements; (b) oversee the Company's compliance with legal and regulatory requirements; (c) oversee the performance of the Company's internal audit function; (d) take, or recommend that the Board of the Company take, appropriate action to oversee the qualifications, independence and performance of the Company's independent auditors; and (e) prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

The Audit Committee influences the overall tone for quality financial reporting, sound internal controls, and ethical behavior. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, for the appropriateness of the accounting and reporting policies that are used by the Company, and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB"), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles, expressing an opinion on the effectiveness of internal control over financial reporting (when required), and for reviewing the Company's interim consolidated financial statements.

The independent auditors report directly to the Audit Committee. The Audit Committee has the sole authority and responsibility to recommend to the Board the nomination of the independent auditors for approval by the shareholders on an annual basis. The Audit Committee is directly responsible for the appointment, retention, termination, compensation, retention, evaluation and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

In 2023, the Audit Committee met and held discussions with management and Davidson, the Company's independent registered public accounting firm. The Audit Committee discussed with management and Davidson the Company's audited consolidated financial statements and policies and procedures designed to reduce the likelihood of events of non-compliance with rules and regulations, including discussions of the quality, not just the acceptability, of accounting policies and principles, significant judgments and estimates, system of internal control over financial reporting, and clarity of disclosures, including items reported as Critical Auditing Matters in the report of the independent auditor. The Audit Committee reviewed the annual plan and scope of work to be performed by Davidson, and met outside of the presence of management with Davidson to discuss their respective audit results, evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, the Audit Committee discussed with Davidson those matters required to be discussed pursuant to PCAOB Auditing Standard 1301, "Communications with Audit Committees," and the rules of the SEC, and reviewed a letter from Davidson disclosing such matters.

The Audit Committee also discussed with Davidson the firm's independence from the Company and its management team and reviewed the written disclosures and letter from Davidson pursuant to applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services, if any, with Davidson's independence.

Based upon the reports and discussions described above, the Audit Committee, in accordance with its responsibilities, recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report for the year ended December 31, 2023.

AUDIT COMMITTEE

Kevin Taylor (Chair)

Edward Woo

Brendan Cahill

WHERE TO GET ADDITIONAL INFORMATION

As a reporting company, we are subject to the informational requirements of the Exchange Act and Canadian securities laws and accordingly file our annual report (including audited consolidated financial statements), quarterly reports on Form 10-Q (management's discussion and analysis ("MD&A")), current reports on Form 8-K, proxy statements, and other information with the SEC and on the System for Electronic Document Analysis and Retrieval ("SEDAR+"). As an electronic filer, our public filings are maintained on the SEC's website at http://www.sec.gov/edgar and on SEDAR+ https://www.sedarplus.ca which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC or on SEDAR+, as applicable.

Shareholders may contact the Company to request copies of the Company's financial statements and MD&A at Flora Growth Corp. Attention: Chief Financial Officer, 3230 W. Commercial Boulevard, Suite 180, Fort Lauderdale, Florida 33309.

COST OF PROXY STATEMENT

We will bear the cost of the solicitation of proxies on behalf of the Board. In addition to the use of the mail, proxies may be solicited by us personally, or by similar means. None of our directors, officers, or employees will be specifically compensated for those activities. We do not expect to pay any compensation for the solicitation of proxies. However, we will reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons holding our shares in their names, or in the names of nominees, at approved rates for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by them and obtaining their proxies.

SHAREHOLDER COMMUNICATIONS

General.  All interested parties, including shareholders, may communicate with the Company or our Board by letter addressed to Flora Growth Corp. Attention: Chief Financial Officer, 3230 W. Commercial Boulevard, Suite 180, Fort Lauderdale, Florida 33309. This centralized process assists our Board in reviewing and responding to communications in an appropriate manner. If an interested party would like the letter to be forwarded directly to the Chairman, or if no Chairman is listed, the members of the standing committees of the Board, he or she should so indicate. If no specific direction is indicated, the Chief Financial Officer of the Company will review the letter and forward it to the appropriate Board member(s).

Submission of Shareholder Proposals and Director Nominations for 2025 Annual Meeting. Pursuant to Rule 14a-8 under the Exchange Act, our shareholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at the next annual meeting by submitting their proposals to us in a timely manner. Any shareholder of the Company who wishes to present a proposal for inclusion in the proxy statement and form of proxy for action at the 2025 Annual Meeting must comply with our Bylaws and the rules and regulations of the SEC and the OBCA, each as then in effect. Such proposals must be mailed to us at our offices at Flora Growth Corp. Attention: Chief Financial Officer, 3230 W. Commercial Boulevard, Suite 180, Fort Lauderdale, Florida 33309. Under the rules of the SEC, any shareholder proposal intended to be presented at the 2025 Annual Meeting must be received no later than 60 days prior to the one-year anniversary of the Annual Meeting in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Pursuant to the OBCA and the rules of the SEC, a shareholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. In order to be timely, we must receive notice of your intention to introduce a nomination or propose an item of business at our 2025 Annual Meeting between the close of business on December 31, 2024 and close of business on April 6, 2025. If we change the date of our 2025 Annual Meeting by more than thirty days before, or more than thirty days after, the one-year anniversary of the Annual Meeting, then the written notice of a shareholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the ninetieth day prior to our 2025 Annual Meeting or, if later, the tenth day following the day on which public announcement of the date of such meeting is first made. You are advised to review our Bylaws, the OBCA and the applicable securities laws which contain additional requirements with respect to director nominees.

If a shareholder notifies us of an intent to present a proposal at the 2025 Annual Meeting at any time after April 6, 2025 (and for any reason the proposal is voted on at that meeting), it may be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials. Under the rules of the SEC, in the event we change the date of our 2025 Annual Meeting by more than thirty days after the one-year anniversary of the Annual Meeting, the deadline for a shareholder to submit a proposal for the 2024 Annual Meeting is a reasonable time before we begin to print and send our proxy materials.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named as proxies will vote in their discretion as they may deem appropriate.

By order of the Board of Directors,

Clifford Starke
Chief Executive Officer

, 2024

INDEX TO FINANCIAL STATEMENTS

Flora Growth Corp.

Audited Consolidated Financial Statements as of December 31, 2023 and 2022

Flora Growth Corp.

Unaudited Condensed Consolidated Financial Statements for the quarter ended March 31, 2024

Unaudited Condensed Interim Consolidated Statements of Financial Position as of March 31, 2024 and December 31, 2023	177
Unaudited Condensed Interim Consolidated Statements of Loss and Comprehensive Loss for the Three Months Ended March 31, 2024 and 2023	178
Unaudited Condensed Interim Consolidated Statements of Changes in Shareholders' Equity (Deficiency) for the Three Months Ended March 31, 2024 and 2023	179
Unaudited Condensed Interim Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2024 and 2023	180
Notes to Unaudited Condensed Interim Consolidated Financial Statements	181

TruHC Pharma GmbH

Audited Financial Statements as of December 31, 2023 and 2022

TruHC Pharma GmbH

Unaudited Condensed Interim Financial Statements for the quarter ended March 31, 2024

Unaudited Condensed Interim Statements of Financial Position as of March 31, 2024 and December 31, 2023	213
Unaudited Condensed Interim Statements of Loss and Comprehensive Loss for the Three Months Ended March 31, 2024 and 2023	214
Unaudited Condensed Interim Statements of Changes in Shareholders' Equity (Deficiency) for the Three Months Ended March 31, 2024 and 2023	215
Unaudited Condensed Interim Statements of Cash Flows for the Three Months Ended March 31, 2024 and 2023	216
Notes to Unaudited Condensed Interim Financial Statements	217

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors of

Flora Growth Corp.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Flora Growth Corp. (the “Company”), as of December 31, 2023 and 2022, and the related consolidated statements of loss and comprehensive loss, shareholders’ equity (deficiency), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years ended December 31, 2023 and 2022 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s current level of cash is not sufficient to continue investing in growth, while at the same time meeting its obligations as they become due. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company's auditor since 2020.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants
PCAOB ID: 731

March 28, 2024

Flora Growth Corp.

Consolidated Statements of Financial Position

(in thousands of United States dollars, except share amounts which are in thousands of shares)

As at:	December 31, 2023	December 31, 2022
ASSETS
Current
Cash	$4,350	$8,935
Restricted cash	35	-
Trade and amounts receivable, net of $315 allowance ($1,385 at 2022)	3,950	5,259
Loans receivable and advances	-	271
Prepaid expenses and other current assets	1,368	805
Indemnification receivables	3,153	3,429
Inventory	8,508	8,747
Current assets held for sale	-	3,709
Total current assets	21,364	31,155
Non-current
Property, plant and equipment	847	1,218
Operating lease right of use assets	389	2,118
Intangible assets	946	17,739
Goodwill	-	23,372
Investments	-	730
Other Assets	80	263
Non-current assets held for sale	-	4,392
Total assets	$23,626	$80,987
LIABILITIES
Current
Trade payables	$5,111	$7,831
Contingencies	5,500	5,044
Current portion of debt	1,931	1,086
Current portion of operating lease liability	799	1,116
Current portion of contingent purchase considerations	1,095	-
Other accrued liabilities	1,844	1,760
Current liabilities held for sale	-	610
Total current liabilities	16,280	17,447
Non-current
Non-current operating lease liability	942	1,561
Deferred tax	-	1,712
Contingent purchase considerations	-	3,547
Non-current liabilities held for sale	-	308
Total liabilities	17,222	24,575
SHAREHOLDERS' EQUITY
Share capital, no par value, unlimited authorized, 8,935 issued and outstanding (6,776 at 2022)	-	-
Additional paid-in capital	149,093	150,420
Accumulated other comprehensive loss	(140)	(2,732)
Deficit	(142,549)	(90,865)
Total Flora Growth Corp. shareholders' equity	6,404	56,823
Non-controlling interest in subsidiaries	-	(411)
Total shareholders' equity	6,404	56,412
Total liabilities and shareholders' equity	$23,626	$80,987

The accompanying notes are an integral part of these consolidated financial statements. Commitments and contingencies - see Note 19.

Flora Growth Corp.

Consolidated Statements of Loss and Comprehensive Loss
(in thousands of United States dollars, except per share amounts which are in thousands of shares)

	For the year ended December 31, 2023	For the year ended December 31, 2022
Revenue	$76,071	$33,401
Cost of sales	58,333	20,150
Gross profit	17,738	13,251
Operating expenses
Consulting and management fees	11,876	9,232
Professional fees	2,301	3,884
General and administrative	1,646	3,287
Promotion and communication	4,710	8,033
Travel expenses	413	930
Share based compensation	1,591	3,404
Research and development	62	388
Operating lease expense	1,211	937
Depreciation and amortization	2,335	2,144
Bad debt expense	236	941
Goodwill impairment	23,372	25,072
Other asset impairments	16,135	709
Other expenses (income), net	2,204	1,511
Total operating expenses	68,092	60,472
Operating loss	(50,354)	(47,221)
Interest expense (income)	92	(29)
Foreign exchange (income) loss	(158)	323
Unrealized (gain) loss from changes in fair value	(1,991)	593
Net loss before income taxes and discontinued operations	(48,297)	(48,108)
Income tax benefit	(1,628)	(1,405)
Net loss from continuing operations	(46,669)	(46,703)
Loss from discontinued operations, net of taxes	(9,678)	(5,926)
Net loss for the period	(56,347)	(52,629)
Net income (loss) attributable to noncontrolling interest	689	(214)
Net loss attributable to Flora Growth Corp	$(57,036)	$(52,415)
Basic loss per share from continuing operations	$(6.34)	$(12.19)
Diluted loss per share from continuing operations	$(6.34)	$(12.19)
Basic loss per share attributable to Flora Growth Corp.	$(7.75)	$(13.68)
Diluted loss per share attributable to Flora Growth Corp.	$(7.75)	$(13.68)

Weighted average number of common shares outstanding - basic	7,356	3,832
Weighted average number of common shares outstanding - diluted	7,356	3,832

Comprehensive loss:
Net loss	$(56,347)	$(52,629)
Foreign currency translation, net of income taxes of $nil ($nil in 2022)	(2,592)	1,624
Comprehensive loss for the period	(53,755)	(54,253)
Comprehensive income (loss) attributable to noncontrolling interests	689	(214)
Comprehensive loss attributable to Flora Growth Corp.	$(54,444)	$(54,039)

The accompanying notes are an integral part of these consolidated financial statements.

Flora Growth Corp.

Consolidated Statement of Shareholders' Equity
(in thousands of United States dollars, except share amounts which are in thousands of shares)

	Common Shares		Additional paid-in capital	Accumulated other comprehensive (loss) income	Accumulated Deficit	Non- Controlling interests in subsidiaries (Deficiency)	Shareholders' Equity
	#
Balance, December 31, 2021	3,276	-	116,810	(1,108)	(38,536)	(225)	76,941

December unit offering	625	-	5,000	-	-	-	5,000
December unit offering issuance costs	-	-	(415)	-	-	-	(415)
Share repurchase	(18)	-	(255)	-	-	-	(255)
Common shares issued for business combinations	2,651	-	24,492	-	-	-	24,492
Equity issued for other agreements	40	-	1,554	-	-	-	1,554
Acquisition of noncontrolling interest	6	-	283	-	(365)	28	(54)
Options issued	-	-	4,003	-	-	-	4,003
Options exercised	27	-	82	-	-	-	82
Options expired/cancelled	-	-	(1,580)	-	451	-	(1,129)
Restricted stock vesting	146	-	446	-	-	-	446
Warrants exercised	23	-	105	-	-	-	105
Warrants expired/cancelled	-	-	-	-	-	-	-
Share issuance costs	-	-	(105)	-	-	-	(105)
Other comprehensive loss - exchange differences on foreign operations (net of income taxes of $nil)	-	-	-	(1,624)	-	-	(1,624)
Current year net loss attributable to Flora	-	-	-	-	(52,415)	(214)	(52,629)
Balance, December 31, 2022	6,776	$-	$150,420	$(2,732)	$(90,865)	$(411)	$56,412

September unit offering	1,369	-	2,738	-	-	-	2,738
September unit offering issuance costs	-	-	(254)	-	-	-	(254)
Equity issued for other agreements	126	-	590	-	-	-	590
Options issued	-	-	226	-	-	-	226
Options forfeited	-	-	(5,627)	-	5,352	-	(275)
Restricted stock granted	838	-	1,989	-	-	-	1,989
Restricted stock cancelled	(174)	-	(844)	-	-	-	(844)
Share issuance costs	-	-	(145)	-	-	-	(145)
Derecognition of equity related to Colombia assets	-	-	-	1,310	-	(278)	1,032
Other comprehensive loss - exchange differences on foreign operations (net of income taxes of $nil)	-	-	-	1,282	-	-	1,282
Current year net loss attributable to Flora	-	-	-	-	(57,036)	689	(56,347)
Balance, December 31, 2023	8,935	$-	$149,093	$(140)	$(142,549)	$-	$6,404

The accompanying notes are an integral part of these consolidated financial statements.

Flora Growth Corp.

Consolidated Statements of Cash Flows

(in thousands of United States dollars)

	For the year ended December 31, 2023	For the year ended December 31, 2022
Cash flows from operating activities:
Net loss	$(56,347)	$(52,629)
Adjustments to net loss:
Depreciation and amortization	2,484	2,629
Stock-based compensation	1,591	3,404
Goodwill impairment	23,372	25,452
Other asset impairments	20,840	783
Changes in fair value of investments and liabilities	(1,991)	593
Bad debt expense	801	1,607
Loss on disposal of discontinued operations	3,132	-
Interest expense (income)	94	(56)
Interest paid	(94)	(4)
Income tax benefit	(1,617)	(1,538)
	(7,735)	(19,759)
Net change in non-cash working capital:
Trade and other receivables	1,522	143
Inventory	576	1,219
Prepaid expenses and other assets	(419)	1,372
Trade payables and accrued liabilities	(2,340)	1,090
Net cash used in operating activities	(8,396)	(15,935)

Cash flows from financing activities:
Units issued	2,738	5,000
Equity issue costs	(396)	(520)
Exercise of warrants and options	-	187
Common shares repurchased	-	(255)
Loan borrowings	995	197
Loan repayments	(187)	(196)
Net cash provided by financing activities	3,150	4,413

Cash flows from investing activities:
Purchases of property, plant and equipment and intangible assets	(163)	(1,294)
Net cash on disposal	(71)	-
Business and asset acquisitions, net of cash acquired	-	(14,508)
Net cash used in investing activities	(234)	(15,802)

Effect of exchange rate on changes on cash	930	(755)

Change in cash during the period	(4,550)	(28,079)
Cash and restricted cash at beginning of period	8,935	37,616
Cash included in assets held for sale	-	(602)
Cash and restricted cash at end of period	$4,385	$8,935
Supplemental disclosure of non-cash investing and financing activities
Common shares issued for business combinations	$-	$24,712
Common shares issued for other agreements	95	1,470
Option cancellations reclassified to equity	5,352	451
Operating lease additions to right of use assets	245	2,919
Intangible assets acquired for contingent consideration	194	-

The accompanying notes are an integral part of these consolidated financial statements.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

1. NATURE OF OPERATIONS

Flora Growth Corp. (the "Company" or "Flora") was incorporated under the laws of the Province of Ontario, Canada on March 13, 2019. The Company is manufacturer and distributor of global cannabis and pharmaceutical products and brands, building a connected, design-led collective of plant-based wellness and lifestyle brands. The Company's registered office is located at 365 Bay Street, Suite 800, Toronto, Ontario, M5H 2V1, Canada and our principal place of business in the United States is located at 3406 SW 26th Terrace, Suite C-1, Fort Lauderdale, Florida 3312.

On December 23, 2022, Flora completed its acquisition of all the issued and outstanding common shares of Franchise Global Health Inc. ("FGH"), a corporation existing under the laws of the Province of British Columbia by way of a statutory plan of arrangement (the "Arrangement") under the Business Corporations Act (British Columbia). FGH, through its wholly-owned subsidiaries, is a multi-national distributor in the pharmaceutical and medical cannabis industry with principal operations in Germany. See Note 10 for further discussion.

On February 24, 2022, Flora Growth U.S. Holdings Corp., a wholly-owned subsidiary of the Company, completed the acquisition of 100% of the outstanding equity interests in each of (i) Just Brands LLC and (ii) High Roller Private Label LLC. JustCBD is a manufacturer and distributor of consumable cannabinoid products, including gummies, tinctures, vape cartridges, and creams with principal operations in Florida, United States. See Note 10 for further discussion.

These consolidated financial statements have been prepared on a going concern basis, meaning that the Company will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations.

2. BASIS OF PRESENTATION

These consolidated financial statements have been presented in United States dollars and are prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") and pursuant to the rules and regulations of the United States Securities and Exchange Commission ("SEC"). The Company has determined that the United States dollar is the most relevant and appropriate reporting currency as, despite continuing shifts in the relative size of our operations across multiple geographies, the majority of our operations are conducted in United States dollars and our financial results are prepared and reviewed internally by management in United States dollars.

Prior to January 1, 2023, Flora was a foreign private issuer reporting its financial statements under International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standard Boards. These consolidated financial statements, for all periods, are presented in accordance with U.S. GAAP.

Going concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The going concern basis of presentation assumes that the Company will continue one year after the date these financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

Pursuant to the requirements of ASC Topic 205-40, Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern, management must evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year from the date these financial statements are issued. This evaluation does not take into consideration the potential mitigating effects of management's plans that have not been fully implemented or are not within control of the Company as of the date the financial statements are issued. When substantial doubt exists under this methodology, management evaluates whether the mitigating effect of its plans sufficiently alleviates substantial doubt about the Company's ability to continue as a going concern. The mitigating effect of management's plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

The Company had cash of $4.4 million at December 31, 2023, net loss of $56.3 million for the year ended December 31, 2023, and an accumulated deficit of $142.5 million at December 31, 2023. Current economic and market conditions have put pressure on the Company's growth plans. The Company's ability to continue as a going concern is dependent on its ability to obtain additional capital. The Company believes that its current level of cash is not sufficient to continue investing in growth, while at the same time meeting its obligations as they become due. These conditions raise substantial doubt regarding the Company's ability to continue as a going concern for a period of at least one year from the date of issuance of these consolidated financial statements. To alleviate these conditions, management is currently evaluating various cost reductions and other alternatives and may seek to raise additional funds through the issuance of equity, debt securities, through arrangements with strategic partners, through obtaining credit from financial institutions, through the disposition of assets or otherwise. The actual amount that the Company may be able to raise under these alternatives will depend on market conditions and other factors. As it seeks additional sources of financing, there can be no assurance that such financing would be available to the Company on favorable terms or at all. The Company's ability to obtain additional financing in the debt and equity capital markets is subject to several factors, including but not limited to market and economic conditions, the Company's performance and investor sentiment with respect to it and its industry. These consolidated financial statements do not include any adjustments for the recovery and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Presentation of comparative financial statements

On June 9, 2023, the Company consolidated its issued and outstanding common shares based on one new common share of the Company for every twenty existing common shares of the Company. All common shares and per share amounts have been restated to give retroactive effect to the share consolidation. See discussion in Note 15.

Basis of consolidation

These consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany balances and transactions were eliminated on consolidation. Subsidiaries are entities the Company controls when it is exposed, or has rights, to variable returns from its involvement in the entity and can affect those returns through its power to direct the relevant activities of the entity. Subsidiaries are included in the consolidated financial results of the Company from the date of acquisition up to the date of disposition or loss of control. As at December 31, 2023, the Company had the following subsidiaries:

Subsidiaries	Country of Incorporation	Ownership %	Functional Currency
Kasa Wholefoods Company LLC	United States	100%	United States Dollar (USD)
Flora Beauty LLC	United States	100%	United States Dollar (USD)
Vessel Brand Inc.	United States	100%	United States Dollar (USD)
Vessel Brand Canada Inc.	Canada	100%	United States Dollar (USD)
Just Brands LLC	United States	100%	United States Dollar (USD)
Just Brands International LTD	United Kingdom	100%	British Pound (GBP)
High Roller Private Label LLC	United States	100%	United States Dollar (USD)
Flora Growth US Holdings Corp.	United States	100%	United States Dollar (USD)
Cardiff Brand Corp.	United States	100%	United States Dollar (USD)
Franchise Global Health Inc.	Canada	100%	Canadian Dollar (CAD)
Harmony Health One Inc.	Canada	100%	Canadian Dollar (CAD)
ACA Mueller ADAG Pharma Vertriebs GmbH	Germany	100%	Euro (EUR)
Sativa Verwaltungs GmbH	Germany	100%	Euro (EUR)
Sativa Verwaltungs GmbH and Co. KG	Germany	100%	Euro (EUR)
CBD Med Therapeutics Inc.	Canada	100%	Canadian Dollar (CAD)
Fayber Technologies Canada Inc.	Canada	100%	Canadian Dollar (CAD)
Catalunia SAS	Colombia	100%	Colombia Peso (COP)
Green CannaHealth SAS	Colombia	100%	Colombia Peso (COP)
Klokken Aarhus Inc.	Canada	100%	Canadian Dollar (CAD)
Rangers Pharmaceuticals A/S	Denmark	100%	Danish Krone (DAK)
1200325 B.C. LTD.	Canada	100%	Canadian Dollar (CAD)
Phatebo	Germany	100%	Euro (EUR)
Franchise Cannabis Corp.	Canada	100%	Canadian Dollar (CAD)

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

On July 5, 2023, the Company entered into a Share Purchase Agreement with Lisan Farma Colombia LLC ("Lisan"), a Delaware limited liability company, to sell all of its shares in certain Colombian companies and other Flora assets related to its Colombian operations for a purchase price of CAD $0.8 million (USD $0.6 million).

The Company sold all of its shares and assets related to the following Colombian companies and branches:

• Flora Growth Corp Colombia S.A.S. (formerly Hemp Textiles & Co. S.A.S.)

• Flora Lab S.A.S. (formerly Grupo Farmaceutico Cronomed S.A.S.)

• Flora Med S.A.S. (formerly Breeze Laboratory S.A.S.)

• Labcofarm Laboratorios S.A.S

• Cosechemos Ya S.A.S.

• Kasa Wholefoods Company S.A.S.

• Flora Growth Corp. Sucursal Colombia

• Flora Beauty LLC Sucursal Colombia

The applicable capital stock of the Colombian entities was transferred to Lisan at the date of closing. All assets underlying this sale were transferred to Lisan on an "as is where is" basis. The results of these subsidiaries are included in discontinued operations in the accompanying consolidated financial statements. See discussion in Note 5.

During the fourth quarter of the year ending December 31, 2023, the Company voluntarily dissolved the following U.S. companies:

• Hemp Textiles & Co. LLC

• Keel Brand Corp.

• Flora Growth F&B Corp

• Flora Growth Management Corp.

• Masaya Holding Corp.

Basis of measurement

The consolidated financial statements have been prepared on the historical cost basis, except for certain financial instruments that are measured at fair value as explained in the accounting policies below. Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The carrying values of trade and amounts receivable, indemnification receivables, prepaids and other current assets, and trade and other payables, accrued liabilities, current portion of long term debt, and current portion of lease liability approximate their fair values due to their short periods to maturity. The Company calculates the estimated fair value of financial instruments, including investments, and contingent consideration, using quoted market prices when available. When quoted market prices are not available, fair value is determined based on valuation techniques using the best information available and may include quoted market prices, market comparable, and discounted cash flow projections.

The consolidated financial statements are presented in United States dollars ("$") unless otherwise noted.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

3. SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies used by the Company are as follows:

Cash and restricted cash

Cash in the consolidated statement of financial position includes cash on hand and deposits held with banks and other financial intermediaries that have a maturity of less than three months at the date they are acquired. Restricted cash in the consolidated statement of financial position includes cash required to be held in deposit accounts related to credit card accounts and merchant accounts.

Financial assets

Initial recognition and measurement

The Company aggregates its financial assets into classes at the time of initial recognition based on the Company's business model and the contractual terms of the cash flows. Non-derivative financial assets are classified and measured as "financial assets at fair value", as either fair value through profit or loss ("FVPL"), or "financial assets at amortized cost", as appropriate.

All financial assets are recognized initially at fair value plus, in the case of financial assets not at FVPL, directly attributable transaction costs on the trade date at which the Company becomes a party to the contractual provisions of the instrument.

Financial assets with embedded derivatives are considered in their entirety when determining their classification.

Subsequent measurement - Financial assets at amortized cost

After initial recognition, financial assets measured at amortized cost are subsequently measured at the end of each reporting period at amortized cost using the Effective Interest Rate ("EIR") method. Amortized cost is calculated by considering any discount or premium on acquisition and any fees or costs that are an integral part of the EIR. In these consolidated financial statements, cash, trade and amounts receivables, indemnification receivables, and loans receivable are classified in this category.

Subsequent measurement - Financial assets at FVPL

Financial assets measured at FVPL include financial assets such as the Company's equity investments in other entities, and any derivative financial instrument that is not designated as a hedging instrument in a hedge relationship. Financial assets measured at FVPL are carried at fair value in the consolidated statement of financial position with changes in fair value recognized in a separate caption in the consolidated statements of loss and comprehensive loss.

Derecognition

A financial asset is derecognized when the contractual rights to the cash flows from the asset expire, or the Company no longer retains substantially all the risks and rewards of ownership.

Impairment of financial assets

Financial assets classified subsequently as amortized cost are subject to impairment based on the expected credit losses ("ECL's"). The Company's financial assets subject to impairment are cash, trade and amounts receivables, and loans receivable.

Trade and note receivables are recognized initially at fair value and subsequently measured at amortized cost, less any provisions for impairment. Impairment provisions are estimated using the ECL impairment model where any expected future credit losses are provided for, irrespective of whether a loss event has occurred at the reporting date. Estimates of expected credit losses consider the Company's collection history by country and customer, deterioration of collection rates during the average credit period, as well as observable changes in and forecasts of future economic conditions that affect default risk. The Company utilizes a provision matrix to estimate lifetime ECL's for trade receivables, supplemented by specific allowance based on customer-specific data. Changes in the allowance are recognized as bad debt expense in the consolidated statements of loss and comprehensive loss. When the Company determines that no recovery of the amount owed is possible, the amount is deemed irrecoverable, and the financial asset is written off. This is determined with judgment or otherwise when discharged by bankruptcy or other legal proceedings.

Inventory

Inventories are comprised of raw materials and supplies, and finished goods. Inventories are initially valued at cost and subsequently at the lower of cost and net realizable value. Inventory cost is determined either on a weighted average cost or specific identification basis and any trade discounts and rebates are deducted from the purchase price. Raw material costs include the purchase cost of the materials, freight-in and duty. Costs incurred during the production process are capitalized as incurred to the extent that cost is less than net realizable value. These costs include materials, labor and manufacturing overhead used in the production processes. Finished goods include the cost of direct materials and labor and a proportion of manufacturing overhead allocated based on normal production capacity.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

Net realizable value represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory and contractual arrangements with customers. Reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The impact of changes in inventory reserves is reflected in cost of sales.

Property, plant and equipment

Property, plant and equipment are measured at cost less accumulated depreciation and impairment losses, if any. Depreciation is provided for on a straight-line basis over the assets' estimated useful lives, which management has determined to be as follows:

Machinery and office equipment            5-10 years

Vehicle                                                   5 years

Building                                                 30 years

Right-of-use assets                                 Lesser of useful life and remaining term of the lease

The Company assesses an asset's residual value, useful life and depreciation method at each financial year end and adjusts if appropriate. During their construction, property, plant and equipment are not subject to depreciation. The Company capitalizes all costs necessary to get the asset to its intended use, including interest on borrowings when significant. When the asset is available for use, depreciation commences. Depreciation expense is recorded within depreciation and amortization on the consolidated statements of loss and comprehensive loss.

Gains and losses on disposal of property, plant and equipment are determined by comparing the proceeds from disposal with the carrying amount of the property, plant and equipment and are recognized in the consolidated statements of loss and comprehensive loss of the related year.

Intangible assets

Intangible assets are recorded at cost less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization is provided on a straight-line basis over the assets' estimated useful lives, which do not exceed the contractual period, if any. The Company's finite-lived intangible assets are amortized as follows:

Patents and developed technology         9 years

Customer and supplier relationships     5-10 years

Trademarks and brands                         8-10 years

Licenses                                                5 years

Non-compete agreements                      3 years

The estimated useful lives, residual values, and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively. Amortization expense is recorded within depreciation and amortization on the consolidated statements of loss and comprehensive loss.

Intangible assets that have indefinite useful lives are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired.

Investments

Investments include investments in equity securities of entities over which the Company does not have a controlling financial interest or significant influence and are accounted for at fair value. Equity investments without readily determinable fair values are measured at cost with adjustments for observable changes in price or impairments (referred to as the "measurement alternative"). In applying the measurement alternative, the Company performs a qualitative assessment on a quarterly basis and recognizes an impairment if there are sufficient indicators that the fair value of the equity investments is less than carrying values. Changes in value are recorded in unrealized loss from changes in fair value on the consolidated statements of loss and comprehensive loss.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

Impairment of long-lived assets

The Company reviews long-lived assets, including property and equipment and definite life intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized when the sum of projected undiscounted cash flows is less than the carrying value of the asset group. The measurement of the impairment loss to be recognized is based on the difference between the fair value and the carrying amount of the asset group.

Business combinations

Acquisitions of businesses are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value, which is calculated as the sum of the acquisition date fair values of the assets transferred by the Company, liabilities incurred by the Company to the former owners of the acquiree and the equity interests issued by the Company in exchange for control of the acquiree. Acquisition related costs are generally recognized in the consolidated statements of loss and comprehensive loss as incurred. At the acquisition date, the identifiable assets acquired, and the liabilities assumed, are recognized at their fair value.

Goodwill is measured as the excess of the sum of the consideration transferred, the amount of any noncontrolling interests in the acquiree, and the fair value of the acquirer's previously held equity interest in the acquiree (if any) over the net of the amounts of identifiable assets acquired and liabilities assumed on the acquisition date. If, after assessment, the net of the amounts of identifiable assets acquired and liabilities assumed on the acquisition date exceeds the sum of the consideration transferred, the amount of any non-controlling interests in the acquiree and the fair value of the acquirer's previously held interest in the acquiree (if any), the excess is recognized immediately in the consolidated statements of loss and comprehensive loss as a bargain purchase gain.

Non-controlling interests that are present ownership interests and entitle their holders to a proportionate share of the entity's net assets in the event of liquidation may be initially measured at the fair value of the acquiree's identifiable net assets.

Contingent consideration is measured at its acquisition-date fair value and included as part of the consideration transferred in a business combination. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or liability is remeasured at subsequent reporting dates, with the corresponding gain or loss recognized in the consolidated statements of operations and comprehensive loss.

When a business combination is achieved in stages, the Company's previously held equity interest in the acquiree is remeasured to its acquisition date fair value and the resulting gain or loss, if any, is recognized in the consolidated statements of loss and comprehensive loss. Amounts arising from interests in the acquiree prior to the acquisition date that have previously been recognized in other comprehensive income are reclassified to the consolidated statements of loss and comprehensive loss where such treatment would be appropriate if that interest were disposed of.

Purchase price allocations may be preliminary and, during the measurement period not to exceed one year from the date of acquisition, changes in assumptions and estimates that result in adjustments to the fair value of assets acquired and liabilities assumed are recorded in the period the adjustments are determined.

Impairment of goodwill and indefinite-lived intangible assets

Goodwill is allocated to the reporting unit in which the business that created the goodwill resides. A reporting unit is an operating segment, or a business unit one level below that operating segment, for which discrete financial information is prepared and regularly reviewed by segment management. The Company operates in three operating segments which are the reporting units and goodwill is allocated at the operating segment level. The Company reviews goodwill and indefinite-lived intangible assets annually for impairment in the fourth quarter, or more frequently, if events or circumstances indicate that the carrying amount of an asset may not be recoverable.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

Financial liabilities

Initial recognition and measurement

Financial liabilities are measured at amortized cost, unless they are required to be measured at FVPL as is the case for held for trading or derivative instruments, or the Company has opted to measure the financial liability at FVPL. The Company's financial liabilities include trade and other payables and other accrued liabilities and long-term debt, which are measured at amortized cost. All financial liabilities are recognized initially at fair value.

Subsequent measurement - Financial liabilities at amortized cost

After initial recognition, financial liabilities measured at amortized cost are subsequently measured at the end of each reporting period at amortized cost using the EIR method. Amortized cost is calculated by considering any discount or premium on acquisition and any fees or costs that are an integral part of the EIR.

Subsequent measurement - Financial liabilities at FVPL

Financial liabilities measured at FVPL include any derivative financial instrument that is not designated as a hedging instrument in a hedge relationship. Financial liabilities measured at FVPL are carried at fair value in the consolidated statement of financial position with changes in fair value recognized in other income or expense in the consolidated statements of loss and comprehensive loss. In these consolidated financial statements, trade and other payables and other accrued liabilities, lease liability and loans payable are measured at amortized cost.

Derecognition

A financial liability is derecognized when the obligation under the liability is discharged, cancelled, or expires with any associated gain or loss recognized in other income or expense in the consolidated statements of loss and comprehensive loss.

Provisions

Provisions are recognized when (a) the Company has a present obligation (legal or constructive) due to a past event, and (b) it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Where the Company expects a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognized as a separate asset but only when the reimbursement is probable. The Company expenses legal costs as incurred related to such matters.

The expense relating to any provision is presented in the consolidated statements of loss and comprehensive loss, net of any reimbursement. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, where appropriate, the risks specific to the liability. Where discounting is used, the increase in the provision due to the passage of time is recognized as a finance cost in the consolidated statements of loss and comprehensive loss.

Share capital

Issued common shares are recorded as equity at par value. Additional proceeds from the issuance of common shares are classified as equity in additional paid in capital. Incremental costs directly attributable to the issue of common shares, stock options and warrants are recognized as a deduction from equity, net of any tax effects. Common shares are considered issued when consideration has been received. The fair value of options and warrants is determined using the Black Scholes model.

Share based compensation

Share based compensation to employees is measured at the fair value of the instruments issued and amortized over the vesting periods. Share based compensation to non-employees are measured at the fair value of goods or services received or the fair value of the equity instruments issued if it is determined the fair value of the goods or services cannot be reliably measured and are recorded at the date the goods or services are received. The Company operates an equity based compensation plan. The corresponding amount is recorded to the stock option caption within shareholders’ equity, and the expense to the consolidated statements of loss and comprehensive loss over the vesting period. The fair value of options is determined using the Black–Scholes pricing model which incorporates all market vesting conditions. For awards with graded vesting schedules, the Company has elected to calculate the fair value as a single award and recognize expense over the total expected vesting period rather than in tranches. The number of shares and options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the number of equity instruments that eventually vest. Upon exercise of a stock option, any amount related to the initial value of the stock option, along with the proceeds from exercise are recorded to share capital. Upon expiration of a stock option, any amount related to the initial value of the stock option is recorded to accumulated deficit. The Company also grants employees and non-employees restricted stock awards (“RSAs”). The fair value of the RSAs is determined using the fair value of the common shares on the date of the grant. The Company has elected to recognize forfeitures as they occur.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

Foreign currency translation

These consolidated financial statements are presented in U.S. dollars ("USD"), which is the Company's reporting currency; however, the functional currency of the entities in these financial statements are their respective local currencies, including Canadian dollar, USD, British pound and euro.

Translation into functional currency

Transactions in foreign currencies are recorded in the functional currency at exchange rates prevailing on the dates of the transactions. At the end of each reporting period, monetary assets and liabilities denominated in foreign currencies are translated at the period end exchange rates. Non-monetary items are translated at the exchange rates in effect on the date of the transactions. Foreign exchange gains and losses arising on translation are presented in the consolidated statements of loss and comprehensive loss.

Translation into presentation currency

The assets and liabilities of foreign operations are translated into USD at year-end exchange rates. Revenue, expenses, and cash flows of foreign operations are translated into USD using average exchange rates of the reporting period. Exchange differences resulting from translating foreign operations are recognized in other comprehensive income and accumulated in shareholders' equity. The cumulative exchange differences are reclassified to the consolidated statements of loss and comprehensive loss upon the disposal of the foreign operation.

Research expenses

Research expenses are expensed as they are incurred, net of any related investment tax credits, unless the criteria for capitalization of development expenses are met.

Revenue recognition

The Company primarily generates revenue as a distributor of pharmaceuticals and a distributor and retailer of cannabidiol oil derived products. See disaggregation of the Company’s revenue by operating segments and sales by country in Note 24.

The Company uses the following five-step contract-based analysis of transactions to determine if, when and how much revenue can be recognized:

1.	Identify the contract with a customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue when or as the Company satisfies the performance obligations.

Revenue is recognized at the transaction price, which is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods to a customer. Gross revenue excludes duties and taxes collected on behalf of third parties. Revenue is presented net of expected price discounts, sales returns, customer rebates and other incentives.

The Company's contracts with customers for the sales of products consist of one performance obligation. Revenue from product sales is recognized at the point in time when control is transferred to the customer, which is on shipment or delivery, depending on the contract terms. The Company's payment terms generally range from 0 to 30 days from the transfer of control, and sometimes up to two months.

The Company elected as a permitted practical expedient to not adjust the customer contract consideration for significant financing components when the period between the transfer of the Company's goods and services and customer payment is one year or less.

The Company elected as a permitted practical expedient to expense, as incurred, the costs of obtaining a customer contract such as sales commissions and other selling transaction costs when the amortization period of the assets otherwise would be one year or less. Accordingly, the Company has no assets recorded for costs to obtain a customer contract as at December 31, 2023 and 2022 as there are no contracts where the underlying asset would have a life exceeding one year.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

The Company elected as a permitted practical expedient for shipping and handling not to be a separate performance obligation.

Advertising costs

Advertising costs are expensed as incurred and recorded within the promotion and communication caption on the consolidated statements of loss and comprehensive loss. Advertising costs were $3.4 million in 2023 ($4.4 million in 2022).

Leases

At the inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period in exchange for consideration. The Company recognizes a right-of-use asset and a lease liability at the commencement date of the lease. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset, less any lease incentives received. The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company's estimated incremental borrowing rate.

The lease term at the lease commencement date is determined based on the noncancellable period for which the Company has the right to use the underlying asset, together with any periods covered by an option to extend the lease if the Company is reasonably certain to exercise that option, periods covered by an option to terminate the lease if the Company is reasonably certain not to exercise that option and periods covered by an option to extend (or not to terminate) the lease in which the exercise of the option is controlled by the lessor. The Company considers several factors when evaluating whether the options in its lease contracts are reasonably certain of exercise, such as length of time before an option exercise, expected value of the leased asset at the end of the initial lease term, importance of the lease to the Company's operations, costs to negotiate a new lease, any contractual or economic penalties, and the economic value of leasehold improvements.

For finance leases, from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term, the right-of-use asset is amortized on a straight-line basis and the interest expense is recognized on the lease liability using the effective interest method. For operating leases, lease expense is recognized on a straight-line basis over the term of the lease and presented as a single charge in the consolidated statements of operations and comprehensive income. The lease liability is subsequently measured at amortized cost using the effective interest method.

Right-of-use assets are adjusted for impairment losses, if any. The estimated useful lives and recoverable amounts of right-of-use assets are determined on the same basis as those of property, plant and equipment.

The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases (lease term of 12 months or less) and leases for which the underlying asset is of low value. The Company recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term. The Company has elected not to separate non-lease components from lease components for real estate leases.

Income taxes

Income tax expense comprises current and deferred tax. Current tax and deferred tax are recognized in the consolidated statements of loss and comprehensive loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive loss.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable income or loss, and differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future. In addition, deferred tax is not recognized for taxable temporary differences arising on the initial recognition of goodwill. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis, or their tax assets and liabilities will be realized simultaneously.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

An unrealized tax benefit may arise in connection with a period that has not yet been reviewed by the relevant tax authority. A change in the recognition or measurement of an unrealized tax benefit is reflected in the period during which the change occurs.

Interest and penalties in respect of income taxes are not recognized in the consolidated statement of operations as a component of income taxes but as a component of interest expense.

Loss per share

Basic loss per share is calculated using the weighted average number of shares outstanding during the year. Diluted loss per share reflects the potential dilution of common share equivalents, such as outstanding options and warrants, in the weighted average number of common shares outstanding during the period, if dilutive. The diluted loss per share calculation excludes any potential conversion of options and warrants that would be anti-dilutive.

Non-controlling interests

Non-controlling interests of subsidiaries ("NCI") are recognized either at fair value or at the NCI's proportionate share of the net assets, determined on an acquisition-by-acquisition basis at the date of acquisition. Subsequently, the NCI's share of net loss and comprehensive loss is attributed to the NCI.

During 2023, the Company completed the sale of Cosechemos YA S.A.S. and Kasa Wholefoods Company S.A.S to Lisan. These entities each had 10% NCI which was derecognized when the Company lost control during the year ended December 31, 2023. See discussion in Note 5.

Discontinued operations and assets and liabilities held for sale

On July 5, 2023, the Company entered into a Share Purchase Agreement with Lisan, to sell all of its shares in certain Colombian companies and other Flora assets related to its Colombian operations for a purchase price of CAD $0.8 million (USD $0.6 million). The assets and liabilities of these Colombian companies are reflected in the accompanying consolidated balance sheets as assets and liabilities held for sale, respectively. The results of operations of these Colombian companies are included in loss from discontinued operations, net of tax in the accompanying consolidated statements of operations and comprehensive loss. For comparative purposes, all prior periods presented have been reclassified to reflect the classifications on a consistent basis. See discussion in Note 5.

Adoption of accounting standards and amendments

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers ("ASU 2021-08"), which requires an acquirer to recognize and measure contract assets and liabilities acquired in a business combination in accordance with Revenue from Contracts with Customers ("ASC 606") rather than adjust them to fair value at the acquisition date. The effects of adoption are applied prospectively to business combinations occurring on or after the effective date. ASU 2021-08 is effective for fiscal years beginning after December 15, 2022, with early adoption permitted. The Company adopted ASU 2021-08 effective as of January 1, 2023, and as such had no impact on the Company's consolidated financial statements.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

Accounting pronouncements not yet adopted

Certain new standards, amendments and interpretations, and improvements to existing standards have been published by the FASB and United States Securities and Exchange Commission but are not yet effective and have not been adopted early by the Company. Management anticipates that all the relevant pronouncements will be adopted in the first reporting period following the date of application unless noted. Information on new standards, amendments and interpretations, and improvements to existing standards which could potentially impact the Company's financial statements are detailed as follows:

In June 2022, the FASB issued Accounting Standards Update 2022-03-Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions ("ASU 2022-03"), which requires that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments also clarify that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. The effects of adoption are accounted for prospectively with any adjustments from the adoption of the amendments recognized in earnings and disclosed on the date of adoption. ASU 2022-03 is effective for fiscal years beginning after December 15, 2023, with early adoption permitted. The Company is assessing the impacts of adoption, but it is not expected to have an impact based on amounts recorded at December 31, 2023 as any changes required are for transactions occurring prospectively upon adoption.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting - Improvements to Reportable Segments Disclosures. The amendments enhance disclosures of significant segment expenses by requiring disclosure of significant segment expenses regularly provided to the chief operating decision maker (CODM), extend certain annual disclosures to interim periods, and permit more than one measure of segment profit or loss to be reported under certain conditions. The amendments are effective for the Company in fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption of the amendment is permitted, including adoption in any interim periods for which financial statements have not been issued. The Company is currently evaluating the guidance and its impact to the financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which improve the transparency of disclosures related to the income tax rate reconciliation and income taxes paid. The amendments are effective for the Company in fiscal years beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the guidance and its impact to the financial statements.

Certain other new standards and interpretations have been issued but are not expected to have a material impact on the Company's financial statements.

4.        CRITICAL JUDGMENTS AND ESTIMATION UNCERTAINTIES

The preparation of the Company's financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, revenues, and expenses. These estimates and judgements are subject to change based on experience and new information which could result in outcomes that require a material adjustment to the carrying amounts of assets or liabilities affecting future periods. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized prospectively.

Going concern considerations

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. Management must assess the Company’s ability to continue as a going concern each reporting period. This assessment involves the use of internal budgets and estimates of revenues, expenses and cash flows, which requires a significant amount of management judgement.

Determination of functional currency

The Company determines the functional currency through an analysis of several indicators. Primary considerations include the currency in which the Company's goods and services are sold and the currency of the country whose competitive forces and regulations mainly determine the sales prices of its goods and services. The Company also considers the currency in which funds from financing debt and equity activities are generated and the currency in which receipts from operating activities are retained. Management judgment is applied when there are indicators supporting more than one currency for a Company subsidiary.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

Expected credit losses on financial assets

Determining an allowance for expected credit losses for all financial asset receivables not held at fair value through profit or loss requires judgment. Factors that cause the estimate to be sensitive to change include historical and expected future patterns for the probability of default, the timing of collection and the amount of incurred credit losses, and management's judgment about whether economic conditions and credit terms are such that actual losses may be higher or lower than what the historical patterns suggest. These conditions are applied across each of the Company's business units to the extent the expected risk of loss differ from each other.

Inventory

Inventory is valued at the lower of cost and net realizable value. Determining net realizable value requires the Company to make assumptions about estimated selling prices in the ordinary course of business, the estimated costs of completion and the estimated variable costs to sell. Management judgment is applied to determine potential impairment exposure related to potential excess product inventory levels, obsolescence, and expiration.

Business combinations

In a business combination, the Company may acquire assets and assume certain liabilities of an acquired entity. Judgement is used in determining whether an acquisition is a business combination or an asset acquisition. Estimates are made as to the fair value of the identifiable assets acquired and the liabilities assumed on the acquisition date, as well as the fair value of consideration paid and contingent consideration payable. In certain circumstances, such as the valuation of property, plant and equipment, intangible assets and goodwill acquired, the Company obtains assistance from third-party valuation specialists. The determination of these fair values involves a variety of judgment in assumptions, include revenue growth rates, expected operating income, discount rates, and earnings multiples.

Estimated useful lives and depreciation of long-lived assets with finite lives

Amortization of intangible assets with finite lives are dependent upon estimates of useful lives and when the asset is available for use. These are determined through the exercise of judgment and are dependent upon estimates that consider factors such as economic and market conditions, frequency of use, and anticipated changes in laws.

Determination of reporting units and asset groups for impairment testing

Management is required to use judgement in determining which assets or group of assets make up appropriate reporting units and asset groups for the level at which goodwill and other long-lived assets are tested for impairment. Management considers the nature of operations and ability to track asset performance within each of the Company's business units to determine the appropriate level of asset aggregation and allocation, as well as the materiality of the underlying assets within the units.

Impairment of goodwill and long-lived assets

For reporting units to which goodwill and other long-lived assets is allocated is based on a recoverable amount, the impairment test is determined in accordance with the expected cash flow approach or another suitable model depending on the asset type. The calculation is based on assumptions including, but not limited to, the cash flow growth rate and the discount rate. Significant management judgment is required when developing these assumptions, which include internal budgets and expectations, as well as consideration of external Company communications and market estimates of the Company's and its industry's future growth.

For reporting units that test using the market based fair value approach, the fair value is determined based on guideline public companies similar to the reporting unit and considers similar financial metrics, operations and sales channels. The fair value calculation is based on assumptions including the determination of guideline public companies, determining the relevant financial metric to measure the reporting unit's recoverable value, and selecting the amount of the financial metric from the observable range of guideline public company amounts to apply to the reporting unit.

Asset groups are subject to a two-step impairment testing model. Under Step 1 (recoverability test), the undiscounted expected future cash flows from an asset group are compared to the asset group's carrying amount. The estimates involved in this first step are similar to the recoverable amount assumptions discussed above. If the carrying amount exceeds the undiscounted estimated future cash flows, the Company is required to perform a Step 2 fair value test, with a chosen model and estimates similar to those discussed above.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

Revenue recognition

Management judgment is required to determine when the Company is acting as principal or agent in a sales contract where the Company is an intermediary, which affects whether the amount of revenue recognized is presented on a gross or net basis, respectively. The Company first considers whether it has obtained control over the product when acting as an intermediary before transferring it to the customer, and if the Company combines or transforms the product with other goods and services before transferring the good to the customer. The Company considers secondary factors, including whether the Company is primarily responsible for the fulfillment of the product obligations to the customer, whether the Company has inventory risk (acquiring and/or paying for the product prior to transferring to the customer, Company liability for damages and sales returns), and whether the Company has price discretion when selling the product to its customers. Management considers the terms of the customer and supplier contracts, as well as established business practices for the arrangements.

Management judgment is required to determine the effects on the sales contract transaction price for the potential impacts of sales returns, discounts, rebates, and other customer incentives. The Company considers the terms of the contract, historical experience, as well as actual and expected customer activity after the end of the reporting period.

The Company's primary sale of products requires management judgment to determine at what point in time control passes to the customer to recognize revenue. The Company considers the customer contract terms, logistic supplier terms, local law, and established business practices to make this determination.

Share based compensation transactions

The Company measures the cost of equity-settled transactions with employees and applicable non-employees by reference to the fair value of the equity instruments at the date at which they are vested. Estimating fair value for share based compensation requires judgment to determine the appropriate valuation model, which is dependent on the terms and conditions of the grant. This estimate also requires determining the most appropriate inputs to the valuation model including the expected life of the stock price, stock option, risk-free interest rates, volatility, and dividend yield. For awards with market or performance-based features, the Company applies judgment to determine its expectation of achieving the agreement milestones. Due to the Company's limited history of publicly traded common shares, the volatility and expected term assumptions require additional judgment. The Company considers the Company's actual trading volatility to date compared to actual and expected volatility of comparable companies of similar size and industry that have been publicly traded longer than the Company's shares.

For expected term, the Company generally uses the maximum stated term in the award agreement unless there is reasonable likelihood established to shorten the expected term for potential early exercises.

Income taxes and valuation allowances for deferred tax assets

In assessing the probability of realizing income tax assets recognized, management makes estimates related to expectations of future taxable income, applicable tax planning opportunities, expected timing of reversals of existing temporary differences and the likelihood that tax positions taken will be sustained upon examination by applicable tax authorities. In making its assessments, management gives additional weight to positive and negative evidence that can be objectively verified. Estimates of future taxable income are based on forecasted cash flows from operations and the application of existing tax laws in each jurisdiction. The Company considers relevant tax planning opportunities that are within the Company's control, are feasible and within management's ability to implement. Examination by applicable tax authorities is supported based on individual facts and circumstances of the relevant tax position examined considering all available evidence. Where applicable tax laws and regulations are either unclear or subject to ongoing varying interpretations, it is reasonably possible that changes in these estimates can occur that materially affect the amounts of income tax assets recognized net of valuation allowances. Also, future changes in tax laws could limit the Company from realizing the tax benefits from the deferred tax assets. The Company reassesses unrecognized income tax assets at each reporting period.

The Company applies judgment when determining whether the earnings of its foreign subsidiaries (outside Canada) will be indefinitely reinvested in those subsidiaries and earnings will not be repatriated. The Company considers its historical practices and projected plans for such subsidiaries when making this assessment.

The Company must apply judgement when determining whether it has taken an uncertain tax position. Management has analyzed the tax positions taken by the Company, and has concluded that as of December 31, 2023 and 2022, there were no uncertain tax positions taken.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

5.         ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS

On July 5, 2023, the Company entered into a Share Purchase Agreement with Lisan Farma Colombia LLC ("Lisan"), a Delaware limited liability company, to sell all its shares in its Colombian related subsidiaries and its Colombian assets for a purchase price of CAD $0.8 million (USD $0.6 million). The sale relates to all of Flora's operations in Colombia, including its interest in (i) its 361-acre Cosechemos farm located in Giron, Colombia and its related processing facilities and inventory and (ii) all other assets relating to Flora Lab S.A.S., Flora Med S.A.S. and Flora's Colombian food and beverage and consumer products business. The Company has received proceeds of CAD $0.5 million during the year ended December 31, 2023 which completed the sale and transfer of Flora Growth Corp Colombia S.A.S, Flora Lab S.A.S., Flora Med S.A.S., Labcofarm Laboratorios S.A.S., Kasa Wholefoods Company S.A.S., Flora Growth Corp. Sucursal Colombia and Flora Beauty LLC Sucursal Colombia. The Company and Lisan completed the sale of Cosechemos Ya S.A.S on November 1, 2023.

The sale enables the Company to concentrate on its core business divisions, which are lifestyle brands in the United States and international pharmaceutical distribution. The sale was part of several strategic changes to cut costs and streamline operations.

The Company has presented the associated assets and liabilities of the Colombian subsidiaries as held for sale. The major classes of assets and liabilities classified as held for sale as of December 31, 2023 and December 31, 2022 were as follows:

	December 31, 2023	December 31, 2022
Assets held for sale
Cash	$-	$602
Trade and amounts receivable	-	1,592
Prepaid expenses and other current assets	-	174
Inventory	-	1,341
Total current assets held for sale	-	3,709
Property, plant and equipment	-	3,592
Operating lease right of use assets	-	419
Intangible assets	-	358
Other assets	-	23
Total noncurrent assets held for sale	-	4,392
Total assets held for sale	$-	$8,101
Liabilities held for sale
Current portion of operating lease liability	$-	$72
Other accrued liabilities	-	538
Total current liabilities held for sale	-	610
Non-current operating lease liability	-	308
Total liabilities held for sale	$-	$918

The following table summarizes the major classes of line items included in loss from discontinued operations, net of tax, for years ended December 31, 2023 and 2022:

	For the year ended December 31, 2023	For the year ended December 31, 2022
Revenue	$1,450	$3,770
Cost of sales	1,123	2,607
Gross profit from discontinued operations	327	1,163
Consulting and management fees	847	2,110
Professional fees	82	514
General and administrative	282	1,208
Promotion and communication	14	383
Operating lease expense	93	284
Depreciation and amortization	148	485
Bad debt expense	565	666
Asset impairment	4,704	454
Other (income) expense	125	1,145
Operating loss from discontinued operations	(6,533)	(6,086)
Interest expense (income)	2	(27)
Net loss before income taxes	(6,535)	(6,059)
Loss on disposal of discontinued operations	3,132	-
Income tax expense (benefit)	11	(133)
Loss from discontinued operations	$(9,678)	$(5,926)
Basic loss per share from discontinued operations	$(1.32)	$(1.55)
Diluted loss per share from discontinued operations	$(1.32)	$(1.55)

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

The following table summarizes the significant operating and investing items related to the Colombian subsidiaries for the years ended December 31, 2023 and 2022

	For the year months ended December 31, 2023	For the year months ended December 31, 2022
Operating activities of discontinued operations
Depreciation and amortization	$148	$485
Bad debt expense	565	666
Asset impairment	4,704	454
Investing activities of discontinued operations
Purchases of property, plant and equipment	$92	$951

The subsidiaries sold included Cosechemos Ya S.A.S, which was part of the commercial and wholesale segment; Flora Lab S.A.S, Flora Med S.A.S. and Labcofarm Laboratories S.A.S, which were part of the pharmaceuticals segment; Flora Growth Corp Colombia S.A.S., Kasa Wholefoods Company, S.A.S. and Flora Beauty LLC Sucursal Colombia which were part of the house of brands segment; Flora Growth Corp. Sucursal Colombia which was part of the corporate segment.

The Company applies significant judgement in determining whether a disposal meets the criteria to present as held for sale at the reporting date, and whether the disposal represents a strategic shift that has (or will have) a major effect on its operations and financial results in order to be classified as a discontinued operation. The criteria evaluated are both quantitative and qualitative in nature, to evaluate the significance of the disposal relative to the operations of the Company as a whole. The Company has determined this disposition represents a strategic shift in operations that will have a major effect on the Company's operations and financial results, and accordingly, has been presented as discontinued operations.

During the year ended December 31, 2023, the Company recorded a loss on disposal of $3.1 million driven by the write-off of the Company's net investment in the Colombian assets.

6. TRADE AND AMOUNTS RECEIVABLE

The Company's trade and amounts receivable are recorded at amortized cost. The trade and other receivables balance as at December 31, 2023 and December 31, 2022 consists of trade accounts receivable, amounts recoverable from the Government of Canada for Harmonized Sales Taxes ("HST"), as well as Value Added Tax ("VAT") from various jurisdictions, and other receivables.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)
	December 31, 2023	December 31, 2022
Thousands of United States dollars
Trade accounts receivable	$2,299	$4,288
Allowance for expected credit losses	(315)	(1,385)
HST/VAT receivable	1,840	2,294
Other receivables	126	62
Total	$3,950	$5,259

Changes in the trade accounts receivable allowance in the year ended December 31, 2023 relate to establishing an allowance for expected credit losses. The Company recorded $1.3 million of write-offs of trade receivables during 2023 (2022 - $0.2 million), $1.1 million of which was related to discontinued operations. The Company has no amounts written-off that are still subject to collection enforcement activity as at December 31, 2023. The Company's aging of trade accounts receivable is as follows:

	December 31, 2023	December 31, 2022
Thousands of United States dollars
Current	$218	$1,202
1-30 Days	588	838
31-60 Days	577	660
61-90 Days	448	159
91-180 Days	401	321
180+ Days	67	1,108
Total trade receivables	$2,299	$4,288

A continuity schedule of the allowance for expected credit losses for the years ended December 31, 2023 and 2022 is as follows:

	December 31, 2023	December 31, 2022
Thousands of United States dollars
Balance at January 1	$(1,385)	$(400)
Current period additions for expected credit losses	(236)	(1,186)
Write-offs charges against allowance	1,282	151
Recoveries collected	24	50
Balance at December 31	$(315)	$(1,385)

7. INVENTORY

Inventory is comprised of the following as at December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Thousands of United States dollars
Raw materials and supplies	$1,180	$2,363
Finished goods	7,328	6,384
Total	$8,508	$8,747

In the year ended December 31, 2023, $54.9 million of inventory was expensed to cost of sales (2022 - $14.5 million) and write-downs to cost of sales for impairment was $2.7 million (2022 - $0.5 million), with the increase in 2023 due to write-downs related to a flooding incident at a JustCBD facility in Florida and other factors. There were no reversals of previous inventory impairments in the years ended December 31, 2023 or 2022.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

8. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	December 31, 2023	December 31, 2022
Thousands of United States dollars
Land	$298	$291
Buildings	78	-
Machinery and office equipment	696	1,098
Vehicles	37	37
Total	1,109	1,426
Less: accumulated depreciation	(262)	(208)
Property, plant and equipment, net	$847	$1,218

Depreciation expense for the year ended December 31, 2023 was $0.2 million (2022 - $0.2 million) and was recorded in depreciation and amortization in the consolidated statements of operations and comprehensive loss.

During the year ended December 31, 2023, the Company recorded an impairment charge of the remaining value of the property, plant and equipment of Vessel within the House of Brands segment. The amount of $0.2 million (2022 - $nil) is included in "other asset impairments" in the consolidated statements of operations and comprehensive loss. See Note 12 for further discussion.

As at December 31, 2023, the Company's property, plant and equipment have no significant restrictions on title or pledges as security for liabilities, there are no significant commitments for future purchases, and there were no significant disposals during the year ended December 31, 2023.

9. INVESTMENTS

As at December 31, 2023, the Company's investments consist of common shares and warrants to purchase additional common shares in an early-stage European cannabis company. The Company purchased common shares from the investee during 2021 for Euro 2.0 million ($2.4 million) and purchased its first tranche of warrants from existing investors in exchange for 11,250 common shares of the Company, and obtained a second tranche of warrants from the investee as an inducement to exercise some of the first tranche of warrants. As at December 31, 2023, the Company owns approximately 9.6% of the investee, or approximately 9% on a diluted basis including exercisable warrants of the Company and other investors.

The warrants allowed the holder to purchase one common share of the investee for CAD 0.30 ($0.22) for the first tranche, and CAD 1.00 ($0.74) for the second tranche. The Company did not exercise the warrants and they expired on February 1, 2023.

The Company's cost of the investments was recorded based on the fair value of the consideration exchanged as at the respective transaction dates. The investee is not a publicly listed entity and has no active quoted prices for its common shares or warrants. The Company has elected the measurement alternative to record the common share investment at cost and test for impairment. The investment had impairment indicators during 2022 and 2023, and impairments were recorded as indicated in the table below. The Company also considers observable transactions of the common shares for indicators of fair value but there have been none. Cumulative impairment related to the common shares was $2.9 million and the net carrying value was $nil at December 31, 2023.

When impairment indicators were present, the investee common shares were valued considering price to book value and price to tangible book value of the investee (3.6 and 4.8, respectively) as well as comparable guideline publicly traded companies at the time of initial investment. These initial investment multiples were compared to the guideline public company multiples observed as at December 31, 2023 (negligible or nil price to book and price to tangible values), with these updated valuation multiples applied to the investee's estimated book value. The Company also considered the status of the investee's milestones since the purchase date, as well as recent transactions in the European cannabis market for indicators of change in value. The impairment valuation model for the common shares uses Level 3 inputs of the fair value hierarchy.

A schedule of the Company's investments activity is as follows:

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)
Financial asset hierarchy level	Investee common shares	Warrants CAD 0.30 exercise price	Warrants CAD 1.00 exercise price	Total
Thousands of United States dollars	Level 3	Level 3	Level 3
Balance at December 31, 2021	$1,987	$625	$58	$2,670
Impairment	(1,257)	-	-	(1,257)
Loss on changes in fair value	-	(591)	(58)	(649)
Balance at December 31, 2022	730	34	-	764
Impairment	(730)	-	-	(730)
Loss on changes in fair value	-	(34)	-	(34)
Balance at December 31, 2023	$-	$-	$-	$-

The impairment of common shares and loss on changes in fair value appear in the unrealized loss on fair value of investments caption in the consolidated statements of loss and comprehensive loss.

The value of the investee common shares appears in the investment line on the consolidated statement of financial position. The value of the warrants appeared in current assets within the prepaid expenses and other accrued assets line on the consolidated statement of financial position.

As a sensitivity assessment to the fair value calculations, a 10% change in the valuation multiples applied to the investee common shares results in a 10% change in the fair value as at December 31, 2023 of less than $0.1 million.

10. ASSET ACQUISITIONS AND BUSINESS COMBINATIONS

Original Hemp asset acquisition

On March 1, 2023, the Company completed its acquisition of all the assets operating under the brand "Original Hemp". The Company analyzed the acquisition under ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, determining Original Hemp did not meet the definition of a business as it did not have inputs, processes, and outputs in place that constituted a business under Topic 805. As a result, the transaction has been accounted for as an asset acquisition whereby all of the assets acquired and liabilities assumed are assigned a carrying amount based on relative fair values. Total purchase consideration was $0.3 million and will consist of paying a portion of net profits not to exceed $0.6 million. The assets acquired included $0.1 million of Inventory and $0.2 million of customer relationships.

Since the acquisition date through December 31, 2023, Original Hemp revenue was $0.2 million with net income and comprehensive income of $0.1 million.

The Company was not able to obtain reliable financial records for the period from January 1, 2023 through the acquisition date, March 1, 2023.

Franchise Global Health Inc. ("FGH") business combination

On December 23, 2022, the Company completed its acquisition of all the issued and outstanding common shares (the "Franchise Common Shares") of FGH, a corporation existing under the laws of the Province of British Columbia, by way of a statutory plan of arrangement (the "Arrangement") under the Business Corporations Act (British Columbia). FGH, through its wholly owned subsidiaries, is a multi-national operator in the medical cannabis and pharmaceutical industry with principal operations in Germany. The Company acquired FGH to expand its product offerings, accelerate its revenue growth, expand its customer and distribution capabilities in Germany and to improve synergies and cost savings.

Pursuant to the Arrangement Agreement, at completion of the Arrangement, Flora acquired the Franchise Common Shares in exchange for 2,176,297 of Flora's common shares, no par value (the "Flora Shares"), for total purchase consideration of $9.8 million. The issuance of the Flora Shares in exchange for the Franchise Common Shares was, subject to applicable securities laws, exempt from the registration requirements of (i) the Securities Act of 1933, as amended, pursuant to the exemption provided by Section 3(a)(10) thereof and (ii) applicable U.S. state securities laws. Notwithstanding the foregoing, in accordance with the terms set forth in the Arrangement Agreement, all Flora Shares delivered to the former shareholders of FGH bear a restrictive legend and may not be sold for a period of ninety (90) days following the closing of the Arrangement.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

The purchase is accounted for as a business combination with amounts recognized as at the acquisition date for each major class of assets acquired and liabilities assumed are as follows:

(Thousands of United States dollars)
Current assets
Cash	$730
Trade receivables	2,271
Inventory	2,019
Indemnity receivables	3,415
Prepaid assets	139

Non-current assets
Property, plant, and equipment	452
Right of use assets	115
Intangible assets	6,102
Goodwill	3,716
Total assets	$18,959

Current liabilities
Trade payables and accrued liabilities	$(6,245)
Current lease liabilities	(98)
Current portion of debt	(1,062)

Long term lease liability	(21)
Deferred tax	(1,717)
Total liabilities	$(9,143)
Total net assets acquired	$9,816

As part of the acquisition terms, Clifford Starke, the Company's current Chief Executive Officer and a Director and the former Chief Executive Officer of FGH, together with certain affiliated entities under his control, entered into an agreement pursuant to which they agreed to indemnify the Company for certain potential liabilities of FGH and its subsidiaries, up to a maximum of $5.0 million. A total of $3.4 million of liabilities were recognized in the trade payables and accrued liabilities of FGH on the date of acquisition that were subject to this indemnification obligation. The Company believes it will be fully indemnified by the current CEO of Flora, and, as such, has recorded $3.4 million of indemnification receivables. The indemnified losses include:

1. any losses that are related to the ownership or the operation of FGH and its Canadian subsidiaries, in each case prior to the closing of the Arrangement, that are unknown to the Company and that: (i) have not been disclosed or accounted for in FGH filings; or (ii) have not been disclosed in the FGH Disclosure Letter, in each case as at the date of the Arrangement Agreement;

2. any losses that may arise from amounts owed or that may become owed to certain persons or in respect of certain matters identified in the indemnity agreement, as amended; and

3. any fraud, intentional misrepresentation, willful breach, or willful misconduct on the part of FGH or any other entity identified in the indemnity agreement of any of the foregoing in connection with the indemnity agreement or the Arrangement Agreement.

The intangible assets of $6.1 million are comprised of the following categories and estimated useful lives: supplier relationships of $2.4 million for five years, customer relationships of $2.3 million for five years, and licenses of $1.4 million for five years. The Company does not expect the goodwill and intangible asset values to be deductible for Canadian income tax purposes. The goodwill is assigned to the commercial and wholesale segment.

If FGH was acquired at January 1, 2022, the combined revenue and net loss of FGH and the Company would have increased approximately $40.3 million and $19.0 million, respectively (unaudited).

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

The Company incurred acquisition related costs of $0.3 million which were expensed as incurred in professional fees on the consolidated statements of loss and comprehensive loss.

Just Brands LLC and High Roller Private Label LLC (collectively "JustCBD") business combination

On February 24, 2022, Flora Growth U.S. Holdings Corp., a wholly owned subsidiary of the Company, completed the acquisition of 100% of the outstanding equity interests in each of (i) Just Brands LLC and (ii) High Roller Private Label LLC for total purchase consideration of $37.0 million. JustCBD is a manufacturer and distributor of consumable cannabinoid products, including gummies, tinctures, vape cartridges, and creams. JustCBD is based in Florida in the United States and was formed in 2017. The Company acquired JustCBD to expand its product offerings, accelerate its revenue growth, expand its customer and distribution capabilities in the United States and for the acquisition of human capital through JustCBD's management team.

The purchase consideration was comprised of (i) $16.0 million of cash, less $0.2 million returned to the Company in August 2022 due to final calculated closing working capital falling short of the target working capital, (ii) 475,000 common shares of the Company valued at $14.7 million, inclusive of a 15% fair value discount for the required six-month holding period of the shares, and (iii) $4.0 million of contingent purchase consideration. The contingent purchase consideration is based on a clause in the purchase agreement that provides that if at any time during the 24 months following the acquisition date, the five-day volume weighted average price ("VWAP") per share of the Company's common shares as quoted on the Nasdaq Capital Market fails to equal or exceed $100.00, then the Company shall issue a number of additional common shares to the sellers equal to the difference between (x) a fraction, the numerator of which is $47.5 million and the denominator of which is the highest five day VWAP at any point during the 24 months following the closing and (y) the 475,000 common shares delivered to the sellers at the closing. In no event shall the Company be required to issue more than 182,500 common shares unless, if required by applicable law, it shall have obtained the consent of the Company's shareholders to do so. In the event the Company is required to deliver in excess of 182,500 shares to the sellers ("Excess Shares") and the Company shall not have obtained shareholder consent, if required, the Company may deliver cash to the sellers in lieu of such Excess Shares determined by a formula set forth in the purchase agreement. The contingent purchase consideration was classified as a financial liability within the contingent purchase considerations line on the statement of financial position as the Company may be required to settle any amounts due in cash instead of common shares if the Company's common shareholders do not provide requisite shareholder approval to issue additional common shares. It is now included in the current portion of contingent purchase consideration line on the statement of financial position as the settlement date is within the next 12 months.

The fair value of the contingent purchase consideration at February 24, 2022 was determined using a Monte Carlo simulation incorporating Brownian motion with 100,000 trials through a binomial model. The significant inputs to the valuation included the two-year time period, the Company's closing share price at February 24, 2022 ($36.40), estimated Company common share volatility (100%), and risk-free rate of 1.5% to discount the ending result to present value.

The fair value of the contingent purchase consideration at December 31, 2023 was determined using a simplified calculation because the end of the 24 month period after the acquisition date is within two months after the reporting date. The calculation took the expected shares to be issued (632,484) multiplied by the Company's closing share price at December 31, 2023 ($1.35). The Company determined that the balance of this contingent consideration at December 31, 2023 was $0.9 million, with the $1.8 million decrease in the balance from December 31, 2022 recorded in the unrealized (gain) loss from changes in fair value caption in the consolidated statements of loss and comprehensive loss.

The purchase is accounted for as a business combination with amounts recognized as at the acquisition date for each major class of assets acquired and liabilities assumed are as follows:

(Thousands of United States dollars)
Current assets
Cash	$535
Trade receivables	975
Inventory	5,534
Other current assets	540

Non-current assets
Property, plant, and equipment	536

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)
Right of use assets	772
Other non-current assets	127
Intangible asset	4,533
Goodwill	24,898
Total assets	$38,450

Current liabilities
Trade payables and accrued liabilities	$(2,273)
Current lease liabilities	(644)
Provision for sales tax	(982)
Deferred tax	(24)
Other current liabilities	(99)
Total liabilities	$(4,022)
Total net assets acquired	$34,428

The fair value of the trade receivables reflects a $0.3 million discount to the gross contractual amounts as allowance for potentially uncollectible amounts. Since the acquisition date through December 31, 2022, JustCBD revenue was $26.4 million with net loss and comprehensive loss of $6.5 million. The acquired provision for sales tax is discussed at Note 19 below.

The intangible assets of $4.5 million are comprised of the following categories and estimated useful lives: tradenames of $3.1 million for eight to nine years, customer relationships of $1.2 million for five to seven years, and know-how of $0.2 million for three years. The Company expects the goodwill and intangible asset values to be deductible for United States income tax purposes. The goodwill is assigned to the house of brands segment.

If JustCBD was acquired at January 1, 2022, the combined revenue and net loss of JustCBD and the Company would have increased approximately $5.2 million and $1.6 million, respectively (unaudited).

The Company incurred acquisition related costs of $0.6 million which were expensed as incurred in professional fees on the consolidated statements of loss and comprehensive loss.

No Cap Hemp Co. ("No Cap") business combination

On July 20, 2022, Just Brands LLC., a wholly owned subsidiary of the Company, acquired certain assets, assumed certain liabilities, retained certain employees and processes (together the "purchased assets") of No Cap for total purchase consideration of $0.9 million. No Cap is a manufacturer and distributor of high quality and affordable CBD products. No Cap is based in Florida in the United States and was formed in 2017. Just Brands LLC acquired No Cap to expand its product offerings and accelerate its revenue growth.

As consideration for the purchased assets of No Cap, Just Brands LLC will pay an amount equal to 10% of the sales of No Cap until such a time that Just Brands LLC will have paid a total of $2.0 million. Also on July 20, 2022, Just Brands LLC advanced $0.2 million to the former owners of No Cap. This $0.2 million will be settled prior to and in the same manner as the consideration for the purchased assets. As these entire amounts are considered contingent consideration, it was valued using discounted cash flow models utilizing two different rates, high and low. The significant inputs to the original valuation included the estimated nine-year time period to accumulate the $2.0 million maximum payment and discount rates of 23.5%, high, and 14.3%, low, to estimate the present value of the future cash outflows. The resulting acquisition date fair value of $0.9 million contingent purchase consideration is classified within the contingent purchase considerations line on the statement of financial position.

The Company plans to discontinue the No Cap brand during fiscal 2024. As such, the Company determined that the balance of this contingent consideration at December 31, 2023 was $nil, with the $0.9 million decrease in the balance from December 31, 2022 recorded in the unrealized (gain) loss from changes in fair value caption in the consolidated statements of loss and comprehensive loss.

The purchase is accounted for as a business combination with amounts recognized as at the acquisition date for each major class of assets acquired and liabilities assumed are as follows:

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)
(Thousands of United States dollars)
Current assets
Trade receivables	$31
Inventory	725

Non-current assets
Goodwill	417
Total assets	$1,173

Current liabilities
Trade payables and accrued liabilities	(272)
Total liabilities	$(272)
Total net assets acquired	$901

The fair value of the trade receivables reflects a $0.2 million discount to the gross contractual amounts as allowance for potentially uncollectible amounts. Since the acquisition date through December 31, 2022, No Cap revenue was $0.6 million with net income and comprehensive loss of $0.1 million.

The Company expects the goodwill to be deductible for Unites States income tax purposes. The goodwill is assigned to the house of brands segment.

If No Cap was acquired at January 1, 2022, the combined revenue of No Cap and the Company would have increased approximately $1.9 million, and the combined net loss would have decreased by $1.0 million (unaudited).

Acquisition of Minority interests

On January 18, 2022, the Company acquired the remaining 13% of the outstanding equity interests in Flora Beauty LLC from its minority shareholder in exchange for 5,000 common shares of the Company and a stock option exercisable for up to 2,500 common shares of the Company at an exercise price of $34.00 per share that expire five years from the date of the grant. The Company dissolved Flora Beauty LLC during the year ended December 31, 2023. See Note 2.

On January 31, 2022, the Company completed its acquisition of Flora Med S.A.S by acquiring the remaining 10% of the equity interests in Flora Med S.A.S. from its minority shareholders in exchange for 1,514 common shares of the Company. The Company sold Flora Med S.A.S. as part of the Share Purchase Agreement with Lisan on July 5, 2023. See Note 5.

11. INTANGIBLE ASSETS AND GOODWILL

A continuity of intangible assets for the years ended December 31, 2023 and 2022 is as follows:

In Thousands of United States dollars	License	Customer Relationships	Trademarks and Brands	Patents	Non- Compete Agreements	Goodwill	Total
Cost
At December 31, 2021	$200	$1,570	$2,090	$4,300	$1,190	$19,675	$29,025
Acquired through business combinations	1,397	5,945	3,063	230	-	29,031	39,666
Impairment	(128)	-	-	-	-	(25,073)	(25,201)
At December 31, 2022	$1,469	$7,515	$5,153	$4,530	$1,190	$23,633	$43,490

Accumulated Amortization
At December 31, 2021	$6	$26	$35	$48	$66	$-	$181
Additions	66	322	583	573	397	-	1,941
At December 31, 2022	$72	$348	$618	$621	$463	$-	$2,122

Foreign Currency translation	5	17	(18)	-	-	(261)	(257)
Net book value at December 31, 2022	$1,402	$7,184	$4,517	$3,909	$727	$23,372	$41,111

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)
In Thousands of United States dollars	License	Customer and Supplier Relationships	Trademarks and Brands	Patents	Non- Compete Agreements	Goodwill	Total
Cost
At December 31, 2022	$1,469	$7,515	$5,153	$4,530	$1,190	$23,633	$43,490
Additions	-	194	-	-	-	-	194
Impairment	(1,216)	(6,502)	(3,249)	(3,432)	(529)	(23,372)	(38,300)
At December 31, 2023	$253	$1,207	$1,904	$1,098	$661	$261	$5,384

Accumulated Amortization
At December 31, 2022	$72	$348	$618	$621	$463	$-	$2,122
Additions	200	916	514	291	198	-	2,119
At December 31, 2023	$272	$1,264	$1,132	$912	$661	$-	$4,241

Foreign Currency translation	19	57	(12)	-	-	(261)	(197)
Net book value at December 31, 2023	$-	$-	$760	$186	$-	$-	$946

The Company's intangible asset additions in 2022 primarily consist of assets acquired as part of the February 2022 purchase of JustCBD and the December 2022 purchase of FGH (Note 10). Information regarding the significant JustCBD intangible assets within the indicated categories of the table above is as follows as at December 31, 2023:

•	Tradenames: carrying amount $0.5 million with 74 months of remaining amortization periods

The Company's intangible asset additions in 2023 primarily consist of customer relationships acquired as part of the March 2023 purchase of Original Hemp (Note 10). These customer relationships were fully impaired and their carrying amount at December 31, 2023 was $nil.

The gross cost of the intangible assets is amortized over their estimated useful lives, as the Company does not expect the assets to have significant residual value for any of the asset classes. The weighted average amortization period at December 31, 2023 by asset class subject to amortization is as follows:

Trademarks and brands   6.1 years

Patents   6.8 years

Total   6.2 years

Certain trademarks have renewal or extension terms available, with a weighted average of 6.1 years remaining before the next renewal or extension is due at December 31, 2023. The Company expenses such costs as incurred. The Company's trademarks and brands are registered to protect the assets from use by others, and cash flows of the related reporting units and asset groups could be negatively impact if the Company did not successfully renew them.

At December 31, 2023, the estimated aggregate amortization expense for each of the next five years is as follows:

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)
Thousands of United States dollars
2024	$152
2025	$152
2026	$152
2027	$152
2028	$152

The Company's goodwill is assigned to the following reporting units for the years ended December 31, 2022 and 2023:

In Thousands of United States dollars	Vessel	JustCBD	FGH	Total
Gross goodwill recorded prior to December 31, 2021	$19,675	$-	$-	$19,675
Impairment recorded prior to December 31, 2021	-	-	-	-
Net book value as at December 31, 2021	19,675	-	-	19,675
Acquired through business combinations	-	25,315	3,716	29,031
Impairment	(19,675)	(5,398)	-	(25,073)
Foreign exchange impacts	-	(277)	16	(261)
Net book value as at December 31, 2022	-	19,640	3,732	23,372
Impairment		(19,640)	(3,732)	(23,372)
Net book value as at December 31, 2023	$-	$-	$-	$-

12. IMPAIRMENT OF ASSETS

The Company tests its goodwill for impairment as part of its annual fourth quarter impairment test, and at interim periods when impairment indicators exist. For the year ended December 31, 2023, the Company tested its goodwill for impairment at June 30, 2023 and December 31, 2023 due to indicators such as a decline in the value of the Company's publicly traded common shares, the declining share price of comparable public companies and challenging economic factors making it difficult to access capital. In addition, the Company assessed its other long-lived assets for impairment at this time. The Company's goodwill was assigned to the reporting units associated with the original acquisition of those operations. Management determined the Company's reporting units for 2023 impairment testing are its reportable segments shown in Note 24, but with the house of brands segment broken down into separate reporting units for the Company's JustCBD and Vessel product groups of assets.

The Company may consider the results of both an income approach (discounted cash flows) and market approach (guideline public companies) when determining the recoverable amount of its reporting units. For the income approach, the significant assumptions used in the calculation of the recoverable amounts of the reporting units include forecasted revenue, expenses and net cash flows, terminal period cash flows and growth rates, and the weighted average cost of capital used as the discount rate. These assumptions are considered Level 3 inputs in the fair value hierarchy. The assumptions consider historical and projected data from internal sources as well as external industry trends and expectations. For the market approach, the significant assumptions include identifying and calibrating relevant guideline public companies, and determining the financial metric to measure against. The results of the two approaches are considered, and judgment is applied in weighting each approach to determine the recoverable amount of the reporting unit.

For long-lived assets other than goodwill, which show impairment indicators are present, the Company compares its expected undiscounted future cash flows to the carrying value of the asset group. If the undiscounted future cash flows are less than the carrying value of the assets, then the fair value of the asset group is calculated using an income or market approach as discussed in the prior paragraph. The significant assumptions used in calculating the undiscounted future cash flows include determining the primary asset of the asset group which sets the length of time to project the cash flows, and the forecasted revenue, expenses and net cash flows relating to the asset group.

2023 Annual Impairment Test

The Company concluded that the carrying values of its JustCBD and FGH reporting units were higher than their respective estimated fair values, and a goodwill impairment loss totaling $23.4 million was recognized in the year ended December 31, 2023, with details of these impairment tests discussed below. The goodwill impairment loss was comprised of (i) $19.6 million related to the JustCBD reporting unit, representing the entirety of the goodwill assigned to the JustCBD reporting unit, part of the house of brands segment; and (ii) $3.7 million related to the FGH reporting unit, part of the commercial and wholesale segment. See Note 24 for discussion of the Company's segments. Certain negative trends, including slower growth rates, resulted in updated long-term financial forecasts indicating lower forecasted revenue and cash flow generation for the JustCBD and FGH reporting units.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

2023 Annual Goodwill Impairment Test of FGH

At June 30, 2023, the Company's FGH reporting unit had external indicators of impairment primarily due to the Company's declining share price, the declining share price of comparable public companies and challenging economic factors making it difficult to access capital. As such, the Company tested the FGH reporting unit for impairment as at June 30, 2023 and determined that the carrying value of the reporting unit's assets exceeded the recoverable amount, resulting in goodwill impairment of $3.7 million recorded in the first half of fiscal 2023. The impairment is recorded in the goodwill impairment caption on the consolidated statements of loss and comprehensive loss.

FGH's June 30, 2023 carrying value of $7.7 million was comprised primarily of goodwill and identified intangible assets of $5.2 million and other long-lived assets of $0.5 million. The carrying value is reduced by inseparable market participant liabilities associated with the December 2022 acquisition of FGH which includes $0.1 million of lease liability. The estimated recoverable amount of FGH at June 30, 2023 was $1.5 million, resulting in goodwill impairment of the remaining $3.7 million as the carrying value of the reporting unit's assets exceeds the recoverable amount. The impairment is recorded in the goodwill impairment caption on the consolidated statements of loss and comprehensive loss.

The reporting unit's fair value was determined based on an income approach discounted cash flow model. After working capital adjustments, the resulting fair value was estimated at $1.5 million. The income approach used a discount rate of 17%, operating margins of about 2%, working capital requirements of 6% revenue, and a terminal period growth rate of 2%. The revenue growth rates start at 5% in 2023 and trend down to 2% in 2028 and thereafter. The impairment test valuation is considered a Level 3 method within the ASC 820 fair value hierarchy.

After the impairment recorded at June 30, 2023, FGH's carrying value was equal to its recoverable amount. As a sensitivity assessment to the recoverable amount calculations, increasing the discount rate by 3% in the income approach model would decrease the reporting unit fair value by $0.3 million. However, there would be no impact on the goodwill impairment amount for this unfavorable change in the model as the imputed fair value of the goodwill exceeded its carrying amount with the goodwill impaired to zero.

2023 Annual Goodwill Impairment Test of JustCBD

At June 30, 2023 and December 31, 2023, the Company’s JustCBD reporting unit had external indicators of impairment primarily due to the Company's declining share price, the declining share price of comparable public companies and challenging economic factors making it difficult to access capital. As such, the Company tested the JustCBD reporting unit for impairment as at June 30, 2023 and December 31, 2023 and determined that the carrying value of the reporting unit’s assets exceeded the recoverable amount, resulting in goodwill impairment of $19.6 million recorded in 2023. The impairment is recorded in the goodwill impairment caption on the consolidated statements of loss and comprehensive loss.

JustCBD’s June 30, 2023 and December 31, 2023 carrying values of $23.8 and $7.0 million, respectively, were comprised primarily of goodwill and identified intangible assets of $20.8 million and $3.5 million and other long-lived assets of $1.2 million and $0.7 million. The carrying value is reduced by inseparable market participant liabilities associated with the February 2022 acquisition of JustCBD which includes $1.6 million and $0.4 million of lease liability. The estimated recoverable amount of JustCBD at June 30, 2023 and December 31, 2023 was $7.1 million and $nil, respectively, resulting in goodwill impairment of $19.6 million for the year ended December 31, 2023 as the carrying value of the reporting unit’s assets exceeds the recoverable amount. The impairment is recorded in the goodwill impairment caption on the consolidated statements of loss and comprehensive loss.

The reporting unit’s fair value at June 30, 2023 and December 31, 2023 was determined based on an income approach discounted cash flow. After working capital adjustments, the resulting fair value was estimated at $7.1 million and $nil. The income approach used a weighted average discount rate of 28%, operating margins from 8.5% to -19.7%, weighted average working capital requirements of 1% revenue, and a terminal period growth rate of 3%. The revenue growth rates start at 17% in 2023 and taper down to 3% in 2025 and thereafter. The impairment test valuation is considered a Level 3 method within the ASC 820 fair value hierarchy.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

After the impairment recorded for the year ended December 31, 2023, JustCBD’s carrying value was equal to its recoverable amount. As a sensitivity assessment to the recoverable amount calculations, increasing the discount rate in the income approach model by 3% would result in a decrease of the reporting unit fair value of approximately $1.5 million. However, there would be no impact on the goodwill impairment amount for this unfavorable change in the model as the imputed fair value of the goodwill exceeded its carrying amount with the goodwill impaired to zero.

December 31, 2023 Other Long-Lived Asset Impairment Tests

For asset groups that had indicators of impairment, the Company performed a quantitative analysis as of June 30, 2023 to determine if impairment existed by comparing the carrying amount of each asset group to the future undiscounted cash flows the asset group is expected to generate over their remaining lives. This analysis indicated that certain asset values may not be recoverable. The Company then calculated the fair value of these assets using an income approach. As a result, the Company recorded an impairment of property, plant and equipment, operating lease right of use assets, customer relationships, trademarks, patents and non-compete agreements within its Vessel asset group within the house of brands segment totaling $7.4 million. The key inputs included in the recoverable amount calculations are revenue growth rates starting at 10.7% in 2023 and tapering down to 3% thereafter, weighted average royalty rate of 1%, weighted average discount rate of 17% and a customer attrition rate of 18%. As a sensitivity assessment to the recoverable amount calculations, increasing the discount rate in the income approach model by 3% would result in a nominal decrease of the recoverable amounts. Likewise, the Company recorded an impairment of supplier relationships, customer relationships and licenses within its FGH asset group within the commercial and wholesale segment totaling $3.7 million. The key inputs included in the recoverable amount calculations are revenue growth rates starting at -2.6% in 2023, 5% in 2024 and tapering down to 4% thereafter, weighted average discount rate of 20% and customer attrition rate of 10%. As a sensitivity assessment to the recoverable amount calculations, increasing the discount rate in the income approach model by 3% would result in a $0.1 million decrease of the recoverable amounts. Finally, the Company recorded an impairment of customer relationships, trademarks and patents within its JustCBD asset group within the house of brands segment totaling $2.3 million. The key inputs included in the recoverable amount calculations are revenue growth rates starting at 16.5% in 2023 and tapering down to 3% thereafter, royalty rate of 1.5%, weighted average discount rate of 32.5% and customer attrition rate of 15%. As a sensitivity assessment to the recoverable amount calculations, increasing the discount rate in the income approach model by 3% would result in a $0.2 million decrease of the recoverable amounts. These charges were recorded in the other asset impairments caption on the consolidated statements of loss and comprehensive loss. The impairment test valuation is considered a Level 3 method within the ASC 820 fair value hierarchy.

The Company performed a similar analysis for its asset groups as of December 31, 2023, and determined that indicators of impairment were present. These include external indicators such as a decline in the value of the Company’s publicly traded common shares as well as internal indicators such as reduced forecasted revenue and cash flow generation. The Company performed a quantitative analysis as of December 31, 2023 to determine if impairment existed by comparing the carrying amount of each asset group to the future undiscounted cash flows the asset group is expected to generate over their remaining lives. This analysis indicated that certain asset values may not be recoverable. The Company then calculated the fair value of these assets using an income approach. As a result, the Company recorded an impairment of operating lease right of use assets, supplier relationships and licenses within its FGH asset group within the commercial and wholesale segment totaling $1.4 million. The key inputs included in the recoverable amount calculations are revenue growth rates starting at 2.5% in 2024 and tapering down to 2.5% thereafter and a weighted average discount rate of 21%. As a sensitivity assessment to the recoverable amount calculations, increasing the discount rate in the income approach model by 3% would result in a nominal decrease of the recoverable amounts. Likewise, the Company recorded an impairment of operating lease right of use assets, customer relationships and trademarks within its JustCBD asset group within the house of brands segment totaling $1.0 million. The key inputs included in the recoverable amount calculations are revenue growth rates starting at -37.5% in 2023 and then increasing to 2.5% thereafter, royalty rate of 1.5%, weighted average discount rate of 25% and customer attrition rate of 15%. As a sensitivity assessment to the recoverable amount calculations, increasing the discount rate in the income approach model by 3% would result in a nominal decrease of the recoverable amounts. These charges were recorded in the other asset impairments caption on the consolidated statements of loss and comprehensive loss. The impairment test valuation is considered a Level 3 method within the ASC 820 fair value hierarchy.

2022 Annual Impairment Test

The Company concluded that the carrying values of its Vessel and JustCBD reporting units were higher than their respective estimated fair values, and a goodwill impairment loss totaling $25.1 million was recognized in the year ended December 31, 2022, with details of these impairment tests discussed below. The goodwill impairment loss was comprised of (i) $19.7 million related to the Vessel reporting unit, representing the entirety of the goodwill assigned to the Vessel reporting unit, part of the house of brands segment; and (ii) $5.4 million related to the JustCBD reporting unit, part of the house of brands segment. See Note 24 for discussion of the Company's segments. Certain negative trends, including slower growth rates, resulted in updated long-term financial forecasts indicating lower forecasted revenue and cash flow generation for the Vessel reporting unit. No impairment was noted for the FGH reporting unit, as the acquisition of FGH occurred close to the end of the year and fair value calculated at the December 23, 2022 acquisition date approximates fair value as at December 31, 2022.

The Company reconciled the sum of its reporting unit recoverable amounts discussed above plus all other net assets to the Company's market capitalization of common shares as December 31, 2022. The Company's recoverable amounts at December 31, 2022 exceeded the market capitalization of its common shares by 98%. The Company believes the 98% excess is due to implied equity control premium and is within an acceptable range of values based on control premiums observed in business combinations within the cannabis and wholesale industries.

December 31, 2022 Annual Goodwill Impairment Test of Vessel

At June 30, 2022, the Company's Vessel reporting unit had external indicators of impairment primarily due to a decline in comparable public company share prices which would negatively impact the implied valuation of Vessel. As such, the Company tested the Vessel reporting unit for impairment as at June 30, 2022 and determined that the carrying value of the reporting unit's assets exceeded the recoverable amount, resulting in goodwill impairment of $16.0 million recorded in the first half of fiscal 2022. The impairment is recorded in the goodwill impairment caption on the consolidated statements of loss and comprehensive loss.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

Vessel's December 31, 2022 carrying value of $11.6 million was comprised primarily of goodwill and identified intangible assets of $11.3 million and other long-lived assets of $1.0 million. The carrying value is reduced by inseparable market participant liabilities associated with the November 2021 acquisition of Vessel which includes $1.1 million of lease liability. The estimated recoverable amount of Vessel at December 31, 2022 was $7.0 million, resulting in goodwill impairment of the remaining $3.7 million as the carrying value of the reporting unit's assets exceeds the recoverable amount. The impairment is recorded in the goodwill impairment caption on the consolidated statements of loss and comprehensive loss.

The reporting unit's fair value was determined based on an income approach discounted cash flow model of $7.6 million (80% weighting) and a market approach guideline public company method of $7.0 million (20% weighting). After working capital adjustments, the resulting fair value was estimated at $7.0 million. The income approach used a discount rate of 17%, operating margins from 0% to 18%, working capital requirements of 15% revenue, and a terminal period growth rate of 3%. The revenue growth rates start at 14% in 2023 and taper down to 3% in the terminal period after 2030. The market approach considered guideline public companies similar to Vessel considering financial metrics such as historical revenue growth, gross margin and EBITDA profitability and with operations focused on consumer brands and similar sales channels. An enterprise value to latest twelve months revenue multiple of 1.0 was selected based on consideration of the enterprise value to latest twelve months multiples of the guideline companies. The multiple was applied to Vessel's revenue for the twelve months ended December 31, 2022. The impairment test valuation is considered a Level 3 method within the ASC 820 fair value hierarchy.

After the impairment recorded at December 31, 2022, Vessel's carrying value was equal to its recoverable amount. As a sensitivity assessment to the recoverable amount calculations, increasing the discount rate by 3% in the income approach model would decrease the reporting unit fair value by $1.8 million. Reducing the market approach selected revenue multiple by 0.10 from 1.00 above down to 0.90 (approximately 10% change) would result in a decrease of the reporting unit fair value of approximately $0.7 million. However, there would be no impact on the goodwill impairment amount for either of these unfavorable changes in the models as the imputed fair value of the goodwill exceeded its carrying amount by $1.1 million with the goodwill impaired to zero.

December 31, 2022 Annual Goodwill Impairment Test of JustCBD

JustCBD's December 31, 2022 carrying value of $34.4 million was comprised primarily of goodwill and identified intangible assets of $29.0 million and other long-lived assets of $2.0 million. The carrying value is reduced by inseparable market participant liabilities associated with the February 2022 acquisition of JustCBD which includes $1.2 million of lease liability. The estimated recoverable amount of JustCBD at December 31, 2022 was $29.0 million, resulting in goodwill impairment of $5.4 million as the carrying value of the reporting unit's assets exceeds the recoverable amount. The impairment is recorded in the goodwill impairment caption on the consolidated statements of loss and comprehensive loss.

The reporting unit's fair value was determined based on an income approach discounted cash flow model of $28.0 million (80% weighting) and a market approach guideline public company method of $21.9 million (20% weighting). After working capital adjustments, the resulting fair value was estimated at $29.0 million. The income approach used a discount rate of 32%, operating margins from 5% to 28%, working capital requirements of 10% revenue, and a terminal period growth rate of 3%. The revenue growth rates start at 21% in 2023 and taper down to 3% in the terminal period after 2030. The market approach considered guideline public companies similar to JustCBD considering financial metrics such as historical revenue growth, gross margin and EBITDA profitability and with operations focused on consumer brands and similar sales channels. An enterprise value to latest twelve months revenue multiple of 0.6 was given the most weight in the valuation and was selected based on consideration of the enterprise value to latest twelve months multiples of the guideline companies. The multiple was applied to JustCBD's revenue for the twelve months ended December 31, 2022. The impairment test valuation is considered a Level 3 method within the ASC 820 fair value hierarchy.

After the impairment recorded at December 31, 2022, JustCBD's carrying value was equal to its recoverable amount. Any change in the significant assumptions could result in additional impairment of its goodwill as at December 31, 2022. As a sensitivity assessment to the recoverable amount calculations, increasing the discount rate in the income approach model by 3% from 32% above up to 35% (approximately 9% change) would result in a decrease of the reporting unit fair value and additional goodwill impairment of approximately $3.5 million. Reducing the market approach selected revenue multiple by 0.1 from 0.6 above down to 0.5 (approximately 17% change) would result in a decrease of the reporting unit fair value and additional goodwill impairment of approximately $3.7 million.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

December 31, 2022 Other Long-Lived Asset Impairment Tests

For asset groups that had indicators of impairment, the Company performed a quantitative analysis as of December 31, 2022 to determine if impairment existed by comparing the carrying amount of each asset to the future undiscounted cash flows the asset is expected to generate over their remaining lives. This analysis indicated that certain asset values may not be recoverable. The Company then calculated the fair value of these assets using an income approach. As a result, the Company recorded an impairment of the licenses within the corporate segment totaling $0.1 million. This charge was recorded in the other asset impairments caption on the consolidated statements of loss and comprehensive loss.

During the fourth quarter of 2022, the Company decided to consolidate operations and looked for subtenants for two building leases that have contractual lease obligations through 2026 and 2027. These leases are recorded on the Company's statement of financial position as operating lease right of use assets. The lease assets had indicators of impairment as they were no longer used in the asset groups' operations, but the Company was actively seeking to sublease both spaces to generate income from the spaces. The Company calculated the fair value of the two leases using an income approach on the expected sublease income. The resulting fair values were compared to the operating right of use asset values at December 31, 2022, resulting in an impairment of $0.6 million. The discounted cash flow models assumed the spaces would be subleased within 2023 at 75% to 100% of the Company's cost of the leases, less upfront costs to obtain a sublease tenant. The cash flows were discounted at 8% to 9% which approximates the discount rate in the Company's right of use asset and lease liability calculations. These charges were recorded in the other asset impairments caption on the consolidated statements of loss and comprehensive loss.

13. DEBT

Euro credit facility

The Company, through FGH, has credit facilities totaling 4.0 million Euro ($4.4 million USD), at two different banks in Germany. These arrangements are open ended without predetermined maturity dates. Principal and interest payments are due at the end of each term. Interest rates can change with each new amount drawn. As of December 31, 2023, the total outstanding amount on these credit facilities was 1.8 million Euro ($1.9 million USD) with interest rates ranging from 5.45% to 6.46% and due within the next twelve months. These credit facilities were secured by various guarantees, including joint and several guarantees of two managing directors of Phatebo, a subsidiary of FGH, and payment guarantees upon default.

14. LEASES

The Company's leases primarily consist of administrative real estate leases in Germany and the United States. Management has determined all the Company's leases are operating leases through December 31, 2023. Information regarding the Company's leases is as follows:

Thousands of United States dollars	Year ended December 31, 2023	Year ended December 31, 2022
Components of lease expense
Operating lease expense	$1,211	$937
Short-term lease expense	324	308
Sublease income	(71)	-
Total lease expense	$1,464	$1,245

Other Information
Operating cash outflows from operating leases	$1,403	$859
ROU assets obtained in exchange for new operating lease liabilities	245	2,609
Weighted-average remaining lease term in years for operating leases	2.7	3.5
Weighted-average discount rate for operating leases	7.9%	7.9%

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

Maturities of operating lease liabilities as of December 31, 2023 are as follows:

Thousands of United States dollars	Operating Leases
2024	$900
2025	460
2026	374
2027	192
Total future lease payments	1,926
Less: imputed interest	(185)
Total lease liabilities	1,741
Less: current lease liabilities	(799)
Total non-current lease liabilities	$942

Most of the Company's leases contain renewal options to continue the leases for another term equivalent to the original term, which are generally up to two years. The lease liabilities above include renewal terms that management has executed or is reasonably certain of renewing, which only included leases that would have expired in 2023.

The Company's operating lease of warehousing and office space for Vessel Brand Inc. expires August 31, 2027. The lease includes an option to extend the lease term for the entire space for a period of five years at the end of the current lease term. At December 31, 2023, the renewal option is not included in the related operating right of use asset recorded. At the end of 2022, the Company decided to move Vessel's operations and to consolidate them with JustCBD's operations in Florida. See Note 11. The Company began subleasing this space to a third party during the fourth quarter of 2023. The sublease is effective through August 31, 2027 and does not contain renewal options.

The Company's operating lease of retail space in Miami, FL expires November 30, 2026. The lease includes an option to extend the lease term for the entire space for a period of five years at the end of the current lease term. At December 31, 2023, the renewal option is not included in the related operating right of use asset recorded. The Company began subleasing this retail space to a third party during the third quarter of 2023. The sublease agreement is effective through November 30, 2026 and contains one option to renew for five more years.

The Company's operating lease of manufacturing and warehousing for High Roller Private Label LLC expires June 30, 2024. The lease does not contain a renewal option.

The Company’s operating lease of warehousing and office space for Just Brands LLC expires April 30, 2024. The lease does not contain a renewal option. In January 2024, the Company began leasing 14,280 sq. ft. of warehousing space in Pompano Beach, FL, for $20,000 a month, pursuant to a lease agreement that expires in February 2029. In March 2024, the Company began leasing 4,184 sq. ft. of office space in Fort Lauderdale, FL, for $8,000 a month, pursuant to a lease agreement that expires in March 2028.

15. SHARE CAPITAL

Authorized and issued

The Company is authorized to issue an unlimited number of common shares, no par value. On June 9, 2023, the Company consolidated its issued and outstanding common shares based on one new common share of the Company for every twenty existing common shares of the Company. All common shares and per share amounts have been restated to give retroactive effect to the share consolidation. See discussion below.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

The Company had the following significant common share transactions:

Year ended December 31, 2023

SEPTEMBER 2023 UNIT OFFERING

On September 21, 2023, the Company closed a registered direct offering of 1,369,000 units of the Company at a price of $2.00 per unit for gross proceeds of $2.7 million. Each unit is comprised of one common share of the Company and one common share purchase warrant (1,369,000 total warrants) to purchase one additional common share at an exercise price of $2.50 per warrant share through March 21, 2029. Additionally, the Company amended the exercise price with respect to 61,250 and 624,995 warrants that were previously issued in the November 2021 and December 2022 offerings, respectively, from $8.00 per share to $2.50 per share and recorded a $0.2 million gain on these warrant modifications. There was no increase to the value of the additional paid-in capital as it was offset by a corresponding increase to unit issuance costs. The Company paid $0.3 million in issuance costs relating to the September 2023 unit offering, as well as 54,760 warrants with a fair value of $0.1 million, with an exercise price of $2.39 per share through September 21, 2028, issued to the placement agent. See Note 17.

REVERSE STOCK SPLIT

On June 7, 2023, the Company filed an amendment to its Articles of Incorporation (the "Reverse Stock Split Articles Amendment") with the Ontario Ministry of Public and Business Service Delivery to effect a reverse stock split of the Company's common shares, no par value per share (the "common shares"), at a ratio of 1-for-20, which became effective at 12:00:01 a.m. Eastern Time on June 9, 2023 (the "Reverse Stock Split").

Upon the effectiveness of the Reverse Stock Split, every twenty shares of the issued and outstanding common shares were automatically combined and reclassified into one issued and outstanding common share. The Reverse Stock Split did not affect any shareholder's ownership percentage of the common shares, alter the par value of the common shares or modify any voting rights or other terms of the common shares. The number of authorized shares of common shares under the Company's Articles remained unchanged. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional interest as a result of the Reverse Stock Split was rounded down to the nearest whole common share.

All common shares and per share amounts have been restated to give retroactive effect to the share consolidation.

OTHER ISSUANCES

On January 31, 2023, the Company entered into a settlement agreement with a third party pursuant to which the Company issued 16,250 common shares of the Company, valued at $0.1 million, to a third party to settle a legal dispute that arose in April 2019. See Note 16.

On April 12, 2023, Luis Merchan tendered his resignation as both Chairman of the Board of Directors of the Company and as its Chief Executive Officer. On this date, the Company entered into a separation agreement with Mr. Merchan, pursuant to which the Company issued 80,000 common shares of the Company, valued at $0.4 million, on April 26, 2023, and 30,000 common shares of the Company, valued at $0.1 million, on May 14, 2023 to Mr. Merchan.

Year ended December 31, 2022

DECEMBER 2022 PAYMENT TO FGH OWNERS

As discussed in Note 10, the Company issued 2,176,297 common shares of the Company valued at $9.8 million, inclusive of a 7.5% fair value discount for the required three-month holding period of the shares, to the prior owners of FGH as part of the Company's acquisition of FGH on December 23, 2022.

DECEMBER 2022 UNIT OFFERING

On December 8, 2022, the Company closed a registered direct offering of 625,000 units of the Company at a price of $8.00 per unit for gross proceeds of $5.0 million. Each unit is comprised of one common share of the Company and one common share purchase warrant (625,000 total warrants) to purchase one additional common share at an exercise price of $8.00 per warrant share through December 8, 2027. Additionally, the Company amended the exercise price with respect to 66,250 warrants that were previously issued in the November 2021 offering (see Note 17) from $75.00 per share to $8.00 per share with no increase to the value of additional paid-in capital as it was offset by a corresponding increase to issuance costs. The Company paid $0.4 million in issuance costs relating to the December 2022 unit offering, as well as 25,000 warrants issued to the placement agent as discussed in Note 17.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

FEBRUARY 2022 PAYMENT TO JUSTCBD OWNERS

As discussed in Note 10, the Company issued 475,000 common shares of the Company valued at $14.7 million, inclusive of a 15% fair value discount for the required six-month holding period of the shares, to the prior owners of JustCBD as part of the Company's acquisition of JustCBD on February 25, 2022.

ACQUISITION OF NONCONTROLLING INTERESTS

On January 18, 2022, the Company issued 5,000 common shares of the Company valued at $0.2 million to acquire the remaining 13% of the outstanding equity interests in Flora Beauty LLC from its minority shareholders. In addition to the common shares, the Company granted a stock option, exercisable for up to 2,500 common shares of the Company at an exercise price of $34.00 per share that expire five years from the date of the grant. The Company dissolved Flora Beauty LLC during the year ended December 31, 2023. See Note 2.

On January 31, 2022, the Company issued 1,514 common shares of the Company valued at $0.1 million to complete its acquisition of Flora Med S.A.S. by acquiring the remaining 10% of the equity interests in Flora Med S.A.S. from its minority shareholders. The Company sold Flora Med S.A.S. during the year ended December 31, 2023. See Note 2.

OTHER ISSUANCES

In January 2022, the Company amended an agreement with a consultant pursuant to which the Company issued 5,555 common shares of the Company valued at $0.2 million and a stock option, exercisable for up to 4,166 common shares of the Company at an exercise price of $45.00 per share that expire five years from the date of the grant.

On April 5, 2022, the Company issued 35,000 common shares of the Company valued at $1.3 million as part of a settlement agreement with Boustead Securities, LLC ("Boustead") to resolve certain disputes arising under a prior underwriting agreement and engagement letter. In addition to the common shares, the Company paid Boustead $0.4 million.

SHARE REPURCHASE

The Company repurchased 18,411 common shares for $0.3 million during the year ended December 31, 2022.

Any future repurchases will depend on factors such as market conditions, share price and other opportunities to invest capital for growth. From time to time when management does not possess material nonpublic information about the Company or its securities, the Company may enter a pre-defined plan with a broker to allow for the repurchase of shares at times when the Company ordinarily would not be active in the market due to internal trading blackout periods, insider trading rules or otherwise. Any such plans entered with our broker will be adopted in accordance with applicable securities laws such as the requirements of Rule 10b5-1 under the U.S. Securities Exchange Act of 1934, as amended.

16. SHARE BASED COMPENSATION

The Company adopted the Flora Growth Corp. 2022 Incentive Compensation Plan (the "2022 Plan") to attract, retain and motivate independent directors, executives, key employees and consultants. The 2022 Plan was approved by the Company's shareholders on July 5, 2022, and reserves an aggregate of 300,000 of the Company's common shares for issuance in connection with Awards (as defined in the 2022 Plan) granted under the 2022 Plan. The 2022 Plan was amended on June 6, 2023, with approval from the Company's shareholders, to increase the shares available under the 2022 Plan from 300,000 to 950,000. Previously, the Company's shareholders had adopted a "rolling" stock option plan (the "Prior Plan") which authorized the Company to grant stock options constituting up to 10% of the Company's issued and outstanding common shares at the time of each option grant. Since the adoption of the 2022 Plan, no further grants have been made or will be made under the Prior Plan; however, any currently outstanding stock options granted prior to July 5, 2022 will remain in effect until they have been exercised or terminated or have expired in accordance with the terms of the Prior Plan. Under the 2022 Plan, the Compensation Committee of our Board of Directors (the "Committee") may grant a variety of awards including stock options, stock appreciation rights ("SAR"s), restricted stock, restricted stock units, dividend equivalents and other stock-based awards.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

On December 15, 2023, the Company proposed to grant, upon approval by a majority of shareholders at the Company’s next annual meeting, Clifford Starke, the current CEO of the Company, SARs valued at 12% of the total outstanding shares of the Company on the grant date, which vest in 12 tranches with each tranche representing 1% of the total outstanding shares of the Company. The exercise price of the SARs is the closing share price of the Company's shares on the grant date. The first tranche will vest upon the Company's share price increasing by 50% from the Company's closing share price on the grant date with each tranche thereafter requiring an additional 50% increase in share price to vest. The SARs expire 10 years from the grant date with a post-termination exercise period of one year.

On December 15, 2023, the Company proposed to grant, upon approval by a majority of shareholders at the Company’s next annual meeting, Dany Vaiman, the current CFO of the Company, SARs valued at 4% of the total outstanding shares of the Company on the grant date, which vest in 8 tranches with each tranche representing 0.5% of the total outstanding shares of the Company. The exercise price of the SARs is the closing share price on the grant date. The first tranche will vest upon the Company's share price increasing by 50% from the closing share price as of the grant date with each tranche thereafter requiring an additional 50% increase in share price to vest. The SARs expire 10 years from the grant date with a post-termination exercise period of one year.

All SARs proposed grants to Mr. Starke and Mr. Vaiman remain unexercisable, and subject to forfeiture, unless the Company's shareholders approve such SAR grant at the Company's annual shareholder meeting.

OPTIONS

Stock options granted under the Prior Plan are non-transferable and non-assignable and may be granted for a term not exceeding five years. Under the 2022 Plan, stock options may be granted with a term of up to ten years and in the case of all stock options, the exercise price may not be less than 100% of the fair market value of a Common Share on the date the award is granted. Stock option vesting terms are subject to the discretion of the Committee. Common shares are newly issued from available authorized shares upon exercise of awards.

Information relating to share options outstanding and exercisable as at December 31, 2023 and 2022 is as follows:

	Options Outstanding		Options Exercisable
	Number of options (in thousands)	Weighted average exercise price	Number of options (in thousands)	Weighted average exercise price
Balance, December 31, 2021	272	$39.06	272	$39.06
Granted	90	19.15	1	29.60
Exercised	(27)	3.00	(27)	3.00
Forfeited	(45)	52.44	(34)	54.39
Balance, December 31, 2022	290	34.17	212	41.19
Granted	5	7.00	14	17.43
Forfeited	(246)	35.05	(182)	42.31
Balance, December 31, 2023	49	$27.04	44	$29.30

Date of expiry	Options outstanding	Options exercisable	Exercise price	Grant date fair value vested	Remaining life in years
	Thousands	Thousands	$	Thousands of Dollars
June 28, 2024	17	17	$3.00	$13	0.5
July 15, 2025	4	4	45.00	83	1.5
December 23, 2025	8	8	45.00	230	2.0
September 25, 2026	2	2	138.00	205	2.7
December 16, 2026	6	6	40.80	185	3.0
January 17, 2027	3	3	34.00	63	3.0
January 26, 2027	1	1	29.60	25	3.1
March 17, 2033	5	-	7.00	26	9.2
July 5, 2033	3	3	13.40	31	9.5
	49	44	$27.04	$861	2.8

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

The fair value of stock options issued during the years ended December 31, 2023 and 2022 was determined at the time of issuance using the Black-Scholes option pricing model with the following weighted average inputs, assumptions and results:

	2023	2022
Risk-free annual interest rate	2.77%	2.85%
Current stock price	$6.90	$18.95
Expected annualized volatility	100%	100%
Expected life (years)	10	7
Expected annual dividend yield	0%	0%
Exercise price	$7.00	$19.16
Weighted average grant date fair value	$7.00	$19.16

The total benefit related to the options granted in the year ended December 31, 2023 was less than $0.1 million (2022 - $3.0 million expense). This (benefit) expense is included in the share based compensation line on the statement of comprehensive loss. Generally, the options granted in 2023 and 2022 vest one to two years following the date of grant provided that the recipient is still employed or engaged by the Company.

During the year ended December 31, 2023, 245,959 (2022 - 45,187) unexercised stock options expired following the termination of certain employees and were charged to deficit.

The intrinsic value of options exercised for the year ended December 31, 2023 was $nil ($0.8 million in 2022). The total fair value of options vested during the year ended December 31, 2023 was $0.1 million ($4.0 million in 2022).

For the years ended December 31, 2023 and 2022, there has been no recognized income tax benefits associated with stock options, and no amounts capitalized as part of the cost of an asset.

At December 31, 2023 the total remaining stock option cost for nonvested awards is expected to be less than $0.1 million over a weighted average future period of 0.2 years until the awards vest. A total of 5,000 options issued in 2023 will vest in 2024 provided if the award holder is still employed or engaged by the Company.

RESTRICTED STOCK AWARDS

Restricted stock is a grant of common shares which may not be sold or disposed of, and which is subject to such risks of forfeiture and other restrictions as the Committee, in its discretion, may impose. A participant granted restricted stock generally has all of the rights of a shareholder of the Company, unless otherwise determined by the Committee. Subject to certain exceptions, the vesting of restricted stock awards is subject to the holder’s continued employment or engagement through the applicable vesting date. Unvested restricted stock awards will be forfeited if the holder’s employment or engagement ceases during the vesting period and may, in certain circumstances, be accelerated. The Company values restricted stock awards based on the closing share price of the Company’s common shares as of the date of grant. The fair value of the restricted stock award is recorded as expense over the vesting period.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

Information relating to restricted stock awards outstanding as at December 31, 2023 and December 31, 2022:

	Number of restricted stock awards	Weighted average grant date fair value
	Thousands	$
Balance, December 31, 2021	-	-
Granted	147	13.64
Vested	(1)	14.62
Balance, December 31, 2022	146	13.64
Granted	838	1.44
Cancelled	(174)	(8.92)
Vested	(419)	(2.66)
Balance, December 31, 2023	391	1.41

The total expense related to the restricted stock awards in the year ended December 31, 2023 was $1.1 million (2022 - $0.4 million). This expense is included in the share based compensation line on the consolidated statements of loss and comprehensive loss. For the years ended December 31, 2023 and 2022, there has been no recognized income tax benefits associated with restricted stock awards.

The Company issued 363,617 restricted stock awards that vested immediately on November 15, 2023 at a total fair value of $0.3 million. The Company issued 1,000 restricted stock awards that vested immediately on September 28, 2022 at a total fair value of less than $0.1 million. The remaining restricted stock awards issued in 2023 and 2022 vest over the next three years provided the award holder is still employed or engaged by the Company. As of December 31, 2023, the Company had $0.1 million of unrecognized compensation expense related to restricted stock awards which will be recognized over the next three years.

A total of 174,304 restricted stock awards expired or were forfeited in the year ended December 31, 2023 (2022 - $nil).

17. WARRANTS

On September 21, 2023, the Company issued 1,369,000 warrants issued as part of the September 2023 unit offering (Note 15). Each warrant permits the holder to purchase one common share of the Company through March 21, 2029 for $2.50. The issue date fair value of the warrants was estimated at $1.1 million using the Black Scholes option pricing model with the following assumptions: expected dividend yield of 0%; expected volatility of 100% based on comparable companies; risk-free interest rate of 4.3% and an expected life of 5.5 years. The resulting grant date fair value of each warrant was $0.82. Additionally, the Company amended the exercise price with respect to 66,245 and 624,995 warrants that (Note 15) that were previously issued in the November 2021 and December 2022 (described below) offerings, respectively, from $8.00 per share to $2.50 per share and recorded at $0.2 million gain on these warrant modifications.

Related to the September 2023 unit offering, 54,760 warrants were issued to the placement agent and recorded as issuance costs to share capital. Each warrant permits the holder to purchase one common share of the Company after the 181st day immediately following the date of issuance through September 21, 2028 for $2.39. The issue date fair value of the warrants was estimated at $0.1 million using the Black Scholes option pricing model with the following assumptions: expected dividend yield of 0%; expected volatility of 100% based on comparable companies; risk-free interest rate of 4.25% and an expected life of 5 years. The resulting grant date fair value of each warrant was $1.48.

On December 8, 2022, the Company issued 625,000 warrants issued as part of the December 2022 unit offering (Note 15). Each warrant permits the holder to purchase one common share of the Company through December 8, 2027 for $8.00. The issue date fair value of the warrants was estimated at $2.0 million using the Black Scholes option pricing model with the following assumptions: expected dividend yield of 0%; expected volatility of 100% based on comparable companies; risk-free interest rate of 3.0% and an expected life of 5 years. The resulting grant date fair value of each warrant was $3.25. Additionally, the Company amended the exercise price with respect to 66,250 warrants (Note 15) that were previously issued in the November 2021 offering from $75.00 per share to $8.00 per share.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

Related to the December 2022 unit offering, 25,000 warrants were issued to the placement agent and recorded as issuance costs to share capital. Each warrant permits the holder to purchase one common share of the Company after the 180th day immediately following the date of issuance through December 8, 2027 for $8.00. The issue date fair value of the warrants was estimated at $0.1 million using the Black Scholes option pricing model with the following assumptions: expected dividend yield of 0%; expected volatility of 100% based on comparable companies; risk-free interest rate of 3.0% and an expected life of 5 years. The resulting grant date fair value of each warrant was $5.95.

The intrinsic value of warrants exercised for the year ended December 31, 2023 was less than $0.1 million ($0.5 million in 2022). The total fair value of warrants vested during the year ended December 31, 2023 was $1.3 million ($2.3 million in 2022).

For all warrants, common shares are newly issued from available authorized shares upon exercise of awards.

The following tables show warrants outstanding as at December 31, 2023:

	Number of warrants	Weighted average exercise price
	Thousands
Balance, December 31, 2021	438	$67.46
Exercised	(24)	9.83
Cancelled	(103)	60.00
Issued	650	1.20
Balance, December 31, 2022	961	$24.84
Exercised	(1)	8.00
Cancelled	(691)	8.00
Issued	2,115	2.50
Balance, December 31, 2023	2,384	$9.90

Date of expiry	Warrants outstanding	Exercise price	Grant date fair value	Remaining life in years
	Thousands
November 18, 2026	221	$75.00	$6,700	2.88
November 18, 2027	23	66.00	1,055	3.88
December 8, 2027	25	8.80	149	3.94
September 21, 2028	691	2.50	522	4.73
September 21, 2028	55	2.39	81	4.73
March 21, 2029	1,369	2.50	1,339	5.22
	2,384	$9.90	$9,846	4.83

18. RELATED PARTY DISCLOSURES

Key management personnel compensation

In addition to their contracted fees, directors and officers also participate in the Company's stock option program. Certain executive officers are subject to termination notices of 6 to 24 months and change of control payments (Note 19). Key management personnel compensation is comprised of the following:

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)
Thousands of United States dollars	Year ended December 31, 2023	Year ended December 31, 2022
Directors' and officers' compensation	$1,862	$2,560
Share-based compensation	1,577	797
	$3,439	$3,357

The Company defines key management personnel as those persons having authority and responsibility for planning, directing, and controlling the activities of the Company directly or indirectly, and was determined to be executive officers and directors (executive and non-executive) of the Company. The remuneration of directors and key executives is determined by the Board of Directors of the Company having regard to the performance of individuals and market trends.

As at December 31, 2023, $0.1 million of the above directors' and officers' compensation was included in the trade payables and accrued liabilities (2022 - $0.2 million). These amounts are unsecured, non-interest bearing and due on demand. The share-based compensation amount above for 2023 includes 110,000 common shares to the former Chief Executive Officer of the Company, valued at $0.4 million, that were recorded as share based compensation expense as part of a separation agreement.

Related party transactions

Prior to its acquisition by the Company, Harmony Health One, a subsidiary of FGH, entered into an Intellectual Property License Agreement with Hampstead Private Capital Limited ("Hampstead") - a corporation controlled by the CEO of the Company and former CEO of FGH. Under the terms of this agreement, Harmony is to pay Hampstead a royalty in the amount of 3.5% of the gross revenues from the sale of Harmony products. No royalty amounts have been recorded by the Company for the years ended December 31, 2023 and December 31, 2022, as there were no sales for the period after the Company acquired FGH.

Prior to 2022, the Company entered into an agreement with Dr. Manalo-Morgan, a former member of the Company's board of directors, to serve in the additional capacity as Medical Advisor to the Company. In connection with this agreement, Dr. Manalo-Morgan was responsible for developing and identifying medical applications of cannabinoids for the Company for the treatment of various ailments and supporting the Company's public relations efforts and assisting the Company with its media engagements. For these services, the Company paid Dr. Manalo-Morgan $0.1 million and $0.2 million for the years ended December 31, 2023 and December 31, 2022, respectively.

19. COMMITMENTS AND CONTINGENCIES

Contingencies are possible liabilities arising from past events which, by their nature, will only be resolved when one or more future events not wholly within our control occur or fail to occur. The assessment of such contingencies inherently involves the exercise of significant judgment and estimates of the outcome of future events. Management assesses loss contingencies related to legal proceedings, tax or other regulatory actions pending against the Company, as well as unasserted claims that may result in such actions. The Company, its legal counsel and other subject matter advisors evaluate the perceived merits of any legal proceedings or unasserted claims or actions as well as the perceived merits of the nature and amount of relief sought or expected to be sought, when determining the amount, if any, to recognize as a provision or assessing the impact on the carrying value of assets. The Company recognizes legal expenses on contingency and provision matters when incurred.

An indemnification arrangement exists when one party has contractually agreed to reimburse another party for losses incurred because of circumstances that existed prior to the arrangement. The Company and its legal counsel assess whether a legal agreement exists and the maximum potential loss to be reimbursed.

Provisions

The Company's current known provisions and contingent liabilities consist of termination benefits and legal disputes.

Thousands of United States dollars	Termination benefits	Legal disputes	Sales tax	Total
Balance as at December 31, 2022	$183	$3,030	$1,831	$5,044
Payments/settlements	(183)	(98)	-	(281)
Additional provisions	-	8	707	715
Foreign currency translation	-	22	-	22
Balance as at December 31, 2023	$-	$2,962	$2,538	$5,500

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

The termination benefits related to contractual termination benefits owed to a former board member of the Company, a consultant and a former member of the management team. The amounts were recorded within contingencies on the consolidated statements of financial position and $nil expense (2022 - $0.4 million) on the consolidated statements of loss and comprehensive loss.

The legal disputes from 2022 relate to the settlement of two contractual disputes involving the Company. The first involves a third party that entered into a conditional share grant arrangement dated April 2, 2019 with Franchise Cannabis Corp and Rangers Pharmaceuticals A/S - two entities that were part of the Company's acquisition of FGH in December 2022. In January 2023, the Company entered into a settlement agreement with this third party pursuant to which the Company issued 16,250 common shares of the Company, valued at $0.1 million, to the third party to settle the dispute. The provision balance as of December 31, 2022 reflected the value of the Company's shares as of the date of the settlement agreement. The second dispute involves a former shareholder of ACA Mueller, an entity that was part of the Company's acquisition of FGH in December 2022, who filed a statement of claim against a wholly-owned subsidiary of the Company in the Constance Regional Court in Germany. While the Company believes that this claim is without merit, at this time the Company believes it is probable that a liability has been incurred and the Company is able to reasonably estimate the loss of $3.0 million. As a result, without acknowledgement (explicitly or implicitly) of any amount of liability arising from this claim, the Company recognized a provision of $3.0 million to reflect the value of the claim. This dispute is covered under the indemnification agreement between the Company and the former Chief Executive Officer and shareholder of FGH as discussed in Note 10. The Company intends to vigorously defend itself through appropriate legal proceedings. Both of the above amounts are recorded within contingencies and $3.0 million within indemnification receivables on the consolidated statements of financial position and $nil (2022- $0.1 million) is recorded as expense on the consolidated statements of loss and comprehensive loss.

The additional legal dispute in 2023 related to the settlement of an action brought against the Company in the Ontario Superior Court of Justice by Gerardo Andres Garcia Mendez claiming that the Company was obligated to issue 3,000,000 common shares (pre-splits) to him for a purchase price of $0.05 per share as a result of alleged consulting services he performed in 2019. In December 2023, the Company entered into a settlement agreement with Mr. Garcia Mendez pursuant to which the Company will pay less than $0.1 million to Mr. Garcia Mendez to settle the dispute. The payment was made in January 2023. The amount is recorded within contingencies on the consolidated statements of financial position and expense on the consolidated statements of loss and comprehensive loss.

The Sales tax relates to estimated amounts owed to certain jurisdictions in the Unites States for sales from the Company's JustCBD operations. The opening balance was acquired during the February 24, 2022 acquisition of JustCBD, with additional provision for estimated amounts due on sales subsequent to the acquisition. The ending balance is recorded within contingencies on the consolidated statement of financial position, and additions to the provision as a reduction of revenue on the consolidated statements of loss and comprehensive loss.

For the sales tax provision and 2023 matters with accruals recorded as discussed above, it is at least reasonably possible that a change in the estimated liability could occur in the near term. Such changes in the Company's judgment could continue to change until the matters are ultimately resolved.

Legal proceedings

The Company records liabilities for legal proceedings in those instances where it can reasonably estimate the amount of the loss and where liability is probable. The Company is engaged from time-to-time in various legal proceedings and claims that have arisen in the ordinary course of business. The outcome of all the proceedings and claims against the Company is subject to future resolution, including the uncertainties of litigation. Based on information currently known to the Company and after consultation with outside legal counsel, management believes that the probable ultimate resolution of any such proceedings and claims, individually or in the aggregate, will not have a material adverse effect on the financial condition of the Company, taken as a whole as at December 31, 2023.

On November 1, 2023, Just Brands filed an Emergency Complaint for Declaratory Judgment and Injunctive Relief in the Southern District of Florida against the Florida Department of Agriculture and Consumer Services (the "Department") stemming from Stop Sale Orders issued by the Department whereby the Department prohibited Just Brands from selling and moving most of its products. Relying on Florida Statute Section 581.217, which includes the definition of "attractive to children," the Department determined Just Brand's product could not be sold or moved because the products were manufactured in the shape of humans, cartoons, or animals; in a form that bears a reasonable resemblance to an existing candy product; and containing color additives. The Court ruled in favor of the Department and that Order is being appealed to the Eleventh Circuit Court of Appeals. Since then, the Department has initiated an Administrative Action claiming Just Brands moved product outside the State of Florida in violation of the Stop Sale Orders. The statute provides for a penalty of up to $5,000 per violation. The Department seeks to assess penalties on what they claim to be a total of 215,154 violations (one for each package). The Company disputes their claim and intends to vigorously defend against this action. The Company believes that it is too early in the proceedings to determine an outcome, and, as such, has not accrued a liability as of December 31, 2023. The total value of inventory impacted by the stop sale orders was $1.6 million at December 31, 2023.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

On May 31, 2023, Maria Beatriz Fernandez Otero and Sara Cristina Jacome De Torres brought an action against the Company claiming that the Company is obligated to issue 500,000 common shares (pre-splits) each for a purchase price of $0.05 per share. The plaintiffs claim that they are entitled to such shares as compensation for alleged consulting services performed. The Company disputes their claim and intends to vigorously defend against this action. The Company believes that an unfavorable settlement in this matter is remote, and, as such, has not accrued a liability as of December 31, 2023.

On May 31, 2023, Ramon Ricardo Castellanos Saenz and Miriam Ortiz brought an action against the Company claiming that the Company is obligated to issue 1,500,000 common shares (pre-splits) each for a purchase price of $0.05 per share. The plaintiffs claim that they are entitled to such shares as compensation for alleged consulting services performed. The Company disputes their claim and intends to vigorously defend against this action. The Company believes that an unfavorable settlement in this matter is remote, and, as such, has not accrued a liability as of December 31, 2023.

In connection with the Company's acquisition of FGH, the Company's current CEO and the former Chief Executive Officer of FGH, together with certain affiliated entities under his control, entered into an agreement pursuant to which they agreed to indemnify the Company for certain potential liabilities of FGH and its subsidiaries, up to a maximum of $5.0 million. In addition to the matter regarding the former shareholder of ACA Mueller, discussed above, the following actions are pending as of the date hereof:

On February 3, 2023, an action was brought in the Ontario Superior Court of Justice by Nathan Shantz and Liberacion e Inversiones S.A. against various parties including Clifford Starke, the Company's current CEO and FGH's former Chief Executive Officer, and FGH. The statement of claim alleges that, prior to the closing of the Arrangement, 8,831,109 FGH shares purportedly owned by the plaintiffs were wrongfully transferred to third parties, in part through alleged unauthorized steps taken by Mr. Starke. Plaintiffs seek, among other things, a declaration that they are the rightful owners of the shares or, in the alternative, damages. Against FGH, they claim a declaration that, by virtue of the alleged unauthorized transfer of shares, FGH acted oppressively and seek damages in the amount of $4.0 million. The defendants have brought motions to stay the proceedings on the grounds that the Ontario court lacks jurisdiction over the claim. In the event FGH should incur any losses in connection with this matter, such losses are to be indemnified by Mr. Starke subject to the maximum threshold of the indemnity agreement.

The total amount claimed against the former entities of FGH currently exceeds the maximum $5.0 million of the indemnification agreement. However, the Company is estimating the likelihood of loss in these cases will not exceed $3.0 million.

Management contracts

The Company is party to management contracts with certain of its executive officers. As at December 31, 2023, these contracts would require payments totaling approximately $1.0 million to be made in the event that such executive officers are terminated (i) "without cause" or (ii) within twelve months following a "change in control" (as such terms are defined in the management contracts). The Company is also obligated to make payments to certain individuals upon termination "without cause" of approximately $1.0 million pursuant to the terms of these contracts. As a triggering event has not taken place, these amounts have not been recorded in these consolidated financial statements.

Shared services and space commitment

The Company had an agreement in 2021 and through March 2022 to share general and administrative, promotion, corporate development, consulting services, and office space with other companies with monthly payments and a minimum commitment of CAD 45,000. This agreement could be terminated by either party giving at least 90 days' prior written notice (or such shorter period as the parties may mutually agree upon) to the other party of termination. These services were provided by 2227929 Ontario Inc which was a related party. This agreement expired by its terms on March 14, 2022.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

20. INCOME TAXES

The components of the income tax provision include the following. As the Company is domiciled in Canada, the Federal caption below represents the provision amount for Canada.

Thousands of United States dollars	For the year ended December 31, 2023	For the year ended December 31, 2022
Current
Canada	$-	$-
U.S. federal	17	-
U.S. state	5	-
Foreign	103	-
Total current tax expense	$125	$-

Deferred
Canada	$(1,767)	$(11)
U.S. federal	-	(1,055)
U.S. state	-	(316)
Foreign	14	(23)
Total deferred tax expense	$(1,753)	$(1,405)

Total income tax benefit	$(1,628)	$(1,405)

The reconciliation of the combined Canadian federal and provincial statutory income tax rate of 26.5% for the year ended December 31, 2023 and 2022 to the effective rate is as follows. As the Company is domiciled in Canada, the reconciliation is to the Company's home country income tax rate rather than the applicable statutory rates in the United States. The statutory tax rate as of December 31, 2023 in other countries relevant to the Company's subsidiaries include the following: United States 21%, Colombia 33%, Germany 27.73%, Denmark 22%, and United Kingdom 19%. The Colombian Government lowered the corporate income tax rate from 35% to 33% during the tax year 2023.

	For the year ended December 31, 2023	For the year ended December 31, 2022
Statutory Canadian rate	26.5%	26.5%

Earnings in jurisdictions taxed at different rates	-1.3%	0.5%
Impairments	-1.9%	-12.9%
Stock based compensation	-0.8%	-1.7%
Loss on investments	-3.0%	0.0%
Valuation allowance	-23.8%	-12.3%
Other permanent items	1.3%	2.8%
Prior year adjustments, change in tax rates	6.4%	0.0%
	3.4%	2.9%

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

The Components of the Company's deferred income tax assets and liabilities at December 31, 2023 and 2022 are as follows:

Thousands of United States dollars	2023	2022
Deferred tax assets
Non-capital loss carryforwards	$19,725	$20,240
Share issuance costs	847	1,406
Unrealized gains (losses) on investments	5,858	823
Right of use assets	287	614
Fixed assets	77	-
Intangible assets	718	-
Goodwill	7,747	-
Sec 174 - R&D expense	263	-
Other	564	677
Allowance for doubtful accounts	64	-
Gross deferred tax assets	36,150	23,760
Valuation allowance	(36,150)	(20,909)
Total net deferred tax assets	-	2,851

Deferred tax liabilities
Intangible assets	-	4,094
Lease obligations	-	469
Total deferred tax liabilities	-	4,563

Net deferred tax liabilities	$-	$(1,712)

Deferred taxes are a result of temporary differences that arise due to the differences between the income tax values and the carrying values of assets and liabilities. The Company's deferred tax asset valuation allowances are primarily the result of uncertainties regarding the future realization of recorded tax benefits on the tax loss carryforwards from operations in various jurisdictions. Current evidence does not suggest the Company will realize sufficient taxable income of the appropriate character within the carryforward period to allow the Company to realize the deferred tax benefits. If the Company were to identify and implement tax planning strategies to recover these deferred tax assets or generate sufficient income of the appropriate character in these jurisdictions in the future, it could lead to the reversal of these valuation allowances and income tax expense.

The Company asserts that the earnings of its foreign subsidiaries (outside Canada) will be indefinitely reinvested in those subsidiaries and earnings will not be repatriated. The Company may need to accrue and pay taxes if those earnings were repatriated to Canada. As at December 31, 2023, the amount of cash and cash equivalents related to foreign operations subject to these assertions is $1.7 million.

Unused loss carryforwards in Canada totaling $55.6 million expire beginning 2036. Unused loss carryforwards in Columbia totaling $0.9 million in Colombia expire beginning 2031. Unused loss carryforwards in the United States totaling $13.0 million have an indefinite carryforward period. Unused loss carryforwards in Denmark totaling $6.1 million have an indefinite carryforward period. Unused loss carryforwards in Germany of $0.7 have an indefinite carryforward period. Unused loss carryforwards in the United Kingdom of $0.7 have an indefinite carryforward period. Deferred tax assets have not been recognized for legal entities where it is not probable that future taxable profit will be available against which the Company can use the benefits. Tax attributes are subject to review, and potential adjustment, by tax authorities. The tax years that remain subject to examination by significant tax jurisdictions of the Company as of December 31, 2023 are as follows:  Canada 2020 to 2023, United States 2020 to 2023, Colombia 2020 to 2023, Germany 2019 to 2023, Denmark 2020 to 2023, and United Kingdom 2022 to 2023.

The amount of current income tax expense for the year ended December 31, 2023 was $0.1 million and deferred income tax benefit was $1.6 million within the consolidated statements of loss and comprehensive loss. The amount of current income tax expense recorded for the year ended December 31, 2022 was $nil and deferred income tax benefit was $1.4 million.

The Company had no unrecognized income tax benefits because of uncertain income tax positions for the years ended December 31, 2023 and 2022.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

21. LOSS PER SHARE

The following securities were not included in the computation of diluted shares outstanding because the effect would be anti-dilutive as the Company has a net loss for each period presented:

Thousands of securities	December 31, 2023	December 31, 2022
Stock options	49	290
Warrants	2,384	961
Restricted stock awards	391	146
JustCBD potential additional shares to settle contingent consideration	632	657
Total anti-dilutive	3,456	2,054

22. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

Environmental

The Company's growth and development activities are subject to laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally becoming more restrictive. The Company believes its operations are materially in compliance with all applicable laws and regulations. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

Fair value

The Company's financial instruments measured at amortized cost as at December 31, 2023 and December 31, 2022 consist of cash, restricted cash, trade and amounts receivable, loans receivable, trade payables, contingencies, accrued liabilities, contingent purchase consideration liabilities, lease liabilities, and debt and loans payable. The amounts reflected in the consolidated statements of financial position approximate fair value due to the short-term maturity of these instruments.

Financial instruments recorded at the reporting date at fair value are classified into one of three levels based upon the fair value hierarchy. Items are categorized based on inputs used to derive fair value based on:

Level 1 - quoted prices that are unadjusted in active markets for identical assets or liabilities

Level 2 - inputs other than quoted prices included in level 1 that are observable for the asset/liability either directly or indirectly; and

Level 3 - inputs for the instruments are not based on any observable market data.

The Company’s long-term investments require significant unobservable inputs and as discussed at Note 9, are measured at FVPL and as a Level 3 fair value financial instrument within the fair value hierarchy as at December 31, 2023. As discussed in Note 10, the Company’s contingent purchase considerations consist of the estimated fair value of contingent purchase consideration from the acquisitions of JustCBD in February 2022, NoCap in July 2022 and Original Hemp in March 2023. The amount for JustCBD is measured at FVPL as a Level 2 fair value financial instrument within the fair value hierarchy as at December 31, 2023. The amounts for NoCap and Original Hemp are measured at FVPL as a Level 3 fair value financial instrument within the fair value hierarchy as at December 31, 2023. As valuations of investments for which market quotations are not readily available are inherently uncertain, may fluctuate within short periods of time and are based on estimates, determination of fair value may differ materially from the values that would have resulted if a ready market existed for the investments. Such changes may have a significant impact on the Company’s financial condition or operating results.

The following tables present information about the Company's financial instruments and their classifications as at December 31, 2023 and 2022 and indicate the fair value hierarchy of the valuation inputs utilized to determine such fair value.

Fair value measurements at December 31, 2023 using:
Thousands of United States Dollars	Level 1	Level 2	Level 3	Total
Financial assets:
Investments (Note 9)	$-	$-	$-	$-

Financial liabilities:
Contingent purchase consideration from business combinations (Note 10)	$-	$854	$241	$1,095

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)
Fair value measurements at December 31, 2022 using:
Thousands of United States Dollars	Level 1	Level 2	Level 3	Total
Financial assets:
Investments (Note 9)	$-	$-	$764	$764

Financial liabilities:
Contingent purchase consideration from business combinations (Note 10)	$-	$2,646	$901	$3,547

Risk management overview

The Company has exposure to credit, liquidity and market risks from its use of financial instruments. This note provides information about the Company's exposure to each of these risks, the Company's objectives, policies and processes for measuring and managing risk. Further quantitative disclosures are included throughout these condensed interim consolidated financial statements.

Credit risk

Credit risk is the risk of financial loss to the Company if a counterparty to a financial instrument fails to meet its contractual obligations and arises principally from the Company's trade and other receivables, loans receivable and cash held with banks and other financial intermediaries.

The carrying amount of the cash, restricted cash, trade and amounts receivables, indemnification receivable, and loan receivable represents the maximum credit exposure as presented in the statement of financial position.

The Company has assessed that there has been no significant increase in credit risk of the loans receivable from initial recognition based on the financial position of the borrowers, and the regulatory and economic environment of the borrowers. Based on historical information, and adjusted for forward-looking expectations, the Company has assessed an insignificant loss allowance on the loans' receivable and advances as at December 31, 2023 and 2022.

The Company provides credit to certain customers in the normal course of business and has established credit evaluation and monitoring processes to mitigate credit risk. Credit risk for customers is assessed on a case-by-case basis and an allowance for specific expected credit losses is recorded where required, in addition to an estimate of lifetime expected credit losses for the portfolio of accounts receivable. See credit risk analysis for trade receivables at Note 6.

The Company held cash and restricted cash of $4.4 million as at December 31, 2023 (2022 - $8.9 million), of which, $4.4 million (2022 - $8.9 million) is held with large financial institutions and national central banks. The remaining cash amount of less than $0.1 million cash (2022 - less than $0.1 million) are held with financial intermediaries in the United States, Canada, Germany and United Kingdom. The Company has assessed no significant increase in credit risk from initial recognition based on the availability of funds, and the regulatory and economic environment of the financial intermediary. As a result, the loss allowance recognized during the period was limited to twelve months of expected credit losses. Based on historical information, and adjusted for forward-looking expectations, the Company has assessed an insignificant loss allowance on these cash and restricted cash balances as at December 31, 2023 and 2022.

Market risk

Market risk is the risk that changes in market conditions, such as commodity prices, foreign exchange rates, and interest rates, will affect the Company's net income or the value of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable limits, while maximizing the Company's returns.

Foreign currency exchange rate risk is the risk that the fair value of future cash flows will fluctuate due to changes in foreign exchange rates. The Company does not currently use foreign exchange contracts to hedge its exposure to currency rate risk as management has determined that this risk is not significant. As such, the Company's financial position and financial results may be adversely affected by the unfavorable fluctuations in currency exchange rates.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

As at December 31, 2023, the Company had the following monetary assets and liabilities denominated in foreign currencies:

December 31, 2023	CAD	GBP	EUR
Thousands of foreign currencies
Cash	969	35	1
Amounts receivable	2,995	125	-
Loans receivable	-	-	-
Trade payables	(6,767)	(22)	(18)
Accrued liabilities	(48)	(69)	-
Lease liability	(126)	(41)	-
Long term debt	(2,560)	-	-
Net carrying value	(5,537)	28	(17)

As at December 31, 2022, the Company had the following monetary assets and liabilities denominated in foreign currencies:

December 31, 2022	CAD	COP	GBP	EUR	CHF
Thousands of foreign currencies
Cash	1,691	2,961,487	64	1	-
Amounts receivable	2,964	15,127,223	61	-	-
Loans receivable	-	-	-	-	250
Trade payables	(9,333)	(2,975,794)	(56)	(161)	-
Accrued liabilities	(522)	(1,173,118)	(22)	-	-
Lease liability	(153)	(1,809,970)	(17)	-	-
Long term debt	(1,446)	-	-	-	-
Net carrying value	(6,799)	12,129,828	30	(160)	250

Monetary assets and liabilities denominated in Canadian dollars, Colombian pesos, British pounds, Euros and Swiss Francs are subject to foreign currency risk. The Company has estimated that as at December 31, 2023, the effect of a 10% increase or decrease in Canadian dollars, British pounds, and Euros against the Unites States dollar on financial assets and liabilities would result in an increase or decrease of approximately $0.4 million (December 31, 2022 - $0.1 million) to net loss and comprehensive loss. Subsequent to December 31, 2023 and through the date of issuance of these financial statements, the exchange rates remained within the 10% range discussed above, and the Company does not expect significant changes in unsettled transactions from December 31, 2023.

The Company calculates this sensitivity analysis based on the net financial assets denominated in each currency using the December 31 exchange rate, then changing the rate by 10%. Management determined 10% is a 'reasonably possible' change in foreign currency rates by considering the approximate change in rates in the prior twelve months.

It is management's opinion that the Company is not subject to significant commodity or interest rate risk.

Management considers concentration risk with counterparties considering the level of purchases and sales of its business segments (Note 24). Several of the Company's business units purchase substantially all their inventory or materials from a single supplier.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with its financial liabilities. The Company’s financial liabilities consist of trade payables and accrued liabilities, loans payable and debt, and lease liabilities as presented on the statement of financial position. The Company had cash and restricted cash as presented on the statement of financial position. As discussed in Note 13, the Company has 2.2 million Euros ($2.4 million USD) available on credit facilities through one of its German subsidiaries as of December 31, 2023. The Company has no other available credit lines of facilities to draw borrowings from should additional liquidity be needed. The Company’s policy is to review liquidity resources and ensure that sufficient funds are available to meet financial obligations as they become due. Further, the Company's management is responsible for ensuring funds exist and are readily accessible to support business opportunities as they arise.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

Trade payables and accrued liabilities consist of invoices payable to trade suppliers for administration and professional expenditures. The Company processes invoices within a normal payment period. Trade payables have contractual maturities of less than 90 days. Some suppliers of materials and inventory require full prepayment from the Company prior to providing such goods to the Company. See schedule of future lease commitments at Note 14 and other commitments at Note 19.

The Company's long-term investments in equity of other entities are not publicly traded and there is not an active market to sell the investments for cash.

23. CAPITAL MANAGEMENT

The Company considers the aggregate of its common shares, options, warrants and borrowings as capital. The Company's capital management objective is to ensure sufficient resources are available to meet day to day operating requirements and to safeguard its ability to continue as a going concern to provide returns for shareholders and benefits for other shareholders.

The Company's capital management objectives were being met in 2023 primarily from the use of cash balances from the 2022 and 2023 issuances of common shares and warrants and generating increasing revenue in 2023 from the Company's reportable segments as presented in Note 24.

The Company's officers and senior management take full responsibility for managing the Company's capital and do so through quarterly meetings and regular review of financial information. The Company's Board of Directors is responsible for overseeing this process.

The Company is not subject to any external capital requirements. As at December 31, 2023, there were no changes in the Company's approach to capital management.

24. SEGMENTED INFORMATION

Prior to the fourth quarter of the year ended December 31, 2022, the Company had the following four operating segments, which were also its reportable segments: cannabis growth and derivative production, consumer products, pharmaceuticals and nutraceuticals, and beverage and food. Since the acquisition of FGH in December 2022 (Note 10), the Company has been reporting its financial results for the following three operating segments, which are also its reportable segments: commercial and wholesale (primarily FGH and the former Cosechemos subsidiary in Colombia), house of brands (primarily JustCBD and Vessel, as well as the former Kasa Wholefoods Company subsidiary in Colombia), and pharmaceuticals (formerly the Grupo Farmaceutico Cronomed and Breeze Laboratory subsidiaries in Colombia). These segments reflect how the Company's operations are managed, how the Company Chief Executive Officer, who is the chief operating decision maker, allocates resources and evaluates performance, and how the Company's internal management financial reporting is structured.

As discussed in Note 2 and Note 5, on July 5, 2023, the Company entered into a Share Purchase Agreement with Lisan to sell all its shares in its Colombian related subsidiaries and its Colombian assets. This sale was completed in full on November 1, 2023. As such, the Company has presented the associated assets and liabilities of these Colombian subsidiaries as held for sale and the results of these subsidiaries are included in discontinued operations.

The Company's operates its manufacturing and distribution business within its United States and Germany subsidiaries. Management has defined the reportable segments of the Company based on this internal business unit reporting, which is by major product line, and aggregates similar businesses into the house of brands segment below. The Corporate segment reflects balances and expenses that do not directly influence business unit operations and includes the Company's long-term investments.

The following tables show information regarding the Company's segments for the years ended December 31, 2023 and 2022.

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)

In 2023, the Company did not have sales to a single customer exceeding 10% of its consolidated revenue. In 2022, the Company did not have sales to a single customer exceeding 10% of its consolidated revenue.

	December 31, 2023	December 31, 2022
Net Sales
Commercial & Wholesale	$38,262	$87
House of Brands	44,602	39,419
Pharmaceuticals	-	-
Eliminations	(6,793)	(6,105)
	$76,071	$33,401

Gross Profit
Commercial & Wholesale	$2,218	$(39)
House of Brands	15,520	13,290
Pharmaceuticals	-	-
Corp & Eliminations	-	-
	$17,738	$13,251

Net Loss from Continuing Operations
Commercial & Wholesale	$(8,763)	$(109)
House of Brands	(31,399)	(29,594)
Pharmaceuticals	(81)	-
Corp & Eliminations	(6,426)	(17,000)
	$(46,669)	$(46,703)

Other significant items:

	Commercial & Wholesale	House of Brands	Pharmaceuticals	Corporate & Eliminations	Consolidated
2023
Stock based compensation	$-	$-	$-	$1,591	$1,591
Interest expense (income)	93	11	-	(12)	92
Income taxes	(1,650)	3	-	19	(1,628)
Depreciation and amortization	857	1,478	-	-	2,335
Unrealized gain from changes in fair value	-	(964)	-	(1,027)	(1,991)
Total assets	9,096	11,608	-	2,922	23,626

2022
Stock based compensation	$-	$-	$-	$3,404	$3,404
Interest expense (income)	1	(27)	-	(3)	(29)
Income taxes	(12)	(1,393)	-	-	(1,405)
Depreciation and amortization	1	2,077	-	66	2,144
Unrealized loss from changes in fair value	-	-	-	593	593
Total assets	22,225	48,950	3,313	6,499	80,987

Disaggregation of net sales and net loss before income taxes by geographic area:

	December 31, 2023	December 31, 2022
Net Sales
United States	$36,536	$32,312
Germany	38,262	87
United Kingdom	1,273	1,002
	$76,071	$33,401

Flora Growth Corp. Notes to the consolidated financial statements For the years ended December 31, 2023 and 2022 (United States dollars, except shares and per share amounts)
	December 31, 2023	December 31, 2022
Net Loss Before Income Taxes
United States	$(31,013)	$(27,867)
Germany	(10,258)	(121)
United Kingdom	(364)	(3,120)
Canada	(6,662)	(17,000)
	$(48,297)	$(48,108)

Disaggregation of property, plant and equipment and other long-lived assets by geographic area:

	December 31, 2023	December 31, 2022
Property, Plant and Equipment
United States	$354	$759
Germany	493	459
	$847	$1,218
	December 31, 2023	December 31, 2022
Other Long-lived Assets
United States	$1,140	$33,332
Germany	-	9,969
Colombia	-	4,392
United Kingdom	89	191
Canada	186	730
	$1,415	$48,614

	December 31, 2023	December 31, 2022
Total Assets
United States	$11,094	$45,341
Germany	9,096	19,382
Colombia	-	8,122
United Kingdom	514	559
Canada	2,922	7,583
	$23,626	$80,987

25.  SUBSEQUENT EVENTS

OTHER

The contingent purchase consideration related to the acquisition of JustCBD was due on February 24, 2024. The balance of $0.9 million remains unpaid as of the date of filing these consolidated financial statements.

On March 8, 2024, the Company entered into a settlement agreement with a third party pursuant to which the Company issued 50,000 common shares of the Company, valued at $0.1 million, to a third party to settle outstanding amounts owed.

Flora Growth Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position
(in thousands of United States dollars, except share amounts which are in thousands of shares)

As at:	March 31, 2024	December 31, 2023
ASSETS
Current
Cash	$4,156	$4,350
Restricted cash	35	35
Trade and amounts receivable, net of $317 allowance ($315 at December 31, 2023)	3,218	3,950
Prepaid expenses and other current assets	1,049	1,368
Indemnification receivables	4,063	3,153
Inventory	9,246	8,508
Total current assets	21,767	21,364
Non-current
Property, plant and equipment	786	847
Operating lease right of use assets	710	389
Intangible assets	908	946
Other assets	103	80
Total assets	$24,274	$23,626
LIABILITIES
Current
Trade payables	$5,005	$5,111
Contingencies	6,591	5,500
Debt	3,078	1,931
Current portion of operating lease liability	803	799
Contingent purchase considerations	1,702	1,095
Other accrued liabilities	2,140	1,844
Total current liabilities	19,319	16,280
Non-current
Non-current operating lease liability	1,817	942
Total liabilities	21,136	17,222
SHAREHOLDERS' EQUITY
Share capital, no par value, unlimited authorized, 8,981 issued and outstanding (8,935 at December 31, 2023)	-	-
Additional paid-in capital	148,871	149,093
Accumulated other comprehensive loss	(113)	(140)
Deficit	(145,620)	(142,549)
Total shareholders' equity	3,138	6,404
Total liabilities and shareholders' equity	$24,274	$23,626

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements. Commitments and contingencies - see Note 14. Going concern - see Note 2.

Flora Growth Corp.

Unaudited Condensed Interim Consolidated Statements of Loss and
Comprehensive Loss
(in thousands of United States dollars, except per share amounts which are in thousands of shares)

	For the three months ended March 31, 2024	For the three months ended March 31, 2023
Revenue	$18,031	$19,319
Cost of sales	14,177	13,973
Gross profit	3,854	5,346
Operating expenses
Consulting and management fees	2,302	3,671
Professional fees	453	(3)
General and administrative	442	352
Promotion and communication	1,104	1,308
Travel expenses	69	132
Share based compensation	10	654
Research and development	47	16
Operating lease expense	165	316
Depreciation and amortization	74	864
Bad debt expense	47	29
Asset impairment	898	-
Other expenses (income), net	728	377
Total operating expenses	6,339	7,716
Operating loss	(2,485)	(2,370)
Interest expense	22	23
Foreign exchange loss (gain)	132	(12)
Unrealized loss from changes in fair value	607	883
Net loss before income taxes and discontinued operations	(3,246)	(3,264)
Income tax expense (benefit)	128	(78)
Net loss from continuing operations	(3,374)	(3,186)
Loss from discontinued operations, net of taxes	-	(719)
Net loss for the period	(3,374)	(3,905)
Net loss attributable to noncontrolling interest	-	(29)
Net loss attributable to Flora Growth Corp.	$(3,374)	$(3,876)

Basic loss per share from continuing operations	$(0.38)	$(0.48)
Diluted loss per share from continuing operations	$(0.38)	$(0.48)
Basic loss per share attributable to Flora Growth Corp.	$(0.38)	$(0.58)
Diluted loss per share attributable to Flora Growth Corp.	$(0.38)	$(0.58)
Weighted average number of common shares outstanding - basic	8,916	6,640
Weighted average number of common shares outstanding - diluted	8,916	6,640
Other comprehensive loss
Net loss for the period	$(3,374)	$(3,905)
Foreign currency translation, net of income taxes of $nil ($nil in 2023)	(27)	(357)
Comprehensive loss for the period	(3,347)	(3,548)
Comprehensive loss attributable to noncontrolling interests	-	(29)
Comprehensive loss attributable to Flora Growth Corp.	$(3,347)	$(3,519)

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

Flora Growth Corp.

Unaudited Condensed Interim Consolidated Statement of
Shareholders' Equity (Deficiency)
(in thousands of United States dollars, except for share
amounts which are in thousands of shares)

	Common shares		Additional paid-in capital	Accumulated other comprehensive (loss) income	Accumulated deficit	Non- controlling interests in subsidiaries	Shareholders' equity (deficiency)
	#
For the three months ended March 31, 2024
Balance, December 31, 2023	8,935	$-	$149,093	$(140)	$(142,549)	$-	$6,404
Equity issued for other agreements	50	-	55	-	-	-	55
Options vested	-	-	5	-	-	-	5
Options forfeited	-	-	(303)	-	303	-	-
Restricted stock vested	-	-	14	-	-	-	14
Restricted stock cancelled	(4)	-	(9)	-	-	-	(9)
Share issuance costs	-	-	16	-	-	-	16
Other comprehensive loss - exchange differences (net of income taxes of $nil)	-	-	-	27	-	-	27
Net loss	-	-	-	-	(3,374)	-	(3,374)
Balance, March 31, 2024	8,981	$-	$148,871	$(113)	$(145,620)	$-	$3,138

For the three months ended March 31, 2023
Balance, December 31, 2022	6,776	$-	$150,420	$(2,732)	$(90,865)	$(411)	$56,412
Equity issued for other agreements	16	-	95	-	-	-	95
Options vested	-	-	119	-	-	-	119
Options forfeited	-	-	(765)	-	765	-	-
Restricted stock granted	52	-	534	-	-	-	534
Other comprehensive loss - exchange differences (net of income taxes of $nil)	-	-	-	357	-	-	357
Net loss	-	-	-	-	(3,876)	(29)	(3,905)
Balance, March 31, 2023	6,844	$-	$150,403	$(2,375)	$(93,976)	$(440)	$53,612

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

Flora Growth Corp.

Unaudited Condensed Interim Consolidated Statement of Cash Flows
(in thousands of United States dollars)

	For the three months ended March 31, 2024	For the three months ended March 31, 2023
Cash flows from operating activities:
Net loss	$(3,374)	$(3,905)
Adjustments to net loss:
Depreciation and amortization	74	942
Share based compensation	10	654
Asset impairment	898	-
Unrealized loss from changes in fair value	607	883
Bad debt expense	47	29
Interest expense	22	23
Interest paid	(22)	(23)
Income tax	128	(66)
	(1,610)	(1,463)
Net change in non-cash working capital:
Trade and other receivables	(292)	91
Inventory	(738)	(113)
Prepaid expenses and other assets	268	(920)
Trade payables and accrued liabilities	1,032	(1,919)
Net cash used in operating activities	(1,340)	(4,324)

Cash flows from financing activities:
Loan borrowings	3,078	-
Loan repayments	(1,890)	(19)
Net cash provided (used) by financing activities	1,188	(19)

Cash flows from investing activities:
Purchases of property, plant and equipment and intangible assets	(88)	(102)
Net cash used in investing activities	(88)	(102)

Effect of exchange rate on changes on cash	46	167

Change in cash during the period	(194)	(4,278)
Cash and restricted cash at beginning of period	4,385	9,537
Cash included in assets held for sale	-	(203)
Cash and restricted cash at end of period	$4,191	$5,056
Supplemental disclosure of non-cash investing and financing activities
Assets acquired for contingent consideration	-	303
Common shares issued for other agreements	55	95
Option cancellations reclassified to equity	303	765
Operating lease additions to right of use assets	1,247	97

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

Flora Growth Corp.
Notes to the unaudited condensed interim consolidated financial statements
For the three months ended March 31, 2024 and 2023
(In thousands of United States dollars, except shares and per share amounts)

1. NATURE OF OPERATIONS

Flora Growth Corp. (the "Company" or "Flora") was incorporated under the laws of the Province of Ontario, Canada on March 13, 2019. The Company is a manufacturer and distributor of global cannabis and pharmaceutical products and brands, building a connected, design-led collective of plant-based wellness and lifestyle brands. The Company's registered office is located at 365 Bay Street, Suite 800, Toronto, Ontario, M5H 2V1, Canada and our principal place of business in the United States is located at 3230 W. Commercial Boulevard, Suite 180, Fort Lauderdale, Florida 33309.

Presentation of comparative financial statements

On June 9, 2023, the Company consolidated its issued and outstanding common shares based on one new common share of the Company for every twenty existing common shares of the Company. All common shares and per share amounts have been restated to give retroactive effect to the share consolidation. See discussion in Note 11.

2. BASIS OF PRESENTATION

These unaudited condensed interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP") pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") for interim financial information. Accordingly, they do not include all of the information and notes required by U.S. GAAP. The Company believes that the disclosures made are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's Annual Report filed on Form 10-K for the year ended December 31, 2023. These unaudited condensed interim consolidated financial statements reflect all adjustments, which, in the opinion of management, are necessary for a fair presentation of the results for the interim periods presented. Interim results are not necessarily indicative of results for a full year.

These unaudited condensed interim consolidated financial statements apply the same accounting policies as those used in the financial statements included in the Company's Annual Report filed on Form 10-K for the year ended December 31, 2023.

These unaudited condensed interim consolidated financial statements have been prepared on a going concern basis, meaning that the Company will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations.

Prior to January 1, 2023, Flora was a foreign private issuer reporting its financial statements under International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standard Boards. These consolidated financial statements, for all periods, are presented in accordance with U.S. GAAP.

Going concern

The accompanying unaudited condensed interim consolidated financial statements have been prepared assuming the Company will continue as a going concern. The going concern basis of presentation assumes that the Company will continue one year after the date these unaudited condensed interim consolidated financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

The Company had cash of $4.2 million at March 31, 2024, net loss of $3.4 million for the three months ended March 31, 2024, and an accumulated deficit of $145.6 million at March 31, 2024. Current economic and market conditions have put pressure on the Company's growth plans. The Company's ability to continue as a going concern is dependent on its ability to obtain additional capital. The Company believes that its current level of cash is not sufficient to continue investing in growth, while at the same time meeting its obligations as they become due. These conditions raise substantial doubt regarding the Company's ability to continue as a going concern for a period of at least one year from the date of issuance of these unaudited condensed interim consolidated financial statements. To alleviate these conditions, management is currently evaluating various cost reductions and other alternatives and may seek to raise additional funds through the issuance of equity, debt securities, through arrangements with strategic partners, through obtaining credit from financial institutions or otherwise. The actual amount that the Company may be able to raise under these alternatives will depend on market conditions and other factors. As it seeks additional sources of financing, there can be no assurance that such financing would be available to the Company on favorable terms or at all. The Company's ability to obtain additional financing in the debt and equity capital markets is subject to several factors, including but not limited to market and economic conditions, the Company's performance and investor sentiment with respect to it and its industry. The unaudited condensed interim consolidated financial statements do not include any adjustments for the recovery and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Flora Growth Corp.
Notes to the unaudited condensed interim consolidated financial statements
For the three months ended March 31, 2024 and 2023
(In thousands of United States dollars, except shares and per share amounts)

Basis of consolidation

These unaudited condensed interim consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany balances and transactions were eliminated on consolidation. Subsidiaries are entities the Company controls when it is exposed, or has rights, to variable returns from its involvement in the entity and can affect those returns through its power to direct the relevant activities of the entity. Subsidiaries are included in the consolidated financial results of the Company from the date of acquisition up to the date of disposition or loss of control. At March 31, 2024, the Company's subsidiaries and respective ownership percentage have not changed from the year ended December 31, 2023, except as noted below.

During the three months ended March 31, 2024, the Company voluntarily dissolved the Cardiff Brand Corp. U.S. entity. Also during the three months ended March 31, 2024, the Company signed articles of organization for Just Brands FL LLC, a United States domestic limited liability company, which is 100% owned by the Company and has a functional currency of the United States dollar.

3. ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS

On July 5, 2023, the Company entered into a Share Purchase Agreement with Lisan Farma Colombia LLC ("Lisan"), a Delaware limited liability company, to sell all its shares in its Colombian related subsidiaries and its Colombian assets for a purchase price of CAD $0.8 million (USD $0.6 million). The sale relates to all of Flora's operations in Colombia, including its interest in (i) its 361-acre Cosechemos farm located in Giron, Colombia and its related processing facilities and inventory and (ii) all other assets relating to Flora Lab 2, Flora Lab 4 and Flora's Colombian food and beverage and consumer products business. The Company received proceeds of CAD $0.5 million during the year ended December 31, 2023 which completed the sale and transfer of Flora Growth Corp Colombia S.A.S, Flora Lab S.A.S., Flora Med S.A.S., Labcofarm Laboratorios S.A.S., Kasa Wholefoods Company S.A.S., Flora Growth Corp. Sucursal Colombia and Flora Beauty LLC Sucursal Colombia. The Company and Lisan completed the sale of Cosechemos Ya S.A.S on November 1, 2023.

The sale enabled the Company to concentrate on its core business divisions, which are lifestyle brands in the United States and international pharmaceutical distribution. The sale was part of several strategic changes to cut costs and streamline operations.

The following table summarizes the major classes of line items included in loss from discontinued operations, net of tax, for the three months ended March 31, 2024 and 2023:

	For the three months ended March 31, 2024	For the three months ended March 31, 2023
Revenue	$-	$788
Cost of sales	-	657
Gross profit from discontinued operations	-	131
Operating expenses
Consulting and management fees	-	369
Professional fees	-	36
General and administrative	-	176
Promotion and communication	-	6
Operating lease expense	-	50
Depreciation and amortization	-	78
Other expense	-	124
Operating loss from discontinued operations	-	(708)
Interest expense	-	-
Net loss before income taxes	-	(708)
Income tax expense	-	11
Loss from discontinued operations	$-	$(719)
Basic loss per share from discontinued operations	$0.00	$(0.11)
Diluted loss per share from discontinued operations	$0.00	$(0.11)

The following table summarizes the significant operating and investing items related to the Colombian subsidiaries for the three months ended March 31, 2024 and 2023

Flora Growth Corp.
Notes to the unaudited condensed interim consolidated financial statements
For the three months ended March 31, 2024 and 2023
(In thousands of United States dollars, except shares and per share amounts)

	For the three months ended March 31, 2024	For the three months ended March 31, 2023
Operating activities of discontinued operations
Depreciation and amortization	$-	$78
Investing activities of discontinued operations
Purchases of property, plant and equipment	$-	$94

The subsidiaries sold included Cosechemos Ya S.A.S, which was part of the commercial and wholesale segment; Flora Lab S.A.S, Flora Med S.A.S. and Labcofarm Laboratories S.A.S, which were part of the pharmaceuticals segment; Flora Growth Corp Colombia S.A.S., Kasa Wholefoods Company, S.A.S. and Flora Beauty LLC Sucursal Colombia which were part of the house of brands segment.

The Company applies significant judgement in determining whether a disposal meets the criteria to present as held for sale at the reporting date, and whether the disposal represents a strategic shift that has (or will have) a major effect on its operations and financial results in order to be classified as a discontinued operation. The criteria evaluated are both quantitative and qualitative in nature, to evaluate the significance of the disposal relative to the operations of the Company as a whole. The Company has determined this disposition represents a strategic shift in operations that will have a major effect on the Company's operations and financial results, and accordingly, has been presented as discontinued operations.

4. TRADE AND AMOUNTS RECEIVABLE

The Company's trade and amounts receivable are recorded at amortized cost. The trade and other receivables balance as at March 31, 2024 and December 31, 2023 consists of trade accounts receivable, amounts recoverable from the Government of Canada for Harmonized Sales Taxes ("HST"), as well as Value Added Tax ("VAT") from various jurisdictions, and other receivables.

	March 31, 2024	December 31, 2023
Trade accounts receivable	$2,595	$2,299
Allowance for expected credit losses	(317)	(315)
HST/VAT receivable	765	1,840
Other receivables	175	126
Total	$3,218	$3,950

Changes in the trade accounts receivable allowance in the three months ended March 31, 2024 relate to establishing an allowance for expected credit losses and reclassification of assets held for sale. There were $nil and less than $0.1 million in write-offs of trade receivables during the three months ended March 31, 2024 and 2023, respectively. The Company has no amounts written-off that are still subject to collection enforcement activity as at March 31, 2024. The Company's aging of trade accounts receivable is as follows:

	March 31, 2024	December 31, 2023
Current	$567	$218
1-30 Days	1,314	588
31-60 Days	236	577
61-90 Days	173	448
91-180 Days	238	401
180+ Days	67	67
Total trade receivables	$2,595	$2,299

5. INVENTORY

Inventory is comprised of the following:

	March 31, 2024	December 31, 2023
Raw materials and supplies	$1,053	$1,180
Finished goods	8,193	7,328
Total	$9,246	$8,508

Flora Growth Corp.
Notes to the unaudited condensed interim consolidated financial statements
For the three months ended March 31, 2024 and 2023
(In thousands of United States dollars, except shares and per share amounts)

6. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	March 31, 2024	December 31, 2023
Land	$292	$298
Buildings	91	78
Machinery and office equipment	697	696
Vehicles	37	37
Total	1,117	1,109
Less: accumulated depreciation	(331)	(262)
Property, plant and equipment, net	$786	$847

Depreciation expense for the three months ended March 3, 2024 was less than $0.1 million, (March 31, 2023 - $0.1 million) and was recorded in depreciation and amortization in the unaudited condensed interim consolidated statements of loss and comprehensive loss.

See Note 8 for discussion of impairment of property, plant and equipment during the three months ended March 31, 2024.

7. INTANGIBLE ASSETS AND GOODWILL

A continuity of intangible assets for the three months ended March 31, 2024 is as follows:

	Trademarks and Brands	Patents	Total
Cost
At December 31, 2023	$1,892	$1,098	$2,990
Additions	-	-	-
At March 31, 2024	$1,892	$1,098	$2,990

Accumulated Amortization
At December 31, 2023	$1,132	$912	$2,044
Additions	31	7	38
At March 31, 2024	$1,163	$919	$2,082

Net book value at March 31, 2024	$729	$179	$908

Amortization expense for the three months ended March 31, 2024 was less than $0.1 million (March 31, 2023 - $0.8) and was recorded in depreciation and amortization in the unaudited condensed interim consolidated statements of loss and comprehensive loss.

At March 31, 2024, the weighted average amortization period remaining for intangible assets was 6.0 years.

At March 31, 2024, the estimated future amortization expense related to intangible assets is as follows:

2024	$115
2025	152
2026	152
2027	152
2028	152
Thereafter	185
Total	$908

8. ASSET IMPAIRMENT

As discussed in Note 14, on May 7, 2024, Just Brands agreed to a settlement and general release, whereby Just Brands will remove the products subject to the stop sales orders from the state of Florida and accept a five-year revocation of its food permit in the state of Florida. As a result of this settlement, the Company began negotiations to exit its current warehouse lease in Pompano Beach, FL, and searching for a new warehousing facility in a different state. The Company considered this to be an indicator of impairment and, thus, performed a quantitative analysis as of March 31, 2024 to determine if impairment existed by comparing the carrying amount of the operating lease right of use asset and related leasehold improvements to the future undiscounted cash flows the asset is expected to generate over its remaining life. This analysis indicated the asset values may not be recoverable. The Company then calculated the fair value of this asset using an income approach. As a result, the Company recorded an impairment of operating lease right of use assets and property, plant and equipment within its Vessel asset group within the house of brands segment totaling $0.9 million. These charges were recorded in the asset impairment caption on the unaudited condensed interim consolidated statements of loss and comprehensive loss.

9. DEBT

Euro credit facility

The Company, through FGH, has credit facilities totaling 4.3 million Euro ($4.6 million USD), at three different banks in Germany. These arrangements are open ended without predetermined maturity dates. Principal and interest payments are due at the end of each term. Interest rates can change with each new amount drawn. As of March 31, 2024, the total outstanding amount on these credit facilities was 2.9 million Euro ($3.1 million USD) with interest rates ranging from 5.45% to 6.44% and due within the next twelve months. These credit facilities were secured by various guarantees, including joint and several guarantees of two managing directors of Phatebo, a subsidiary of FGH, and payment guarantees upon default.

Flora Growth Corp.
Notes to the unaudited condensed interim consolidated financial statements
For the three months ended March 31, 2024 and 2023
(In thousands of United States dollars, except shares and per share amounts)

10. LEASES

The Company's leases primarily consist of administrative real estate leases in Germany and the United States. Management has determined all the Company's leases are operating leases through March 31, 2024. Information regarding the Company's leases is as follows:

	Three months ended March 31, 2024	Three months ended March 31, 2023
Components of lease expense
Operating lease expense	$165	$316
Short-term lease expense	142	55
Sublease income	(84)	-
Total lease expense	$223	$371

Other Information
Operating cash flows from operating leases	$345	$324
ROU assets obtained in exchange for new operating lease liabilities	1,247	97
Weighted-average remaining lease term in years for operating leases	3.7	2.9
Weighted-average discount rate for operating leases	8.9%	7.7%

Maturities of operating lease liabilities as of March 31, 2024 are as follows:

Thousands of United States dollars	Operating Leases
2024	$794
2025	766
2026	678
2027	505
2028	322
Thereafter	28
Total future lease payments	3,093
Less: imputed interest	(473)
Total lease liabilities	2,620
Less: current lease liabilities	(803)
Total non-current lease liabilities	$1,817

Some of the Company's leases contain renewal options to continue the leases for another term equivalent to the original term, which are generally up to five years. The lease liabilities above include renewal terms that management has executed or is reasonably certain of renewing, which only included leases that would have expired in 2024.

In April 2024, the Company began leasing 4,184 sq. ft. of office space in Fort Lauderdale, FL, for $8,000 a month, pursuant to a lease agreement that expires in March 2028.

Flora Growth Corp.
Notes to the unaudited condensed interim consolidated financial statements
For the three months ended March 31, 2024 and 2023
(In thousands of United States dollars, except shares and per share amounts)

The Company began subleasing retail space in Miami, Florida to a third party during the third quarter of 2023. The sublease agreement is effective through November 30, 2026 and contains one option to renew for five more years. The Company began subleasing warehousing and office space in Carlsbad, CA to a third party during the fourth quarter of 2023. The sublease is effective through August 31, 2027 and does not contain renewal options.

See Note 8 for discussion of impairment of operating lease right of use assets during the three months ended March 31, 2024.

11. SHARE CAPITAL

Authorized and issued

The Company is authorized to issue an unlimited number of common shares, no par value. On June 9, 2023, the Company consolidated its issued and outstanding common shares based on one new common share of the Company for every twenty existing common shares of the Company. All common shares and per share amounts have been restated to give retroactive effect to the share consolidation.

The Company had the following significant common share transactions:

Three months ended March 31, 2024

OTHER ISSUANCES

On March 8, 2024, the Company entered into a settlement agreement with a third party pursuant to which the Company issued 50,000 common shares of the Company, valued at $0.1 million, to a third party to settle outstanding amounts owed.

See Note 18 for subsequent issuance of shares.

12. SHARE BASED COMPENSATION

The Company's 2022 Incentive Compensation Plan (the "2022 Plan") and its previous "'rolling" stock option plan (the "Prior Plan") are described in the Company's 2023 Form 10-K.

OPTIONS

Stock options granted under the Prior Plan are non-transferable and non-assignable and may be granted for a term not exceeding five years. Under the 2022 Plan, stock options may be granted with a term of up to ten years and in the case of all stock options, the exercise price may not be less than 100% of the fair market value of a Common Share on the date the award is granted. Stock option vesting terms are subject to the discretion of the Compensation Committee of the Company's Board of Directors. Common shares are newly issued from available authorized shares upon exercise of awards. The Company no longer makes new grants of stock options under the Prior Plan.

Information relating to share options outstanding and exercisable as at March 31, 2024 and December 31, 2023 is as follows:

	Options Outstanding
	Number of options (in thousands)	Weighted average exercise	Weighted average remaining life (years)	Aggregate intrinsic value
Outstanding balance, December 31, 2023	49	$27.04	2.8	$-
Forfeited	(11)	$44.03	2.0	-
Outstanding balance, March 31, 2024	38	$22.25	2.7	$-
Exercisable balance, March 31, 2024	38	$22.25	2.7	$-

The total expense related to the options granted in the three months ended March 31, 2024 was less than $0.1 million (2023 total expense - $0.1 million). This expense is included in the share-based compensation line on the unaudited condensed interim consolidated statements of loss and comprehensive loss. Generally, the options granted in 2023 vest one to two years following the date of grant provided that the recipient is still employed or engaged by the Company.

At March 31, 2024 the total remaining stock option cost for nonvested awards is $nil.

RESTRICTED STOCK AWARDS

Restricted stock is a grant of common shares which may not be sold or disposed of, and which is subject to such risks of forfeiture and other restrictions as the Committee, in its discretion, may impose. A participant granted restricted stock generally has all of the rights of a shareholder of the Company, unless otherwise determined by the Committee. Subject to certain exceptions, the vesting of restricted stock awards is subject to the holder's continued employment or engagement through the applicable vesting date. Unvested restricted stock awards will be forfeited if the holder's employment or engagement ceases during the vesting period and may, in certain circumstances, be accelerated. The Company values restricted stock awards based on the closing share price of the Company's common shares as of the date of grant. The fair value of the restricted stock award is recorded as expense over the vesting period.

Flora Growth Corp.
Notes to the unaudited condensed interim consolidated financial statements
For the three months ended March 31, 2024 and 2023
(In thousands of United States dollars, except shares and per share amounts)

Information relating to restricted stock awards outstanding as at March 31, 2024 and December 31, 2023:

	Number of restricted stock awards	Weighted average grant date fair value
	Thousands
Balance, December 31, 2023	391	$1.41
Vested	(363)	(0.76)
Cancelled	(4)	(6.90)
Balance, March 31, 2024	24	$10.24

The total expense related to the restricted stock awards in the three months ended March 31, 2024 was less than $0.1 million ($0.5 million in the three months ended March 31, 2023). This expense is included in the share based compensation line on the unaudited condensed interim consolidated statements of loss and comprehensive loss.

The outstanding restricted stock awards vest over the next two years provided the award holder is still employed or engaged by the Company. As of March 31, 2024, the Company had $0.1 million of unrecognized compensation expense related to restricted stock awards which will be recognized over the next two years.

13. WARRANTS

The following summarizes the number of warrants outstanding as of March 31, 2024:

	Number of warrants	Weighted average exercise price
	Thousands
Balance, December 31, 2023	2,384	$9.90
Balance, March 31, 2024	2,384	$9.90

Date of expiry	Warrants outstanding	Exercise price	Grant date fair value	Remaining life in years
	Thousands
November 18, 2026	221	$75.00	$6,729	2.64
November 18, 2027	23	66.00	1,055	3.64
December 8, 2027	25	8.80	149	3.69
September 21, 2028	691	2.50	712	4.48
September 21, 2028	55	2.39	81	4.48
March 21, 2029	1,369	2.50	1,120	4.98
	2,384	$9.90	$9,846	4.58

14. COMMITMENTS AND CONTINGENCIES

Provisions

The Company's current known provisions and contingent liabilities consist of the following as of March 31, 2024:

	Legal disputes	Sales tax	Total
Balance as at December 31, 2023	$2,962	$2,538	$5,500
Payments/Settlements	(7)	(168)	(175)
Additional provisions	1,007	158	1,165
Foreign currency translation	101	-	101
Balance as at March 31, 2024	$4,063	$2,528	$6,591

Flora Growth Corp.
Notes to the unaudited condensed interim consolidated financial statements
For the three months ended March 31, 2024 and 2023
(In thousands of United States dollars, except shares and per share amounts)

The legal disputes balance as of March 31, 2024, relate to the settlement of a contractual dispute involving the Company. It involves a former shareholder of ACA Mueller, an entity that was part of the Company's acquisition of FGH in December 2022, who filed a statement of claim against a wholly owned subsidiary of the Company in the Constance Regional Court in Germany. In March 2024, the Constance Regional Court in Germany ordered the Company to pay the plaintiff $3.0 million plus interest thereon at a rate of 5% above the prime rate since September 6, 2020 in addition to 83% of the legal fees. The Company has since filed an appeal. While the Company believes that this claim is without merit, at this time the Company believes it is probable that a liability has been incurred and the Company is able to reasonably estimate the loss of $4.1 million, including $1.0 million of interest accrued in the three months ended March 31, 2024. As a result, without acknowledgement (explicitly or implicitly) of any amount of liability arising from this claim, the Company recognized a provision of $4.1 million to reflect the value of the claim. This dispute is covered under an indemnification agreement between the Company and the former Chief Executive Officer and shareholder of FGH. The Company intends to vigorously defend itself through appropriate legal proceedings. The $4.1 million is recorded within contingencies and within indemnification receivables on the unaudited condensed consolidated statements of financial position.

The settlement of legal disputes in 2024 related to the settlement of an action brought against the Company in the Ontario Superior Court of Justice by Gerardo Andres Garcia Mendez claiming that the Company was obligated to issue 3,000,000 common shares (pre-splits) to him for a purchase price of $0.05 per share as a result of alleged consulting services he performed in 2019. In December 2023, the Company entered into a settlement agreement with Mr. Garcia Mendez pursuant to which the Company will pay less than $0.1 million to Mr. Garcia Mendez to settle the dispute. The payment was made in January 2024. The amount was recorded within contingencies on the consolidated statements of financial position and expense on the consolidated statements of loss and comprehensive loss for the year ended December 31, 2023.

On April 30, 2024, a group representing the sellers of Just Brands LLC to Flora in February 2022 brought an action against the Company in the United States District Court for the Southern District of New York claiming that the Company failed to promptly issue additional shares in accordance with a specific formula set forth in the securities purchase agreement after the two-year anniversary of the closing, which occurred on February 24, 2024. The plaintiffs claim that they are entitled to 182,889 common shares and $38.0 million to complete the acquisition of Just Brands LLC. The Company has assessed the claims and concluded that it is probable that a liability has been incurred and that the Company is able to reasonably estimate the loss based on the fair value of 632,484 common shares of the Company. As at March 31, 2024, this value is $1.5 million and has been recorded in the contingent purchase considerations on the unaudited condensed interim consolidated statement of financial position.

The Sales tax relates to estimated amounts owed to certain jurisdictions in the Unites States for sales from the Company's JustCBD operations. The ending balance is recorded within contingencies on the unaudited condensed interim consolidated statement of financial position, and additions to the provision as a reduction of revenue on the unaudited condensed interim consolidated statements of loss and comprehensive loss.

Legal proceedings

The Company records liabilities for legal proceedings in those instances where it can reasonably estimate the amount of the loss and where liability is probable. The Company is engaged from time-to-time in various legal proceedings and claims that have arisen in the ordinary course of business. The outcome of all the proceedings and claims against the Company is subject to future resolution, including the uncertainties of litigation. Based on information currently known to the Company and after consultation with outside legal counsel, management believes that the probable ultimate resolution of any such proceedings and claims, individually or in the aggregate, will not have a material adverse effect on the financial condition of the Company, taken as a whole as at March 31, 2024.

On November 1, 2023, Just Brands filed an Emergency Complaint for Declaratory Judgment and Injunctive Relief in the Southern District of Florida against the Florida Department of Agriculture and Consumer Services (the "Department") stemming from stop sale orders issued by the Department whereby the Department prohibited Just Brands from selling and moving most of its products. Relying on Florida Statute Section 581.217, which includes the definition of "attractive to children," the Department determined Just Brand's product could not be sold or moved because the products were manufactured in the shape of humans, cartoons, or animals; in a form that bears a reasonable resemblance to an existing candy product; and containing color additives. The Court ruled in favor of the Department and that Order was being appealed to the Eleventh Circuit Court of Appeals. Since then, the Department has initiated an Administrative Action claiming Just Brands moved product outside the State of Florida in violation of the stop sale orders. The statute provides for a penalty of up to $5,000 per violation. The Department sought to assess penalties on what they claimed to be a total of 215,154 violations (one for each package). The Company disputed their claim and intended to vigorously defend against this action. The Company has not accrued a liability as of March 31, 2024. The total value of inventory impacted by the stop sale orders was $1.9 million at March 31, 2024. On May 7, 2024, Just Brands and the Department agreed to a settlement and general release, whereby Just Brands will remove the products subject to the stop sales orders from the state of Florida, pay the Department $60,500 to reimburse the Department’s attorney’s fees, and accept a five-year revocation of its food permit in the state of Florida. By signing the release, Just Brands waived, settled and released all claims it had or might have against the Department.

On May 31, 2023, Maria Beatriz Fernandez Otero and Sara Cristina Jacome De Torres brought an action against the Company in the Ontario Superior Court of Justice claiming that the Company is obligated to issue 500,000 common shares (pre-splits) each for a purchase price of $0.05 per share. The plaintiffs claim that they are entitled to such shares as compensation for alleged consulting services performed. The Company disputes their claim and intends to vigorously defend against this action. The Company believes that an unfavorable settlement in this matter is remote, and, as such, has not accrued a liability as of March 31, 2024.

Flora Growth Corp.
Notes to the unaudited condensed interim consolidated financial statements
For the three months ended March 31, 2024 and 2023
(In thousands of United States dollars, except shares and per share amounts)

On May 31, 2023, Ramon Ricardo Castellanos Saenz and Miriam Ortiz brought an action against the Company in the Ontario Superior Court of Justice claiming that the Company is obligated to issue 1,500,000 common shares (pre-splits) each for a purchase price of $0.05 per share. The plaintiffs claim that they are entitled to such shares as compensation for alleged consulting services performed. The Company disputes their claim and intends to vigorously defend against this action. The Company believes that an unfavorable settlement in this matter is remote, and, as such, has not accrued a liability as of March 31, 2024.

In connection with the Company's acquisition of FGH, the Company's current CEO and the former Chief Executive Officer of FGH, together with certain affiliated entities under his control, entered into an agreement pursuant to which they agreed to indemnify the Company for certain potential liabilities of FGH and its subsidiaries, up to a maximum of $5.0 million. In addition to the matter regarding the former shareholder of ACA Mueller, discussed above, the following actions are pending as of the date hereof:

On February 3, 2023, an action was brought in the Ontario Superior Court of Justice by Nathan Shantz and Liberacion e Inversiones S.A. against various parties including Clifford Starke, the Company's current CEO and FGH's former Chief Executive Officer, and FGH. The statement of claim alleges that, prior to the closing of the Arrangement, 8,831,109 FGH shares purportedly owned by the plaintiffs were wrongfully transferred to third parties, in part through alleged unauthorized steps taken by Mr. Starke. Plaintiffs seek, among other things, a declaration that they are the rightful owners of the shares or, in the alternative, damages. Against FGH, they claim a declaration that, by virtue of the alleged unauthorized transfer of shares, FGH acted oppressively and seek damages in the amount of $4.0 million. The defendants have brought motions to stay the proceedings on the grounds that the Ontario court lacks jurisdiction over the claim. In the event FGH should incur any losses in connection with this matter, such losses are to be indemnified by Mr. Starke subject to the maximum threshold of the indemnity agreement. The Company believes that an unfavorable settlement in this matter is remote, and, as such, has not accrued a liability as of March 31, 2024.

The total amount claimed against the former entities of FGH currently exceeds the maximum $5.0 million of the indemnification agreement. However, the Company is estimating the likelihood of loss in these cases will not exceed $4.1 million.

15. LOSS PER SHARE

The Company calculates basic earnings per share based upon the weighted average number of common shares outstanding during the period, while the calculation of diluted earnings per share includes the dilutive effect of potential common shares outstanding during the period. The calculation of diluted earnings per share excludes all potential common shares if their inclusion would have an anti-dilutive effect. Restricted stock award recipients under the 2022 Plan have a non-forfeitable right to receive dividends declared by the Company and are therefore included in computing earnings per share.

	Three months ended	Three months ended
	March 31, 2024	March 31, 2023
Stock options	38	275
Warrants	2,384	960
Restricted stock awards	24	198
JustCBD potential additional shares to settle contingent consideration	632	657
Total anti-dilutive	3,078	2,090

16. FINANCIAL INSTRUMENTS

Fair value

The Company's financial instruments measured at amortized cost as at March 31, 2024 and December 31, 2023 consist of cash, trade and amounts receivable, loans receivable, trade payables, contingencies, accrued liabilities, lease liabilities, and debt and loans payable. The amounts reflected in the unaudited condensed interim consolidated statements of financial position approximate fair value due to the short-term maturity of these instruments.

Financial instruments recorded at the reporting date at fair value are classified into one of three levels based upon the fair value hierarchy. Items are categorized based on inputs used to derive fair value based on:

Flora Growth Corp.
Notes to the unaudited condensed interim consolidated financial statements
For the three months ended March 31, 2024 and 2023
(In thousands of United States dollars, except shares and per share amounts)

Level 1 - quoted prices that are unadjusted in active markets for identical assets or liabilities

Level 2 - inputs other than quoted prices included in level 1 that are observable for the asset/liability either directly or indirectly; and

Level 3 - inputs for the instruments are not based on any observable market data.

The Company's contingent purchase considerations consist of the estimated fair value of contingent purchase consideration from the acquisitions of JustCBD in February 2022 and Original Hemp in March 2023. The amount for JustCBD is measured at FVPL as a Level 2 fair value financial instrument within the fair value hierarchy as at March 31, 2024. The fair value was determined using a simplified calculation which took the expected shares to be issued (632,484) multiplied by the Company's closing share price at March 31, 2024 ($2.31).  The amount for Original Hemp is measured at FVPL as a Level 3 fair value financial instrument within the fair value hierarchy as at March 31, 2024. The fair value was determined using discounted cash flow models utilizing two different rates, high (25.1%) and low (18.4%), to estimate the present value of the future cash outflows.  As valuations of investments for which market quotations are not readily available are inherently uncertain, may fluctuate within short periods of time and are based on estimates, determination of fair value may differ materially from the values that would have resulted if a ready market existed for the investments. Such changes may have a significant impact on the Company's financial condition or operating results.

The following tables present information about the Company's financial instruments and their classifications as at March 31, 2024 and December 31, 2023 and indicate the fair value hierarchy of the valuation inputs utilized to determine such fair value.

Fair value measurements at March 31, 2024 using:

	Level 1	Level 2	Level 3	Total
Financial liabilities:
Contingent purchase consideration from asset acquisitions and business combinations	$-	$1,461	$241	$1,702

Fair value measurements at December 31, 2023 using:

	Level 1	Level 2	Level 3	Total
Financial liabilities:
Contingent purchase consideration from asset acquisitions and business combinations	$-	$854	$241	$1,095

17. SEGMENTED INFORMATION

The Company reports its financial results for the following two operating segments, which are also its reportable segments: commercial and wholesale (primarily FGH subsidiaries) and house of brands (primarily JustCBD and Vessel subsidiaries). These segments reflect how the Company's operations are managed, how the Company Chief Executive Officer, who is the chief operating decision maker, allocates resources and evaluates performance, and how the Company's internal management financial reporting is structured.

For the year ended December 31, 2023, the Company had three operating segments, which were also its reportable segments: commercial and wholesale, house of brands and pharmaceuticals (formerly the Grupo Farmaceutico Cronomed and Breeze Laboratory subsidiaries in Colombia). Due to the sale of the Colombian subsidiaries during 2023 and the resulting reclassification into discontinued operations, the Company no longer reports a pharmaceuticals segment.

The Company's operates its manufacturing and distribution business within its United States and Germany subsidiaries. Management has defined the reportable segments of the Company based on this internal business unit reporting, which is by major product line, and aggregates similar businesses into the house of brands segment below. The Corporate segment reflects balances and expenses that do not directly influence business unit operations and includes the Company's long-term investments.

Information regarding the Company's segments is summarized as follows:

	For the three months ended	For the three months ended
	March 31, 2024	March 31, 2023
Net Sales
Commercial & Wholesale	$11,342	$7,958
House of Brands	8,020	13,765
Eliminations	(1,331)	(2,404)
	$18,031	$19,319

Net (Loss) Income from Continuing Operations
Commercial & Wholesale	$(236)	$140
House of Brands	(967)	(354)
Corp & Eliminations	(2,171)	(2,972)
	$(3,374)	$(3,186)

Flora Growth Corp.
Notes to the unaudited condensed interim consolidated financial statements
For the three months ended March 31, 2024 and 2023
(In thousands of United States dollars, except shares and per share amounts)

As at	March 31, 2024	December 31, 2023
Assets
Commercial & Wholesale	$10,473	$9,096
House of Brands	11,377	11,608
Corp & Eliminations	2,424	2,922
	$24,274	$23,626

Disaggregation of net sales by geographic area:

	For the three months ended	For the three months ended
	March 31, 2024	March 31, 2023
Net Sales
United States	$6,518	$10,999
Germany	11,343	7,958
United Kingdom	170	362
	$18,031	$19,319

18.        SUBSEQUENT EVENTS

ACQUISTION OF TRUHC HOLDING GMBH ("TRUHC")

On April 16, 2024, the Company entered into a Stock Purchase Agreement (the "Purchase Agreement") with TruHC Holding GmbH (the "Seller") pursuant to which the Company will acquire all of the issued and outstanding shares of TruHC Pharma GmbH in exchange for 2,770,562 common shares of the Company (the "Purchase Price").

The Purchase Price will be paid and satisfied by the Company in two closings. At the first closing on April 22, 2024, the Company issued 2,135,199 of its common shares, which is equal to 19.99% of the Company's issued and outstanding common shares prior to signing the Purchase Agreement, to Seller. On the second closing (the "Second Closing"), the Company will issue 635,363 of its common shares to Seller after receiving shareholder approval for such issuance in accordance with the rules of the Nasdaq Stock Market at its next special or annual general meeting of shareholders.

Under the Purchase Agreement, the Company is required to take all necessary steps and make commercial best efforts to convene a shareholder meeting as soon as reasonably practicable to approve the Second Closing and to recommend the approval of the Second Closing to the Company's shareholders. The Purchase Agreement contains other customary terms, representations, warranties, covenants and closing conditions for a transaction of this nature.

Due to the timing of the closing of this transaction, purchase accounting is incomplete. The Company is evaluating the potential effects of this acquisition on the financial statements. The acquisition will be accounted for in accordance with Accounting Standards Codification ("ASC") Topic 805, "Business Combinations".

APRIL EQUITY OFFERING

On April 4, 2024, Flora entered into an underwriting agreement with Aegis Capital Corp. ("Aegis") as underwriter, relating to the offering, issuance and sale of up to 1,700,000 of the Company's common shares ("Common Shares"), no par value per Common Share, at a public offering price of $1.90 per Common Share.

The offering closed on April 8, 2024. The net proceeds to the Company for the offering was approximately $2.8 million, after deducting the underwriting discounts and commissions and estimated offering expenses.

The offering of the securities described above was made pursuant to the Company's effective shelf registration statement on Form S-3 (Registration No. 333-274204), filed with the Securities and Exchange Commission (the "SEC") on August 25, 2023 and amended on August 30, 2023, which was declared effective, on September 6, 2023, and the base prospectus included therein, as supplemented by the preliminary prospectus supplement filed with the SEC on April 4, 2024 and the final prospectus supplement with the SEC on April 5, 2024.

Flora Growth Corp.
Notes to the unaudited condensed interim consolidated financial statements
For the three months ended March 31, 2024 and 2023
(In thousands of United States dollars, except shares and per share amounts)

Aegis acted as sole underwriter for the offering. The Company agreed to provide Aegis an underwriting discount of 7.0% for underwriter-introduced investors and an underwriting discount of 3.0% for Company-introduced investors. The Company reimbursed Aegis for certain of its expenses, in an amount of up to $0.1 million, including legal fees.

The Company's CEO, Clifford Starke, subscribed to purchase 1,000,000 of the Common Shares at the public offering price of $1.90 per Common Share

AT THE MARKET ("ATM") OFFERING

On April 26, 2024, the Company entered into an ATM Issuances Sales Agreement (the "Sales Agreement") with Aegis Capital Corp. (the "Agent") pursuant to which the Company may sell from time to time, at its option, common shares through the Agent in its capacity as sales agent. The sale of common shares, if any, will be made under the Company's registration statement filed on Form S-3 (File No. 333-274204) (the "Registration Statement"), by any method that is deemed to be an "at the market offering" as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the "Securities Act").

Subject to the terms and conditions of the Sales Agreement, the Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market to sell on the Company's behalf all of the common shares requested to be sold by the Company. The Agent will offer the common shares, subject to the terms and conditions of the Sales Agreement, on a daily basis or as otherwise agreed upon by the Company and the Agent. The Company will designate the maximum amount of common shares to be sold through the Agent on a daily basis or otherwise determine such maximum amount, together with the Agent. The Company may instruct the Agent not to sell common shares if the sales cannot be effected at or above the price designated by the Company in any such instruction. The Company or the Agent may suspend the offering of common shares being made through the Agent under the Sales Agreement upon proper notice to the other parties.

The aggregate compensation payable to the Agent, on behalf of the Agent, shall be up to 3.0% of the aggregate gross proceeds from each sale of the common shares sold through the Agent pursuant to the Sales Agreement. In addition, the Company has agreed in the Sales Agreement to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act.

The Company is not obligated to make any sales of common shares under the Sales Agreement. The offering of common shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement by the Company or by the Agent, only with respect to itself, under the circumstances specified in the Sales Agreement. The Company has yet to sell any of its common shares under the Sales Agreement.

TruHC Pharma GmbH

Financial Statements

For the periods ended December 31, 2023 and 2022

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors of
TruHC Pharma GmbH

Opinion on the Financial Statements

We have audited the accompanying statement of financial position of TruHC Pharma GmbH (the “Company”), as of December 31, 2023, and the related statements of loss and comprehensive loss, shareholders’ equity (deficiency), and cash flows for the year ended December 31, 2023 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year ended December 31, 2023 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, events and conditions exist that raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. In addition to the matter described in the Going Concern section, we determined that there are no other critical audit matters.

We have served as the Company’s auditor since 2024.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

May 31, 2024

TruHC Pharma GmbH

Statements of Financial Position

As at December 31, 2023 and 2022

(in Euros)

	December 31, 2023	December 31, 2022
As at:
ASSETS
Current
Cash	€13,588	€15,281
Amounts receivable	18,894	18,399
Prepaid expenses and other current assets	20,347	20,347
Total current assets	52,829	54,027
Non-current
Property, plant and equipment	94,837	104,775
Operating lease right of use assets	478,399	553,936
Total assets	€626,065	€712,738
LIABILITIES
Current
Trade and amounts payable	€34,711	€27,341
Current portion of operating lease liability	63,083	57,805
Other accrued liabilities	11,520	2,720
Total current liabilities	109,314	87,866
Non-current
Non-current portion of debt	645,339	318,590
Non-current operating lease liability	447,581	510,664
Total liabilities	1,202,234	917,120
SHAREHOLDERS' EQUITY
Share capital	12,500	12,500
Accumulated deficit	(588,669)	(216,882)
Total shareholders' equity	(576,169)	(204,382)
Total liabilities and shareholders' equity	€626,065	€712,738

The accompanying notes are an integral part of the financial statements.

TruHC Pharma GmbH

Statement of Loss and Comprehensive Loss

For the Periods Ended December 31, 2023 and 2022

(in Euros)

	For the year ended December 31, 2023	For the period from February 17, 2022 to December 31, 2022
Operating expenses
Professional fees	€7,589	€5,038
General and administrative	210,622	113,458
Travel expenses	2,037	451
Operating lease expense	123,105	84,783
Depreciation and amortization	14,675	9,550
Operating loss	(358,028)	(213,280)
Interest expense	13,759	3,602
Net loss for the period	(371,787)	(216,882)
Total comprehensive loss for the period	€(371,787)	€(216,882)

The accompanying notes are an integral part of the financial statements.

TruHC Pharma GmbH

Statement of Shareholders' Equity (Deficiency)

For the Periods Ended December 31, 2023 and 2022

(in Euros)

	Common Shares	Common Shares	Accumulated Deficit	Shareholders' Equity (Deficiency)
	#
Balance, February 17, 2022	25,000	€12,500	€-	€12,500
Net loss	-	-	(216,882)	(216,882)
Balance, December 31, 2022	25,000	12,500	(216,882)	(204,382)

Net loss	-	-	(371,787)	(371,787)
Balance, December 31, 2023	25,000	€12,500	€(588,669)	€(576,169)

The accompanying notes are an integral part of the financial statements.

TruHC Pharma GmbH

Statement of Cash Flows

For the Periods Ended December 31, 2023 and 2022

(in Euros)

	For the year ended December 31, 2023	For the period from February 17, 2022 to December 31, 2022
Cash flows from operating activities:
Net loss	€(371,787)	€(216,882)
Adjustments to net loss:
Depreciation and amortization	14,675	9,550
Interest expense	13,749	3,590
Operating lease expense net of cash payments	17,732	14,533
Net change in non-cash working capital:
Amounts receivable	(495)	(18,399)
Prepaid expenses and other assets	-	(20,347)
Trade and amounts payable	16,170	30,061
Net cash provided by (used in) operating activities	(309,956)	(197,894)

Cash flows from financing activities:
Proceeds from issuance of debt	313,000	315,000
Proceeds from issuance of shares	-	12,500
Net cash provided by (used in) financing activities	313,000	327,500

Cash flows from investing activities:
Acquisition of equipment	(4,737)	(114,325)
Net cash provided by (used in) investing activities	(4,737)	(114,325)

Change in cash during the period	(1,693)	15,281
Cash at beginning of period	15,281	-
Cash at end of period	€13,588	€15,281

Supplemental disclosure of non-cash investing and financing activities
Operating lease additions to right of use assets	€-	€604,294

The accompanying notes are an integral part of the financial statements.

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

1.  NATURE OF OPERATIONS

TruHC Pharma GmbH (the "Company" or "TruHC") was incorporated under the laws of Germany on February 17, 2022. The Company engages in the import, distribution, and manufacturing of medical cannabis and operates a production facility. The Company's registered office and principal place of business in Germany is located at Poppenbütteler Bogen 68 22399 Hamburg, Germany. At December 31, 2023, all of the Company's issued and outstanding shares were owned by TruHC Holding GmbH ("TruHC Holding").

These financial statements have been prepared on a going concern basis, meaning that the Company will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations.

2.  BASIS OF PRESENTATION

These financial statements have been presented in Euros and are prepared in accordance with United States generally accepted accounting principles (“US GAAP”). The Company has determined that the Euro is the functional and reporting currency as the majority of our operations are conducted in Euros and the financial results are prepared and reviewed internally by management in Euros.

Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The going concern basis of presentation assumes that the Company will continue for a period of at least one year after the date these financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

Pursuant to the requirements of ASC Topic 205-40, Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern, management must evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a period of at least one year from the date these financial statements are issued. This evaluation does not take into consideration the potential mitigating effects of management's plans that have not been fully implemented or are not within control of the Company as of the date the financial statements are issued. When substantial doubt exists, management evaluates whether the mitigating effect of its plans sufficiently alleviates substantial doubt about the Company's ability to continue as a going concern. The mitigating effect of management's plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued.

The Company had cash of €13,588 at December 31, 2023, net loss of €371,787 for the year ended December 31, 2023, and an accumulated deficit of €588,669 at December 31, 2023. Current economic and market conditions have put pressure on the Company's growth plans. The Company's ability to continue as a going concern is dependent on its ability to obtain additional capital. The Company believes that its current level of cash is not sufficient to continue investing in growth, while at the same time meeting its obligations as they become due. These conditions raise substantial doubt regarding the Company's ability to continue as a going concern for a period of at least one year from the date of issuance of these financial statements. To alleviate these conditions, management is currently evaluating various cost reductions and other alternatives and may seek to raise additional funds through the issuance of equity, debt securities, through arrangements with strategic partners or, through obtaining credit from financial institutions and the possible disposition of assets or otherwise. The actual amount that the Company may be able to raise under these alternatives will depend on market conditions and other factors. As it seeks additional sources of financing, there can be no assurance that such financing would be available to the Company on favorable terms or at all. The Company’s ability to obtain additional financing in the debt and equity capital markets is subject to several factors, including but not limited to market and economic conditions, the Company’s performance and investor sentiment with respect to it and its industry. These financial statements do not include any adjustments for the recovery and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

Basis of measurement

The financial statements have been prepared on the historical cost basis. Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The carrying values of amounts receivable, prepaids and other current assets, and trade and amounts payable, accrued liabilities, and current portion of lease liability approximate their fair values due to their short periods to maturity.

The financial statements are presented in Euros ("€") unless otherwise noted.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

03.  SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies used by the Company are as follows:

Cash

Cash in the statements of financial position includes cash on hand.

Financial assets

Initial recognition and measurement

The Company aggregates its financial assets into classes at the time of initial recognition based on the Company's business model and the contractual terms of the cash flows.

No financial assets are or were elected to be carried at fair value through profit or loss ("FVPL") or where changes in fair value are recognized in the statement of loss and comprehensive loss.

Subsequent measurement - Financial assets at amortized cost

After initial recognition, financial assets measured at amortized cost are subsequently measured at the end of each reporting period at amortized cost using the Effective Interest Rate ("EIR") method. Amortized cost is calculated by considering any discount or premium on acquisition and any fees or costs that are an integral part of the EIR. In these financial statements, cash, amounts receivable  are classified in this category.

Derecognition

A financial asset is derecognized when the contractual rights to the cash flows from the asset expire, or the Company no longer retains substantially all the risks and rewards of ownership.

Impairment of financial assets

Financial assets classified subsequently as amortized cost are subject to impairment based on the expected credit losses ("ECL's"). The Company's financial assets subject to impairment are cash, and amounts receivable.

Amounts receivable are recognized initially at fair value and subsequently measured at amortized cost, less any provisions for impairment. Impairment provisions are estimated using the ECL impairment model where any expected future credit losses are provided for, irrespective of whether a loss event has occurred at the reporting date. Estimates of expected credit losses consider the Company's collection history by customer, deterioration of collection rates during the average credit period, as well as observable changes in and forecasts of future economic conditions that affect default risk. The Company utilizes a provision matrix to estimate lifetime ECL's for receivables, supplemented by specific allowance based on customer-specific data. Changes in the allowance are recognized as bad debt expense in the statements of loss and comprehensive loss. When the Company determines that no recovery of the amount owed is possible, the amount is deemed irrecoverable, and the financial asset is written off.

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

Property, plant and equipment

Property, plant and equipment are measured at cost less accumulated depreciation and impairment losses, if any. Depreciation is provided for on a straight-line basis over the assets' estimated useful lives, which management has determined to be as follows:

Machinery and office equipment	5-10 years

Right-of-use assets	Lesser of useful life and remaining term of the lease

The Company assesses an asset's residual value, useful life and depreciation method at each financial year end and adjusts if appropriate. During their construction, property, plant and equipment are not subject to depreciation. The Company capitalizes all costs necessary to get the asset to its intended use. When the asset is available for use, depreciation commences. Depreciation expense is recorded within depreciation and amortization on the statements of loss and comprehensive loss.

Gains and losses on disposal of property, plant and equipment are determined by comparing the proceeds from disposal with the carrying amount of the property, plant and equipment and are recognized in the statements of loss and comprehensive loss of the related year.

Impairment of long-lived assets

The Company reviews long-lived assets, including property and equipment assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized when the sum of projected undiscounted cash flows is less than the carrying value of the asset group. The measurement of the impairment loss to be recognized is based on the difference between the fair value and the carrying amount of the asset group.

Financial liabilities

Initial recognition and measurement

Financial liabilities are measured at amortized cost, unless they are required to be measured at FVPL as is the case for held for trading or derivative instruments, or when the Company has opted to measure the financial liability at FVPL. The Company's financial liabilities include trade and other payables, accrued liabilities, and long-term debt, which are measured at amortized cost. All financial liabilities are recognized initially at fair value.

Subsequent measurement - Financial liabilities at amortized cost

After initial recognition, financial liabilities measured at amortized cost are subsequently measured at the end of each reporting period at amortized cost using the EIR method. Amortized cost is calculated by considering any discount or premium on acquisition and any fees or costs that are an integral part of the EIR.

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

Derecognition

A financial liability is derecognized when the obligation under the liability is discharged, cancelled, or expires with any associated gain or loss recognized in other income or expense in the statements of loss and comprehensive loss.

Provisions

Provisions are recognized when (a) the Company has a present obligation (legal or constructive) due to a past event, and (b) it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Where the Company expects a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognized as a separate asset but only when the reimbursement is probable. The Company expenses legal costs as incurred related to such matters.

The expense relating to any provision is presented in the statements of loss and comprehensive loss, net of any reimbursement. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, where appropriate, the risks specific to the liability. Where discounting is used, the increase in the provision due to the passage of time is recognized as a finance cost in the statements of loss and comprehensive loss.

Share capital

Issued common shares are recorded as equity at par value. Incremental costs directly attributable to the issue of common shares are recognized as a deduction from equity, net of any tax effects. Common shares are considered issued when consideration has been received.

Leases

At the inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period in exchange for consideration. The Company recognizes a right-of-use asset and a lease liability at the commencement date of the lease. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset, less any lease incentives received. The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company's estimated incremental borrowing rate.

The lease term at the lease commencement date is determined based on the noncancellable period for which the Company has the right to use the underlying asset, together with any periods covered by an option to extend the lease if the Company is reasonably certain to exercise that option, periods covered by an option to terminate the lease if the Company is reasonably certain not to exercise that option and periods covered by an option to extend (or not to terminate) the lease in which the exercise of the option is controlled by the lessor. The Company considers several factors when evaluating whether the options in its lease contracts are reasonably certain of exercise, such as length of time before an option exercise, expected value of the leased asset at the end of the initial lease term, importance of the lease to the Company's operations, costs to negotiate a new lease, any contractual or economic penalties, and the economic value of leasehold improvements.

For finance leases, from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term, the right-of-use asset is amortized on a straight-line basis and the interest expense is recognized on the lease liability using the effective interest method. For operating leases, lease expense is recognized on a straight-line basis over the term of the lease and presented as a single charge in the statements of operations and comprehensive income. The lease liability is subsequently measured at amortized cost using the effective interest method.

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

Right-of-use assets are adjusted for impairment losses, if any. The estimated useful lives and recoverable amounts of right-of-use assets are determined on the same basis as those of property, plant and equipment.

The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases (lease term of 12 months or less) and leases for which the underlying asset is of low value. The Company recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term. The Company has elected not to separate non-lease components from lease components for real estate leases.

Income taxes

Income tax expense comprises current and deferred tax. Current tax and deferred tax are recognized in the statements of loss and comprehensive loss, or items recognized directly in equity or in other comprehensive loss.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis, or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

An unrealized tax benefit may arise in connection with a period that has not yet been reviewed by the relevant tax authority. A change in the recognition or measurement of an unrealized tax benefit is reflected in the period during which the change occurs.

Interest and penalties in respect of income taxes are not recognized in the statement of operations as a component of income taxes but as a component of interest expense.

Commitments and contingencies

Contingencies are possible liabilities arising from past events which, by their nature, will only be resolved when one or more future events not wholly within our control occur or fail to occur. The assessment of such contingencies inherently involves the exercise of significant judgment and estimates of the outcome of future events. Management assesses loss contingencies related to legal proceedings, tax or other regulatory actions pending against the Company, as well as unasserted claims that may result in such actions. The Company, its legal counsel and other subject matter advisors evaluate the perceived merits of any legal proceedings or unasserted claims or actions as well as the perceived merits of the nature and amount of relief sought or expected to be sought, when determining the amount, if any, to recognize as a provision or assessing the impact on the carrying value of assets. The Company recognizes legal expenses on contingency and provision matters when incurred.

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

Adoption of accounting standards and amendments

In June 2016, the United States Financial Accounting Standards Board ("FASB") issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires the measurement of current expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Adoption of ASU 2016-13 will require entities to use forward-looking information to better formulate their credit loss estimates. This update is effective for the Company for fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company adopted ASU 2016-13 effective as of its inception, and as such had no impact on the Company's financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) - Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and amends existing guidance to improve consistent application. ASU 2019-12 would be effective for the Company beginning January 1, 2022. The Company has early adopted ASU 2019-12, effective as of its inception, and as such had no impact on the Company's financial statements.

Accounting pronouncements not yet adopted

Certain new standards, amendments and interpretations, and improvements to existing standards have been published by the FASB and United States Securities and Exchange Commission but are not yet effective and have not been adopted early by the Company. Management anticipates that all the relevant pronouncements will be adopted in the first reporting period following the date of application unless noted. Information on new standards, amendments and interpretations, and improvements to existing standards which could potentially impact the Company's financial statements are detailed as follows:

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which improve the transparency of disclosures related to the income tax rate reconciliation and income taxes paid. The amendments are effective for the Company in fiscal years beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the guidance and its impact to the financial statements.

Certain other new standards and interpretations have been issued but are not expected to have a material impact on the Company's financial statements.

4.  CRITICAL JUDGMENTS AND ESTIMATION UNCERTAINTIES

The preparation of the Company's financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, and expenses. These estimates and judgements are subject to change based on experience and new information which could result in outcomes that require a material adjustment to the carrying amounts of assets or liabilities affecting future periods. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized prospectively.

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

Liquidity and going concern considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Management must assess the Company's ability to continue as a going concern each reporting period. This assessment involves the use of internal budgets and estimates of expenses and cash flows, which requires a significant amount of management judgement.

Leases

Management is required to use judgement in determining the discount rate and whether to include renewal options in the lease term. The determination of the discount rate considers the incremental borrowing rate that would be charged for a loan that is collateralized or secured by the lessee's aggregate collateral, has a term that is similar to the lease term, is for an amount similar to the lease payments, and occurs in a similar economic environment. In this instance, management utilized European corporate debt instruments compounded annually that have a similar term and economic rating. In determining the lease term, management evaluated the fact that the Company's licenses are tied to the lease facility and as such the Company is reasonably certain to exercise the renewal option.

Estimated useful lives and depreciation of long-lived assets with finite lives

Amortization of intangible assets with finite lives are dependent upon estimates of useful lives and when the asset is available for use. These are determined through the exercise of judgment and are dependent upon estimates that consider factors such as economic and market conditions, frequency of use, and anticipated changes in laws.

Determination of asset groups for impairment testing

Management is required to use judgement in determining asset groups for the level at which long-lived assets are tested for impairment. Management considers the nature of operations and ability to track asset performance within each of the Company's business units to determine the appropriate level of asset aggregation and allocation, as well as the materiality of the underlying assets within the units.

Impairment of long-lived assets

Asset groups are subject to a two-step impairment testing model. Under Step 1 (recoverability test), the undiscounted expected future cash flows from an asset group are compared to the asset group's carrying amount. The estimates involved in this first step are similar to the recoverable amount assumptions, including, but not limited to, the cash flow growth rate and the discount rate. Significant management judgment is required when developing these assumptions, which include internal budgets and expectations, as well as consideration of external Company communications and market estimates of the Company's and its industry's future growth. If the carrying amount exceeds the undiscounted estimated future cash flows, the Company is required to perform a Step 2 fair value test, with a chosen model and estimates similar to those discussed above.

Income taxes and valuation allowances for deferred tax assets

In assessing the probability of realizing income tax assets recognized, management makes estimates related to expectations of future taxable income, applicable tax planning opportunities, expected timing of reversals of existing temporary differences and the likelihood that tax positions taken will be sustained upon examination by applicable tax authorities. In making its assessments, management gives additional weight to positive and negative evidence that can be objectively verified. Estimates of future taxable income are based on forecasted cash flows from operations and the application of existing tax laws in each jurisdiction. The Company considers relevant tax planning opportunities that are within the Company's control, are feasible and within management's ability to implement. Examination by applicable tax authorities is supported based on individual facts and circumstances of the relevant tax position examined considering all available evidence. Where applicable tax laws and regulations are either unclear or subject to ongoing varying interpretations, it is reasonably possible that changes in these estimates can occur that materially affect the amounts of income tax assets recognized net of valuation allowances. Also, future changes in tax laws could limit the Company from realizing the tax benefits from the deferred tax assets. The Company reassesses unrecognized income tax assets at each reporting period.

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

The Company applies judgment when determining whether the earnings of its foreign subsidiaries (outside Canada) will be indefinitely reinvested in those subsidiaries and earnings will not be repatriated. The Company considers its historical practices and projected plans for such subsidiaries when making this assessment.

The Company must apply judgement when determining whether it has taken an uncertain tax position. Management has analyzed the tax positions taken by the Company, and has concluded that as of December 31, 2023 and 2022, there were no uncertain tax positions taken.

5.  AMOUNTS RECEIVABLE

The Company’s amounts receivable are recorded at amortized cost. The amounts receivable balance as at December 31, 2023 and December 31, 2022 consists of amounts recoverable from the Value Added Tax (“VAT”) from various jurisdictions, and other receivables.

	December 31, 2023	December 31, 2022
VAT receivable	€14,551	€6,761
Other receivables	4,343	11,638
Total	€18,894	€18,399

The Company did not record write-offs of receivables during 2023 (2022 - € nil).

6.  PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	December 31, 2023	December 31, 2022
Machinery and office equipment	€119,062	€114,325
Less: accumulated depreciation	24,225	9,550
Property, plant and equipment, net	€94,837	€104,775

Depreciation expense for the year ended December 31, 2023 was €14,675 (2022 - €9,550) and was recorded in depreciation and amortization in the statements of loss and comprehensive loss.

As at December 31, 2023 and 2022, the Company’s property, plant and equipment have no significant restrictions on title or pledges as security for liabilities, there are no significant commitments for future purchases, and there were no significant disposals during the periods ended December 31, 2023 and 2022.

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

7.  DEBT

In February 2022, the Company entered into a first loan agreement with TruHC Holding, which granted the Company an interest-bearing loan of €250,000, in installments based on the individual installments requested by the Company ("First Loan"). The First Loan bears interest at 2.0% per annum. The First Loan is due to be repaid by December 31, 2026. The Company is entitled to make early repayments. As at December 31, 2023, the €250,000 (December 31, 2022 - €250,000) was outstanding under the First Loan.

In February 2022, the Company entered into a second loan agreement with TruHC Holding, which granted the Company an interest-bearing loan of €450,000, in installments based on the individual installments requested by the Company (“Second Loan”). The Second Loan bears interest at 4.0% per annum. The Second Loan is due to be repaid by December 31, 2026. The Company is entitled to make early repayments. As at December 31, 2023, €378,000 (December 31, 2022 – €65,000) was outstanding under the Second Loan.

As at December 31, 2023, the amount of accrued interest on the First Loan and Second Loan totals €17,339 (December 31, 2022 – €13,590).

In April 2024, both the First Loan and the Second Loan, including all accrued interest, were forgiven by TruHC Holding.

8.  LEASE

The Company’s lease consist of an administrative real estate lease in Germany. Management has determined the Company’s lease is an operating lease through December 31, 2023. Information regarding the Company’s lease is as follows:

	Year ended December 31, 2023	For the period from February 17, 2022 to December 31, 2022
Components of lease expense
Operating lease expense	€123,105	€84,783
Total lease expense	€123,105	€84,783

Other Information
Operating cash flows from operating leases	€105,373	€70,249
ROU assets obtained in exchange for new operating lease liabilities	€-	€604,294
Weighted-average remaining lease term in years for operating leases	6.33	7.33
Weighted-average discount rate for operating leases	8.77%	8.77%

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

Maturities of operating lease liabilities as of December 31, 2023 are as follows:

Operating Leases
2024	€105,373
2025	105,373
2026	105,373
2027	105,373
2028	105,373
Thereafter	140,497
Total future lease payments	667,362
Less: imputed interest	(156,698)
Total lease liabilities	510,664
Less: current lease liabilities	(63,083)
Total non-current lease liabilities	€447,581

The Company's operating lease expires on April 30, 2025. The lease includes an option to extend the lease term for the entire space for a period of 5 years at the end of the current lease term. At December 31, 2023, the renewal option is included in the related operating right of use asset recorded because management is reasonably certain of renewing.

9.  RELATED PARTY DISCLOSURES

Related party transactions

Long-term debt with TruHC Holding

In February 2022, the Company entered into a first loan agreement with TruHC Holding, which granted the Company an interest-bearing loan of €250,000, in installments based on the individual installments requested by the Company ("First Loan"). The First Loan bears interest at 2.0% per annum. The First Loan is due to be repaid by December 31, 2026. The Company is entitled to make early repayments. As at December 31, 2023, the €250,000 (December 31, 2022 - €250,000) was outstanding under the First Loan.

In February 2022, the Company entered into a second loan agreement with TruHC Holding, which granted the Company an interest-bearing loan of €450,000, in installments based on the individual installments requested by the Company (“Second Loan”). The Second Loan bears interest at 4.0% per annum. The Second Loan is due to be repaid by December 31, 2026. The Company is entitled to make early repayments. As at December 31, 2023, €378,000 (December 31, 2022 – €65,000) was outstanding under the Second Loan.

As at December 31, 2023, the amount of accrued interest on the First Loan and Second Loan totals €17,339 (December 31, 2022 – €13,590).

10.  COMMITMENTS AND CONTINGENCIES

The Company does not have commitments or contingencies as at December 31, 2023 and 2022.

11.  INCOME TAXES

The Components of the Company's deferred income tax assets and liabilities at December 31, 2023 and 2022 are as follows:

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

	2023	2022

Property and equipment	€8,000	€3,000
ROU asset	(154,000)	(179,000)
Lease liability	165,000	183,000
Non-capital losses available for future period	174,000	64,000
	193,000	71,000
Unrecognized deferred tax assets	(193,000)	(71,000)
Total net deferred tax assets	-	-

Net deferred tax assets	€-	€-

Deferred taxes are a result of temporary differences that arise due to the differences between the income tax values and the carrying values of assets and liabilities. The Company's deferred tax asset valuation allowances are primarily the result of uncertainties regarding the future realization of recorded tax benefits on the tax loss carryforwards from operations in various jurisdictions. Current evidence does not suggest the Company will realize sufficient taxable income of the appropriate character within the carryforward period to allow the Company to realize the deferred tax benefits. If the Company were to identify and implement tax planning strategies to recover these deferred tax assets or generate sufficient income of the appropriate character in these jurisdictions in the future, it could lead to the reversal of these valuation allowances and income tax expense.

Unused loss carryforwards totaling €538,000 do not have an expiry date. Deferred tax assets have not been recognized for legal entities where it is not probable that future taxable profit will be available against which the Company can use the benefits. Tax attributes are subject to review, and potential adjustment, by tax authorities. The tax years that remain subject to examination by significant tax jurisdictions of the Company as of December 31, 2023 are as follows: 2022 to 2023.

The Company had no unrecognized income tax benefits because of uncertain income tax positions for the years ended December 31, 2023 and 2022.

12.  FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

Environmental

The Company's growth and development activities are subject to laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally becoming more restrictive. The Company believes its operations are materially in compliance with all applicable laws and regulations. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

Fair value

The Company’s financial instruments measured at amortized cost as at December 31, 2023 and December 31, 2022 consist of cash, trade and amounts payable, accrued liabilities, and debt. The amounts reflected in the statements of financial position approximate fair value for all financial instruments due to their short-term maturity, except for debt whose fair value as at December 31, 2023 is €504,264 (December 31, 2022 - €228,704.

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

Risk management overview

The Company has exposure to credit, liquidity and market risks from its use of financial instruments. This note provides information about the Company's exposure to each of these risks, the Company's objectives, policies and processes for measuring and managing risk.

Credit risk

Credit risk is the risk of financial loss to the Company if a counterparty to a financial instrument fails to meet its contractual obligations and arises principally from the Company's amounts receivable, and cash held with banks and other financial intermediaries.

The carrying amount of the cash and represents the maximum credit exposure as presented in the statement of financial position.

The Company held cash of €13,588 as at December 31, 2023 (2022 - €15,281). The Company has assessed no significant increase in credit risk from initial recognition based on the availability of funds, and the regulatory and economic environment of the financial intermediary. As a result, the loss allowance recognized during the period was limited to twelve months of expected credit losses. Based on historical information, and adjusted for forward-looking expectations, the Company has not assessed a loss allowance on these cash balances as at December 31, 2023 and 2022.

Market risk

Market risk is the risk that changes in market conditions, such as commodity prices, foreign exchange rates, and interest rates, will affect the Company's net income or the value of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable limits, while maximizing the Company's returns.

It is management's opinion that the Company is not subject to significant commodity or interest rate risk.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with its financial liabilities. The Company’s financial liabilities consist of trade and amounts payable, and accrued liabilities, and debt as presented on the statement of financial position. The Company had cash as presented on the statement of financial position. The Company has no available credit lines of facilities to draw borrowings from should additional liquidity be needed. The Company’s policy is to review liquidity resources and ensure that sufficient funds are available to meet financial obligations as they become due. Further, the Company's management is responsible for ensuring funds exist and are readily accessible to support business opportunities as they arise.

Trade and amounts payable, and accrued liabilities consist of invoices payable to trade suppliers for administration and professional expenditures. The Company processes invoices within a normal payment period. Trade payables have contractual maturities of less than 90 days. Some suppliers of materials require full prepayment from the Company prior to providing such goods to the Company. See schedule of future lease commitments at Note 9 and Note 2 for the Company’s assessment of the uncertainty related to the assumption of the Company continuing to operate as a going concern.

13.  SHARE CAPITAL

Authorized and issued

The Company is authorized to issue an unlimited number of common shares, no par value.

TruHC Pharma GmbH Notes to the Financial Statements For the periods ended December 31, 2023 and 2022 (in Euros, except shares amount)

On incorporation, the Company issued 25,000 shares to TruHC Holding GmbH at a par value of €1.00 per share. As at December 31, 2023, €12,500 (December 31, 2022 - €12,500) remains receivable as been netted against the share capital balance.

114.  SUBSEQUENT EVENTS

On April 16, 2024, Flora Growth Corp. (“Flora”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with TruHC Holding GmbH (the “Seller”) pursuant to which Flora will acquire all of the issued and outstanding shares of the Company. The Purchase Price will be paid and satisfied by Flora in two closings. On the first closing, Flora issued 2,135,199 of its common shares, which is equal to 19.99% of Flora’s issued and outstanding common shares prior to signing the Purchase Agreement, to Seller. On the second closing (the “Second Closing”), Flora will issue 635,363 of its common shares to Seller after receiving shareholder approval for such issuance in accordance with the rules of the Nasdaq Stock Market at its next special or annual general meeting of shareholders.

Under the Purchase Agreement, Flora is required to take all necessary steps and make commercial best efforts to convene a shareholder meeting as soon as reasonably practicable to approve the Second Closing and to recommend the approval of the Second Closing to the Company's shareholders. The Purchase Agreement contains other customary terms, representations, warranties, covenants and closing conditions for a transaction of this nature.

On April 22, 2024, the first closing of the Transaction for 2,135,199 Flora shares was closed.

In April 2024, both the First Loan and the Second Loan were forgiven.

TruHC Pharma GmbH

Unaudited Condensed Financial Statements

For the Three Months Ended March 31, 2024 and 2023

TruHC Pharma GmbH

Condensed Interim Statements of Financial Position

As at March 31, 2024 and December 31, 2023

(in Euros)

	March 31, 2024	December 31, 2023
As at:
ASSETS
Current
Cash	€13,899	€13,588
Amounts receivable	21,182	18,894
Prepaid expenses and other current assets	20,347	20,347
Total current assets	55,428	52,829
Non-current
Property, plant and equipment	91,095	94,837
Operating lease right of use assets	459,515	478,399
Total assets	€606,038	€626,065
LIABILITIES
Current
Trade and amounts payable	€47,522	€34,711
Current portion of operating lease liability	64,477	63,083
Other accrued liabilities	11,620	11,520
Total current liabilities	123,619	109,314
Non-current
Non-current portion of debt	720,730	645,339
Non-current operating lease liability	430,930	447,581
Total liabilities	1,275,279	1,202,234
SHAREHOLDERS' EQUITY
Share capital	25,000	12,500
Accumulated deficit	(694,241)	(588,669)
Total shareholders' equity	(669,241)	(576,169)
Total liabilities and shareholders' equity	€606,038	€626,065

The accompanying notes are an integral part of the condensed interim financial statements.

TruHC Pharma GmbH

Condensed Interim Statements of Loss and Comprehensive Loss

For the Three Months Ended March 31, 2024 and 2023

(in Euros)

	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2023
Operating expenses
Professional fees	€19,240	€82
General and administrative	47,089	26,207
Travel expenses	326	425
Operating lease expense	29,970	31,516
Depreciation and amortization	3,742	1,933
Operating loss	(100,181)	(60,163)
Interest expense (recovery)	5,391	(270)
Net loss for the period	(105,572)	(59,893)
Total comprehensive loss for the period	€(105,572)	€(59,893)

The accompanying notes are an integral part of the condensed interim financial statements.

TruHC Pharma GmbH

Statement of Shareholders' Equity (Deficiency)

For the Periods Ended March 31, 2024 and 2023

(in Euros)

	Common Shares	Common Shares	Accumulated Deficit	Shareholders' Equity (Deficiency)
	#
Balance, December 31, 2022	25,000	€12,500	€(216,882)	€(204,382)
Net loss	-	-	(59,893)	(59,893)
Balance, March 31, 2023	25,000	12,500	(276,775)	(264,275)

Balance, December 31, 2023	25,000	€12,500	€(588,669)	€(576,169)
Contribution	-	12,500	-	12,500
Net loss	-	-	(105,572)	(105,572)
Balance, March 31, 2024	25,000	€25,000	€(694,241)	€(669,241)

The accompanying notes are an integral part of the condensed interim financial statements.

TruHC Pharma GmbH

Condensed Interim Statement of Cash Flows

For the Three Months Ended March 31, 2024 and 2023

(in Euros)

	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2023
Cash flows from operating activities:
Net loss	€(105,572)	€(59,893)
Adjustments to net loss:
Depreciation and amortization	3,742	1,933
Interest expense	5,391	-
Operating lease expense net of cash payments	3,627	4,903
Net change in non-cash working capital:
Amounts receivable	(2,288)	(2,988)
Prepaid expenses and other assets	-	-
Trade and amounts payable	12,911	44,512
Net cash provided by (used in) operating activities	(82,189)	(11,533)

Cash flows from financing activities:
Proceeds from issuance of debt	70,000	-
Proceeds from issuance of shares	12,500	-
Net cash provided by (used in) financing activities	82,500	-

Cash flows from investing activities:
Acquisition of equipment	-	(197)
Net cash provided by (used in) investing activities	-	(197)

Change in cash during the period	311	(11,730)
Cash at beginning of period	13,588	15,281
Cash at end of period	€13,899	€3,551

The accompanying notes are an integral part of the condensed interim financial statements.

TruHC Pharma GmbH Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2024 and 2023 (in Euros, except shares amount)

1.  NATURE OF OPERATIONS

TruHC Pharma GmbH (the "Company" or "TruHC") was incorporated under the laws of Germany on February 17, 2022. The Company engages in the import, distribution, and manufacturing of medical cannabis and operates a production facility. The Company's registered office and principal place of business in Germany is located at Poppenbütteler Bogen 68 22399 Hamburg, Germany. At December 31, 2023, all of the Company's issued and outstanding shares were owned by TruHC Holding GmbH ("TruHC Holding").

These condensed interim financial statements have been prepared on a going concern basis, meaning that the Company will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations.

2.  BASIS OF PRESENTATION

These financial statements have been presented in Euros and are prepared in accordance with United States generally accepted accounting principles (“US GAAP”). The Company has determined that the Euro is the functional and reporting currency as the majority of our operations are conducted in Euros and the financial results are prepared and reviewed internally by management in Euros.

Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The going concern basis of presentation assumes that the Company will continue for a period of at least one year after the date these financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

Pursuant to the requirements of ASC Topic 205-40, Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern, management must evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a period of at least one year from the date these financial statements are issued. This evaluation does not take into consideration the potential mitigating effects of management's plans that have not been fully implemented or are not within control of the Company as of the date the financial statements are issued. When substantial doubt exists, management evaluates whether the mitigating effect of its plans sufficiently alleviates substantial doubt about the Company's ability to continue as a going concern. The mitigating effect of management's plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued.

The Company had cash of €13,899 at March 31, 2024, net loss of €105,572 for the three months ended March 31, 2024 and an accumulated deficit of €694,241 at March 31, 2024. Current economic and market conditions have put pressure on the Company's growth plans. The Company's ability to continue as a going concern is dependent on its ability to obtain additional capital. The Company believes that its current level of cash is not sufficient to continue investing in growth, while at the same time meeting its obligations as they become due. These conditions raise substantial doubt regarding the Company's ability to continue as a going concern for a period of at least one year from the date of issuance of these financial statements. To alleviate these conditions, management is currently evaluating various cost reductions and other alternatives and may seek to raise additional funds through the issuance of equity, debt securities, through arrangements with strategic partners or, through obtaining credit from financial institutions and the possible disposition of assets or otherwise. The actual amount that the Company may be able to raise under these alternatives will depend on market conditions and other factors. As it seeks additional sources of financing, there can be no assurance that such financing would be available to the Company on favorable terms or at all. The Company’s ability to obtain additional financing in the debt and equity capital markets is subject to several factors, including but not limited to market and economic conditions, the Company’s performance and investor sentiment with respect to it and its industry. These financial statements do not include any adjustments for the recovery and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

TruHC Pharma GmbH Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2024 and 2023 (in Euros, except shares amount)

Basis of measurement

The financial statements have been prepared on the historical cost basis. Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The carrying values of amounts receivable, prepaids and other current assets, and trade and amounts payable, accrued liabilities, and current portion of lease liability approximate their fair values due to their short periods to maturity.

The financial statements are presented in Euros ("€") unless otherwise noted.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

3.  SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies used by the Company are as follows:

Cash

Cash in the statements of financial position includes cash on hand.

Financial assets

Initial recognition and measurement

The Company aggregates its financial assets into classes at the time of initial recognition based on the Company's business model and the contractual terms of the cash flows.

No financial assets are or were elected to be carried at fair value through profit or loss ("FVPL") or where changes in fair value are recognized in the statement of loss and comprehensive loss.

Subsequent measurement - Financial assets at amortized cost

After initial recognition, financial assets measured at amortized cost are subsequently measured at the end of each reporting period at amortized cost using the Effective Interest Rate ("EIR") method. Amortized cost is calculated by considering any discount or premium on acquisition and any fees or costs that are an integral part of the EIR. In these financial statements, cash, amounts receivable  are classified in this category.

Derecognition

A financial asset is derecognized when the contractual rights to the cash flows from the asset expire, or the Company no longer retains substantially all the risks and rewards of ownership.

Impairment of financial assets

Financial assets classified subsequently as amortized cost are subject to impairment based on the expected credit losses ("ECL's"). The Company's financial assets subject to impairment are cash, and amounts receivable.

Amounts receivable are recognized initially at fair value and subsequently measured at amortized cost, less any provisions for impairment. Impairment provisions are estimated using the ECL impairment model where any expected future credit losses are provided for, irrespective of whether a loss event has occurred at the reporting date. Estimates of expected credit losses consider the Company's collection history by customer, deterioration of collection rates during the average credit period, as well as observable changes in and forecasts of future economic conditions that affect default risk. The Company utilizes a provision matrix to estimate lifetime ECL's for receivables, supplemented by specific allowance based on customer-specific data. Changes in the allowance are recognized as bad debt expense in the statements of loss and comprehensive loss. When the Company determines that no recovery of the amount owed is possible, the amount is deemed irrecoverable, and the financial asset is written off.

TruHC Pharma GmbH Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2024 and 2023 (in Euros, except shares amount)

Property, plant and equipment

Property, plant and equipment are measured at cost less accumulated depreciation and impairment losses, if any. Depreciation is provided for on a straight-line basis over the assets' estimated useful lives, which management has determined to be as follows:

Machinery and office equipment	5-10 years
Right-of-use assets	Lesser of useful life and remaining term of the lease

The Company assesses an asset's residual value, useful life and depreciation method at each financial year end and adjusts if appropriate. During their construction, property, plant and equipment are not subject to depreciation. The Company capitalizes all costs necessary to get the asset to its intended use. When the asset is available for use, depreciation commences. Depreciation expense is recorded within depreciation and amortization on the statements of loss and comprehensive loss.

Gains and losses on disposal of property, plant and equipment are determined by comparing the proceeds from disposal with the carrying amount of the property, plant and equipment and are recognized in the statements of loss and comprehensive loss of the related year.

Impairment of long-lived assets

The Company reviews long-lived assets, including property and equipment for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized when the sum of projected undiscounted cash flows is less than the carrying value of the asset group. The measurement of the impairment loss to be recognized is based on the difference between the fair value and the carrying amount of the asset group.

Financial liabilities

Initial recognition and measurement

Financial liabilities are measured at amortized cost, unless they are required to be measured at FVPL as is the case for held for trading or derivative instruments, or when the Company has opted to measure the financial liability at FVPL. The Company's financial liabilities include trade and other payables, accrued liabilities, and long-term debt, which are measured at amortized cost. All financial liabilities are recognized initially at fair value.

Subsequent measurement - Financial liabilities at amortized cost

After initial recognition, financial liabilities measured at amortized cost are subsequently measured at the end of each reporting period at amortized cost using the EIR method. Amortized cost is calculated by considering any discount or premium on acquisition and any fees or costs that are an integral part of the EIR.

TruHC Pharma GmbH Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2024 and 2023 (in Euros, except shares amount)

Derecognition

A financial liability is derecognized when the obligation under the liability is discharged, cancelled, or expires with any associated gain or loss recognized in other income or expense in the statements of loss and comprehensive loss.

Provisions

Provisions are recognized when (a) the Company has a present obligation (legal or constructive) due to a past event, and (b) it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Where the Company expects a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognized as a separate asset but only when the reimbursement is probable. The Company expenses legal costs as incurred related to such matters.

The expense relating to any provision is presented in the statements of loss and comprehensive loss, net of any reimbursement. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, where appropriate, the risks specific to the liability. Where discounting is used, the increase in the provision due to the passage of time is recognized as a finance cost in the statements of loss and comprehensive loss.

Share capital

Issued common shares are recorded as equity at par value. Incremental costs directly attributable to the issue of common shares are recognized as a deduction from equity, net of any tax effects. Common shares are considered issued when consideration has been received.

Leases

At the inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period in exchange for consideration. The Company recognizes a right-of-use asset and a lease liability at the commencement date of the lease. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset, less any lease incentives received. The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company's estimated incremental borrowing rate.

The lease term at the lease commencement date is determined based on the noncancellable period for which the Company has the right to use the underlying asset, together with any periods covered by an option to extend the lease if the Company is reasonably certain to exercise that option, periods covered by an option to terminate the lease if the Company is reasonably certain not to exercise that option and periods covered by an option to extend (or not to terminate) the lease in which the exercise of the option is controlled by the lessor. The Company considers several factors when evaluating whether the options in its lease contracts are reasonably certain of exercise, such as length of time before an option exercise, expected value of the leased asset at the end of the initial lease term, importance of the lease to the Company's operations, costs to negotiate a new lease, any contractual or economic penalties, and the economic value of leasehold improvements.

For finance leases, from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term, the right-of-use asset is amortized on a straight-line basis and the interest expense is recognized on the lease liability using the effective interest method. For operating leases, lease expense is recognized on a straight-line basis over the term of the lease and presented as a single charge in the statements of operations and comprehensive income. The lease liability is subsequently measured at amortized cost using the effective interest method.

TruHC Pharma GmbH Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2024 and 2023 (in Euros, except shares amount)

Right-of-use assets are adjusted for impairment losses, if any. The estimated useful lives and recoverable amounts of right-of-use assets are determined on the same basis as those of property, plant and equipment.

The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases (lease term of 12 months or less) and leases for which the underlying asset is of low value. The Company recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term. The Company has elected not to separate non-lease components from lease components for real estate leases.

Income taxes

Income tax expense comprises current and deferred tax. Current tax and deferred tax are recognized in the statements of loss and comprehensive loss, or items recognized directly in equity or in other comprehensive loss.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis, or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

An unrealized tax benefit may arise in connection with a period that has not yet been reviewed by the relevant tax authority. A change in the recognition or measurement of an unrealized tax benefit is reflected in the period during which the change occurs.

Interest and penalties in respect of income taxes are not recognized in the statement of operations as a component of income taxes but as a component of interest expense.

Commitments and contingencies

Contingencies are possible liabilities arising from past events which, by their nature, will only be resolved when one or more future events not wholly within our control occur or fail to occur. The assessment of such contingencies inherently involves the exercise of significant judgment and estimates of the outcome of future events. Management assesses loss contingencies related to legal proceedings, tax or other regulatory actions pending against the Company, as well as unasserted claims that may result in such actions. The Company, its legal counsel and other subject matter advisors evaluate the perceived merits of any legal proceedings or unasserted claims or actions as well as the perceived merits of the nature and amount of relief sought or expected to be sought, when determining the amount, if any, to recognize as a provision or assessing the impact on the carrying value of assets. The Company recognizes legal expenses on contingency and provision matters when incurred.

TruHC Pharma GmbH Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2024 and 2023 (in Euros, except shares amount)

Adoption of accounting standards and amendments

In June 2016, the United States Financial Accounting Standards Board ("FASB") issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires the measurement of current expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Adoption of ASU 2016-13 will require entities to use forward-looking information to better formulate their credit loss estimates. This update is effective for the Company for fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company adopted ASU 2016-13 effective as of its inception, and as such had no impact on the Company's financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) - Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and amends existing guidance to improve consistent application. ASU 2019-12 would be effective for the Company beginning January 1, 2022. The Company has early adopted ASU 2019-12, effective as of its inception, and as such had no impact on the Company's financial statements.

Accounting pronouncements not yet adopted

Certain new standards, amendments and interpretations, and improvements to existing standards have been published by the FASB and United States Securities and Exchange Commission but are not yet effective and have not been adopted early by the Company. Management anticipates that all the relevant pronouncements will be adopted in the first reporting period following the date of application unless noted. Information on new standards, amendments and interpretations, and improvements to existing standards which could potentially impact the Company's financial statements are detailed as follows:

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which improve the transparency of disclosures related to the income tax rate reconciliation and income taxes paid. The amendments are effective for the Company in fiscal years beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the guidance and its impact to the financial statements.

Certain other new standards and interpretations have been issued but are not expected to have a material impact on the Company's financial statements.

4.  CRITICAL JUDGMENTS AND ESTIMATION UNCERTAINTIES

The preparation of the Company's financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, and expenses. These estimates and judgements are subject to change based on experience and new information which could result in outcomes that require a material adjustment to the carrying amounts of assets or liabilities affecting future periods. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized prospectively.

TruHC Pharma GmbH Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2024 and 2023 (in Euros, except shares amount)

Liquidity and going concern considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Management must assess the Company's ability to continue as a going concern each reporting period. This assessment involves the use of internal budgets and estimates of expenses and cash flows, which requires a significant amount of management judgement.

Leases

Management is required to use judgement in determining the discount rate and whether to include renewal options in the lease term. The determination of the discount rate considers the incremental borrowing rate that would be charged for a loan that is collateralized or secured by the lessee's aggregate collateral, has a term that is similar to the lease term, is for an amount similar to the lease payments, and occurs in a similar economic environment. In this instance, management utilized European corporate debt instruments compounded annually that have a similar term and economic rating. In determining the lease term, management evaluated the fact that the Company's licenses are tied to the lease facility and as such the Company is reasonably certain to exercise the renewal option.

Estimated useful lives and depreciation of long-lived assets with finite lives

Amortization of intangible assets with finite lives are dependent upon estimates of useful lives and when the asset is available for use. These are determined through the exercise of judgment and are dependent upon estimates that consider factors such as economic and market conditions, frequency of use, and anticipated changes in laws.

Determination of asset groups for impairment testing

Management is required to use judgement in determining asset groups for the level at which long-lived assets are tested for impairment. Management considers the nature of operations and ability to track asset performance within each of the Company's business units to determine the appropriate level of asset aggregation and allocation, as well as the materiality of the underlying assets within the units.

Impairment of long-lived assets

Asset groups are subject to a two-step impairment testing model. Under Step 1 (recoverability test), the undiscounted expected future cash flows from an asset group are compared to the asset group's carrying amount. The estimates involved in this first step are similar to the recoverable amount assumptions, including, but not limited to, the cash flow growth rate and the discount rate. Significant management judgment is required when developing these assumptions, which include internal budgets and expectations, as well as consideration of external Company communications and market estimates of the Company's and its industry's future growth. If the carrying amount exceeds the undiscounted estimated future cash flows, the Company is required to perform a Step 2 fair value test, with a chosen model and estimates similar to those discussed above.

Income taxes and valuation allowances for deferred tax assets

In assessing the probability of realizing income tax assets recognized, management makes estimates related to expectations of future taxable income, applicable tax planning opportunities, expected timing of reversals of existing temporary differences and the likelihood that tax positions taken will be sustained upon examination by applicable tax authorities. In making its assessments, management gives additional weight to positive and negative evidence that can be objectively verified. Estimates of future taxable income are based on forecasted cash flows from operations and the application of existing tax laws in each jurisdiction. The Company considers relevant tax planning opportunities that are within the Company's control, are feasible and within management's ability to implement. Examination by applicable tax authorities is supported based on individual facts and circumstances of the relevant tax position examined considering all available evidence. Where applicable tax laws and regulations are either unclear or subject to ongoing varying interpretations, it is reasonably possible that changes in these estimates can occur that materially affect the amounts of income tax assets recognized net of valuation allowances. Also, future changes in tax laws could limit the Company from realizing the tax benefits from the deferred tax assets. The Company reassesses unrecognized income tax assets at each reporting period.

TruHC Pharma GmbH Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2024 and 2023 (in Euros, except shares amount)

The Company applies judgment when determining whether the earnings of its foreign subsidiaries (outside Canada) will be indefinitely reinvested in those subsidiaries and earnings will not be repatriated. The Company considers its historical practices and projected plans for such subsidiaries when making this assessment.

The Company must apply judgement when determining whether it has taken an uncertain tax position. Management has analyzed the tax positions taken by the Company, and has concluded that as of March 31, 2024 and December 31, 2023 there were no uncertain tax positions taken.

5. AMOUNTS RECEIVABLE

The Company's amounts receivable are recorded at amortized cost. The amounts receivable balance as at December 31, 2023 and December 31, 2022 consists of amounts recoverable from the Value Added Tax ("VAT") from various jurisdictions, and other receivables.

	March 31, 2024	December 31, 2023
VAT receivable	€19,919	€14,551
Other receivables	1,263	4,343
Total	€21,182	€18,894

The Company did not record write-offs of receivables during the three months ended March 31, 2024 (2023 - € nil).

6.  PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	March 31, 2024	December 31, 2023
Machinery and office equipment	€119,062	€119,062
Less: accumulated depreciation	27,967	24,225
Property, plant and equipment, net	€91,095	€94,837

Depreciation expense for the three months ended March 31, 2024 was €3,742 (2023 - €1,933) and was recorded in depreciation and amortization in the statements of loss and comprehensive loss.

As at March 31, 2024 and 2023, the Company’s property, plant and equipment have no significant restrictions on title or pledges as security for liabilities, there are no significant commitments for future purchases, and there were no significant disposals during the three months ended March 31, 2024 and 2023.

TruHC Pharma GmbH Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2024 and 2023 (in Euros, except shares amount)

7.  DEBT

In February 2022, the Company entered into a first loan agreement with TruHC Holding, which granted the Company an interest-bearing loan of €250,000, in installments based on the individual installments requested by the Company ("First Loan"). The First Loan bears interest at 2.0% per annum. The First Loan is due to be repaid by December 31, 2026. The Company is entitled to make early repayments. As at March 31, 2024, the €250,000 (December 31, 2023 - €250,000) was outstanding under the First Loan.

In February 2022, the Company entered into a second loan agreement with TruHC Holding, which granted the Company an interest-bearing loan of €450,000, in installments based on the individual installments requested by the Company (“Second Loan”). The Second Loan bears interest at 4.0% per annum. The Second Loan is due to be repaid by December 31, 2026. The Company is entitled to make early repayments. As at March 31, 2024, €448,000 (December 31, 2023 – €378,000) was outstanding under the Second Loan.

As at March 31, 2024, the amount of accrued interest on the First Loan and Second Loan totals €22,730 (December 31, 2023 – €17,339).

In April 2024, both the First Loan and the Second Loan, including all accrued interest, were forgiven by TruHC Holding.

8.  LEASE

The Company’s lease consists of an administrative real estate lease in Germany. Management has determined the Company’s lease is an operating lease through March 31, 2024. Information regarding the Company’s lease is as follows:

	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2023
Components of lease expense
Operating lease expense	€29,970	€31,516
Total lease expense	€29,970	€31,516

Other Information
Operating cash flows from operating leases	€26,343	€26,343
ROU assets obtained in exchange for new operating lease liabilities	€-	€-
Weighted-average remaining lease term in years for operating leases	6.08	7.08
Weighted-average discount rate for operating leases	8.77%	8.77%

TruHC Pharma GmbH Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2024 and 2023 (in Euros, except shares amount)

Maturities of operating lease liabilities as of March 31, 2024 are as follows:

Operating Leases
2024	€79,030
2025	105,373
2026	105,373
2027	105,373
2028	105,373
Thereafter	140,497
Total future lease payments	641,019
Less: imputed interest	145,612
Total lease liabilities	495,407
Less: current lease liabilities	(64,477)
Total non-current lease liabilities	€430,930

The Company's operating lease expires on April 30, 2025. The lease includes an option to extend the lease term for the entire space for a period of 5 years at the end of the current lease term. At March 31, 2024, the renewal option is included in the related operating right of use asset recorded because management is reasonably certain of renewing.

9.  RELATED PARTY DISCLOSURES

Related party transactions

Long-term debt with TruHC Holding

In February 2022, the Company entered into a first loan agreement with TruHC Holding, which granted the Company an interest-bearing loan of €250,000, in installments based on the individual installments requested by the Company ("First Loan"). The First Loan bears interest at 2.0% per annum. The First Loan is due to be repaid by December 31, 2026. The Company is entitled to make early repayments. As at March 31, 2024, the €250,000 (December 31, 2023 - €250,000) was outstanding under the First Loan.

In February 2022, the Company entered into a second loan agreement with TruHC Holding, which granted the Company an interest-bearing loan of €450,000, in installments based on the individual installments requested by the Company (“Second Loan”). The Second Loan bears interest at 4.0% per annum. The Second Loan is due to be repaid by December 31, 2026. The Company is entitled to make early repayments. As at March 31, 2024, €448,000 (December 31, 2023 – €378,000) was outstanding under the Second Loan.

As at March 31, 2024, the amount of accrued interest on the First Loan and Second Loan totals €22,730 (December 31, 2023 – €17,339).

10. COMMITMENTS AND CONTINGENCIES

The Company does not have commitments or contingencies as at March 31, 2024 and December 31, 2023.

11. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

Environmental

TruHC Pharma GmbH Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2024 and 2023 (in Euros, except shares amount)

The Company's growth and development activities are subject to laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally becoming more restrictive. The Company believes its operations are materially in compliance with all applicable laws and regulations. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

Fair value

The Company’s financial instruments measured at amortized cost as at March 31, 2024 and December 31, 2023 consist of cash, trade and amounts payable, accrued liabilities, and debt. The amounts reflected in the statements of financial position approximate fair value for all financial instruments due to their short-term maturity, except for debt whose fair value as at March 31, 2024 is €577,354 (December 31, 2022 - €504,264).

Risk management overview

The Company has exposure to credit, liquidity and market risks from its use of financial instruments. This note provides information about the Company's exposure to each of these risks, the Company's objectives, policies and processes for measuring and managing risk.

Credit risk

Credit risk is the risk of financial loss to the Company if a counterparty to a financial instrument fails to meet its contractual obligations and arises principally from the Company's trade and amounts receivable, and cash held with banks and other financial intermediaries.

The carrying amount of the cash represents the maximum credit exposure as presented in the statement of financial position.

The Company held cash of €13,899 as at March 31, 2024 (December 31, 2023 - €13,588). The Company has assessed no significant increase in credit risk from initial recognition based on the availability of funds, and the regulatory and economic environment of the financial intermediary. As a result, the loss allowance recognized during the period was limited to twelve months of expected credit losses. Based on historical information, and adjusted for forward-looking expectations, the Company has not assessed a loss allowance on these cash balances as at March 31, 2024 and December 31, 2023.

Market risk

Market risk is the risk that changes in market conditions, such as commodity prices, foreign exchange rates, and interest rates, will affect the Company's net income or the value of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable limits, while maximizing the Company's returns.

It is management's opinion that the Company is not subject to significant commodity or interest rate risk.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with its financial liabilities. The Company’s financial liabilities consist of trade and amounts payable, and accrued liabilities, and debt as presented on the statement of financial position. The Company had cash as presented on the statement of financial position. The Company has no available credit lines of facilities to draw borrowings from should additional liquidity be needed. The Company’s policy is to review liquidity resources and ensure that sufficient funds are available to meet financial obligations as they become due. Further, the Company's management is responsible for ensuring funds exist and are readily accessible to support business opportunities as they arise.

TruHC Pharma GmbH Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2024 and 2023 (in Euros, except shares amount)

Trade and amounts payable, and accrued liabilities consist of invoices payable to trade suppliers for administration and professional expenditures. The Company processes invoices within a normal payment period. Trade payables have contractual maturities of less than 90 days. Some suppliers of materials require full prepayment from the Company prior to providing such goods to the Company. See schedule of future lease commitments at Note 9 and Note 2 for the Company’s assessment of the uncertainty related to the assumption of the Company continuing to operate as a going concern.

12.  SHARE CAPITAL

Authorized and issued

The Company is authorized to issue an unlimited number of common shares, no par value.

On incorporation, the Company issued 25,000 shares to TruHC Holding GmbH at a par value of €1.00 per share. As at March 31, 2024, nil (December 31, 2022 - €12,500) remains receivable as been netted against the share capital balance.

13.  SUBSEQUENT EVENTS

On April 16, 2024, Flora Growth Corp. (“Flora”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with TruHC Holding GmbH (the “Seller”) pursuant to which Flora will acquire all of the issued and outstanding shares of the Company. The Purchase Price will be paid and satisfied by Flora in two closings. On the first closing, Flora issued 2,135,199 of its common shares, which is equal to 19.99% of Flora’s issued and outstanding common shares prior to signing the Purchase Agreement, to Seller. On the second closing (the “Second Closing”), Flora will issue 635,363 of its common shares to Seller after receiving shareholder approval for such issuance in accordance with the rules of the Nasdaq Stock Market at its next special or annual general meeting of shareholders.

Under the Purchase Agreement, Flora is required to take all necessary steps and make commercial best efforts to convene a shareholder meeting as soon as reasonably practicable to approve the Second Closing and to recommend the approval of the Second Closing to the Company's shareholders. The Purchase Agreement contains other customary terms, representations, warranties, covenants and closing conditions for a transaction of this nature.

On April 22, 2024, the first closing of the Transaction for 2,135,199 Flora shares was closed.

In April 2024, both the First Loan and the Second Loan were forgiven.

ANNEX A

STOCK PURCHASE AGREEMENT

between

TRUHC HOLDING GMBH

and

FLORA GROWTH CORP.

dated as of

April 16, 2024

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement"), dated as of April 16, 2024 is entered into between TruHC Holding GmbH (the "Seller") and Flora Growth Corp., an Ontario corporation (the "Buyer").

RECITALS

WHEREAS, Seller owns all of the issued and outstanding 25,000 shares of common stock, par value of nominal capital of EUR 25,000.00 (the "Shares"), of TruHC Pharma GmbH, a German limited company (the "Company");

WHEREAS, Seller wish to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares, subject to the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

The following terms have the meanings specified or referred to in this ARTICLE I:

"Acquisition Proposal" has the meaning set forth in Section 5.04(a).

"Action" means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

"Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" has the meaning set forth in the preamble.

"Annual Financial Statements" has the meaning set forth in Section 3.06.

"Applicable Securities Laws" means the securities laws, the regulations, rules, rulings and orders in the United States and the Provinces of British Columbia and Ontario, the applicable policy statements issued by the securities regulators in the United States and the Provinces of British Columbia and Ontario."

"Balance Sheet" has the meaning set forth in Section 3.06.

"Balance Sheet Date" has the meaning set forth in Section 3.06.

"Basket" has the meaning set forth in Section 8.04(a).

"Benefit Plan" has the meaning set forth in Section 3.20(a).

"Business Day" means any day except Saturday, Sunday or any other day on which commercial banks located in the Province of Ontario are authorized or required by Law to be closed for business.

"Buyer" has the meaning set forth in the preamble.

"Buyer Indemnitees" has the meaning set forth in Section 8.02.

"Buyer's Accountants" means Davidson & Company LLP.

"Certified" means the certification of a business analysis (BWA) or annual financial statements (Jahresabschluss) of a German GmbH in accordance with the HGB, which contains a balance sheet and a profit and loss account for the respective financial year.

"Closing" means as the First Closing and the Second Closing, as the context requires..

"Closing Date" means the date of Closing.

"Code" means the Internal Revenue Code of 1986 or any foreign equivalent, as amended.

"Common Stock" has the meaning set forth in Section 3.03(a).

"Company" has the meaning set forth in the recitals.

"Company Intellectual Property" means all Intellectual Property that is owned by the Company.

"Company IP Agreements" means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts, whether written or oral, relating to Intellectual Property to which the Company is a party, beneficiary or otherwise bound.

"Company IP Registrations" means all Company Intellectual Property that is subject to any issuance, registration or application by or with any Governmental Authority or authorized private registrar in any jurisdiction, including issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing.

"Company IT Systems" means all Software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by the Company.

"Contracts" means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

"Copyrights" has the meaning set forth in the definition of Intellectual Property.

"Direct Claim" has the meaning set forth in Section 8.05(c).

"Disclosure Schedules" means the Disclosure Schedules delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement.

"Dollars" or "$" means the lawful currency of the United States.

"DRS" has the meaning set forth in Section 2.03(a)(i).

"Encumbrance" means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

"Environmental Claim" means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence of, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

"Environmental Law" means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient or indoor air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials.

"Environmental Notice" means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

"Environmental Permit" means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

"Exchange" means The NASDAQ Stock Market.

"Financial Statements" has the meaning set forth in Section 3.06.

"First Closing" means the closing of the transaction of purchase and sale of the First Closing Shares.

"First Closing Date" has the meaning set forth in Section 2.04(a)(i).

"First Closing Flora Shares" has the meaning set forth in Section 2.02(b)(i).

"First Closing Shares" shall mean 19,266 of the Shares of the Company.

"Flora Shares" has the meaning set forth in Section 2.02.

"GAAP" means United States generally accepted accounting principles in effect from time to time.

"Government Contracts" has the meaning set forth in Section 3.09(a)(viii).

"Governmental Authority" means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

"Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

"Hazardous Materials" means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls and per- and poly- fluoroalkyl substances (PFAS) and other emerging contaminants.

"Indebtedness" means, without duplication and with respect to the Company, all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services (c) long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations under any interest rate, currency swap or other hedging agreement or arrangement; (e) capital lease obligations; (f) reimbursement obligations under any letter of credit, banker's acceptance or similar credit transactions; (g) guarantees made by the Company on behalf of any third party in respect of obligations of the kind referred to in the foregoing clauses (a) through (f); and (h) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (g).

"Indemnified Party" has the meaning set forth in Section 8.05.

"Indemnifying Party" has the meaning set forth in Section 8.05.

"Insurance Policies" has the meaning set forth in Section 3.16.

"Intellectual Property" means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) ("Patents"); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing ("Trademarks"); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing ("Copyrights"); (d) internet domain names, whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein ("Trade Secrets"); (h) computer programs, operating systems, applications, firmware, and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof ("Software"); and (j) all other intellectual or industrial property and proprietary rights.

"Interim Balance Sheet" has the meaning set forth in Section 3.06.

"Interim Balance Sheet Date" has the meaning set forth in Section 3.06.

"Interim Financial Statements" has the meaning set forth in Section 3.06.

"Issue Price" has the meaning of the most recent closing price of the Flora Shares available on the Exchange prior to the signing of this agreement, subject to the Exchange rules, as applicable.

"HGB" means German generally accepted accounting principles in effect from time to time.

"Knowledge of Seller or Seller's Knowledge" or any other similar knowledge qualification, means the actual or constructive knowledge of any director or officer of Seller or the Company, after due inquiry.

"Law" means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

"Liabilities" has the meaning set forth in Section 3.07.

"Licensed Intellectual Property" means all Intellectual Property in which the Company holds any rights or interests granted by other Persons, including the Seller.

"Losses" means losses, damages, Liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that "Losses" shall not include punitive damages, except to the extent actually awarded to a Governmental Authority or other third party.

"Material Adverse Effect" means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Company, or (b) the ability of Seller to consummate the transactions contemplated hereby on a timely basis; provided, however, that "Material Adverse Effect" shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement, (vi) any changes in applicable Laws or accounting rules, including HGB; or (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company compared to other participants in the industries in which the Company conducts its businesses (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred).

"Material Contracts" has the meaning set forth in Section 3.09(a).

"Material Customers" has the meaning set forth in Section 3.15(a).

"Material Suppliers" has the meaning set forth in Section 3.15(b).

"Non-U.S. Benefit Plan" has the meaning set forth in Section 3.20(a).

"Patents" has the meaning set forth in the definition of Intellectual Property.

"Permits" means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

"Permitted Encumbrances" has the meaning set forth in Section 3.10(a).

"Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

"Platform Agreements" has the meaning set forth in Section 3.12(h).

"Post-Closing Tax Period" means any taxable period beginning after the First Closing Date and, with respect to any taxable period beginning before and ending after the First Closing Date, the portion of such taxable period beginning after the First Closing Date.

"Pre-Closing Tax Period" means any taxable period ending on or before the First Closing Date and, with respect to any taxable period beginning before and ending after the First Closing Date, the portion of such taxable period ending on and including the First Closing Date.

"Pre-Closing Taxes" has the meaning set forth in Section 6.03.

"Purchase Price" has the meaning set forth in Section 2.02.

"Registration Rights Agreement" has the meaning set forth in Section 5.11.

"Real Property" means the real property owned by, or leased or subleased to, the Company, together with all buildings, structures and facilities located thereon.

"Release" means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

"Representative" means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

"Restricted Business" means the development or marketing of medical cannabis products or services which are competitive with the business of the Buyer .

"Restricted Period" has the meaning set forth in Section 5.08.

"Second Closing" means the closing of the transaction of purchase and sale of the Second Closing Shares.

"Second Closing Date" has the meaning set forth in Section 2.04(a)(ii).

"Second Closing Flora Shares" has the meaning set forth in Section 2.02(b)(ii).

"Second Closing Shares" means 5,734 Shares of the Company.

"Seller" has the meaning set forth in the preamble.

"Seller Indemnitees" has the meaning set forth in Section 8.03.

"Seller's Accountants" means RTS.

"Shares" has the meaning set forth in the recitals.

"Software" has the meaning set forth in the definition of Intellectual Property.

"Straddle Period" has the meaning set forth in Section 6.04.

"Taxes" means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

"Tax Claim" has the meaning set forth in Section 6.05.

"Tax Return" means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Territory" means Germany.

"Third-Party Claim" has the meaning set forth in Section 8.05(a).

"Trade Secrets" has the meaning set forth in the definition of Intellectual Property.

"Trademarks" has the meaning set forth in the definition of Intellectual Property.

"Transaction Expenses" means all fees and expenses incurred by the Company or Seller at or prior to the Closing in connection with the preparation, negotiation and execution of this Agreement, and the performance and consummation of the transactions contemplated hereby and thereby.

"WARN Act" means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

ARTICLE II
PURCHASE AND SALE

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the First Closing Shares, and the Second Closing Shares, free and clear of all Encumbrances, for the consideration specified in Section 2.02.

Section 2.02 Purchase Price.

(a) The aggregate purchase price for the Shares shall be an amount equal to USD$6,400,000 (the "Purchase Price"), and shall be paid and satisfied in share consideration through the issuance of common shares of the Buyer ("Flora Shares").

(b) The Purchase Price, and the transactions contemplated herein shall be completed in two tranches, and the Purchase Price shall be paid and satisfied by the Buyer as follows:

(i) on the First Closing, by the issuance of 2,135,199 Flora Shares (the "First Closing Flora Shares"), registered in the name of the Seller, or as the Seller may direct, at a deemed price per share equal to $2.31; and

(ii) on the Second Closing, upon shareholder approval of the issuance of the Second Closing Flora Shares, by the issuance of 635,363 Flora Shares (the "Second Closing Flora Shares"), registered in the name of the Seller, or as the Seller may direct, at a deemed price per share equal to $2.31.

Section 2.03 Transactions to be Effected at or after the Closings.

(a) on the First Closing:

(i) the Buyer shall deliver to Seller

(A) a direct registration system statement ("DRS") representing the First Closing Flora Shares in satisfaction of the First Closing Purchase Price;

(B) all other agreements, documents, instruments or certificates required to be delivered by Seller at or prior to the First Closing pursuant to Section 7.03 of this Agreement.

(ii) the Seller shall deliver to Buyer:

(A) Subject to Section 5.09(h), stock certificates evidencing the First Closing Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with all required stock transfer tax stamps affixed thereto; and

(B) all other agreements, documents, instruments or certificates required to be delivered by Seller at or prior to the First Closing pursuant to Section 7.02 of this Agreement.

(b) on the Second Closing

(i) the Buyer shall deliver to Seller

(A) a direct registration system statement ("DRS") representing the Second Closing Flora Shares in satisfaction of the Second Closing Purchase Price;

(B) all other agreements, documents, instruments or certificates required to be delivered by Seller at or prior to the Second Closing pursuant to Section 7.03 of this Agreement.

(ii) the Seller shall deliver to Buyer:

(A) Subject to Section 5.09(h), stock certificates evidencing the Second Closing Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with all required stock transfer tax stamps affixed thereto.

Section 2.04 Closing.

(a) Subject to the terms and conditions of this Agreement, the transactions of purchase and sale of the Shares contemplated hereby shall take place and be completed on the following dates:

(i) the First Closing, on or before April 22, 2024 (the "First Closing Date"), and in any event no later than five (5) Business Days after the last of the applicable conditions to Closing set forth in ARTICLE VII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the applicable Closing Date), or at such other time or on such other date or at such other place as Seller and Buyer may mutually agree upon in writing; and

(ii) the Second Closing on or before August 15, 2024, and in any event no later than five (5) Business Days after the last of the applicable conditions to Closing set forth in ARTICLE VII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the applicable Closing Date), or at such other time or on such other date or at such other place as Seller and Buyer may mutually agree upon in writing.

(b) The First Closing and the Second Closing shall be held virtually and remotely by electronic exchange of documents and signatures.

Section 2.05 Withholding Tax. Buyer and the Company shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer and the Company may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered to Seller hereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Seller represent and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof.

Section 3.01 Organization and Authority of Seller. Seller is a German GmbH (limited company) duly organized, validly existing and in good standing under the Laws of Germany. Seller have full corporate power and authority to enter into this Agreement to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and the performance by Seller of their obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms. When has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms.

Section 3.02 Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of Germany and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 3.02 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. All corporate actions taken by the Company in connection with this Agreement will be duly authorized on or prior to the First Closing Date.

Section 3.03 Capitalization.

(a) The authorized capital stock of the Company consists of 25,000 shares of common stock, par value 1 EUR per share ("Common Stock"), of which 25,000 shares are issued and outstanding and constitute the Shares. All of the Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Seller, free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of the Shares, free and clear of all Encumbrances.

(b) All of the Shares were issued in compliance with applicable Laws. None of the Shares were issued in violation of any agreement, arrangement or commitment to which Seller or the Company is a party or is subject to or in violation of any preemptive or similar rights of any Person.

(c) There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating Seller or the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. The Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

Section 3.04 No Subsidiaries. The Company does not own, or have any capital stock or other equity, ownership or profit sharing interests in any other Person, or the right or obligation to acquire any capital stock or other equity, ownership or profit sharing interests in any other Person.

Section 3.05 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Seller or the Company; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller or the Company; (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Seller or the Company is a party or by which Seller or the Company is bound or to which any of their respective properties and assets are subject (including any Material Contract) or any Permit affecting the properties, assets or business of the Company; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of the Company. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller or the Company in connection with the execution and delivery of this Agreement and the and the consummation of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act.

Section 3.06 Financial Statements. Complete copies of the Company's unaudited financial statements, for the most recent fiscal year end consisting of the balance sheet of the Company as at December 31, 2023 and the related statement of income and retained earnings, stockholders' equity and cash flow for the year then ended (the "Annual Financial Statements"), and unaudited financial statements consisting of the balance sheet of the Company as at February 29, 2024 and the related statement of income and retained earnings, stockholders' equity and cash flow for period then ended (the "Interim Financial Statements" and together with the Annual Financial Statements, the "Financial Statements") are included in the Disclosure Schedules/have been delivered to Buyer. The Annual Financial Statements have been prepared in accordance with HGB applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Annual Financial Statements). The Financial Statements are based on the books and records of the Company, and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The balance sheet of the Company as of December 31, 2023 is referred to herein as the "Balance Sheet" and the date thereof as the "Balance Sheet Date" and the balance sheet of the Company as of March 31, 2024 is referred to herein as the "Interim Balance Sheet" and the date thereof as the "Interim Balance Sheet Date". The Company maintains a standard system of accounting established and administered in accordance with HGB.

Section 3.07 Undisclosed Liabilities. The Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise ("Liabilities"), except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 3.08 Absence of Certain Changes, Events and Conditions. Since the Balance Sheet Date, the business of the Company has been conducted in the ordinary course of business consistent with past practice, and there has not been, with respect to the Company, any:

(a) event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) amendment of the charter, by-laws or other organizational documents of the Company;

(c) split, combination or reclassification of any shares of its capital stock;

(d) issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(e) declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock;

(f) material change in any method of accounting or accounting practice of the Company, except as required by HGB or as disclosed in the notes to the Financial Statements, except in connection with the conversion to US GAAP in furtherance of the completion of the transactions contemplated herein;

(g) material change in the Company's cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(h) entry into any Contract that would constitute a Material Contract;

(i) incurrence, assumption or guarantee of any Indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;

(j) transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements;

(k) transfer or assignment of or grant of any license or sublicense under or with respect to any material Company Intellectual Property or Company IP Agreements, except, that the  the Company acquired the EU and German trademarks TruHC and Royal Botanics and correlated domains in March 2024 from the Seller (the contract is attached to this SPA)

(l) abandonment or lapse of or failure to maintain in full force and effect any material Company IP Registration;

(m) material damage, destruction or loss (whether or not covered by insurance) to its property;

(n) capital investment in, or loan to, any other Person;

(o) acceleration, termination, material modification to or cancellation of any material Contract (including, but not limited to, any Material Contract) to which the Company is a party or by which it is bound;

(p) material capital expenditures;

(q) imposition of any Encumbrance upon any of the Company properties, capital stock or assets, tangible or intangible;

(r) (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees for which the aggregate costs and expenses exceed $10,000, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant;

(s) adoption, modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral;

(t) loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders or current or former directors, officers and employees, except for related party Indebtedness being forgiven in connection with the completion of the transactions contemplated herein;

(u) entry into a new line of business or abandonment or discontinuance of existing lines of business;

(v) adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(w) purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $10,000, individually (in the case of a lease, per annum) or $10,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the ordinary course of business consistent with past practice;

(x) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;

(y) action by the Company to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer in respect of any Post-Closing Tax Period; or

(z) Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.09 Material Contracts.

(a) Section 3.09(a) of the Disclosure Schedules lists each of the following Contracts of the Company (such Contracts, together with all Contracts concerning the occupancy, management or operation of any Real Property (including without limitation, brokerage contracts) listed or otherwise disclosed in Section 3.10(b) of the Disclosure Schedules and all Company IP Agreements (being "Material Contracts"):

(i) each Contract of the Company involving aggregate consideration in excess of $10,000 and which, in each case, cannot be cancelled by the Company without penalty or without more than 30 days' notice;

(ii) all Contracts that require the Company to purchase its total requirements of any product or service from a third party or that contain "take or pay" provisions;

(iii) all Contracts that provide for the indemnification by the Company of any Person or the assumption of any Tax, environmental or other Liability of any Person;

(iv) all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(v) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which the Company is a party;

(vi) all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party and which are not cancellable without material penalty or without more than 30 days' notice;

(vii) except for Contracts relating to trade payables, all Contracts relating to Indebtedness (including, without limitation, guarantees) of the Company;

(viii) all Contracts with any Governmental Authority to which the Company is a party ("Government Contracts");

(ix) all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

(x) any Contracts to which the Company is a party that provide for any joint venture, partnership or similar arrangement by the Company;

(xi) all Contracts between or among the Company on the one hand and Seller or any Affiliate of Seller (other than the Company) on the other hand;

(xii) all collective bargaining agreements or Contracts with any Union to which the Company is a party; and

(xiii) any other Contract that is material to the Company and not previously disclosed pursuant to this Section 3.09.

(b) Each Material Contract is in full force and effect and is a valid and binding agreement enforceable against the Company and, to Seller's Knowledge, the other party or parties thereto, in accordance with its terms. None of the Company or, to Seller's Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer.

Section 3.10 Title to Assets; Real Property.

(a) The Company has good and valid (and, in the case of owned Real Property, good and marketable fee simple) title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Annual Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as "Permitted Encumbrances"):

(i) those items set forth in Section 3.10(a) of the Disclosure Schedules;

(ii) liens for Taxes not yet due and payable;

(iii) mechanics, carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of the Company;

(iv) easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property which are not, individually or in the aggregate, material to the business of the Company; or

(v) other than with respect to owned Real Property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of the Company.

(b) Section 3.10(b) of the Disclosure Schedules lists (i) the street address of each parcel of Real Property; (ii) if such property is leased or subleased by the Company, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (iii) the current use of such property. With respect to owned Real Property, Seller has delivered or made available to Buyer true, complete and correct copies of the deeds and other instruments (as recorded) by which the Company acquired such Real Property, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of Seller or the Company and relating to the Real Property. With respect to leased Real Property, Seller has delivered or made available to Buyer true, complete and correct copies of any leases affecting the Real Property. The Company is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any leased Real Property. The use and operation of the Real Property in the conduct of the Company's business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement. No material improvements constituting a part of the Real Property encroach on real property owned or leased by a Person other than the Company. There are no Actions pending nor, to the Seller's Knowledge, threatened against or affecting the Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings.

Section 3.11 Condition and Sufficiency of Assets. Except as set forth in Section 3.11 of the Disclosure Schedules, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 3.12 Intellectual Property.

(a) Section 3.12(a) of the Disclosure Schedules contains a correct, current, and complete list of: (i) all Company IP Registrations, specifying as to each, as applicable: the title, mark, or design; the record owner and inventor(s), if any; the jurisdiction by or in which it has been issued, registered, or filed; the patent, registration, or application serial number; the issue, registration, or filing date; and the current status; and (ii) all unregistered Trademarks included in the Company Intellectual Property; and (iii) all proprietary Software of the Company; and (iv) all other Company Intellectual Property used or held for use in the Company's business as currently conducted and as proposed to be conducted.

(b) Section 3.12(b) of the Disclosure Schedules contains a correct, current, and complete list of all Company IP Agreements, specifying for each the date, title, and parties thereto, and separately identifying the Company IP Agreements: (i) under which the Company is a licensor or otherwise grants to any Person any right or interest relating to any Company Intellectual Property; (ii) under which the Company is a licensee or otherwise granted any right or interest relating to the Intellectual Property of any Person; and (iii) which otherwise relate to the Company's ownership or use of Intellectual Property, in each case identifying the Intellectual Property covered by such Company IP Agreement. Seller has provided Buyer with true and complete copies (or in the case of any oral agreements, a complete and correct written description) of all Company IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Company IP Agreement is valid and binding on the Company in accordance with its terms and is in full force and effect. Neither the Company nor any other party thereto is, or is alleged to be, in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any Company IP Agreement.

(c) The Company is the sole and exclusive legal and beneficial, and with respect to the Company IP Registrations, record, owner of all right, title, and interest in and to the Company Intellectual Property, and has the valid and enforceable right to use all other Intellectual Property used or held for use in or necessary for the conduct of the Company's business as currently conducted and as proposed to be conducted, in each case, free and clear of Encumbrances other than Permitted Encumbrances. The Company has entered into binding, valid and enforceable, written Contracts with each current and former employee and independent contractor who is or was involved in or has contributed to the invention, creation, or development of any Intellectual Property during the course of employment or engagement with the Company whereby such employee or independent contractor (i) acknowledges the Company's exclusive ownership of all Intellectual Property invented, created, or developed by such employee or independent contractor within the scope of his or her employment or engagement with the Company; (ii) grants to the Company a present, irrevocable assignment of any ownership interest such employee or independent contractor may have in or to such Intellectual Property, to the extent such Intellectual Property does not constitute a "work made for hire" under applicable Law; and (iii) irrevocably waives any right or interest, including any moral rights, regarding any such Intellectual Property, to the extent permitted by applicable Law. Seller has provided Buyer with true and complete copies of all such Contracts. All assignments and other instruments necessary to establish, record, and perfect the Company's ownership interest in the Company IP Registrations have been validly executed, delivered, and filed with the relevant Governmental Authorities and authorized registrars.

(d) Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of, or require the consent of any other Person in respect of, the Company's right to own or use any Company Intellectual Property or Licensed Intellectual Property.

(e) All of the Company Intellectual Property and Licensed Intellectual Property is valid and enforceable, and all Company IP Registrations are subsisting and in full force and effect. The Company has taken all reasonable and necessary steps to maintain and enforce the Company Intellectual Property and Licensed Intellectual Property and to preserve the confidentiality of all Trade Secrets included in the Company Intellectual Property, including by requiring all Persons having access thereto to execute binding, written non-disclosure agreements. All required filings and fees related to the Company IP Registrations have been timely submitted with and paid to the relevant Governmental Authorities and authorized registrars. Seller has provided Buyer with true and complete copies of all file histories, documents, certificates, office actions, correspondence, assignments, and other instruments relating to the Company IP Registrations.

(f) The conduct of the Company's business as currently and formerly conducted and as proposed to be conducted, including the use of the Company Intellectual Property and Licensed Intellectual Property in connection therewith, and the products, processes and services of the Company have not infringed, misappropriated or otherwise violated, and will not infringe, misappropriate or otherwise violate, the Intellectual Property or other rights of any Person. No Person has infringed, misappropriated or otherwise violated any Company Intellectual Property or Licensed Intellectual Property.

(g) There are no Actions (including any opposition, cancellation, revocation, review, or other proceeding), whether settled, pending, or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, or other violation by the Company of the Intellectual Property of any Person; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Company Intellectual Property or Licensed Intellectual Property or the Company's right, title, or interest in or to any Company Intellectual Property or Licensed Intellectual Property; or (iii) by the Company or by the owner of any Licensed Intellectual Property alleging any infringement, misappropriation, or other violation by any Person of the Company Intellectual Property or such Licensed Intellectual Property. Neither Seller nor the Company is aware of any facts or circumstances that could reasonably be expected to give rise to any such Action. The Company is not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or could reasonably be expected to restrict or impair the use of any Company Intellectual Property or Licensed Intellectual Property.

(h) Section 3.12(h) of the Disclosure Schedules contains a correct, current, and complete list of all social media accounts used in the Company's business. The Company has complied with all terms of use, terms of service, and other Contracts and all associated policies and guidelines relating to its use of any social media platforms, sites, or services (collectively, "Platform Agreements"). There are no Actions, whether settled, pending, or threatened, alleging any (i) breach or other violation of any Platform Agreement by the Company; or (ii) defamation, violation of publicity rights of any Person, or any other violation by the Company in connection with its use of social media.

(i) All Company IT Systems are in good working condition and are sufficient for the operation of the Company's business as currently conducted and as proposed to be conducted. In the past year, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Company IT Systems that has resulted or is reasonably likely to result in disruption or damage to the business of the Company. The Company has taken all commercially reasonable steps to safeguard the confidentiality, availability, security, and integrity of the Company IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and Software and hardware support arrangements.

(j) The Company has complied with all applicable Laws and all internal or publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of the Company's business. In the past year, the Company has not (i) experienced any actual, alleged, or suspected data breach or other security incident involving personal information in its possession or control or (ii) been subject to or received any notice of any audit, investigation, complaint, or other Action by any Governmental Authority or other Person concerning the Company's collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification, and to Seller' Knowledge, there are no facts or circumstances that could reasonably be expected to give rise to any such Action.

Section 3.13 Inventory. All inventory of the Company, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All such inventory is owned by the Company free and clear of all Encumbrances, and no inventory is held on a consignment basis. The quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

Section 3.14 Accounts Receivable. The accounts receivable reflected on the Interim Balance Sheet and the accounts receivable arising after the Interim Balance Sheet Date (a) have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; and (b) constitute only valid, undisputed claims of the Company not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice; and (c) subject to a reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company, are collectible in full within 30 days after billing. The reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company have been determined in accordance with HGB, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.

Section 3.15 Customers and Suppliers.

(a) Section 3.15(a) of the Disclosure Schedules sets forth (i) each customer who has paid aggregate consideration to the Company for goods or services rendered in an amount greater than or equal to $10,000 for each of the two most recent fiscal years (collectively, the "Material Customers"); and (ii) the amount of consideration paid by each Material Customer during such periods. The Company has not received any notice, and has no reason to believe, that any of its Material Customers has ceased, or intends to cease after the First Closing, to use its goods or services or to otherwise terminate or materially reduce its relationship with the Company.

(b) Section 3.15(b) of the Disclosure Schedules sets forth (i) each supplier to whom the Company has paid consideration for goods or services rendered in an amount greater than or equal to $10,000 for each of the two most recent fiscal years (collectively, the "Material Suppliers"); and (ii) the amount of purchases from each Material Supplier during such periods. The Company has not received any notice, and has no reason to believe, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to the Company or to otherwise terminate or materially reduce its relationship with the Company.

Section 3.16 Insurance. Section 3.16 of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers' compensation, vehicular, directors' and officers' liability, fiduciary liability and other casualty and property insurance maintained by Seller or its Affiliates (including the Company) and relating to the assets, business, operations, employees, officers and directors of the Company (collectively, the "Insurance Policies") and true and complete copies of the Insurance Policies have been made available to Buyer. The Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. Neither the Seller nor any of its Affiliates (including the Company) has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of the Insurance Policies. All premiums due on the Insurance Policies have either been paid or, if due and payable prior to First Closing, will be paid prior to the First Closing in accordance with the payment terms of each Insurance Policy. The Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Company. All the Insurance Policies (a) are valid and binding in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. There are no claims related to the business of the Company pending under any Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. None of Seller or any of its Affiliates (including the Company) is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any Insurance Policy. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Company and are sufficient for compliance with all applicable Laws and Contracts to which the Company is a party or by which it is bound.

Section 3.17 Legal Proceedings; Governmental Orders.

(a) There are no Actions pending or, to Seller's Knowledge, threatened (a) against or by the Company or affecting any of its properties or assets (or by or against Seller or any Affiliate thereof and relating to the Company); or (b) against or by the Company, Seller or any Affiliate of Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b) There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any of its properties or assets.

Section 3.18 Compliance With Laws; Permits.

(a) The Company has complied, and is now complying, with all Laws applicable to it or its business, properties or assets.

(b) All Permits required for the Company to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 3.18(b) of the Disclosure Schedules lists all current Permits issued to the Company, including the names of the Permits and their respective dates of issuance and expiration. The Company has complied and is now complying with the terms of all Permits listed on Section 3.18(b) of the Disclosure Schedules. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 3.18(b) of the Disclosure Schedules.

Section 3.19 Environmental Matters.

(a) The Company is currently and has been in compliance with all Environmental Laws and has not, and the Seller has not, received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the First Closing Date.

(b) The Company has obtained and is in material compliance with all Environmental Permits (each of which is disclosed in Section 3.19(b) of the Disclosure Schedules) necessary for the ownership, lease, operation or use of the business or assets of the Company and all such Environmental Permits are in full force and effect and shall be maintained in full force and effect by Seller through the First Closing Date in accordance with Environmental Law, and neither Seller nor the Company is aware of any condition, event or circumstance that might prevent or impede, after the First Closing Date, the ownership, lease, operation or use of the business or assets of the Company as currently carried out. With respect to any such Environmental Permits, Seller has undertaken, or will undertake prior to the First Closing Date, all measures necessary to facilitate transferability of the same, and neither the Company nor the Seller is aware of any condition, event or circumstance that might prevent or impede the transferability of the same, nor have they received any Environmental Notice or written communication regarding any material adverse change in the status or terms and conditions of the same.

(c) There has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the business or assets of the Company or any real property currently or formerly owned, operated or leased by the Company, and neither the Company nor Seller has received an Environmental Notice that any real property currently or formerly owned, operated or leased in connection with the business of the Company (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, Seller or the Company.

(d) Section 3.19(d) of the Disclosure Schedules contains a complete and accurate list of all active or abandoned aboveground or underground storage tanks owned or operated by the Company.

(e) Section 3.19(e) of the Disclosure Schedules contains a complete and accurate list of all off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by the Company or Seller and any predecessors as to which the Company or Seller may retain liability.

(f) Neither Seller nor the Company has retained or assumed, by contract or operation of Law, any liabilities or obligations of third parties under Environmental Law.

(g) Seller has provided or otherwise made available to Buyer and listed in Section 3.19(g) of the Disclosure Schedules: (i) any and all environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents with respect to the business or assets of the Company or any currently or formerly owned, operated or leased real property which are in the possession or control of the Seller or Company related to compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Materials; and (ii) any and all material documents concerning planned or anticipated capital expenditures required to reduce, offset, limit or otherwise control pollution and/or emissions, manage waste or otherwise ensure compliance with current or future Environmental Laws (including, without limitation, costs of remediation, pollution control equipment and operational changes).

(h) Neither the Seller nor the Company is aware of or reasonably anticipates, as of the First Closing Date, any condition, event or circumstance concerning the Release or regulation of Hazardous Materials that might, after the First Closing Date, prevent, impede or materially increase the costs associated with the ownership, lease, operation, performance or use of the business or assets of the Company as currently carried out.

(i) Seller owns and controls all Environmental Attributes (a complete and accurate list of which is set forth in Section 3.19(i) of the Disclosure Schedules) and has not entered into any contract or pledge to transfer, lease, license, guarantee, sell, mortgage, pledge or otherwise dispose of or encumber any Environmental Attributes as of the date hereof. Neither Seller nor the Company is aware of any condition, event or circumstance that might prevent, impede or materially increase the costs associated with the transfer (if required) to Buyer of any Environmental Attributes after the First Closing Date.

Section 3.20 Employee Benefit Matters.

(a) Section 3.20(a) of the Disclosure Schedules contains a true and complete list of each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off (PTO), medical, vision, dental, disability, welfare, cafeteria, fringe benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each "employee benefit plan", which is or has been maintained, sponsored, contributed to, or required to be contributed to by the Company for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Company or any spouse or dependent of such individual, or under which the Company or any of its affiliates has or may have any Liability, or with respect to which Buyer or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise (as listed on Section 3.20(a) of the Disclosure Schedules, each, a "Benefit Plan").

(b) With respect to each Benefit Plan, Seller has made available to Buyer accurate, current and complete copies of each of the following: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms; (iii) where applicable, copies of any trust agreements or other funding arrangements, custodial agreements, insurance policies and contracts, administration agreements and similar agreements, and investment management or investment advisory agreements, now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (iv) copies of any summary plan descriptions, summaries of material modifications, summaries of benefits and coverage, employee handbooks and any other written communications (or a description of any oral communications) relating to any Benefit Plan; (intentionally deleted; (vi) actuarial valuations and reports related to any Benefit Plans with respect to the two most recently completed plan years; (vii) copies of material notices, letters or other correspondence from any government body.

(c) Each Benefit Plan can be amended, terminated or otherwise discontinued after the First Closing in accordance with its terms, without material liabilities to Buyer, the Company or any of their Affiliates other than ordinary administrative expenses typically incurred in a termination event. The Company has no commitment or obligation and has not made any representations to any employee, officer, director, independent contractor or consultant, whether or not legally binding, to adopt, amend, modify or terminate any Benefit Plan or any collective bargaining agreement, in connection with the consummation of the transactions contemplated by this Agreement or otherwise.

(d) There is no pending or, to Seller's Knowledge, threatened Action relating to a Benefit Plan (other than routine claims for benefits), and no Benefit Plan has within the three years prior to the date hereof been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority.

(e) There has been no amendment to, announcement by Seller, the Company or any of their Affiliates relating to, or change in employee participation or coverage under, any Benefit Plan or collective bargaining agreement that would increase the annual expense of maintaining such plan above the level of the expense incurred for the most recently completed fiscal year (other than on a de minimis basis) with respect to any director, officer, employee, independent contractor or consultant, as applicable. None of Seller, the Company, nor any of their Affiliates has any commitment or obligation or has made any representations to any director, officer, employee, independent contractor or consultant, whether or not legally binding, to adopt, amend, modify or terminate any Benefit Plan or any collective bargaining agreement.

(f) Each individual who is classified by the Company as an independent contractor has been properly classified for purposes of participation and benefit accrual under each Benefit Plan.

(g) Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, officer, employee, independent contractor or consultant of the Company to severance pay or any other payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation (including stock-based compensation) due to any such individual; (iii) limit or restrict the right of the Company to merge, amend, or terminate any Benefit Plan; (iv) increase the amount payable under or result in any other material obligation pursuant to any Benefit Plan.

Section 3.21 Employment Matters.

(a) Section 3.21(a) of the Disclosure Schedules contains a list of all persons who are employees, independent contractors or consultants of the Company as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full-time or part-time); (iii) hire or retention date; (iv) current annual base compensation rate or contract fee; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof. As of the date hereof, all compensation, including wages, commissions, bonuses, fees and other compensation, payable to all employees, independent contractors or consultants of the Company for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of the Company with respect to any compensation, commissions, bonuses or fees.

(b) The Company is and has been in compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees, volunteers, interns, consultants and independent contractors of the Company, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers' compensation, leaves of absence, paid sick leave and unemployment insurance

Section 3.22 Taxes.

(a) All Tax Returns required to be filed on or before the First Closing Date by the Company have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been, or will be, timely paid.

(b) The Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c) No claim has been made by any taxing authority in any jurisdiction where the Company does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction.

(d) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company.

(e) The amount of the Company's Liability for unpaid Taxes for all periods ending on or before the December 31, 2023 does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements. The amount of the Company's Liability for unpaid Taxes for all periods following the end of the recent period covered by the Financial Statements shall not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of the Company (and which accruals shall not exceed comparable amounts incurred in similar periods in prior years).

(f) Section 3.22(f) of the Disclosure Schedules sets forth:

(i) the taxable years of the Company as to which the applicable statutes of limitations on the assessment and collection of Taxes have not expired;

(ii) those years for which examinations by the taxing authorities have been completed; and

(iii) those taxable years for which examinations by taxing authorities are presently being conducted.

(g) All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid.

(h) The Company is not a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority.

(i) Seller has delivered to Buyer copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Company for all Tax periods.

(j) There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.

(k) The Company is not a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement.

(l) No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to the Company.

(m) The Company will not be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxable period or portion thereof ending after the First Closing Date as a result of:

Section 3.23 Books and Records. The minute books and stock record books of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings, and actions taken by written consent of, the stockholders, the board of directors and any committees of the board of directors of the Company, and no meeting, or action taken by written consent, of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the First Closing, all of those books and records will be in the possession of the Company.

Section 3.24 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or based upon arrangements made by or on behalf of Seller.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the Province of Ontario. Buyer has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.  The Buyer has all licenses, leases, permits, authorizations and other approvals, all proprietary rights to all patents and patent applications, all copyrights, registered and unregistered, and all rights, claims and privileges pertaining thereto; software and documentation therefor, object code, source code (including all programmers' notes), procedures, methods, works of authorship, and other documentation, data and information; inventions (whether or not patentable), formulas, processes, invention disclosures, technology, technical data or information, and all rights, claims and privileges pertaining thereto, all industrial designs, trade secrets, know-how, concepts, information and all other intellectual and industrial property and other proprietary rights information and other intellectual and industrial property necessary to permit the Buyer to conduct its business as currently conducted.

Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) except as set forth in Section 4.02 of the Disclosure Schedules, require the consent, notice or other action by any Person under any Contract to which Buyer is a party. Except as set forth in Section 4.02 of the Disclosure Schedules, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the and the consummation of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act.

Section 4.03 Authorized Capital. The authorized and issued capital of the Buyer consists of an unlimited number of common shares, of which 10,681,336 common shares have been validly issued, are outstanding as fully paid and non-assessable shares and were not issued in violation of any pre-emptive rights or other contractual rights to issue securities issued by the Buyer or of any applicable law.

Section 4.04 Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 4.05 Compliance with Securities Laws.

(a) the issuance of Flora Shares in satisfaction of the Purchase Price hereunder, is permitted under Applicable Securities Laws, and when issued will have been validly issued, will be outstanding as fully paid and non-assessable and will not have been issued in violation of or subject to any pre-emptive rights or other contractual rights to purchase securities issued by the Buyer or in violation of any applicable law, including Applicable Securities Laws;

(b) the Buyer is a US reporting company or a US public company, as such term is defined in Applicable Securities Laws;

(c) the Flora Shares when issued will not be subject to a restricted period or to a statutory hold period under Applicable Securities Laws or to any resale restriction which extends beyond six-months of the date of issuance, subject to the terms and conditions Section 5.11.

(d) since December 31, 2022, the Buyer has been in compliance with its timely and continuous disclosure obligations under Applicable Securities Laws and the policies, rules and regulations of the Exchange and, without limiting the generality of the foregoing, there has not occurred any material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, results, operations, assets or liabilities of the Buyer and its subsidiaries on a consolidated basis, which has not been publicly disclosed;

(e) all the statements set forth in the public disclosure record of the Buyer, were true, correct, and complete in all material respects and did not contain any misrepresentation as of the date of such statements and the Buyer has not filed any confidential material change reports since the date of such statements which remain confidential as at the date hereof;

(f) other than as disclosed in public disclosure record of the Buyer, no material fact or material information has arisen or has been discovered which would have been required to have been stated in public disclosure record of the Buyer, had the fact arisen or been discovered on, or prior to, the date of such disclosure;

Section 4.06 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or based upon arrangements made by or on behalf of Buyer.

Section 4.07 Legal Proceedings. Except as set forth in Section 4.07 of the Disclosure Schedules, there are no Actions pending or, to Buyer's knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

ARTICLE V
COVENANTS

Section 5.01 Seller Conduct of Business Prior to the First Closing. From the date hereof until the Fist Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), Seller shall, and shall cause the Company to, (x) conduct the business of the Company in the ordinary course of business consistent with past practice; and (y) use reasonable best efforts to maintain and preserve intact the current organization, business and franchise of the Company and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with the Company. Without limiting the foregoing, from the date hereof until the First Closing Date, Seller shall cause the Company to:

(a) preserve and maintain all of its Permits;

(b) pay its debts, Taxes and other obligations when due;

(c) maintain the properties and assets owned, operated or used by the Company in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(d) continue in full force and effect without modification all Insurance Policies, except as required by applicable Law;

(e) defend and protect its properties and assets from infringement or usurpation;

(f) perform all of its obligations under all Contracts relating to or affecting its properties, assets or business;

(g) maintain its books and records in accordance with past practice;

(h) comply in all material respects with all applicable Laws; and

(i) not take or permit any action that would cause any of the changes, events or conditions described in Section 3.08 to occur.

Section 5.02 Buyer Conduct of Business Prior to the Closing. From the date hereof until the Second Closing, except as otherwise provided in this Agreement or consented to in writing by Seller (which consent shall not be unreasonably withheld, conditioned or delayed), the Buyer shall , (x) conduct the business of the Buyer in the ordinary course of business consistent with past practice; and (y) use reasonable best efforts to maintain and preserve intact the current organization, business and franchise of the Buyer and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with the Buyer. Without limiting the foregoing, from the date hereof until the Second Closing Date, Buyer shall:

(a) preserve and maintain all of its Permits;

(b) pay its debts, Taxes and other obligations when due;

(c) maintain the properties and assets owned, operated or used by the Buyer in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(d) continue in full force and effect without modification all Insurance Policies, except as required by applicable Law;

(e) defend and protect its properties and assets from infringement or usurpation;

(f) perform all of its obligations under all Contracts relating to or affecting its properties, assets or business;

(g) maintain its books and records in accordance with past practice; and

(h) comply in all material respects with all applicable Laws.

Section 5.03 Access to Information. From the date hereof until the First Closing, Seller shall, and shall cause the Company to, (a) afford Buyer and its Representatives full and free access to and the right to inspect all of the Real Property, properties, assets, premises, books and records, Contracts and other documents and data related to the Company; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Company as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of Seller and the Company to cooperate with Buyer in its investigation of the Company. Any investigation pursuant to this Section 5.03 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Seller or the Company. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement.

Section 5.04 No Solicitation of Other Bids.

(a) Seller shall not, and shall not authorize or permit any of its Affiliates (including the Company) or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Seller shall immediately cease and cause to be terminated, and shall cause its Affiliates (including the Company) and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, "Acquisition Proposal" shall mean any inquiry, proposal or offer from any Person (other than Buyer or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company; (ii) the issuance or acquisition of shares of capital stock or other equity securities of the Company; or (iii) the sale, lease, exchange or other disposition of any significant portion of the Company's properties or assets.

(b) In addition to the other obligations under this Section 5.04, Seller shall promptly (and in any event within three Business Days after receipt thereof by Seller or its Representatives) advise Buyer orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

(c) Seller agrees that the rights and remedies for noncompliance with this Section 5.04 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer.

Section 5.05 Notice of Certain Events.

(a) From the date hereof until the First Closing, Seller shall promptly notify Buyer in writing of:

(i) any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Seller hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.02 to be satisfied;

(ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iv) any Actions commenced or, to Seller's Knowledge, threatened against, relating to or involving or otherwise affecting Seller or the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.17 or that relates to the consummation of the transactions contemplated by this Agreement.

(b) Buyer's receipt of information pursuant to this Section 5.05 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement (including Section 8.02) and shall not be deemed to amend or supplement the Disclosure Schedules.

Section 5.06 Resignations. Seller shall deliver to Buyer written resignations, effective as of the First Closing Date, of the officers and directors of the Company set forth on Section 5.06 of the Disclosure Schedules requested by Buyer at least five Business Days prior to the First Closing.

Section 5.07 Confidentiality. From and after the Closing, Seller shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Company, except to the extent that Seller can show that such information (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which Seller is advised by its counsel in writing is legally required to be disclosed, provided that Seller shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 5.08 Non-Competition; Non-Solicitation. Each executive officer of the Company shall enter into a non-competition agreement with Buyer whereby they agree that they will not, from and after the First Closing until 6 months following the First Closing (the "Restricted Period"), manage, operate, carry on, engage in, join, control, or participate in the ownership, management, operation, carrying on, or control of any business or enterprise that engages in the Restricted Business (to the extent that such person has been exposed to such business) within the Territory, or solicit any of the customers, suppliers or employees of the Company or Buyer.

Section 5.09  Approvals and Consents.

(a) Each party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions (including those under the HSR Act) required under any Law applicable to such party or any of its Affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement. Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

(b) Seller and Buyer shall use reasonable best efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 3.05 and Section 4.02 of the Disclosure Schedules.

(c) Without limiting the generality of the parties' undertakings pursuant to subsections (a) and (b) above, each of the parties hereto shall use all reasonable best efforts to:

(i) respond to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the transactions contemplated by this Agreement;

(ii) avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement or; and

(iii) in the event any Governmental Order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement has been issued, to have such Governmental Order vacated or lifted.

(d) If any consent, approval or authorization necessary to preserve any right or benefit under any Contract to which the Company is a party is not obtained prior to the First Closing, Seller shall, subsequent to the First Closing, cooperate with Buyer and the Company in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, Seller shall use its reasonable best efforts to provide the Company with the rights and benefits of the affected Contract for the term thereof, and, if Seller provides such rights and benefits, the Company shall assume all obligations and burdens thereunder.

(e) All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between Seller or the Company with Governmental Authorities in the ordinary course of business, any disclosure which is not permitted by Law or any disclosure containing confidential information) shall be disclosed to the other party hereunder in advance of any filing, submission or attendance, it being the intent that the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each party shall give notice to the other party with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact.

(f) Notwithstanding the foregoing, nothing in this Section 5.09 shall require, or be construed to require, Buyer or any of its Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or after the First Closing Date, any assets, businesses or interests of Buyer, the Company or any of their respective Affiliates; (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests which, in either case, could reasonably be expected to result in a Material Adverse Effect or materially and adversely impact the economic or business benefits to Buyer of the transactions contemplated by this Agreement; or (iii) any material modification or waiver of the terms and conditions of this Agreement.

(g) Flora shall add as an item to its next special or annual general meeting of shareholders seeking shareholder approval of the Second Tranche.

(h) Following each Closing, the Company shall obtain the notarization of the SPA based on German law and registration of the buyer as new shareholder in the German trade registry (Handelsregister). Seller and Buyer are aware that notarization of the purchase agreement by a German notary is required for the sale of the company shares to be effective. Seller and Buyer will ensure that its legal representatives make the necessary declarations for the execution of the purchase agreement before a notary without delay following each Closing. This also includes the execution of a power of attorney with apostille and proof of representation of the buyer's legal representatives. Buyer and Seller are aware that formal adjustments to the contract may be necessary in the context of the execution of the notarized purchase contract due to German law. The costs of the notary shall be borne by the Buyer.

(i) The Buyer shall take all necessary steps and make commercial best efforts to convene a shareholder meeting as soon as reasonably practicable to approve the Second Closing and to recommend the approval of the Second Closing to the shareholders of the Buyer.

Section 5.10 Books and Records.

(a) In order to facilitate the resolution of any claims made against or incurred by Seller prior to the Closing, or for any other reasonable purpose, for a period of five years after the Closing, Buyer shall:

(i) retain the books and records (including personnel files) of the Company relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of the Company; and

(ii) upon reasonable notice, afford the Representatives of Seller reasonable access (including the right to make, at Seller's expense, photocopies), during normal business hours, to such books and records;

provided, however, that any books and records related to Tax matters shall be retained pursuant to the periods set forth in ARTICLE VI.

(b) In order to facilitate the resolution of any claims made by or against or incurred by Buyer or the Company after the Closing, or for any other reasonable purpose, for a period of five years following the Closing, Seller shall:

(i) retain the books and records (including personnel files) of Seller which relate to the Company and its operations for periods prior to the Closing; and

(ii) upon reasonable notice, afford the Representatives of Buyer or the Company reasonable access (including the right to make, at Buyer's expense, photocopies), during normal business hours, to such books and records;

provided, however, that any books and records related to Tax matters shall be retained pursuant to the periods set forth in ARTICLE VI.

(c) Neither Buyer nor Seller shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 5.10 where such access would violate any Law.

Section 5.11 Registration Rights. Concurrent with the First Closing, the parties shall use reasonable commercial efforts to execute and deliver a registration rights agreement ("Registration Rights Agreement") in a form acceptable to the parties. Notwithstanding the forgoing or anything contained in the Registration Rights Agreement, the Buyer covenants and agrees to use commercial best efforts to, at Buyer's sole cost and expense, file a registration rights statement with the Securities and Exchange Commission (a) on Form S-3, registering the Flora Shares for Resale within 10 days of the execution date hereof, with respect to the First Closing Shares, and within 10 days of the Second Closing, with respect to the Second Closing Shares (the "S-3 Registration(s)"); or, if despite Buyer's commercial best efforts, one or more of the S-3 Registrations cannot be obtained by Buyer, (b) on Form S-1, registering the Flora Shares for resale within 30 days of the execution date hereof, with respect to the First Closing Shares, and within 30 days of the Second Closing, with respect to the Second Closing Shares (the "S-1 Registration(s)").

Section 5.12 Closing Conditions From the date hereof until the Closing, each party hereto shall, and Seller shall cause the Company to, use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the Closing conditions set forth in ARTICLE VII hereof.

Section 5.13 Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 5.14 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

ARTICLE VI
TAX MATTERS

Section 6.01 Tax Covenants.

(a) Without the prior written consent of Buyer, Seller shall not (and, prior to the Closing, Seller shall cause the Company, its Affiliates and their respective Representatives not to), to the extent it may affect, or relate to, the Company, make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer or the Company in respect of any Post-Closing Tax Period. Seller agrees that Buyer is to have no liability for any Tax resulting from any action of Seller, the Company, its Affiliates or any of their respective Representatives, and agrees to indemnify and hold harmless Buyer (and, after the Closing Date, the Company) against any such Tax or reduction of any Tax asset.

(b) All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

(c) Buyer shall prepare, or cause to be prepared, all Tax Returns required to be filed by the Company after the Closing Date with respect to a Pre-Closing Tax Period. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method and shall be submitted by Buyer to Seller (together with schedules, statements and, to the extent requested by Seller, supporting documentation) at least 45 days prior to the due date (including extensions) of such Tax Return. If Seller objects to any item on any such Tax Return, it shall, within ten days after delivery of such Tax Return, notify Buyer in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, Buyer and Seller shall negotiate in good faith and use their reasonable best efforts to resolve such items. If Buyer and Seller are unable to reach such agreement within ten days after receipt by Buyer of such notice, the disputed items shall be resolved by the Independent Accountant and any determination by the Independent Accountant shall be final. The Independent Accountant shall resolve any disputed items within twenty days of having the item referred to it pursuant to such procedures as it may require. If the Independent Accountant is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by Buyer and then amended to reflect the Independent Accountant's resolution. The costs, fees and expenses of the Independent Accountant shall be borne equally by Buyer and Seller. The preparation and filing of any Tax Return of the Company that does not relate to a Pre-Closing Tax Period shall be exclusively within the control of Buyer.

Section 6.02 Termination of Existing Tax Sharing Agreements. Seller shall terminate or cause to be terminated any and all existing Tax sharing agreements (whether written or not) binding upon the Company as of the Closing Date. After Closing, none of the Company, Seller nor any of Seller's Affiliates and their respective Representatives shall have any further rights or liabilities thereunder.

Section 6.03 Tax Indemnification. Seller shall indemnify the Company, Buyer, and each Buyer Indemnitee and hold them harmless from and against (a) any Loss attributable to any breach of or inaccuracy in any representation or warranty made in Section 3.22; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in ARTICLE VI; (c) all Taxes of the Company or relating to the business of the Company for all Pre-Closing Tax Periods (""Pre-Closing Taxes"); (d) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of the Company) is or was a member on or prior to the First Closing Date; and (e) any and all Taxes of any person imposed on the Company arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the First Closing Date. In each of the above cases, together with any out-of-pocket fees and expenses (including attorneys' and accountants' fees) incurred in connection therewith, Seller shall reimburse Buyer for any Taxes of the Company that are the responsibility of Seller pursuant to this Section 6.03 within ten Business Days after payment of such Taxes by Buyer or the Company.

Section 6.04 Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the First Closing Date (each such period, a "Straddle Period"), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(a) in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property, or (iii) required to be withheld, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

(b) in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

Section 6.05 Contests. Buyer agrees to give written notice to Seller of the receipt of any written notice by the Company, Buyer or any of Buyer's Affiliates which involves the assertion of any claim, or the commencement of any Action, in respect of which an indemnity may be sought by Buyer pursuant to this ARTICLE VI (a "Tax Claim"); provided, that failure to comply with this provision shall not affect Buyer's right to indemnification hereunder. Buyer shall control the contest or resolution of any Tax Claim; provided, however, that Buyer shall obtain the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of a claim or ceasing to defend such claim; and, provided further, that Seller shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by Seller.

Section 6.06 Cooperation and Exchange of Information. Seller and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this ARTICLE VI or in connection with any audit or other proceeding in respect of Taxes of the Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of Seller and Buyer shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date, Seller or Buyer (as the case may be) shall provide the other party with reasonable written notice and offer the other party the opportunity to take custody of such materials.

Section 6.07 Tax Treatment of Indemnification Payments. Any indemnification payments pursuant to this ARTICLE VI shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.

Section 6.08 Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.22 and this ARTICLE VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days.

Section 6.09 Overlap. To the extent that any obligation or responsibility pursuant to ARTICLE VIII may overlap with an obligation or responsibility pursuant to this ARTICLE VI, the provisions of this ARTICLE VI shall govern.

ARTICLE VII
CONDITIONS TO CLOSING

Section 7.01 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(b) Seller shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 3.05 and Buyer shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 4.02, in each case, in form and substance reasonably satisfactory to Buyer and Seller, and no such consent, authorization, order and approval shall have been revoked.

Section 7.02 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer's waiver, at or prior to each Closing, of each of the following conditions:

(a) With respect only to the consummation of the Second Closing, but not the First Closing, approval of the acquisition of the Company by the Buyer's shareholders.

(b) Other than the representations and warranties of Seller contained in Section 3.01, Section 3.02, Section 3.03, Section 3.04, Section 3.05 and Section 3.24, the representations and warranties of Seller contained in this Agreement, and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the First Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Seller contained in Section 3.01, Section 3.02, Section 3.03, Section 3.04, Section 3.05 and Section 3.24 shall be true and correct in all respects on and as of the date hereof and on and as of the First Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(c) Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Seller shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(d) No Action shall have been commenced against Buyer, Seller or the Company, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(e) All approvals, consents and waivers that are listed on Section 3.05 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing.

(f) Intentionally deleted.

(g) Buyer shall have received resignations of the directors and officers of the Company pursuant to Section 5.06.

(h) Intentionally deleted.

(i) Intentionally deleted.

(j) Intentionally deleted.

(k) Intentionally deleted.

(l) Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 7.02(a) and Section 7.02(c) have been satisfied.

(m) Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(n) Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying the names and signatures of the officers of Seller authorized to sign this Agreement, and the other documents to be delivered hereunder and thereunder.

(o) Seller shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 7.03 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller's waiver, at or prior to the First Closing, of each of the following conditions:

(a) Other than the representations and warranties of Buyer contained in Section 4.01, Section 4.02 and Section 4.06, the representations and warranties of Buyer contained in this Agreement, and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or material adverse effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Buyer contained in Section 4.01, Section 4.02 and Section 4.06 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date.

(b) Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Buyer shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c) No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby.

(d) All approvals, consents and waivers that are listed on Section 4.02 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Seller at or prior to the Closing.

(e) Buyer shall have delivered to holders of outstanding Indebtedness, if any, by wire transfer of immediately available funds that amount of money due and owing from the Company to such holder of outstanding Indebtedness as set forth on the Closing Indebtedness Certificate.

(f) Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.

(g) Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(h) Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement, and the other documents to be delivered hereunder and thereunder.

(i)  Buyer shall have delivered to Seller such other documents or instruments as Seller reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

ARTICLE VIII
INDEMNIFICATION

Section 8.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein (other than any representations or warranties contained in Section 3.22 which are subject to ARTICLE VI) shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date; provided, that the representations and warranties in Section 3.01, Section 3.02, Section 3.03, Section 3.04, Section 3.24, Section 4.01, Section 4.02 and Section 4.06 shall survive indefinitely. All covenants and agreements of the parties contained herein (other than any covenants or agreements contained in ARTICLE VI which are subject to ARTICLE VI) shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 8.02 Indemnification By Seller. Subject to the other terms and conditions of this ARTICLE VIII, from and after Closing, Seller shall indemnify and defend each of Buyer and its Affiliates (including the Company) and their respective Representatives (collectively, the "Buyer Indemnitees") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement (other than in respect of Section 3.22, it being understood that the sole remedy for any such inaccuracy in or breach thereof shall be pursuant to ARTICLE VI), as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement (other than any breach or non-fulfillment of any covenant, agreement or obligation in ARTICLE VI, it being understood that the sole remedy for any such breach or non-fulfillment shall be pursuant to ARTICLE VI).

Section 8.03 Indemnification By Buyer. Subject to the other terms and conditions of this ARTICLE VIII, from and after Closing, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the "Seller Indemnitees") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement (other than any breach or non-fulfillments of any covenant, agreement or obligation in ARTICLE VI, it being understood that the sole remedy for any such breach or non-fulfillment thereof shall be pursuant to ARTICLE VI).

Section 8.04 Certain Limitations. The indemnification provided for in Section 8.02 and Section 8.03 shall be subject to the following limitations:

(a) Seller shall not be liable to the Buyer Indemnitees for indemnification under Section 8.02(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.02(a) exceeds $50,000 (the "Basket"), in which event Seller shall be required to pay or be liable for all such Losses from the first dollar.

(b) Buyer shall not be liable to the Seller Indemnitees for indemnification under Section 8.03(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.03(a) exceeds the Basket, in which event Buyer shall be required to pay or be liable for all such Losses from the first dollar.

(c) Notwithstanding the foregoing, the limitations set forth in Section 8.04(a) and Section 8.04(b) shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in Section 3.01, Section 3.02, Section 3.03, Section 3.04, Section 3.05, Section 3.24, Section 4.01, Section 4.02, Section 4.03, and Section 4.06.

(d) For purposes of this ARTICLE VIII (including for purposes of determining the existence of any inaccuracy in, or breach of, any representation or warranty and for calculating the amount of any Loss with respect thereto), any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

(e) Notwithstanding anything to the contrary, the maximum liability of the Seller all claims arising from this contract is limited to a liability sum of USD$1,600,000.

Section 8.05 Indemnification Procedures. The party making a claim under this ARTICLE VIII is referred to as the "Indemnified Party", and the party against whom such claims are asserted under this ARTICLE VIII is referred to as the "Indemnifying Party".

(a) Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a "Third-Party Claim") against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party's expense and by the Indemnifying Party's own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third-Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of the Company, or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party's right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third-Party Claim, the Indemnified Party may, subject to Section 8.05(b), pay, compromise, defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available (subject to the provisions of Section 5.07) records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.

(b) Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.05(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within 10 days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(c) Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a "Direct Claim") shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party's investigation by giving such information and assistance (including access to the Company's premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d) Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event or proceeding in respect of Taxes of the Company (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section 3.22 hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation in ARTICLE VI) shall be governed exclusively by ARTICLE VI hereof.

Section 8.06 Payments

(a) Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE VIII, the Indemnifying Party shall satisfy its obligations within 15 Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such 15 Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to the date such payment has been made at a rate per annum equal to 5%. Such interest shall be calculated daily on the basis of a 365/366-day year and the actual number of days elapsed.

(b) The parties acknowledge and agree that for the purposes of satisfying claims for indemnity,  hereunder, the Seller shall be entitled to satisfy such claims in its sole and absolute discretion, by payment of cash, or by surrender of Flora Shares, and in connection with such surrender, the Flor Shares shall be deemed to have a per share value equal to the greater of (i) $2.31; or (ii) the 10 day volume weighted average trading price of the Flora Shares on the Exchange.

Section 8.07 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 8.08 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party's right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Indemnified Party's waiver of any condition set forth in Section 7.02 or Section 7.03, as the case may be.

Section 8.09 Exclusive Remedies. Subject to Section 5.08 and Section 9.11, the parties acknowledge and agree that from and after Closing their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in ARTICLE VI and this ARTICLE VIII. In furtherance of the foregoing, except with respect to Section 5.08 and Section 9.11, each party hereby waives, from and after Closing, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in ARTICLE VI and this ARTICLE VIII. Nothing in this Section 8.09 shall limit any Person's right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party's fraud or willful misconduct.

ARTICLE IX
MISCELLANEOUS

Section 9.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 9.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

If to Seller:	TruHC Holding GmbH Sternstrasse 97, 20357 Hamburg, Germany E-mail: Hendrik.knopp@gmail.com Attention: Managing Director

If to Buyer:	Flora Growth Corp. 3406 SW 26th Terrace, Fort Lauderdale, Florida 33315, US E-mail: Clifford.Starke@floragrowth.com Attention: Chief Executive Officer

Section 9.03 Interpretation. For purposes of this Agreement, (a) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 9.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 9.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.06 Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 9.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 9.08 No Third-Party Beneficiaries. Except as provided in Section 6.03 and ARTICLE VIII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 9.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the Province of Ontario and the federal laws of Canada applicable therein, without giving effect to any choice or conflict of law provision or rule (whether of the Province of Ontario or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF CANADA OR THE COURTS OF THE PROVINCE OF ONTARIO, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(c).

Section 9.11 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized officers/representatives.

SELLER: TruHC Holding GmbH

By "Hendrik Knopp"
Name: Hendrik Knopp Title: Managing Director

BUYER: Flora Growth Corp.

By "Clifford Starke"
Name: Clifford Starke Title: Chief Executive Officer

ANNEX B

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations for the Quarter Ended March 31, 2024

The following discussion and analysis provides information we believe is relevant to an assessment and understanding of our results of operations, financial condition, liquidity and cash flows for the periods presented. This discussion should be read in conjunction with (a) our unaudited condensed consolidated financial statements and related notes contained elsewhere in Part I, Item 1, "Financial Statements" of this Quarterly Report, and (b) Part I, Item 1A "Risk Factors", Part II, Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited consolidated financial statements and related notes in our 2023 Annual Report. As discussed in the section above titled "Cautionary Statement Regarding Forward-Looking Statements," the following discussion contains forward-looking statements that are based upon our current expectations, including with respect to our future revenues and operating results. Our actual results may differ materially from those anticipated in such forward-looking statements as a result of various factors. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled "Risk Factors" included under Part II, Item 1A below and included under Part I, Item 1A in our 2023 Annual Report.

Amounts are expressed in United States dollars ("$" or "USD") unless otherwise stated to be in Canadian dollars ("CAD"), Euro ("€" or "EUR"), or Colombia pesos ("COP"). Amounts stated in foreign currencies include approximate USD amounts based on exchange rates on March 31, 2024. Variance, ratio, and percentage changes in this section are based on unrounded numbers. This section reports the Company's activities through March 31, 2024, unless otherwise indicated.

Overview of our Business

We are a multi-national cannabis company that manufactures and distributes consumer packaged goods and distributes medicinal cannabis and pharmaceutical products. Flora exists to create a world where the benefits of cannabis are accessible to everyone. Our primary businesses include JustCBD, Vessel and Phatebo.

JustCBD

JustCBD is Flora's leading consumer packaged goods brand. JustCBD was launched in 2017 with a mission to bring high-quality, trustworthy and budget-friendly CBD products to market. The JustCBD offering currently consists of over 350 products across 15 categories, including CBD gummies, topicals, tinctures, and vape products and ships to over 11,500 independent retailers worldwide. JustCBD also sells direct to consumers with a customer base of approximately 350,000 people. JustCBD products are available for purchase in smoke and vape shops, clinics, spas and pet stores, as well as other independent non-traditional retail channels. JustCBD's products are both internally and third-party lab-tested to ensure quality.

Vessel

Vessel is Flora's cannabis accessory and technology brand currently servicing the United States and Canada through direct-to-consumer and retail sales. Vessel's products include cannabis consumption accessories, personal storage and travel accessories for the vape and dry herb categories, which are sold to consumers, dispensaries, smoke shops and cannabis brands. Vessel has positioned itself as a lifestyle brand, developing products for consumers interested in "elevating" the consumption experience, focusing primarily on the direct-to-consumer business and have garnered a customer base of approximately 150,000 people. Since our acquisition of Vessel in November 2021, Vessel has been fully integrated into JustCBD and now benefits from operational, logistical and sales synergies with JustCBD.

Phatebo

Based in Germany, Phatebo is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods and medical cannabis products to treat a variety of health indications, including drugs related to cancer therapies, multiple sclerosis and anti-depressants, among others. Phatebo holds a License for the Trade in Narcotic Drugs (including the cannabis sales license amendment) and a Wholesale Trading License, both of which are issued by BfArM (the largest drug approval authority in Europe). Phatebo is focused on distributing pharmaceutical products within 28 countries globally, primarily in Europe, but also with sales to Asia, Latin America, and North America. In November 2018, Phatebo also received a medical cannabis import and distribution license. The Phatebo warehouse provides a logistics outpost for Flora's growing product portfolio and distribution network within the European Union.

Colombian Related Subsidiaries

On July 5, 2023, the Company entered into a share purchase agreement with Lisan, a Delaware limited liability company, to sell all its shares in certain of its Colombian subsidiaries and its Colombian assets for a purchase price of CAD $0.8 million (USD $0.6 million). The sale relates to Flora's operations in Colombia, including its interest in (i) its 361-acre Cosechemos farm located in Giron, Colombia and its related processing facilities and inventory and (ii) all other assets relating to Flora Lab 2, Flora Lab 4 and Flora's Colombian food and beverage and consumer products business (collectively "Colombia Assets"). The sale enables the Company to concentrate on its core business divisions, which are lifestyle brands in the United States and international pharmaceutical distribution. The sale was part of several strategic changes to cut costs and streamline operations. The Company received proceeds of CAD $0.5 million during the quarter ended September 30, 2023. The Company and Lisan completed the sale of Cosechemos Ya S.A.S on November 1, 2023.

Factors Impacting our Business

Challenges in realization of overhead reductions. Management has taken, and continues to implement, various cost-saving initiatives to lower overhead costs. However, the Company has not yet reached the critical balance in reducing overhead to meet both the existing and potential market demand in aggregate. The Company strives to attain sufficient growth to cover its overhead to reach profitability. If the Company fails to grow its business or reduce its operating expenses further in the long term, it will continue to face significant cash flow deficiencies in the future and continue to be reliant on debt and/or equity financing to fund operations.

Consistent profitability and positive operating cash flows. A key determinant of the Company's success is to deliver profitable results and positive cashflows from operating activities. The Company's results have not yet achieved the prerequisite consistency to achieve self-sufficiency. Since its inception, only the third quarter of 2023 yielded net income and positive cashflows from operating activities. There is no assurance that the Company will be able to produce adequate levels of sustained profitability and cash flow positive, or at all. These factors, amongst others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2 of the Company's unaudited condensed interim consolidated financial statements for the three months ended March 31, 2024. For more information, see Item 1A "Risk Factors" in the Company's 2023 Annual Report.

Acquisition strategy disadvantages include significant transaction costs and liabilities of our acquirees. The Company has historically been opportunistic and pursues acquisitions from time to time that management believes will be complementary to or synergistic to the Company's existing business. However, any such acquisitions require the Company to incur heightened upfront transaction costs and require the Company to assume certain liabilities from the acquired companies. In addition, while the Company believes such acquisitions will provide enhanced value in the long term, it is possible that the anticipated synergies from the acquisition may never be realized.

Diversification of cashflows. Our sources of cash are diversified across geographic and product lines. Revenues are concentrated primarily in Germany and the United States, spanning pharmaceuticals, hemp and non-hemp consumer products and medicinal cannabis.

International cannabis developments. Flora's growth is embedded in the expansion, regulation and legalization of medicinal and recreational cannabis and cannabis derivative products across the world. While medicinal cannabis has been regulated at the federal level in multiple countries, the Company is focused on the most robust markets in Germany and the European Union. We remain tuned to international developments as potentially lucrative medicinal cannabis markets open.

Product evolution and brand acceptance. As the cannabis industry continues to change, divergent regulations and the corresponding resources required to introduce high-quality products are expected to impact our market share. Gaining access to continuously evolving and superior products remains a critical success factor. Our ultimate ability to produce and acquire products meeting stringent quality control standards drives the extent of consumer acceptance. Furthermore, the intrinsic value within our brands, including JustCBD and Vessel, is subject to evolving consumer sentiment.

Regulatory proficiency and adoption. The markets in which Flora operates are highly regulated and require extensive experience in navigating the associated complexities. We have assembled a team with deep knowledge of the regulatory and governance environments in which the Company operates. Fundamental expertise entails compliance with product approvals, import permits, export permits, distribution licenses and other pertinent licenses.

Integration of acquired companies. Our growth has been fueled substantially by the acquisition of JustCBD, Vessel and FGH. Our continued ability to extract incremental synergies from a group of diversified entities is a key determinant of our ability to expand organically.

Public Company Costs

We are a public company, which requires additional staff and the implementation of processes and procedures to address public company regulatory requirements and customary practices. We expect to continue to incur substantial additional annual expenses for, among other things, directors' and officers' liability insurance and additional internal and external costs for investor relations, accounting, audit, legal, and other functions.

Audit Committee Requirement

On December 6, 2023, the Company received a notification from Nasdaq, confirming that, due to having less than three independent audit committee members, the Company no longer complies with Nasdaq's audit committee requirements contained in Nasdaq Listing Rule 5605(c)(2)(A). As set forth in such notification, Nasdaq advised the Company that, under Nasdaq Rule 5605(c)(4), the Company was afforded a cure period in order to regain compliance (i) until the earlier of the Company's next annual shareholders' meeting or November 30, 2024, or (ii) if the next annual shareholders' meeting is held before May 28, 2024, then the Company must evidence compliance no later than May 28, 2024.

On May 2, 2024, the Board appointed Mr. Brendan Cahill as a director and member of each of the Company's audit committee, compensation committee and nominating and corporate governance committee.

After giving effect to Mr. Cahill's appointment, the audit committee of the Board has three independent members as required by Nasdaq Listing Rule 5605(c)(2)(A). As a result of the foregoing, the Company has regained compliance with the audit committee composition requirements of Nasdaq Listing Rule 5605(c)(2)(A).

Key Components of Results of Operations

Revenue

The Company primarily generates revenue as a distributor of pharmaceutical goods, and a manufacturer and reseller of a range of cannabis-based and complementary products. The Company has two major revenue groups, which are also its two reportable segments:

(1) House of Brands; and

(2) Commercial and Wholesale.

These segments reflect how the Company's operations are managed, how the Company's Chief Executive Officer, who is the chief operating decision maker, allocates resources and evaluates performance, and how the Company's internal management financial reporting is structured.

The Company's operates its manufacturing and distribution business through its subsidiaries in the United States and Germany. Until the sale of the Colombia Assets, the Company also was engaged in the growth, cultivation, and development of medicinal cannabis and medicinal cannabis derivative products in Colombia.

The Company uses the following five-step contract-based analysis of transactions to determine if, when and how much revenue can be recognized:

1. Identify the contract with a customer;

2. Identify the performance obligations in the contract;

3. Determine the transaction price;

4. Allocate the transaction price to the performance obligations in the contract; and

5. Recognize revenue when or as the Company satisfies the performance obligations.

Revenue is recognized at the transaction price, which is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods to a customer. Gross revenue excludes duties and taxes collected on behalf of third parties. Revenue is presented net of expected price discounts, sales returns, customer rebates and other incentives. The Company's cannabis consumption accessory products include a six-month warranty, which the Company accrues for the estimated liability based on historical and expected claim costs.

The Company's contracts with customers for the sales of products consist of one performance obligation. Revenue from product sales is recognized at the point in time when control is transferred to the customer, which is on shipment or delivery, depending on the contract terms. The Company's payment terms generally range from 0 to 30 days from the transfer of control, and sometimes up to six months.

Cost of sales

The Company includes the cost of raw materials and supplies, purchased finished goods and changes in inventory reserves in cost of sales for each of its two reportable segments. Raw materials include the purchase cost of the materials, freight-in and duty. Finished goods include the cost of direct materials and labor and a proportion of manufacturing overhead allocated based on normal production capacity. Inventory reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The primary factors that can impact cost of goods sold on a period-to-period basis include the volume of products sold, the mix of products sold, third-party quality costs, transportation, overhead allocations and changes in inventory provisions.

Operating Expenses

The Company's operating expenses are apportioned based on the following categories:

  Consulting and management fees include salary and benefit expenses for employees, directors and consultants for the Company's corporate activities, other than those included in one of general and administrative, share-based compensation, and research and development.
  Professional fees include legal, audit and other expenses incurred by third-party service providers.
  General and administrative include certain public company costs, merchant fees and temporary labor and subcontractor costs for the Company's operating subsidiaries.
  Promotion and communication expenses consist primarily of services engaged in marketing and promotion of our products and costs associated with initiatives and development programs and salary and benefit expenses for certain employees.
  Travel expenses relate to flight, lodging and incidental expenses for attending conferences, events and key business meetings.
  Share-based compensation includes the cost of vesting of the Company's equity awards, including share options and restricted share awards.
  Research and development expenses primarily consist of salary and benefit expenses for employees engaged in research and development activities, as well as other general costs associated with R&D activities.
  Operating lease expense represents the cost of the Company's operating leases, primarily consisting of real estate and equipment.
  Depreciation and amortization expense is provided on a straight-line basis over the corresponding assets' estimated useful lives.
  Bad debt expense consists of changes in the provision for the Company's expected credit losses. The Company utilizes a provision matrix to estimate lifetime expected credit losses.
  Asset impairment includes the difference between the fair value and carrying amount of the asset group. An impairment loss is recognized when the sum of projected undiscounted cash flows is less than the carrying value of an asset group.
  Other expenses (income), net include miscellaneous expenses that do not fit the criteria for recognition in another category.

Non-Operating (Income) Expenses

Non-operating expenses include interest income and expenses, foreign exchange losses and unrealized losses from changes in fair value. Interest is primarily related to the Company's lease liabilities and operating lines of credit. Foreign exchange is largely related to the revaluation of balances denominated in foreign currencies to U.S. dollars. Unrealized losses from changes in fair value pertain to fluctuations in the fair values of the Company's investments and liabilities.

Income Tax

Income tax consists primarily of income taxes related to U.S. federal and state income taxes and income taxes in foreign jurisdictions in which we conduct business.

Loss from Discontinued Operations

Loss from discontinued operations includes the net income (loss), net of tax, of the Colombian subsidiaries sold on July 5, 2023 and on November 1, 2023. It also includes an expected loss on the disposal as the carrying value of the assets being sold exceeded the expected sale price.

Results of Operations

The following tables provide sets forth the Company's consolidated results of operations for the three months ended March 31, 2024 and 2023 (in thousands). The period-to-period comparisons of the Company's historical results are not necessarily indicative of the results that may be expected in the future. The results of operations data have been derived from our unaudited condensed interim consolidated financial statements for the three months ended March 31, 2024 and 2023 included elsewhere in this Quarterly Report.

	For the three months ended March 31, 2024	For the three months ended March 31, 2023
Revenue	$18,031	$19,319
Cost of sales	14,177	13,973
Gross profit	3,854	5,346
Consulting and management fees	2,302	3,671
Professional fees	453	(3)
General and administrative	442	352
Promotion and communication	1,104	1,308
Travel expenses	69	132
Share based compensation	10	654
Research and development	47	16
Operating lease expense	165	316
Depreciation and amortization	74	864
Bad debt expense	47	29
Asset impairment	898	-
Other expenses, net	728	377
Operating loss	(2,485)	(2,370)
Non-operating expenses	761	894
Net loss before taxes and discontinued operations	(3,246)	(3,264)
Income tax	128	(78)
Net loss from continuing operations	(3,374)	(3,186)
Loss from discontinued operations	-	(719)
Net loss for the period	$(3,374)	$(3,905)

For the Three Months Ended March 31, 2024, and 2023

Stop Sale Order by Florida Department of Agriculture and Consumer Services Division of Food Safety (the "Department")

On October 31, 2023, the Department issued 340 stop sale orders on hemp extract products distributed by Just Brands primarily on the basis that such products were determined to be attractive to children with the product and/or labels in the shape of an animal, human, or cartoon; or bears any reasonable resemblance to an existing candy product, or branded food product. As a result, Just Brands has stopped distributing these products in the State of Florida. There is no assurance that these products can be sold in another jurisdiction, or at all.

On January 22, 2024, the Department issued a stop sale order on 231 hemp extract and other products distributed by Just Brands primarily on the basis that such products were determined to be attractive to children with the product and/or labels in the shape of an animal, human, or cartoon; or bears any reasonable resemblance to an existing candy product, or branded food product. As a result, Just Brands has stopped distributing these products in the State of Florida. There is no assurance that these products can be sold in another jurisdiction, or at all.

On April 2, 2024, the Department issued a stop sale order on 84 hemp extract and other products distributed by High Roller primarily on the basis that such products were determined to be attractive to children with the product and/or labels in the shape of an animal, human, or cartoon; or bears any reasonable resemblance to an existing candy product, or branded food product. As a result, Higher Roller has stopped distributing these products in the State of Florida. There is no assurance that these products can be sold in another jurisdiction, or at all.

On May 7, 2024, Just Brands and the Department agreed to a settlement and general release, whereby Just Brands will remove the products subject to the Stop Sales Orders from the state of Florida, pay the Department $60,500 to reimburse the Department's attorney's fees, and accept a five-year revocation of its food permit in the state of Florida. By signing the release, Just Brands waived, settled and released all claims it had or might have against the Department.

The Company estimates that the disruption from these stop sale orders had an unfavorable impact of $0.7 million on revenue during the three months ended March 31, 2024. The total value of inventory impacted by the stop sale orders was $1.9 million at March 31, 2024.

Revenue

Revenue totaled $18.0 million and $19.3 million for the three months ended March 31, 2024 and 2023, respectively. The decrease was primarily driven by the following:

  JustCBD contributed $5.4 million in the three months ended March 31, 2024 compared to $9.8 million in the three months ended March 31, 2023. The decrease was driven by the Company's decision to discontinue several unprofitable product lines during 2023, as well as the stop sales orders discussed above.
  Vessel contributed $1.3 million in the three months ended March 31, 2024, compared to $1.6 million in the three months ended March 31, 2023.
  This was partially offset by an increase at FGH, which contributed $11.3 million in the three months ended March 31, 2024, compared to $8.0 million in the three months ended March 31, 2023.

Gross Profit

Gross profit totaled $3.9 million and $5.3 million for the three months ended March 31, 2024 and 2023, respectively. The decrease was primarily driven by the decreased sales at JustCBD, which contributed $2.7 million in the three months ended March 31, 2024 compared to $4.0 million in the three months ended March 31, 2023. The remaining fluctuation is due to decreased gross margins at Vessel with $0.5 million in the three months ended March 31, 2024 compared to $0.7 million in the three months ended March 31, 2023. As a percentage of net sales, or gross margin, the Company reported 21% and 28% for the three months ended March 31, 2024 and 2024, respectively. The decrease is primarily due to unfavorable mix, with increased Sales at FGH which distributes relatively lower margin pharmaceuticals.

Operating Expenses

Operating expenses totaled $6.3 million and $7.7 million for the three months ended March 31, 2024 and March 31, 2023, respectively. The decrease is seen across multiple expense categories and is due to management's cost-cutting initiatives implemented during the second half of 2023.

Consulting and Management Fees

Consulting and management fees were $2.3 million for the three months ended March 31, 2024 compared to $3.7 million for the three months ended March 31, 2023. These fees are related to employment and consulting contracts with most of the Company's management, as well as directors. The decrease is primarily due a substantial reduction in the Company's corporate office headcount that resulted in $1.2 million lower expenses in the quarter.

Professional Fees

Professional fees totaled $0.5 million for the three months ended March 31, 2024 compared to less than $0.1 million for the three months ended March 31, 2023. These expenses are associated with legal, accounting and audit services. In the three months ended March 31, 2023, the Company received credit notes from certain service providers.

General and Administrative Expenses

General and administrative expenses totaled $0.4 million for both the three months ended March 31, 2024 and the three months ended March 31, 2023. The primary expenses included in both periods were filing services and shareholder communications, as well as professional dues and subscriptions.

Promotion and Communication Expenses

Promotion and communication expenses totaled $1.1 million for the three months ended March 31, 2024 compared to $1.3 million for the three months ended March 31, 2023. The decrease is due to reduced sales as well as cost-cutting initiatives by the Company aimed at the minimization of corporate overhead. Promotion expenses incurred in the period largely relate to the nature of JustCBD's business model, which is centered around promoting its products as a method for stimulating revenue growth.

Travel Expenses

Travel expenses totaled $0.1 million for both the three months ended March 31, 2024 and the three months ended March 31, 2023. These expenses were for various trips related to the subsidiaries and the Company's promotional activities.

Share-based Compensation Expenses

Share based compensation expenses totaled less than $0.1 million for the three months ended March 31, 2024 compared to $0.7 million for the three months ended March 31, 2023. These expenses represent the amortization of the fair value of share-based payments. The decrease is primarily due to the granting of fewer stock based compensation awards during 2023 than in 2022.

Research and Development Expenses

Research and development expenses totaled less than $0.1 million for both the three months ended March 31, 2024 and the three months ended March 31, 2023. Research and development expenses consist primarily of contract research fees, manufacturing, consultant fees, and costs related to the launch of new brands for the Vessel business.

Operating Lease Expenses

Operating lease expenses totaled $0.2 million for the three months ended March 31, 2024 compared to $0.3 million for three months ended March 31, 2023. The decrease is due to the impairment of the right-of-use operating lease assets during 2023.

Depreciation and Amortization Expense

Depreciation and amortization expenses totaled $0.1 million for the three months ended March 31, 2024 compared to $0.9 million for the three months ended March 31, 2023. The decrease is primarily due to the impairment recorded on the Company's long-lived assets during 2023.

Bad Debt Expense

Bad debt expense totaled less than $0.1 million for both the three months ended March 31, 2024 and the three months ended March 31, 2023. The amounts reflect the Company's estimate of lifetime expected losses related to outstanding trade receivables.

Asset Impairment

Asset impairment totaled $0.9 million for the three months ended March 31, 2024 compared to $nil for the three months ended March 31, 2023. The amount in 2024 represents impairment of the operating lease right of use assets and property, plant and equipment at Vessel.

Other Expenses

Other expenses totaled $0.7 million for the three months ended March 31, 2024 compared to $0.4 million for the three months ended March 31, 2023. For both periods, these expenses consist mainly of insurance, repairs and maintenance and royalties partially offset by miscellaneous incomes. The increase is due to higher royalty fees.

Non-operating Expenses

Flora realized $0.8 million in non-operating expenses for the three months ended March 31, 2024 compared to non-operating expense of $0.9 million for the three months ended March 31, 2023. These expenses consist of unrealized losses from changes in fair value, interest (income) expense and foreign exchange loss (gain). The decrease in expense is primarily due to a $0.6 million loss on the value of the contingent consideration related to the JustCBD acquisition during the three months ended March 31, 2024 compared to a $0.8 million loss during the three months ended March 31, 2023.

Income Tax Benefit

We recognized $0.1 million expense and $0.1 million in income tax benefit for the three months ended March 31, 2024 and 2023, respectively. Our effective tax rate during the periods ended March 31, 2024 and 2023 was -3.9% and 2.4%, respectively. We maintain valuation allowances when it is more likely than not that all or a portion of a deferred tax asset will not be realized. Changes in valuation allowances from period to period are included in the tax provision in the period of change. In determining whether a valuation allowance is required, we consider such factors as prior earnings history, expected future earnings, carry-back and carry-forward periods, and tax strategies that could potentially enhance the likelihood of realization of a deferred tax asset. We continue to believe our deferred tax assets are not more-likely-than-not to be realized and a full valuation allowance remains recorded against net deferred taxes as of March 31, 2024 and 2023. The income tax benefit in the three months ended March 31, 2023 is primarily related to the tax effect of the amortization on the intangible assets at FGH.

Loss from Discontinued Operations

Loss from discontinued operations totaled $nil in the three months ended March 31, 2024 compared to loss from discontinued operations of $0.7 million in the three months ended March 31, 2023. The sale of the Colombian entities was completed during the third and fourth quarters of 2023.

Net Loss

Flora recorded a net loss of $3.4 million for the three months ended March 31, 2024 compared to a net loss of $3.9 million for the three months ended March 31, 2023. This decrease in net loss is driven by lower operating expenses of $1.4 million and the $0.7 million loss from the disposed Colombia operations in 2023 partially offset by lower gross profit of $1.5 million.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-U.S. GAAP financial measures that do not have any standardized meaning prescribed by U.S. GAAP and may not be comparable to similar measures presented by other companies. We calculate EBITDA as total net income (loss) from continuing operations, plus (minus) income taxes (recovery), plus (minus) interest expense (income), plus depreciation and amortization. We calculate Adjusted EBITDA as EBITDA plus (minus) non-operating expense (income), plus share based compensation expense, plus asset impairment charges, plus (minus) unrealized loss (gain) from changes in fair value, plus charges related to the flow-through of inventory step-up on business combinations, plus other acquisition and transaction costs. Management believes that EBITDA and Adjusted EBITDA provide meaningful and useful financial information as these measures demonstrate the operating performance of the business.

The reconciliation of the Company's Adjusted EBITDA, a non-U.S. GAAP financial measure, to net income (loss) from continuing operations, the most directly comparable U.S. GAAP financial measure, for the three months ended March 31, 2024 is presented in the table below:

(In thousands of United States dollars)	JustCBD	Vessel	Phatebo	Corporate & Other	Consolidated
Net income (loss) from continuing operations	$110	$(1,077)	$(6)	$(2,401)	$(3,374)
Income tax expense	-	-	64	64	128
Interest expense (income)	-	-	36	(14)	22
Depreciation and amortization	48	17	6	3	74
EBITDA	158	(1,060)	100	(2,348)	(3,150)

Non-operating loss (1)	1	-	-	131	132
Share based compensation	-	-	-	10	10
Asset impairment	-	864	-	34	898
Unrealized loss from changes in fair value (2)	-	-	-	607	607
Adjusted EBITDA	$159	$(196)	$100	$(1,566)	$(1,503)

The reconciliation of the Company's Adjusted EBITDA, a non-U.S. GAAP financial measure, to net income (loss) from continuing operations, the most directly comparable U.S. GAAP financial measure, for the three months ended March 31, 2023 is presented in the table below:

(In thousands of United States dollars)	JustCBD	Vessel	Phatebo	Corporate & Other	Consolidated
Net income (loss) from continuing operations	$246	$(557)	$54	$(2,929)	$(3,186)
Income tax expense (recovery)	-	-	25	(103)	(78)
Interest expense (income)	3	-	21	(1)	23
Depreciation and amortization	196	352	7	309	864
EBITDA	445	(205)	107	(2,724)	(2,377)
Non-operating (gain) (1)	(2)	-	-	(10)	(12)
Share based compensation	-	-	-	654	654
Unrealized loss from changes in fair value (2)	-	-	-	883	883
Charges related to the flow-through of inventory step-up on business combinations	-	-	45	-	45
Adjusted EBITDA	$443	$(205)	$152	$(1,197)	$(807)

(1) Non-operating loss (gain) includes foreign exchange losses.

(2) Unrealized loss from changes in fair value includes changes in the value of the Company's contingent consideration associated with its acquisition of JustCBD.

Liquidity and Capital Resources

Since the Company's inception, we have funded our operations and capital spending through cash flows from product sales and proceeds from the sale of our capital stock. The Company is generating cash from sales and is deploying its capital reserves to acquire and develop assets capable of producing additional revenues and earnings over both the immediate and near term to support our business growth and expansion. We have generated significant operating losses and negative cash flows from operations as reflected in our accumulated deficit and unaudited condensed interim consolidated statements of cash flows. We expect to continue to incur operating losses and negative cash flows in the foreseeable future. Our current principal sources of liquidity are cash and cash equivalents provided by our operations and prior equity offerings. Cash consists primarily of cash on deposit with banks. Cash was $4.2 million and $4.4 million as of March 31, 2024, and December 31, 2023, respectively. As of March 31, 2024, the Company's current working capital, anticipated operating expenses and net losses, and the uncertainties surrounding its ability to raise additional capital as needed, raise substantial doubt as to whether existing cash and cash equivalents will be sufficient to meet its obligations as they come due within twelve months from the date the unaudited condensed interim consolidated financial statements were issued. The unaudited condensed interim consolidated financial statements do not include any adjustments for the recovery and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company's ability to execute its operating plans depends on its ability to obtain additional funding through equity offerings, debt financing, or other forms of financing to meet planned growth requirements and to fund future operations, which may not be available on acceptable terms, or at all. If we are unable to raise the requisite funds, we will need to curtail or cease operations. See Note 2 to the Company's unaudited condensed interim consolidated financial statements included elsewhere in this Quarterly Report and to the Company's audited consolidated financial statements for the years ended December 31, 2023, and 2022, included in the 2023 Annual Report, for more information, and "Part I., Item IA Risk Factors - Management has performed an analysis of our ability to continue as a going concern, and has determined that, based on our current financial position, there is a substantial doubt about our ability to continue as a going concern" in the Company's 2023 Annual Report. We have based our estimates as to how long we expect we will be able to fund our operations on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. In the long term, we will be required to obtain additional financing to fund our current planned operations, which may consist of incurrence of additional indebtedness, additional equity financings or a combination of these potential sources of funds. There can be no assurance that the Company will be able to obtain additional funds on terms acceptable to it, on a timely basis or at all. The failure to obtain sufficient funds on acceptable terms when needed could have a material adverse effect on the results of operations, and financial condition. If we do raise additional capital through public or private equity offerings, the ownership interest of our existing shareholders will be diluted. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends.

The Company's primary uses of cash are for working capital requirements and capital expenditures. Additionally, from time to time, it may use capital for acquisitions and other investing and financing activities. Working capital is used principally for the Company's personnel as well as costs related to the manufacture and production of its products. The Company's capital expenditures consist primarily of additional facilities, improvements in existing facilities and product development.

Cash Flows

The following table sets forth the major components of the Company's unaudited condensed interim consolidated statements of cash flows for the periods presented.

(In thousands of United States dollars)	For the three months ended March 31, 2024	For the three months ended March 31, 2023
Cash used in operating activities	$(1,340)	$(4,324)
Cash from (used in) financing activities	1,188	(19)
Cash used in investing activities	(88)	(102)
Effect of exchange rate change	46	167
Change in cash during the period	(194)	(4,278)
Cash, beginning of period	4,385	9,537
Cash included in assets held for sale	-	(203)
Cash, end of period	$4,191	$5,056

Cash used in Operating Activities

Net cash used in operating activities in the three months ended March 31, 2024 was $1.3 million compared to net cash used in operating activities of $4.3 million for the three months ended March 31, 2023. Cash flows used in operating activities for the periods ended March 31, 2024 and 2023 were due primarily to operating expenses exceeding the gross profit for the periods.

Cash provided by (used in) Financing Activities

Net cash provided by financing activities for the three months ended March 31, 2024 totaled $1.2 million compared to net cash used in financing activities of less than $0.1 million for the three months ended March 31, 2023. Cash flows provided from financing activities for the period ending March 31, 2024 were due to net borrowings on the credit facilities in Germany through the Company's Phatebo subsidiary. Cash flows used in financing activities for the period ended March 31, 2023 were related to loan repayments through the Company's JustCBD subsidiary.

Cash used in Investing Activities

Net cash used in investing activities for the three months ended March 31, 2024 and 2023 totaled $0.1 million for both periods. Cash flows used in investing activities for the period ended March 31, 2024 were primarily related to the purchases of property, plant and equipment. Cash flows used in investing activities for the period ended March 31, 2023 were primarily related to the purchases of property, plant and equipment, and intangible assets.

Working Capital

As of March 31, 2024, we had working capital of $2.4 million, including $4.2 million of cash. The Company's primary cash flow needs are for the development of its operating activities, administrative expenses and for general working capital to support growing sales with related receivables and payables.

Funding Requirements

Our continued existence is dependent on our ability to generate positive cash flows through synergies within our operations, expanding our production capacity and geographic footprint, exploring strategic partnerships, and pursuing accretive acquisitions to supplement our organic growth. We are committed to attaining a level of sustained growth that will effectively offset our overhead costs, thereby paving the path to achieving profitability. We will be required in the future to raise additional capital through either equity or debt financings. To date, we have raised capital through multiple equity offerings. There were no equity offerings in the periods ended March 31, 2024 and March 31, 2023. On April 8, 2024, the Company closed a registered direct offering of 1,700,000 common shares of the Company at a price of $1.90 per common share for gross proceeds of $2.8 million. On April 26, 2024, the Company entered into an At-The-Market Issuance Sales Agreement with Aegis Capital Corp. (the "Agent") pursuant to which the Company may sell from time to time, at its option, common shares through the Agent in its capacity as sales agent, common shares with an aggregate value of up to $3.8 million.

Debt

In addition to the equity offerings described above, the Company also has access to credit facilities through its FGH subsidiary. The credit facilities total 4.3 million Euros with three different German banks and are secured by either joint and several guarantees or default guarantees. On March 31, 2024, the outstanding amount was 2.9 million Euros ($3.1 million USD) and was due within the next twelve months. The credit facilities have interest rates ranging from 5.45% to 6.44% per year and does not have a set maturity date. The interest rate is reset every time a new amount is drawn.

Off-Balance Sheet Arrangements

As of March 31, 2024, the Company did not have any off-balance-sheet arrangements that have, or are reasonably likely to have, a current or future effect on its results of operations or financial condition, including, and without limitation, such considerations as liquidity and capital resources.

Contractual Obligations

At March 31, 2024, the Company had the following contractual obligations to make future payments, representing contracts and other commitments that are known and committed:

(In thousands of United States dollars)	Total	Less than 1 Year	1 - 3 Years	More than Years
Legal disputes (1)	$4,063	$4,063	$-	$-
Sales tax (1)	2,528	2,528	-	-
Contingent purchase consideration (2)	1,702	1,702	-	-
Operating lease obligations (3)	3,093	794	1,444	855
Debt (4)	3,078	3,078	-	-
Total	$14,464	$12,165	$1,444	$855

(1) See Note 14 of the Company's unaudited condensed interim consolidated financial statements, included elsewhere in this Quarterly Report.

(2) Contingent purchase consideration related to the February 2022 acquisition of JustCBD and the March 2023 acquisition of Original Hemp.

(3) See Note 10 of the Company's unaudited condensed interim consolidated financial statements, included elsewhere in this Quarterly Report.

(4) See Note 9 of the Company's unaudited condensed interim consolidated financial statements, included elsewhere in this Quarterly Report.

Critical Accounting Estimates

For information regarding our critical accounting policies and estimates, see "Critical Accounting Estimates" included in Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2023 Annual Report.

Recently Adopted Accounting Principles

There were no new accounting standards issued during the three months ended March 31, 2024 that impacted the Company. See Note 3, Significant Accounting Policies, of the notes to the consolidated financial statements for the year ended December 31, 2023 for a discussion of recently issued accounting standards.

ANNEX C

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations for the Year Ended December 31, 2023

The following Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") of the Company should be read in conjunction with the Company's audited consolidated financial statements for the year ended December 31, 2023, and the accompanying notes thereto (the "Financial Statements") included in this Annual Report, which have been prepared in accordance with U.S. GAAP. Amounts are expressed in USD unless otherwise stated to be in Canadian dollars ("CAD"), Euro ("€" or "EUR"), or Colombia pesos ("COP"). Amounts stated in foreign currencies include approximate USD amounts based on exchange rates on December 31, 2023. Variance, ratio, and percentage changes in this MD&A are based on unrounded numbers. This MD&A reports the Company's activities through December 31, 2023, unless otherwise indicated.

Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements as a result of various factors, including, without limitation, changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions. Please see "Cautionary Statement Regarding Forward-Looking Statements" in this Annual Report for more information regarding forward-looking statements.

Overview of our Business

We are a multi-national cannabis company that manufactures and distributes consumer packaged goods and distributes medicinal cannabis and pharmaceutical products. Flora exists to create a world where the benefits of cannabis are accessible to everyone. Our business strategy is built on two core pillars: House of Brands and Commercial & Wholesale. This strategy was devised to allow us optimal access to markets around the globe based on the legal standing of cannabis in each of the geographical locations in which we operate. Our approach has enabled us to develop distribution networks, build customer bases, establish operations as the regulatory framework evolves and allow for expanded access to cannabis and its derivatives.

Our brand portfolio consists of a mix of products across multiple categories, including food and beverage, nutraceuticals, cannabis accessories and technology, personal care, and wellness. Consumer brands allow Flora to move assertively into nascent markets, develop customer bases and distribution channels, and gather consumer insights which would not be possible with traditional cannabis sales alone. Through this channel we seek to build loyalty, credibility and enjoy healthy margins that help to support the rapid growth of our business.

House of Brands

JustCBD is Flora's leading consumer packaged goods brand. JustCBD was launched in 2017 with a mission to bring high-quality, trustworthy, and budget-friendly CBD products to market. The JustCBD offering currently consists of over 350 products across 15 categories, including CBD gummies, topicals, tinctures, and vape products and ships to over 11,500 independent retailers worldwide. JustCBD also sells direct to consumers with a customer base of approximately 350,000 people. JustCBD products are available for purchase in smoke and vape shops, clinics, spas and pet stores, as well as other independent non-traditional retail channels. JustCBD's products are both internally and third-party lab-tested to ensure quality.

Vessel is Flora's cannabis accessory and technology brand currently servicing the United States and Canada through direct-to-consumer and retail sales. Vessel's products include cannabis consumption accessories, personal storage, and travel accessories for the vape and dry herb categories, which are sold to consumers, dispensaries, smoke shops and cannabis brands. Vessel has been fully integrated into JustCBD and now benefits from operational, logistical and sales synergies with JustCBD.

Commercial & Wholesale

The Company's Commercial and Wholesale pillar encompasses the distribution of pharmaceutical products to international markets. This pillar is anchored by Flora's wholly owned subsidiary, Phatebo, a multi-national operator in pharmaceutical and medical cannabis distribution, with principal operations in Germany. Phatebo is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods and medical cannabis products to treat a variety of health indications, including drugs related to cancer therapies, ADHD, multiple sclerosis and anti-depressants, among others. Phatebo holds a license for the Trade in Narcotic Drugs (including the cannabis sales license amendment) and a wholesale trading license, both of which are issued by BfArM (the largest drug approval authority in Europe). Phatebo is focused on distributing pharmaceutical products within 28 countries globally, primarily in Europe, but also with sales to Asia, Latin America, and North America. In November 2018, Phatebo also received a medical cannabis import and distribution license. We intend to leverage Phatebo's existing network of approximately 1,200 pharmacies as Flora begins to move medicinal cannabis from third parties into Germany. Additionally, the Phatebo warehouse provides a logistics outpost for Flora's growing product portfolio and distribution network within the European Union.

Colombian Related Subsidiaries

On July 5, 2023, the Company entered into a share purchase agreement with Lisan, a Delaware limited liability company, to sell all its shares in certain of its Colombian subsidiaries and its Colombian assets for a purchase price of CAD $0.8 million (USD $0.6 million). The sale relates to Flora's operations in Colombia, including its interest in (i) its 361-acre Cosechemos farm located in Giron, Colombia and its related processing facilities and inventory and (ii) all other assets relating to Flora Lab 2, Flora Lab 4 and Flora's Colombian food and beverage and consumer products business (collectively "Colombia Assets").  The sale enables the Company to concentrate on its core business divisions, which are lifestyle brands in the United States and international pharmaceutical distribution. The sale was part of several strategic changes to cut costs and streamline operations. The Company received proceeds of CAD $0.5 million during the quarter ended September 30, 2023. The Company and Lisan completed the sale of Cosechemos Ya S.A.S on November 1, 2023.

Factors Impacting our Business

Challenges in realization of overhead reductions. Management has taken, and continues to implement, various cost-saving initiatives to lower overhead costs. However, the Company has not yet reached the critical balance in reducing overhead to meet both the existing and potential market demand in aggregate. The Company strives to attain sufficient growth to cover its overhead to reach profitability. If the Company fails to grow its business or reduce its operating expenses further in the long term, it will continue to face significant cash flow deficiencies in the future and continue to be reliant on debt and/or equity financing to fund operations.

Consistent profitability and positive operating cash flows. A key determinant of the Company's success is to deliver profitable results and positive cashflows from operating activities. The Company's results have not yet achieved the prerequisite consistency to achieve self-sufficiency. Since its inception, only the third quarter of 2023 yielded net income and positive cashflows from operating activities. There is no assurance that the Company would be able to produce adequate levels of sustained profitability and cash flow positive, or at all. These factors, amongst others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2 of the Company's audited consolidated financial statements for the year ended December 31, 2023. For more information, see Item 1A "Risk Factors."

Acquisition strategy disadvantages include significant transaction costs and liabilities of our acquirees. The Company has historically been opportunistic and pursues acquisitions from time to time that management believes will be complementary to or synergistic to the Company's existing business. However, any such acquisitions require the Company to incur heightened upfront transaction costs and require the Company to assume certain liabilities from the acquired companies. In addition, while the Company believes such acquisitions will provide enhanced value in the long term, it is possible that the anticipated synergies from the acquisition may never be realized. For example, the Company acquired JustCBD in February 2022 and FGH in December 2022. In connection with the acquisition of JustCBD, the Company incurred $0.6 million in transaction costs in the first quarter of 2022, which included legal and consulting fees incurred by the Company. In addition, we assumed $4.0 million in liabilities, which included $0.6 million of lease liabilities and other ordinary course operating liabilities. In connection with the acquisition of FGH, the Company incurred $0.5 million in transaction costs in the fourth quarter of 2022, which included legal and consulting fees incurred by the Company. In addition, we assumed $9.1 million in liabilities, which included $1.3 million of outstanding legal fees of FGH prior to the acquisition, $1.1 million of debt, $3.4 million of indemnified liabilities and other ordinary course operating liabilities.

Diversification of cashflows. Our sources of cash are diversified across geographic and product lines. Revenues are concentrated primarily in Germany and the United States, spanning pharmaceuticals, hemp and non-hemp consumer products and medicinal cannabis.

International cannabis developments. Flora's growth is embedded in the expansion, regulation and legalization of medicinal and recreational cannabis and cannabis derivative products across the world. While medicinal cannabis has been regulated at the federal level in multiple countries, the Company is focused on the most robust markets in Germany and the European Union. We remain tuned to international developments as potentially lucrative medicinal cannabis markets open.

Product evolution and brand acceptance. As the cannabis industry continues to change, divergent regulations and the corresponding resources required to introduce high-quality products are expected to impact our market share. Gaining access to continuously evolving and superior products remains a critical success factor. Our ultimate ability to produce and acquire products meeting stringent quality control standards drives the extent of consumer acceptance. Furthermore, the intrinsic value within our brands, including JustCBD and Vessel, is subject to evolving consumer sentiment.

Regulatory proficiency and adoption. The markets in which Flora operates are highly regulated and require extensive experience in navigating the associated complexities. We have assembled a team with deep knowledge of the regulatory and governance environments in which the Company operates. Fundamental expertise entails compliance with product approvals, import permits, export permits, distribution licenses and other pertinent licenses.

Integration of acquired companies. Our growth has been fueled substantially by the acquisition of JustCBD, Vessel and FGH. Our continued ability to extract incremental synergies from a group of diversified entities is a key determinant of our ability to expand organically.

Public Company Costs

Following the consummation of our initial public offering, we became a public company, which has required the hiring of additional staff and implementation of processes and procedures to address public company regulatory requirements and customary practices. We expect to continue to incur substantial additional annual expenses for, among other things, directors' and officers' liability insurance and additional internal and external costs for investor relations, accounting, audit, legal, and other functions.

Audit Committee Requirement

On December 6, 2023, the Company received a notification from Nasdaq, confirming that, due to having less than three independent audit committee members, the Company no longer complies with Nasdaq's audit committee requirements contained in Nasdaq Listing Rule 5605(c)(2)(A). As set forth in such notification, Nasdaq advised the Company that, under Nasdaq Rule 5605(c)(4), the Company was afforded a cure period in order to regain compliance (i) until the earlier of the Company's next annual shareholders' meeting or November 30, 2024, or (ii) if the next annual shareholders' meeting is held before May 28, 2024, then the Company must evidence compliance no later than May 28, 2024.

Key Components of Results of Operations

Revenue

The Company primarily generates revenue as a distributor of pharmaceutical goods, and a manufacturer and reseller of a range of cannabis-based and complementary products. The Company has two major revenue groups, which are also two of its three reportable segments:

(1) House of Brands; and

(2) commercial and wholesale.

The third reportable segment is pharmaceuticals.

These segments reflect how the Company's operations are managed, how the Company's Chief Executive Officer, who is the chief operating decision maker, allocates resources and evaluates performance, and how the Company's internal management financial reporting is structured.

The Company's operates its manufacturing and distribution business through its subsidiaries in the United States and Germany. Until the sale of the Colombia Assets, the Company also was engaged in the growth, cultivation, and development of medicinal cannabis and medicinal cannabis derivative products in Colombia.

The Company uses the following five-step contract-based analysis of transactions to determine if, when and how much revenue can be recognized:

1. Identify the contract with a customer;

2. Identify the performance obligations in the contract;

3. Determine the transaction price;

4. Allocate the transaction price to the performance obligations in the contract; and

5. Recognize revenue when or as the Company satisfies the performance obligations.

Revenue is recognized at the transaction price, which is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods to a customer. Gross revenue excludes duties and taxes collected on behalf of third parties. Revenue is presented net of expected price discounts, sales returns, customer rebates and other incentives. The Company's cannabis consumption accessory products include a six-month warranty, which the Company accrues for the estimated liability based on historical and expected claim costs.

The Company's contracts with customers for the sales of products consist of one performance obligation. Revenue from product sales is recognized at the point in time when control is transferred to the customer, which is on shipment or delivery, depending on the contract terms. The Company's payment terms generally range from 0 to 30 days from the transfer of control, and sometimes up to six months.

Cost of sales

The Company includes the cost of raw materials and supplies, purchased finished goods and changes in inventory reserves in cost of sales for each of its three reportable segments. Raw materials include the purchase cost of the materials, freight-in and duty. Finished goods include the cost of direct materials and labor and a proportion of manufacturing overhead allocated based on normal production capacity. Inventory reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The primary factors that can impact cost of goods sold on a period-to-period basis include the volume of products sold, the mix of products sold, third-party quality costs, transportation, overhead allocations and changes in inventory provisions.

Operating Expenses

The Company's operating expenses are apportioned based on the following categories:

•	Consulting and management fees include salary and benefit expenses for employees, directors and consultants for the Company's corporate activities, other than those included in one of general and administrative, share-based compensation, and research and development.
•	Professional fees include legal, audit and other expenses incurred by third-party service providers.
•	General and administrative include certain public company costs, merchant fees and temporary labor and subcontractor costs for the Company's operating subsidiaries.
•	Promotion and communication expenses consist primarily of services engaged in marketing and promotion of our products and costs associated with initiatives and development programs and salary and benefit expenses for certain employees.
•	Travel expenses relate to flight, lodging and incidental expenses for attending conferences, events and key business meetings.
•	Share-based compensation includes the cost of vesting of the Company's equity awards, including share options and restricted share awards.
•	Research and development expenses primarily consist of salary and benefit expenses for employees engaged in research and development activities, as well as other general costs associated with R&D activities.
•	Operating lease expense represents the cost of the Company's operating leases, primarily consisting of real estate and equipment.
•	Depreciation and amortization expense is provided on a straight-line basis over the corresponding assets' estimated useful lives.
•	Bad debt expense consists of changes in the provision for the Company's expected credit losses. The Company utilizes a provision matrix to estimate lifetime expected credit losses.

•	Asset impairment includes the difference between the fair value and carrying amount of the asset group. An impairment loss is recognized when the sum of projected undiscounted cash flows is less than the carrying value of an asset group.
•	Other expenses (income), net include miscellaneous expenses that do not fit the criteria for recognition in another category.

Non-Operating Expenses

Non-operating expenses include interest income and expenses, foreign exchange losses and unrealized losses from changes in fair value. Interest is primarily related to the Company's lease liabilities and operating lines of credit. Foreign exchange is largely related to the revaluation of balances denominated in foreign currencies to U.S. dollars. Unrealized losses from changes in fair value pertain to fluctuations in the fair values of the Company's investments and liabilities.

Income Tax

Income tax consists primarily of income taxes related to U.S. federal and state income taxes and income taxes in foreign jurisdictions in which we conduct business.

Loss from Discontinued Operations

Loss from discontinued operations includes the net income (loss), net of tax, of the Colombian subsidiaries sold on July 5, 2023 and on November 1, 2023. It also includes an expected loss on the disposal as the carrying value of the assets being sold exceeded the expected sale price.

Results of Operations

The following table sets forth the Company's consolidated results of operations for the fiscal years ended December 31, 2023 and 2022 (in thousands). The period-to-period comparisons of the Company's historical results are not necessarily indicative of the results that may be expected in the future. The results of operations data have been derived from our audited consolidated financial statements included elsewhere in this Annual Report.

	For the year ended December 31, 2023	For the year ended December 31, 2022
Revenue	$76,071	$33,401

Gross profit	17,738	13,251
Consulting and management fees	11,876	9,232
Professional fees	2,301	3,884
General and administrative	1,646	3,287
Promotion and communication	4,710	8,033
Travel expenses	413	930
Share based compensation	1,591	3,404
Research and development	62	388
Operating lease expense	1,211	937
Depreciation and amortization	2,335	2,144
Bad debt expense	236	941
Other expenses, net	2,204	1,511
Goodwill and other asset impairments	39,507	25,781
Operating loss	(50,354)	(47,221)
Non-operating expenses	(2,057)	887
Net loss before taxes and discontinued operations	(48,297)	(48,108)
Income tax benefit	(1,628)	(1,405)
Net loss from continuing operations	(46,669)	(46,703)
Loss from discontinued operations	(9,678)	(5,926)
Net loss for the period	$(56,347)	$(52,629)

Stop Sale Order by Florida Department of Agriculture and Consumer Services Division of Food Safety

On October 31, 2023, the Department issued 340 stop sale orders on hemp extract products distributed by Just Brands primarily on the basis that such products were determined to be attractive to children with the product and/or labels in the shape of an animal, human, or cartoon; or bears any reasonable resemblance to an existing candy product, or branded food product. As a result, Just Brands has stopped distributing these products in the State of Florida. There is no assurance that these products can be sold in another jurisdiction, or at all. The Company estimates that the disruption from this stop sale order had an unfavorable impact of $0.5 million on revenue and $0.2 million on consulting and management fees during the year ended December 31, 2023.

In late January 2024, and in early February 2024, the Department issued a stop sale order on 231 hemp extract and other products distributed by Just Brands primarily on the basis that such products were determined to be attractive to children with the product and/or labels in the shape of an animal, human, or cartoon; or bears any reasonable resemblance to an existing candy product, or branded food product. As a result, Just Brands has stopped distributing these products in the State of Florida. There is no assurance that these products can be sold in another jurisdiction, or at all. The Company estimates that the disruption from this stop sale order is expected to have an unfavorable impact of $0.3 million on revenue during the quarter ended March 31, 2024.

The total value of inventory impacted by the stop sale orders was $1.6 million at December 31, 2023.

Revenue

Revenue totaled $76.1 million and $33.4 million for the years ended December 31, 2023 and 2022, respectively. The increase was primarily driven by the following:

•	FGH contributed $38.3 million for the year ended December 31, 2023 compared to $0.1 million for the year ended December 31, 2022.
•	JustCBD contributed $31.1 million for the year ended December 31, 2023 compared to $26.4 million for the year ended December 31, 2022.
•	Vessel contributed $6.7 million for the year ended December 31, 2023, compared to $7.0 million for the year ended December 31, 2022.

Revenues generated for the year ended December 31, 2023 by the Company`s Colombian entities are included separately within Loss from Discontinued Operations.

Revenues generated for the year ended December 31, 2023 by the House of Brands segment were $37.8 million compared to revenues generated for the year ended December 31, 2022 of $33.3 million. The increase was primarily due to JustCBD being encompassed in our business for the full 2023 fiscal year, which contributed $31.1 million for the year ended December 31, 2023, compared to $26.4 million for the year ended December 31, 2022. The Vessel brand generated revenues of $6.7 million for year ended December 31, 2023, a decrease of $0.3 million from the year ended December 31, 2022, primarily due to supply chain issues that occurred early in fiscal 2023.

Revenues generated for the year ended December 31, 2023 by the commercial and wholesale segment were $38.3 million compared to revenues generated for the year ended December 31, 2022 of $0.1 million. The revenue was entirely generated by FGH, which was acquired on December 23, 2022.

Revenues from the pharmaceuticals segment were formerly generated by the Company's Colombian entities. These results are included separately within Loss from Discontinued Operations.

Gross Profit

Gross profit totaled $17.7 million and $13.3 million for the years ended December 31, 2023 and 2022, respectively. The increase was primarily driven by the acquisitions of FGH and JustCBD, which contributed $2.2 million and $12.7 million, respectively, in the year ended December 31, 2023. In the comparative period in the year ended December 31, 2022, JustCBD contributed $11.2 million and FGH contributed less than $0.1 million as it was not acquired until December 2022. Vessel contributed $3.0 million in the year ended December 31, 2023 compared to $2.0 million in the year ended December 31, 2022. The remaining $0.2 million decrease was due to the discontinuance of the U.S. brands during the second half of 2023. As a percentage of net sales, or gross margin, the Company reported 23% and 40% for the year ended December 31, 2023 and 2022, respectively. The decrease is primarily due to the acquisition of FGH, which distributes relatively lower margin pharmaceuticals.

Operating Expenses

Operating expenses totaled $68.1 million and $60.5 million for the years ended December 31, 2023 and 2022, respectively. The increase was primarily driven by asset impairments of $39.5 million and the acquisition of FGH, which increased expenses by $3.2 million. This was partially offset by reduced promotion and communication, professional fees, general and administrative and share-based compensation expenses.

Consulting and Management Fees

Consulting and management fees were $11.9 million for the year ended December 31, 2023 compared to $9.2 million for the year ended December 31, 2022. These fees are related to employment and consulting contracts with most of the Company's management, as well as directors. The $2.6 million increase in 2023 is primarily related to the acquisition of FGH, which contributed $2.5 million, and a severance payment made to the Company's former chief executive officer. These increases were partially offset by significant corporate office headcount reductions, the impact of which was only reflected in the last half of the 2023 fiscal period.

Professional Fees

Professional fees totaled $2.3 million for the year ended December 31, 2023 compared to $3.9 million for the year ended December 31, 2022. These expenses are associated with legal, accounting and audit services. In the period ended December 31, 2023, the Company reduced professional fees and received credit notes from certain service providers. In the period ended December 31, 2022, professional fees included one-time acquisition and transaction related costs relating to the Company's acquisitions of JustCBD and FGH.

General and Administrative Expenses

General and administrative expenses totaled $1.6 million for the year ended December 31, 2023 compared to $3.3 million for the year ended December 31, 2022. The $1.6 million decrease in 2023 is primarily due to the Company's efforts to reduce general and administrative expenses.

Promotion and Communication Expenses

Promotion and communication expenses totaled $4.7 million for the year ended December 31, 2023 compared to $8.0 million for the year ended December 31, 2022. The $3.3 million decrease in 2023 is primarily due to cost-cutting initiatives by the Company aimed at minimizing corporate overhead. Promotion expenses incurred in the period largely relate to the nature of JustCBD's business model, which is centered around promoting its products as a method for stimulating revenue growth.

Travel Expenses

Travel expenses totaled $0.4 million for the year ended December 31, 2023 compared to $0.9 million for the year ended December 31, 2022. These expenses were for various trips related to the subsidiaries' and the Company's promotional activities. The decrease of $0.5 million in 2023 is due to the Company's efforts to minimize overhead expenses.

Share-based Compensation Expenses

Share based compensation expenses totaled $1.6 million for the year ended December 31, 2023 compared to $3.4 million for the year ended December 31, 2022. These expenses represent the amortization of the fair value of share-based payments. The $1.8 million decrease in 2023 is primarily due to the cancellation of restricted stock awards, a result of employee terminations during 2023.

Research and Development Expenses

Research and development expenses totaled $0.1 million for the year ended December 31, 2023 compared to $0.4 million for the year ended December 31, 2022. Research and development expenses have been minimized in the period ended December 31, 2023 whereas in the period ended December 31, 2022 they consisted primarily of contract research fees, manufacturing, consultant fees, and costs related to the launch of new brands for the Vessel business.

Operating Lease Expenses

Operating lease expenses totaled $1.2 million for the year ended December 31, 2023 compared to $0.9 million for the year ended December 31, 2022. The increase is primarily due to the acquisition of FGH and its accompanying facility and vehicle leases.

Depreciation and Amortization Expense

Depreciation and amortization expenses totaled $2.3 million for the year ended December 31, 2023 compared to $2.1 million for the year ended December 31, 2022. The $0.2 million increase is primarily due to the acquisition of FGH, and the corresponding amortization of the intangible assets acquired, and partially offset by long lived asset impairments taken over the past year requiring less amortization to be recorded.

Bad Debt Expense

Bad debt expense totaled $0.2 million for the year ended December 31, 2023 compared to $0.9 million for the year ended December 31, 2022. The amounts reflect the Company's estimate of lifetime expected losses related to outstanding trade receivables. The $0.7 million decrease in 2023 is driven by the Company's exit from the Colombian related businesses.

Other Expenses

Other expenses totaled $2.2 million for the year ended December 31, 2023 compared to $1.5 million for the year ended December 31, 2022. These expenses consist mainly of insurance, repairs and maintenance and royalties partially offset by miscellaneous incomes. The $0.7 million increase in 2023 is due to an increase of $0.6 million in insurance costs, partially offset by a number of refunds and balance sheet adjustments at FGH in 2023.

Goodwill and other asset impairments

Goodwill and other asset impairments totaled $39.5 million and $25.8 million in asset impairments for the years ended December 31, 2023 and 2022, respectively. The Company tests its goodwill and indefinite-lived intangibles for impairment as part of its annual fourth quarter impairment test, and at interim periods when impairment indicators exist. At June 30, 2023 and December 31, 2023, Flora determined that the decline in the share price of the Company's publicly traded Common Shares, the declining share price of comparable public companies and challenging economic factors making it difficult to access capital were indicators of impairment. Flora then concluded that the carrying values of its JustCBD and FGH reporting units were higher than their respective estimated fair values, and a cumulative goodwill impairment loss totaling $23.4 million was recognized for the year ended December 31, 2023.

The factors listed above representing goodwill impairment indicators were also indicators of impairment for certain other of our long-lived assets. The Company performed a quantitative analysis as of June 30, 2023 to determine if impairment existed by comparing the carrying amount of each asset to the future undiscounted cash flows the asset is expected to generate over their remaining lives. This analysis resulted in impairments of property, plant and equipment, operating lease right of use assets and certain intangibles assets totaling $13.4 million for the quarter ended June 30, 2023.

The Company performed a similar analysis for its asset groups as of December 31, 2023, and determined that indicators of impairment were present. These include external indicators such as a decline in the share price of the Company's publicly traded Common Shares as well as internal indicators such as reduced forecasted revenue and cash flow generation. The Company performed a quantitative analysis as of December 31, 2023 to determine if impairment existed by comparing the carrying amount of each asset to the future undiscounted cash flows the asset is expected to generate over their remaining lives. This analysis resulted in impairments operating lease right of use assets and certain intangibles assets totaling $2.7 million.

During the fourth quarter of 2022, the Company determined that the decline in the share price of its publicly traded Common Shares, declines in comparable public company share prices, as well as negative operating cash flows were indicators of impairment. Flora then concluded that the carrying values of its Vessel and JustCBD reporting units were higher than their respective estimated fair values, and a goodwill impairment loss totaling $25.1 million was recognized in the year ended December 31, 2022.

Also during the fourth quarter of 2022, the Company decided to consolidate operations and looked for subtenants for two building leases that have contractual lease obligations through 2026 and 2027. These leases are recorded on the statement of financial position as operating lease right of use assets. The lease assets had indicators of impairment as they were no longer used in the asset groups' operations, but the Company was actively seeking to sublease both spaces to generate income from the spaces. The resulting analysis resulted in an impairment of $0.7 million of operating lease right of use assets for the year ended December 31, 2022.

Non-operating (Income) Expenses

Flora realized $2.1 million in non-operating income for the year ended December 31, 2023 compared to non-operating expense of $0.9 million for the year ended December 31, 2022. This (income) expense consists of unrealized (gains) losses from changes in fair value, interest (income) expense and foreign exchange loss. The increase in income is primarily due to a $2.0 million gain on the value of the contingent consideration related to the JustCBD, No Cap Hemp and Original Hemp acquisitions during the year ended December 31, 2023, compared to a $0.6 million loss during the year ended December 31, 2022.

Income Tax Benefit

The Company recognized $1.6 million and $1.4 million in income tax benefit for the years ended December 31, 2023 and 2022, respectively. Our effective tax rate during the year ended December 31, 2023 and 2022 was 3.4% and 2.9%, respectively. The Company maintains valuation allowances when it is more likely than not that all or a portion of a deferred tax asset will not be realized. Changes in valuation allowances from period to period are included in the tax provision in the period of change. In determining whether a valuation allowance is required, the Company considers such factors as prior earnings history, expected future earnings, carry-back and carry-forward periods, and tax strategies that could potentially enhance the likelihood of realization of a deferred tax asset. Flora continues to believe its deferred tax assets are not more-likely-than-not to be realized and a full valuation allowance remains recorded against net deferred taxes as of December 31, 2023 and 2022.

Loss from Discontinued Operations

Loss from discontinued operations totaled $9.7 million in the year ended December 31, 2023 compared to $5.9 million in the year ended December 31, 2022. The increase is primarily due to impairment charges and losses on disposal in relation to the Company`s Colombian operations.

Net loss

The Company incurred a net loss of $56.3 million and $52.6 million for the years ended December 31, 2023 and 2022, respectively. The increase in loss was driven by higher asset impairments of $13.7 million and an increase of $3.8 million in relation to the loss from discontinued operations for the Company`s Colombian operations, partially offset by increased gross profit of $4.5 million, decreased operating expenses of $6.1 million and increased non-operating income of $2.9 million.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-U.S. GAAP financial measures that do not have any standardized meaning prescribed by U.S. GAAP and may not be comparable to similar measures presented by other companies. Flora calculates EBITDA as total net (loss) income from continuing operations, plus (minus) income taxes (recovery), plus (minus) interest expense (income), plus depreciation and amortization. Flora calculates Adjusted EBITDA as EBITDA plus (minus) non-operating expense (income), plus share based compensation expense, plus asset impairment charges, plus (minus) unrealized loss (gain) from changes in fair value, plus charges related to the flow-through of inventory step-up on business combinations, plus other acquisition and transaction costs. Management believes that EBITDA and Adjusted EBITDA provide meaningful and useful financial information as these measures demonstrate the operating performance of the business.

The reconciliation of the Company's EBITDA and Adjusted EBITDA, non-U.S. GAAP financial measures, to net (loss) income from continuing operations, the most directly comparable U.S. GAAP financial measure, for the year ended December 31, 2023 is presented in the table below:

(In thousands of United States dollars)	JustCBD	Vessel	Phatebo	Corporate & Other	Consolidated
Net (loss) income from continuing operations	$ (22,790)	$ (8,372)	$ 274	$ (15,781)	$ (46,669)
Income tax expense (recovery)	-	3	101	(1,732)	(1,628)
Interest expense (income)	9	2	92	(11)	92
Depreciation and amortization	742	736	28	829	2,335

EBITDA	(22,039)	(7,631)	495	(16,695)	(45,870)
Non-operating loss (income) (1)	2	14	-	(174)	(158)
Share based compensation	-	-	-	1,591	1,591
Asset impairment	22,892	7,402	-	9,213	39,507
Unrealized gain from changes in fair value (2)	(964)	-	-	(1,027)	(1,991)
Charges related to the flow-through of inventory step-up on business combinations	-	-	-	45	45
Adjusted EBITDA	$ (109)	$ (215)	$ 495	$ (7,047)	$ (6,876)

The reconciliation of the Company's EBITDA and Adjusted EBITDA, non-U.S. GAAP financial measures, to net income (loss) from continuing operations, the most directly comparable U.S. GAAP financial measure, for the year ended December 31, 2022 is presented in the table below:

(In thousands of United States dollars)	JustCBD	Vessel	Phatebo	Corporate & Other	Consolidated
Net loss from continuing operations	$ (7,001)	$ (21,985)	$ (109)	$ (17,608)	$ (46,703)
Income tax recovery	(21)	(1,372)	(12)	-	(1,405)
Interest expense (income)	17	(35)	2	(13)	(29)
Depreciation and amortization	643	1,434	1	66	2,144
EBITDA	(6,362)	(21,958)	(118)	(17,555)	(45,993)
Non-operating loss (income) (1)	56	4	(13)	276	323
Share based compensation	-	-	-	3,404	3,404
Asset impairment	5,397	20,139	-	245	25,781
Unrealized loss from changes in fair value (2)	-	-	-	593	593
Charges related to the flow-through of inventory step-up on business combinations	1,631	-	-	-	1,631
Other acquisition and transaction costs	614	81	-	353	1,048
Adjusted EBITDA	$ 1,336	$ (1,734)	$ (131)	$ (12,684)	$ (13,213)

(1) Non-operating expense includes foreign exchange gain (loss).

(2) Unrealized loss from changes in fair value includes changes in the value of the Company's long-term investment in an early-stage European cannabis company and the value of the Company's contingent consideration associated with its acquisition of JustCBD.

Liquidity and Capital Resources

Since the Company's inception, we have funded our operations and capital spending through cash flows from product sales and proceeds from the sale of our capital stock. The Company is generating cash from sales and is deploying its capital reserves to acquire and develop assets capable of producing additional revenues and earnings over both the immediate and near term to support our business growth and expansion. We have generated significant operating losses and negative cash flows from operations as reflected in our accumulated deficit and consolidated statements of cash flows. We expect to continue to incur operating losses and negative cash flows for the foreseeable future. Our current, principal sources of liquidity are cash and cash equivalents provided by our operations and prior equity offerings. Cash and cash equivalents consist primarily of cash on deposit with banks. Cash and cash equivalents were $4.4 million and $8.9 million as of December 31, 2023 and 2022, respectively. As of December 31, 2023, the Company's current working capital, anticipated operating expenses and net losses, and the uncertainties surrounding its ability to raise additional capital as needed, raise substantial doubt as to whether existing cash and cash equivalents will be sufficient to meet its obligations as they come due within twelve months from the date the consolidated financial statements were issued. The consolidated financial statements do not include any adjustments for the recovery and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company's ability to execute its operating plans through 2024 and beyond depends on its ability to obtain additional funding through equity offerings, debt financing, or other forms of financing to meet planned growth requirements and to fund future operations, which may not be available on acceptable terms, or at all. If we are unable to raise the requisite funds, we will need to curtail or cease operations. See Note 2 to the audited consolidated financial statements for more information and Item 1A "Risk Factors - Management has performed an analysis of our ability to continue as a going concern, and has determined that, based on our current financial position, there is a substantial doubt about our ability to continue as a going concern. In addition, our independent registered public accounting firm has raised substantial doubt as to our ability to continue as a going concern" in this Annual Report. We have based our estimates as to how long we expect we will be able to fund our operations on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. In the long-term, we may be required to obtain additional financing to fund our current planned operations, which may consist of incurrence of additional indebtedness, additional equity financings or a combination of these potential sources of funds. There can be no assurance that the Company will be able to obtain additional funds on terms acceptable to it, on a timely basis or at all. The failure to obtain sufficient funds on acceptable terms when needed could have a material adverse effect on the results of operations, and financial condition. If we do raise additional capital through public or private equity offerings, the ownership interest of our existing shareholders will be diluted. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

The Company's primary uses of cash are for working capital requirements and capital expenditures. Additionally, from time to time, it may use capital for acquisitions and other investing and financing activities. Working capital is used principally for the Company's personnel as well as costs related to the growth, manufacture, and production of its products. The Company's capital expenditures consist primarily of additional facilities, improvements in existing facilities and product development.

Cash Flows

The following table sets forth the major components of the Company's condensed consolidated statements of cash flows for the periods presented.

(In thousands of United States dollars)	For the year ended December 31, 2023	For the year ended December 31, 2022
Cash used in operating activities	$(8,396)	$(15,935)
Cash from financing activities	3,150	4,413
Cash used in investing activities	(234)	(15,802)
Effect of exchange rate change	930	(755)
Change in cash during the period	(4,550)	(28,079)
Cash, beginning of period	8,935	37,616
Cash included in assets held for sale	-	(602))
Cash, end of period	$4,385	$8,935

Cash used in Operating Activities

Net cash used in operating activities for the years ended December 31, 2023 and 2022 totaled $8.4 million and $15.9 million, respectively. Cash flows used in operating activities for the year ended December 31, 2023 were due primarily to operating expenses exceeding the gross profit for the year.

Cash flows used in operating activities for the year ended December 31, 2022 were also due primarily to operating expenses exceeding the gross profit for the year.

Cash from Financing Activities

Net cash provided from financing activities for the years ended December 31, 2023 and 2022 totaled $3.2 million and $4.4 million, respectively. Cash flows provided from financing activities for the year ended December 31, 2023 were primarily related to the Company's September 2023 unit offering (as described below) and borrowings on a credit facility through its FGH subsidiary (as described below), partially offset by amounts used for equity issuances costs and loan repayments.

Cash flows provided from financing activities for the year ended December 31, 2022 were primarily related to the Company's December 2022 unit offering (as described below) as well as from proceeds received from warrant and stock option exercises, partially offset by amounts used for equity issuances costs and for the Company's share repurchase program. Under the repurchase program, the Company repurchased 18,411 Common Shares at an average price of $13.84 per share.

Cash used in Investing Activities

Net cash used in investing activities for the years ended December 31, 2023 and 2022 totaled $0.2 million and $15.8 million, respectively. Cash flows used in investing activities for the year ended December 31, 2023 were primarily related to capital expenditures related to equipment in the House of Brands segment.

Cash flows used in investing activities for the year ended December 31, 2022 were primarily related to the cash portion of the consideration paid with respect to the acquisition of JustCBD in February 2022.

Working Capital

As of December 31, 2023, we had working capital of $5.1 million. The Company's primary cash flow needs are for the development of its cannabis and pharmaceutical activities, administrative expenses and for general working capital to support growing sales and production with related receivables and payables.

Funding Requirements

Our continued existence is dependent on our ability to generate positive cash flows through synergies within our operations, expanding our production capacity and geographic footprint, exploring strategic partnerships, and pursuing accretive acquisitions to supplement our organic growth. We are committed to attaining a level of sustained growth that will effectively offset our overhead costs, thereby paving the path to achieving profitability. We will be required in the future to raise additional capital through either equity or debt financings. To date, we have raised capital through multiple equity offerings. Our equity offerings in 2022 and 2023 are described below.

September 2023 Unit Offering

In September 2023, we closed a registered direct offering of 1,369,000 units of the Company at a price of $2.00 per unit for gross proceeds of $2.7 million. Each unit is comprised of one Common Share of the Company and one Common Share purchase warrant (1,369,000 total warrants) to purchase one additional Common Share at an exercise price of $2.50 per share. The warrants expire on March 21, 2029. We paid $0.3 million in issuance costs relating to the September 2023 unit offering and issued 54,760 warrants issued to the placement agent. As of December 31, 2023, all of the warrants issued in connection with the September 2023 unit offering remain outstanding.

December 2022 Unit Offering

In December 2022, we closed an offering of 625,000 units of the Company at a price of $8.00 per unit for gross proceeds of $5.0 million. Each unit is comprised of one Common Share of the Company and one Common Share purchase warrant (625,000 total warrants) to purchase one additional common share at an exercise price of $8.00 per share. The warrants expire on December 8, 2027. We paid $0.4 million in issuance costs relating to the December 2022 unit offering and issued 25,000 warrants issued to the placement agent.

In September 2023, the Company repriced 624,995 warrants issued in the December 2022 unit offering to certain investors to $2.50 per share in connection with such investors' participation in the September 2023 unit offering.

As of December 31, 2023, 624,995 warrants issued in connection with the December 2022 Unit Offering remain outstanding.

Debt

In addition to the equity offerings described above, the Company also has access to credit facilities through its FGH subsidiary. The credit facilities total 4.0 million Euros with two different German banks, Hypoverinsbank and Volksbank, secured by either joint and several guarantees or default guarantees. On December 31, 2023, the outstanding amount was 1.8 million Euros ($1.9 million USD) and was due within three months. The credit facilities have interest rates ranging from 5.45% to 6.46% per year and does not have a set maturity date. The interest rate is reset every time a new amount is drawn.

Off-Balance Sheet Arrangements

As of December 31, 2023, the Company did not have any off-balance-sheet arrangements that have, or are reasonably likely to have, a current or future effect on its results of operations or financial condition, including, and without limitation, such considerations as liquidity and capital resources.

Contractual Obligations

At December 31, 2023, the Company had the following contractual obligations to make future payments, representing contracts and other commitments that are known and committed:

(In thousands of United States dollars)	Total	Less than 1 Year	1 - 3 Years	More than 3 Years
Legal disputes (1)	2,962	2,962	-	-
Sales tax (1)	2,538	2,538	-	-
Contingent purchase consideration (2)	1,095	921	52	122
Operating lease obligations (3)	1,926	900	834	192
Long term debt (4)	1,931	1,931	-	-
Total	$10,452	$9,252	$886	$314

(1) See Note 19 of the Company's Consolidated Financial Statements for the year ended December 31, 2023.

(2) See Note 10 of the Company's Consolidated Financial Statements for the year ended December 31, 2023.

(3) See Note 14 of the Company's Consolidated Financial Statements for the year ended December 31, 2023.

(4) See Note 13 of the Company's Consolidated Financial Statements for the year ended December 31, 2023.

Critical Accounting Estimates

The preparation of financial statements and related disclosures in conformity with U.S. GAAP and the Company's discussion and analysis of its financial condition and operating results require management to make judgments, assumptions and estimates that affect the amounts reported in the Company's consolidated financial statements and accompanying notes. Note 3, Significant Accounting Policies, of the Company's notes to the consolidated financial statements describes the significant accounting policies and methods used in the preparation of its consolidated financial statements. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates, and such differences may be material.

The Company believes that the following critical accounting policies involve the more significant judgments and estimates used in the preparation of its consolidated financial statements and are the most critical to aid the reader in fully understanding and evaluating the Company's reported financial results. Management considers these policies critical because they are both important to the portrayal of the Company's financial condition and operating results, and they require management to make judgments and estimates about inherently uncertain matters.

Inventories

Inventories are comprised of raw materials and supplies, internally produced work in progress, and finished goods. Inventories are initially valued at cost and subsequently at the lower of cost and net realizable value. Inventory cost is determined either on a weighted average cost or specific identification basis and any trade discounts and rebates are deducted from the purchase price. Raw material costs include the purchase cost of the materials, freight-in and duty. Finished goods include the cost of direct materials and labor and a proportion of manufacturing overhead allocated based on normal production capacity.

Net realizable value represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory and contractual arrangements with customers. Reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The impact of changes in inventory reserves is reflected in cost of sales.

Business combinations

Acquisitions of businesses are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value, which is calculated as the sum of the acquisition date fair values of the assets transferred by the Company, liabilities incurred by the Company to the former owners of the acquiree and the equity interests issued by the Company in exchange for control of the acquiree. Acquisition related costs are generally recognized in profit or loss as incurred. At the acquisition date, the identifiable assets acquired, and the liabilities assumed, are recognized at their fair value.

Goodwill is measured as the excess of the sum of the consideration transferred, the amount of any noncontrolling interests in the acquiree, and the fair value of the acquirer's previously held equity interest in the acquiree (if any) over the net of the amounts of identifiable assets acquired and liabilities assumed on the acquisition date. If, after assessment, the net of the amounts of identifiable assets acquired and liabilities assumed on the acquisition date exceeds the sum of the consideration transferred, the amount of any non-controlling interests in the acquiree and the fair value of the acquirer's previously held interest in the acquiree (if any), the excess is recognized immediately in profit or loss as a bargain purchase gain.

Non-controlling interests that are present ownership interests and entitle their holders to a proportionate share of the entity's net assets in the event of liquidation may be initially measured at the fair value of the acquiree's identifiable net assets.

Contingent consideration is measured at its acquisition-date fair value and included as part of the consideration transferred in a business combination. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or liability is remeasured at subsequent reporting dates, with the corresponding gain or loss recognized in the consolidated statements of operations and comprehensive income.

When a business combination is achieved in stages, the Company's previously held equity interest in the acquiree is remeasured to its acquisition date fair value and the resulting gain or loss, if any, is recognized in profit or loss. Amounts arising from interests in the acquiree prior to the acquisition date that have previously been recognized in other comprehensive income are reclassified to profit or loss where such treatment would be appropriate if that interest were disposed of.

Purchase price allocations may be preliminary and, during the measurement period not to exceed one year from the date of acquisition, changes in assumptions and estimates that result in adjustments to the fair value of assets acquired and liabilities assumed are recorded in the period the adjustments are determined.

Intangible Assets

Intangible assets are recorded at cost less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization is provided on a straight-line basis over the assets' estimated useful lives, which do not exceed the contractual period, if any.

The estimated useful lives, residual values, and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively. Amortization expense is recorded within depreciation and amortization on the consolidated statements of loss and comprehensive loss.

Intangible assets that have indefinite useful lives are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired.

Impairment of goodwill and indefinite-lived intangible assets

Goodwill is allocated to the reporting unit in which the business that created the goodwill resides. A reporting unit is an operating segment, or a business unit one level below that operating segment, for which discrete financial information is prepared and regularly reviewed by segment management. The Company reviews goodwill and indefinite lived intangible assets annually for impairment in the fourth quarter, or sooner, if events or circumstances indicate that the carrying amount of an asset may not be recoverable. The Company may elect to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If factors indicate this is the case, then a quantitative test is performed and an impairment is recorded for any excess carrying value above the reporting unit's fair value, not to exceed the amount of goodwill. The Company performs a one-step test to calculate the fair value of the asset and record goodwill impairment to the extent the fair value of the reporting unit exceeds its carrying amount. Several factors, including historical results, business plans, forecasts, market data and the weighting of valuation model results when multiple are developed, are used to determine the fair value.

Income taxes

Income tax expense comprises current and deferred tax. Current tax and deferred tax are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive loss.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future. In addition, deferred tax is not recognized for taxable temporary differences arising on the initial recognition of goodwill. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis, or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

An unrealized tax benefit may arise in connection with a period that has not yet been reviewed by the relevant tax authority. A change in the recognition or measurement of an unrealized tax benefit is reflected in the period during which the change occurs.

Interest and penalties in respect of income taxes are not recognized in the consolidated statement of operations as a component of income taxes but as a component of interest expense.

Recently Adopted Accounting Principles

See Note 3, "Significant Accounting Policies", of the notes to the consolidated financial statements for a discussion of recently issued accounting standards.

ANNEX D

ITEM 1A. RISK FACTORS.

You should carefully consider the risks described below, as well as other information contained in this report, including the consolidated financial statements and the notes thereto and Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations." The occurrence of any of the events discussed below could significantly and adversely affect our business, prospects, results of operations, financial condition, and cash flows.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

We are an early-stage company with limited operating history and may never become profitable.

We are an early-stage company focused on supplying natural, medicinal-grade cannabis flower and high-quality cannabis derived medical and wellness products to large channel distributors and retailers globally. Formed in March 2019, we have a limited operating history. We have limited financial resources and minimal operating cash flow. For the years ended December 31, 2023 and 2022, we had losses of $56.3 million and $52.6 million, respectively, and as of December 31, 2023 an accumulated deficit of $142.5 million.

Additionally, there can be no assurance that additional funding will be available to us for the development of our business, which will require the commitment of substantial resources. Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development. Potential investors should carefully consider the risks and uncertainties that a company with a limited operating history will face. In particular, potential investors should consider that we may be unable to:

• successfully implement or execute our business plan, or that our business plan is sound;

• adjust to changing conditions or keep pace with increased demand;

• attract and retain an experienced management team;

• successfully integrate businesses that we acquire; or

• raise sufficient funds in the capital markets to effectuate our business plan, including product development, licensing and approvals.

Recent and future acquisitions and strategic investments could be difficult to integrate, divert the attention of key management personnel, disrupt our business, dilute shareholder value, may subject us to liability, and harm our results of operations and financial condition.

We have recently acquired Just Brands and FGH and have a history of acquisitive activity, and we may in the future seek to acquire or invest in businesses, products, or technologies that we believe could complement our operations or expand our breadth, enhance our capabilities, or otherwise offer growth opportunities. Our diversity of product offerings may not be successful. While our growth strategy includes broadening our service and product offerings, implementing an aggressive marketing plan and employing product diversification, there can be no assurance that our systems, procedures and controls will be adequate to support our operations as they expand. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of our planned growth and diversified product offerings, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. Additionally, the integration of our acquisitions and pursuit of potential future acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating, and pursuing suitable acquisitions, whether or not they are consummated. Any acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In addition, we have limited experience in acquiring other businesses. Specifically, we may not successfully evaluate or utilize the acquired products, assets or personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges.

We may not be able to find and identify desirable acquisition targets or we may not be successful in entering into an agreement with any one target. Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could harm our results of operations. In addition, if an acquired business fails to meet our expectations, our business, results of operations, and financial condition may suffer. In some cases, minority shareholders may exist in certain of our non-wholly-owned acquisitions (for businesses we do not purchase as an 100% owned subsidiary) and may retain minority shareholder rights which could make a future change of control or corporate approvals for actions more difficult to achieve and/or more costly.

We also make strategic investments in early-stage companies developing products or technologies that we believe could complement our business or expand our breadth, enhance our technical capabilities, or otherwise offer growth opportunities. These investments may be in early-stage private companies for restricted stock. Such investments are generally illiquid and may never generate value. Further, the companies in which we invest may not succeed, and our investments would lose their value.

Moreover, the anticipated benefits of any acquisition, investment, or business relationship may not be realized, or we may be exposed to unknown risks or liabilities of our acquisitions. Furthermore, we may be subject to unknown liabilities of the businesses we acquire. In addition, we may become subject to legal proceedings in connection with the businesses of, or resulting from, our acquisitions. For example, we have become party to certain litigation as a result of our acquisition of FGH, which falls under certain indemnification protections obtained in the acquisition. For more information, see Item 3 "Legal Proceedings."

Certain conditions or events could disrupt the Company's supply chains, disrupt operations, and increase operating expenses.

Conditions or events including, but not limited to, the following could disrupt the Company's supply chains and in particular its ability to deliver its products, interrupt operations at its facilities, increase operating expenses, resulting in loss of sales, delayed performance of contractual obligations or require additional expenditures to be incurred: (i) extraordinary weather conditions or natural disasters such as hurricanes, tornadoes, floods, fires, extreme heat, earthquakes, etc.; (ii) a local, regional, national or international outbreak of a contagious disease, including the COVID-19 coronavirus, Middle East Respiratory Syndrome, Severe Acute Respiratory Syndrome, H1N1 influenza virus, avian flu, or any other similar illness could result in a general or acute decline in economic activity; (iii) political instability, social and labor unrest, war or terrorism, including the current conflict between Russia and Ukraine; or (iv) interruptions in the availability of basic commercial and social services and infrastructure including power and water shortages, and shipping and freight forwarding services including via air, sea, rail and road.

Cannabis laws, regulations, and guidelines are dynamic and subject to changes.

Cannabis laws and regulations are dynamic and subject to evolving interpretations which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. It is also possible that regulations may be enacted in the future that will be directly applicable to certain of our products and/or aspects of our businesses. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business. Management expects that the legislative and regulatory environment in the cannabis industry internationally will continue to be dynamic and will require innovative solutions to try to comply with this changing legal landscape in this nascent industry for the foreseeable future. Compliance with any such legislation may have a material adverse effect on our business, financial condition and results of operations.

Public opinion can also exert a significant influence over the regulation of the cannabis industry. A negative shift in the public's perception of the cannabis industry could affect future legislation or regulation in different jurisdictions.

Demand for cannabis and derivative products could be adversely affected and significantly influenced by scientific research or findings, regulatory proceedings, litigation, media attention or other research findings.

The legal cannabis industry is at a relatively early stage of its development. Consumer perceptions regarding legality, morality, consumption, safety, efficacy and quality of medicinal cannabis are mixed and evolving and can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of medicinal cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the medicinal cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity, could have a material adverse effect on the demand for medicinal cannabis and on our business, results of operations, financial condition and cash flows. Further, adverse publicity reports or other media attention regarding cannabis in general or associating the consumption of medicinal cannabis with illness or other negative effects or events, could have such a material adverse effect. Public opinion and support for medicinal cannabis use has traditionally been inconsistent and varies from jurisdiction to jurisdiction. Our ability to gain and increase market acceptance of our business may require substantial expenditures on investor relations, strategic relationships and marketing initiatives. There can be no assurance that such initiatives will be successful and their failure to materialize into significant demand may have an adverse effect on our financial condition.

Damage to the Company's reputation can be the result of the actual or perceived occurrence of any number of events, and could include any negative publicity, whether such publicity is accurate or not.

The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views regarding the Company and its activities, whether true or not. Although the Company believes that it operates in a manner that is respectful to all stakeholders and that it takes pride in protecting its image and reputation, it does not ultimately have direct control over how it is perceived by others. Reputational loss may result in decreased ability to enter into new customer, distributor or supplier relationships, retain existing customers, distributors or suppliers, reduced investor confidence and access to capital, increased challenges in developing and maintaining community relations and an impediment to our overall ability to advance our projects, thereby having a material adverse effect on our financial performance, financial condition, cash flows and growth prospects.

We are subject to the inherent risk of exposure to product liability claims, actions and litigation.

As a distributor of products designed to be ingested by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused bodily harm or injury. In addition, the sale of our products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that our products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning health risks, possible side effects or interactions with other substances. Product liability claims or regulatory actions against us could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition. There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our potential products.

We are subject to the inherent risks involved with product recalls.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of our products are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin, or at all. In addition, a product recall may require significant management attention. There can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if our products are subject to recall, our reputation could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on our results of operations and financial condition. Additionally, product recalls may lead to increased scrutiny of our operations by regulatory agencies, requiring further management attention, potential loss of applicable licenses, and potential legal fees and other expenses.

The Company's products could have unknown side effects.

If the products the Company sells are not perceived to have the effects intended by the end user, its business may suffer and the business may be subject to products liability or other legal actions. Many of the Company's products contain innovative ingredients or combinations of ingredients. There is little long-term data available with respect to efficacy, unknown side effects and/or interaction with individual human biochemistry, or interaction with other drugs. Moreover, there is little long-term data available with respect to efficacy, unknown side effects and/or its interaction with individual animal biochemistry. As a result, the Company's products could have certain side effects if not taken as directed or if taken by an end user that has certain known or unknown medical conditions.

The Company may be unable to anticipate changes in its potential client requirements that could make the Company's existing products and services obsolete. The Company's success will depend, in part, on its ability to continue to enhance its product and service offerings so as to address the increasing sophistication and varied needs of the market and respond to technological and regulatory changes and emerging industry standards and practices on a timely and cost-effective basis.

Research regarding the medical benefits, viability, safety, efficacy, use and social acceptance of cannabis or isolated cannabinoids (such as CBD and THC) remains in early stages.

There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids (such as CBD and THC). Although the Company believes that the articles, reports and studies support its beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Given these risks, uncertainties and assumptions, investors should not place undue reliance on such articles and reports. Future research studies and clinical trials may draw opposing conclusions to those stated herein or reach negative conclusions related to medical cannabis, which could have a material adverse effect on the demand for the Company's products, which could result in a material adverse effect on our business, financial condition and results of operations or prospects.

Our growth depends, in part, on expanding into additional consumer markets, and we may not be successful in doing so.

We believe that our future growth depends not only on continuing to provide our current customers with new products, but also continuing to enlarge our customer base. The growth of our business will depend, in part, on our ability to continue to expand in the United States, as well as into international markets. We are investing significant resources in these areas, and although we hope that our products will gain popularity, we may face challenges that are different from those we currently encounter, including competitive merchandising, distribution, hiring, and other difficulties. We may also encounter difficulties in attracting customers due to a lack of consumer familiarity with or acceptance of our brand, or a resistance to paying for premium products, particularly in international markets. In addition, although we are investing in sales and marketing activities to further penetrate newer regions, including expansion of our dedicated sales force, we may not be successful. If we are not successful, our business and results of operations may be harmed.

Fluctuations in the cost and availability of raw materials, equipment, labor, and transportation could cause manufacturing delays or increase our costs.

The price and availability of key components used to manufacture our products has been increasing and may continue to fluctuate significantly. In addition, the cost of labor within our company or at our third-party manufacturers could increase significantly due to regulation or inflationary pressures. Additionally, the cost of logistics and transportation fluctuates in large part due to the price of oil, and availability can be limited due to political and economic issues. Any fluctuations in the cost and availability of any of our raw materials, packaging, or other sourcing or transportation costs could harm our gross margins and our ability to meet customer demand. If we are unable to successfully mitigate a significant portion of these product cost increases or fluctuations, our results of operations could be harmed.

We rely on third-parties for raw materials and to manufacture and compound some of our products. We have no control over these third parties and if these relationships are disrupted our results of operations in future periods will be adversely impacted.

We currently hold short term supply contracts with unaffiliated third-party vendors for our critical raw materials. In addition, some of our products are manufactured or compounded by unaffiliated third parties and the use of these third-party co-packers changes from time to time due to customer demand and the composition of our product mix and product portfolio. We do not have any long-term contracts with any of these third parties, and we expect to compete with other companies for raw materials, production and imported packaging material capacity. If we experience significant increased demand or need to replace an existing raw material supplier or third-party manufacturer, there can be no assurances that replacements for these third-party vendors will be available when required on terms that are acceptable to us, or at all, or that any manufacturer or compounder would allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to expand existing or find new sources, we may encounter delays in production and added costs as a result of the time it takes to engage third parties. Any delays, interruption or increased costs in raw materials and/or the manufacturing or compounding of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower revenues and net income both in the short and long-term.

The Company's inventory has a shelf life and may reach its expiration and not be sold.

The Company holds finished goods in inventory and its inventory has a shelf life. Finished goods in the Company's inventory may include cannabis flower, cannabis oil products and cosmeceuticals. The Company's inventory may reach its expiration and not be sold. Although management regularly reviews the quantity and remaining shelf life of inventory on hand, and estimates manufacturing and sales lead times in order to manage its inventory, write-downs of inventory may still be required. Any such write-down of inventory could have a material adverse effect on the Company's business, financial condition, and results of operations.

The seasonal trends in our business create variability in our financial and operating results.

Our financial and operating results are subject to seasonal and quarterly variations in our net revenue and operating income and, as a result, our quarterly results may fluctuate and could be below expectations. Our business has realized a disproportionate amount of our net revenue and earnings for prior fiscal years in the third and fourth quarter as a result of the holiday season, and we expect this seasonal impact on our operations to continue in the future. If we experience lower than expected net revenue during any third or fourth quarter, it may have disproportionately large effects on our operating results and financial condition for that year. Any factors that harm our third or fourth quarter operating results, including disruptions in our brands or our supply chains or unfavorable economic conditions, could have a disproportionate effect on our results of operations and our financial condition for our entire fiscal year.

The Company may not be able to maintain effective quality control systems.

The Company may not be able to maintain an effective quality control system. The Company ascribes its early successes, in part, on its commitment to product quality and its effective quality control system. The effectiveness of the Company's quality control system and its ability to obtain or maintain good manufacturing practice ("GMP") certification with respect to its manufacturing, processing and testing facilities depend on a number of factors, including the design of its quality control procedures, training programs, and its ability to ensure that its employees adhere to the Company's policies and procedures. The Company also depends on service providers such as toll manufacturers and contract laboratories to manufacture, process or test its products that are subject to GMP certification requirements.

We expect that regulatory agencies will periodically inspect our and our service providers' facilities to evaluate compliance with applicable GMP requirements. Failure to comply with these requirements may subject us or our service providers to possible regulatory enforcement actions. Any failure or deterioration of the Company's or its service providers' quality control systems, including loss of GMP certification, may have a material adverse effect on the Company's business, results of operations and financial condition.

The cannabinoid industry faces strong opposition and may face similar opposition in other jurisdictions in which we operate.

Many political and social organizations oppose hemp and cannabis and their legalization, and many people, even those who support legalization, oppose the sale of hemp and cannabis in their geographies. Our business will need support from local governments, industry participants, consumers and residents to be successful. Additionally, there are large, well-funded businesses that may have a strong opposition to the cannabis industry. For example, the pharmaceutical and alcohol industries have traditionally opposed cannabis legalization. Any efforts by these or other industries to halt or impede the cannabis industry could have detrimental effects on our business.

The Company is subject to wholesale price volatility that could expose the Company to lower than anticipated revenues, gross margins, net income and cash flows.

The pharmaceutical distribution and cannabis industries are margin-based businesses in which gross profits depend on the excess of sales prices over costs. Consequently, profitability is sensitive to fluctuations in wholesale and retail prices caused by changes in supply (which itself depends on other factors such as weather, fuel, equipment and labor costs, shipping costs, economic situation, government regulations and demand), taxes, government programs and policies for the pharmaceutical distribution and cannabis industries (including price controls and wholesale price restrictions that may be imposed by government agencies responsible for the sale of pharmaceuticals and cannabis), and other market conditions, all of which are factors beyond our control. The Company's operating income may be significantly and adversely affected by a decline in the price of pharmaceuticals and cannabis and will be sensitive to changes in the price of cannabis and the overall condition of the cannabis industry, as our profitability is directly related to the price of pharmaceuticals and cannabis. These prices affected by numerous factors beyond our control. Any price decline may have a material adverse effect on the Company's business, financial condition and results of operations.

The Company could face competitive risks from the development and distribution of synthetic cannabis.

The pharmaceutical industry and others may attempt to enter the cannabis industry and, in particular, the medical cannabis industry through the development and distribution of synthetic products that emulate the effects of and treatment provided by naturally occurring cannabis. If synthetic cannabis products are widely adopted, the widespread popularity of such synthetic cannabis products could change the demand, volume and profitability of the botanical cannabinoid industry. This could adversely affect our ability to secure long-term profitability and success through the sustainable and profitable operation of our business.

The legalization of adult-use, recreational cannabis may reduce sales of medical cannabis.

Legalization of the sale to adults of recreational, non-medical cannabis in any country may increase competition in the medical cannabis market. We may not be able to achieve our business plan in a highly competitive market where recreational, adult-use cannabis is legal, or the market may experience a drop in the price of cannabis and cannabis products over time, decreasing our profit margins.

The Company is reliant on third party transportation services and importation services to deliver its products to customers.

The Company relies on third party transportation services and importation services to deliver its products to its customers. The Company is exposed to the inherent risks associated with relying on third party transportation service-providers, including logistical problems, delays, loss or theft of product and increased shipping and insurance costs. Any delay in transporting the product, breach of security or loss of product, could have a material adverse effect on the Company's business, financial performance and results of operations.

We may not be able to establish and maintain bank accounts in certain countries.

There is a risk that banking institutions in countries where we operate will not open accounts for us or will not accept payments or deposits from proceeds related to the cannabis industry. Such risks could increase our costs or prevent us from expanding into certain jurisdictions.

We may not be able to renew certain of our leases.

Several of the properties or facilities that we utilize in our operations are leased for a specific term. There is a risk that we may not be able to extend the term on some or all of such leases or, if we do so, that the terms of any such lease extension will be favorable. Likewise, there is a risk that some leases may expire and we will be required to relocate our operations to another location, thereby incurring costs.

The Company may be subject to cyber-security and privacy risks that could disrupt its operations and expose the Company to financial losses, contractual losses, liability, reputational damage and additional expense.

The Company may be subject to risks related to our information technology systems, including cyber-attacks, malware, ransomware and phishing attacks that could target our intellectual property, trade secrets, financial information, personal information of our employees, customers and patients, including sensitive personal health information. The occurrence of such an attack could disrupt our operations and expose the Company to financial losses, contractual damages, liability under labor and privacy laws, reputational damage and additional expenses. We have implemented security measures to protect our data and information technology systems; however, such measures may not be effective in preventing cyber-attacks. We may be required to allocate additional resources to implement additional preventative measures including significant investments in information technology systems. A serious cyber-security breach could have a material adverse effect on our business, financial condition and results of operations.

The Company may collect and store certain personal information about customers and is responsible for protecting such information from privacy breaches. A privacy breach may occur through procedural or process failure, information technology malfunction, or deliberate unauthorized intrusions. In addition, theft of data is an ongoing risk whether perpetrated via employee collusion or negligence or through deliberate cyber-attack. Any such privacy breach or theft could have a material adverse effect on the Company's business, financial condition and results of operations. If the Company were found to be in violation of privacy or security rules or other laws protecting the confidentiality of information, the Company could be subject to sanctions and civil or criminal penalties, which could increase its liabilities, harm its reputation and have a material adverse effect on the Company's business, financial condition and results of operations.

The Company may incur significant costs to defend its intellectual property and other proprietary rights.

The ownership and protection of trademarks, patents, trade secrets and intellectual property rights are significant aspects of the Company's future success. Unauthorized parties may attempt to replicate or otherwise obtain and use the Company's products and technology. Policing the unauthorized use of the Company's current or future trademarks, patents, trade secrets or intellectual property rights could be difficult, expensive, time-consuming and unpredictable, as may be enforcing these rights against unauthorized use by others.

In addition, other parties may claim that the Company's products infringe on their proprietary and perhaps patent protected rights. Such claims, regardless of their merit, may result in the expenditure of significant financial and managerial resources, legal fees, injunctions, temporary restraining orders and/or require the payment of damages. As well, the Company may need to obtain licenses from third parties who allege that the Company has infringed on their lawful rights. Such licenses may not be available on terms acceptable to the Company or at all. In addition, the Company may not be able to obtain or utilize on terms that are favorable to it, or at all, licenses or other rights with respect to intellectual property that it does not own.

RISKS RELATED TO OUR REGULATORY FRAMEWORK

Marijuana remains illegal under U.S. federal law, and the enforcement of U.S. cannabis laws could change.

There are significant legal restrictions and regulations that govern the cannabis industry in the United States. Marijuana remains a Schedule I drug under the Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute or possess cannabis in the United States. In those states in which the use of marijuana has been legalized, its use remains a violation of federal law pursuant to the Controlled Substances Act. The Controlled Substances Act classifies marijuana as a Schedule I controlled substance, and as such, medical and adult cannabis use is illegal under U.S. federal law. Unless and until the U.S. Congress amends the Controlled Substances Act with respect to marijuana (and the President approves such amendment), there is a risk that federal authorities may enforce current federal law. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable U.S. federal money laundering legislation. While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis regulatory programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve us of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against us. Since U.S. federal law criminalizing the use of marijuana pre-empts state laws that legalize its use, enforcement of federal law regarding marijuana is a significant risk and would greatly harm our business, prospects, revenue, results of operation and financial condition. The enforcement of federal laws in the United States is a risk to our business and any proceedings brought against us thereunder may materially, adversely affect our operations and financial performance.

Our activities are, and will continue to be, subject to evolving regulation by governmental authorities. The legality of the production, cultivation, extraction, distribution, retail sales, transportation and use of cannabis differs among states in the United States. Due to the current regulatory environment in the United States, new risks may emerge; Management may not be able to predict all such risks.

Due to the conflicting views between state legislatures and the federal government regarding cannabis, cannabis businesses are subject to inconsistent laws and regulations. There can be no assurance that the federal government will not enforce federal laws relating to marijuana and seek to prosecute cases involving marijuana businesses that are otherwise compliant with state laws in the future.

The uncertainty of U.S. federal enforcement practices going forward and the inconsistency between U.S. federal and state laws and regulations present major risks for the Company.

Changes to federal or state laws pertaining to industrial hemp could slow the use of industrial hemp which would materially impact our revenues in future periods.

As of the date hereof, most states and the District of Columbia have authorized industrial hemp programs pursuant to the United States of the 2018 Farm Bill, or under prior programs authorized under the 2014 Farm Bill or have plans under review by the USDA. Effective January 1, 2022, several states without an approved plan under the Farm Bill, or a plan under review, will default to the USDA Hemp Producer License. Continued development of the industrial hemp industry will be dependent upon new legislative authorization of industrial hemp at the state level, and further amendment or supplementation of legislation at the federal level. Any number of events or occurrences could slow or halt progress all together in this space. While progress within the industrial hemp industry is currently encouraging, growth is not assured. While there appears to be ample public support for favorable legislative action, numerous factors may impact or negatively affect the legislative process(es) within the various states where we have business interests. Any one of these factors could slow or halt use of industrial hemp, which could negatively impact the business up to possibly causing us to discontinue operations as a whole. In addition, changes in Federal or state laws could require us to alter the way we conduct our business in order to remain compliant with applicable state laws in ways we are presently unable to foresee. These possible changes, if necessary, could be costly and may adversely impact our results of operations in future periods.

Uncertainty caused by potential changes to legal regulations could impact the use of CBD products.

There is substantial uncertainty and different interpretations among federal, state and local regulatory agencies, legislators, academics and businesses as to the scope of operation of Farm Bill-compliant hemp programs relative to the emerging regulation of cannabinoids. These different opinions include, but are not limited to, the regulation of cannabinoids by the FDA and the extent to which manufacturers of products containing Farm Bill-compliant cultivators and processors may engage in interstate commerce. The uncertainties cannot be resolved without further federal, and perhaps even state-level, legislation, regulation or a definitive judicial interpretation of existing legislation and rules. If these uncertainties continue, they may have an adverse effect upon the introduction of our products in different markets.

Any failure on our part to comply with applicable regulations could prevent us from being able to carry on our business, and there may be additional costs associated with any such failure.

Our business activities are heavily regulated in all jurisdictions where we do business. Our operations are subject to various laws, regulations and guidelines by governmental authorities relating to the cultivation, processing, manufacture, marketing, management, distribution, transportation, storage, sale, packaging, labeling, pricing and disposal of cannabis and cannabis products. In addition, we are subject to laws and regulations relating to employee health and safety, insurance coverage and the environment. Laws and regulations, applied generally, grant government agencies and self-regulatory bodies broad administrative discretion over our activities, including the power to limit or restrict business activities as well as impose additional disclosure requirements on our products and services.

Any failure by us to comply with the applicable regulatory requirements could

• require extensive changes to our operations;

• result in regulatory or agency proceedings or investigations;

• result in the revocation of our licenses and permits, increased compliance costs;

• result in damage awards, civil or criminal fines or penalties;

• result in restrictions on our operations;

• harm our reputation; or

• give rise to material liabilities.

There can be no assurance that any future regulatory or agency proceedings, investigations or audits will not result in substantial costs, a diversion of management's attention and resources or other adverse consequences to our business.

Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by governmental authorities and obtaining all necessary regulatory approvals for the cultivation, processing, production, storage, distribution, transportation, sale, import and export, as applicable, of our products. Any failure to comply with the regulatory requirements applicable to our operations may lead to possible sanctions, including:

• the revocation or imposition of additional conditions on licenses to operate our business;

• the suspension or expulsion from a particular market or jurisdiction or of our key personnel;

• the imposition of additional or more stringent inspection, testing and reporting requirements;

• product recalls or seizures; and

• the imposition of fines and censures.

In addition, changes in regulations, government or judicial interpretation of regulations, or more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increase compliance costs or give rise to material liabilities or a revocation of our licenses and other permits. Furthermore, governmental authorities may change their administration, application or enforcement procedures at any time, which may adversely affect our ongoing regulatory compliance costs. There is no assurance that we will be able to comply or continue to comply with applicable regulations.

The FDA limits the ability to discuss the medical benefits of CBD.

Under FDA rules it is illegal for companies to make "health claims" or claim that a product has a specific medical benefit. The FDA has not recognized any medical benefits derived from CBD, which means that we are not legally permitted to advertise any potential health claims related to our CBD products. Because of the perception among many consumers that CBD is a health/medicinal product, the inability to make such health claims about its CBD products may limit our ability to market and sell products to consumers, which would negatively affect our revenues and profits.

The legal cannabis market is a relatively new industry. As a result, the size of our target market is difficult to quantify, and investors will be reliant on their own estimates on the accuracy of market data.

Because the cannabis industry is in a nascent stage, there is a lack of information about comparable companies available for potential investors to review and to decide whether to invest in us and, few, if any, established companies whose business model we can follow or upon whose success we can build. Accordingly, investors should rely on their own estimates regarding the potential size, economics and risks of the cannabis market in deciding whether to invest in our Common Shares. We are an early-stage company that has not generated net income. There can be no assurance that our growth estimates are accurate or that the cannabis market will be large enough for our business to grow as projected.

Although we are committed to researching and developing new markets and products and improving existing products, there can be no assurances that such research and market development activities will prove profitable or that the resulting markets or products, if any, will be commercially viable or successfully produced and marketed. We must rely largely on our own market research to forecast sales and design products as detailed forecasts and consumer research are not generally obtainable from reliable third-party sources in Canada and in other international jurisdictions.

In addition, there is no assurance that the industry and market will continue to exist and grow as currently estimated or anticipated or function and evolve in the manner consistent with management's expectations and assumptions. We could also be subject to other events or circumstances that adversely affect the cannabis industry, such as the imposition of further restrictions on sales and marketing or further restrictions on sales in certain areas and markets.

RISKS RELATED TO FINANCIALS AND ACCOUNTING

Management has performed an analysis of our ability to continue as a going concern, and has determined that, based on our current financial position, there is a substantial doubt about our ability to continue as a going concern. In addition, our independent registered public accounting firm has raised substantial doubt as to our ability to continue as a going concern.

Based on its assessment, management has raised substantial doubt about our ability to continue as a going concern. The Company had cash and cash equivalents of $4.4 million at December 31, 2023, a loss of $56.3 million for the year ended December 31, 2023, and an accumulated deficit of $142.5 million at December 31, 2023. The Company's ability to continue as a going concern is dependent on its ability to obtain additional capital. The Company believes that its current level of cash and cash equivalents are not sufficient to continue investing in growth, while at the same time meeting its obligations as they become due. These conditions raise substantial doubt regarding our ability to continue as a going concern. In an effort to alleviate these conditions, management continues to evaluate various cost reduction, asset sales, and other alternatives and may seek to raise additional funds through the issuance of equity, mezzanine or debt securities, through arrangements with strategic partners, through obtaining credit from financial institutions or otherwise.

Our independent registered public accounting firm has raised substantial doubt as to our ability to continue as a going concern. A going concern opinion in the report of our independent registered public accounting firm could impair our ability to finance our operations through public or private equity offerings or debt financings, or a combination of one or more of these funding sources. Any additional equity or equity-linked debt financing could be extremely dilutive to our current stockholders. Additional capital may not be available on reasonable terms, or at all, and we may be required to terminate or significantly curtail our operations, or enter into arrangements with collaborative partners or others that may require us to relinquish rights to certain aspects of our product candidates, or potential markets that we would not otherwise relinquish. If we are unable to obtain capital, our business would be jeopardized, and we may not be able to continue operations.

We may increase our foreign sales in the future, and such sales may be subject to unexpected regulatory requirements and other barriers.

Our functional currency is denominated in U.S. dollars. We currently expect that a portion of our sales will be denominated in European euros and we may, in the future, have sales denominated in the currencies of additional countries in which we establish operations or distribution. In addition, we incur a portion of our operating expenses in European euros. In the future, the proportion of our sales that are international may increase. Such sales may be subject to unexpected regulatory requirements and other barriers. Any fluctuation in the exchange rates of foreign currencies may negatively affect our business, financial condition and results of operations. We have not previously engaged in foreign currency hedging. If we decide to hedge our foreign currency exposure, we may not be able to hedge effectively due to lack of experience, unreasonable costs or illiquid markets. In addition, those activities may be limited in the protection they provide from foreign currency fluctuations and can themselves result in losses.

Assumptions, estimates and judgments related to critical accounting matters could significantly affect our reported financial results or financial condition.

The preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (" U.S. GAAP") requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. We base our estimates on limited historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the notes to our financial statements, the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, revenue and expenses that are not readily apparent from other sources. Our operating results may be adversely affected if the assumptions change or if actual circumstances differ from those in the assumptions, which could cause our operating results to fall below the expectations of securities analysts and investors, resulting in a decline in the price of our Common Shares. Significant assumptions and estimates used in preparing the financial statements include those related to the credit quality of accounts receivable, income tax credits receivable, share based payments, impairment of non-financial assets, as well as revenue and cost recognition.

There are tax risks the Company may be subject to in carrying on business in multiple jurisdictions.

We and our subsidiaries will operate and, accordingly, will be subject to income tax and other forms of taxation in multiple jurisdictions. We may be subject to income taxes and non-income taxes in a variety of jurisdictions and our tax structure may be subject to review by both domestic and foreign taxation authorities. Those tax authorities may disagree with our interpretation and/or application of relevant tax rules. A challenge by a tax authority in these circumstances might require us to incur costs in connection with litigation against the relevant tax authority or reaching a settlement with the tax authority and, if the tax authority's challenge is successful, could result in additional taxes (perhaps together with interest and penalties) being assessed on us, and as a result an increase in the amount of tax payable by us.

Taxation laws and rates which determine taxation expenses may vary significantly in different jurisdictions, and legislation governing taxation laws and rates are also subject to change. Therefore, our earnings may be affected by changes in the proportion of earnings taxed in different jurisdictions, changes in taxation rates, changes in estimates of liabilities and changes in the amount of other forms of taxation. The determination of our provision for income taxes and other tax liabilities will require significant judgment (including based on external advice) as to the interpretation and application of these rules. We may have exposure to greater than anticipated tax liabilities or expenses.

Additionally, dividends and other intra-group payments made by our subsidiaries or international branches may expose the recipients of such payments to taxes in their jurisdictions of organization and operation and such dividends and other intra-group payments may also be subject to withholding taxes imposed by the jurisdiction in which the entity making the payment is organized or tax resident. Unless such withholding taxes are fully creditable or refundable, dividends and other intra-group payments may increase the amount of tax paid by us. Although the Company and its subsidiaries arrange themselves and their affairs with a view to minimizing the incurrence of such taxes, there can be no assurance that we will succeed.

Restrictions on Deduction of Certain Expenses for U.S. Federal Income Tax Purposes.

Section 280E of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits businesses from deducting certain expenses associated with trafficking-controlled substances for United States federal income tax purposes. The Internal Revenue Service (the "IRS") has invoked Code Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Section 280E of the Code prohibits cannabis businesses that are deemed to be trafficking in controlled substances from deducting certain ordinary and necessary business expenses, forcing them to pay higher effective federal tax rates than similar companies in other industries. The effective tax rate on a cannabis business depends on how large its ratio of non-deductible expenses is to its total revenues. Therefore, businesses in the U.S. legal cannabis industry may be less profitable than they would otherwise be.

Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative bodies and federal courts challenging these restrictions, there is no guarantee that these authorities will issue an interpretation of Code Section 280E favorable to cannabis businesses.

Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative bodies and federal courts challenging these restrictions, there is no guarantee that these authorities will issue an interpretation of Code Section 280E favorable to cannabis businesses.

If our tax filing positions were to be challenged by federal, state and local or foreign tax jurisdictions, we may not be wholly successful in defending our tax filing positions. We record reserves for unrecognized tax benefits based on our assessment of the probability of successfully sustaining tax filing positions. We, therefore, analyze and consider the appropriateness of recording reserves for unrecognized tax benefits each quarter. Management exercises significant judgment when assessing the probability of successfully sustaining tax filing positions, and in determining whether a contingent tax liability should be recorded and, if so, estimating the amount. If our tax filing positions are successfully challenged, payments could be required that are in excess of reserved amounts or we may be required to reduce the carrying amount of our net deferred tax asset, either of which result could be significant to our financial condition or results of operations.

The Company may be at a higher risk of IRS audit.

The Company believes there is a greater likelihood that the IRS will audit the tax returns of cannabis-related businesses. Any such audit of our tax returns could result in us being required to pay additional tax, interest and penalties, as well as incremental accounting and legal expenses, which could be material.

The Company will likely be a "passive foreign investment company" for its current tax year, which may have adverse U.S. federal income tax consequences for U.S. investors.

The Company believes it was a PFIC within the meaning of Section 1297 of the Code for its most recently completed tax year, and based on current business plans and financial expectations, it believes that it will likely be a PFIC for its current tax year and may be a PFIC in subsequent tax years. If the Company is a PFIC for any year during a U.S. taxpayer's holding period of Common Shares, then such U.S. taxpayer generally will be required to treat any gain realized upon a disposition of the Common Shares or any so-called "excess distribution" received on its Common Shares as ordinary income, and to pay an interest charge on a portion of such gain or distribution. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. taxpayer. Subject to certain limitations, these tax consequences may be mitigated if a U.S. taxpayer makes a timely and effective "QEF election" under Code Section 1295 ("QEF Election") or a "mark-to-market" election under Section 1296 of the Code ("Mark-to-Market Election"). U.S. taxpayers should be aware that there can be no assurances that the Company will satisfy the record keeping requirements that apply to a qualified electing fund (a "QEF"), or that the Company will supply U.S. taxpayers with information that such U.S. taxpayers are required to report under the QEF rules, in the event the Company is a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to their Common Shares. A U.S. taxpayer who makes a Mark-to-Market Election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the taxpayer's basis therein. This paragraph is qualified in its entirety by the discussion below under the heading of "Certain United States Federal Income Taxation Considerations - Passive Foreign Investment Company Rules." Each potential investor who is a U.S. taxpayer should consult its own tax advisor regarding the tax consequences of the PFIC rules and the acquisition, ownership, and disposition of the Common Shares.

The Company's ability to use its U.S. net operating loss carryforwards to offset its future U.S. taxable income may be subject to limitations.

The Company's U.S. federal net operating loss carryforwards ("NOLs") generated in taxable years beginning before January 1, 2018 may be carried forward for 20 years. The Company's U.S. federal NOLs generated in taxable years beginning after December 31, 2017 may be carried forward indefinitely, but the utilization of such NOLs is limited. In addition, under Section 382 of the Code, a corporation that undergoes an "ownership change" (generally defined as a greater than 50% change (by value) in its stock ownership over a three-year period) is subject to limitations on its ability to utilize its pre-change U.S. federal NOLs to offset its future U.S. taxable income. If the Company has undergone an ownership change in the past, or if future changes in its stock ownership, some of which are outside its control, results in an ownership change, its ability to utilize its U.S. federal NOLs may be limited by Section 382 of the Code. It is uncertain if and to what extent U.S. states will conform to U.S. federal income tax law with respect to the treatment of NOLs. As a result, the Company's ability to use its U.S. NOLs to offset its future U.S. taxable income may be subject to limitations, which could increase its tax liability and decrease its cash flow.

Changes in global and local tax laws and regulations in jurisdictions in which the Company operates may adversely impact the Company and the value of the Common Shares.

Changes to tax laws in the U.S. or in any jurisdiction in which the Company conducts business (which changes may have retroactive application) could adversely affect the Company or holders of the Common Shares. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact the Company's financial performance and the value of the Common Shares. Additionally, states in which the Company operates or owns assets may impose new or increased taxes. If enacted, most of the proposals would be effective for the current or later years. The proposed legislation remains subject to change, and its impact on the Company and purchasers of the Common Shares is uncertain.

In addition, the Inflation Reduction Act of 2022 includes provisions that impact the U.S. federal income taxation of corporations. Among other items, this legislation includes provisions that impose a minimum tax on the book income of certain large corporations and an excise tax on certain corporate stock repurchases that is imposed on the corporation purchasing such stock. It is unclear how this legislation will be implemented by the U.S. Department of the Treasury and the Company cannot predict how this legislation or any future changes in tax laws might affect the Company or purchasers of the Common Shares.

A number of international legislative and regulatory bodies have proposed legislation and begun investigations of the tax practices of multinational companies and, in the European Union, the tax policies of certain European Union member states. One of these efforts has been led by the Organization for Economic Co-operation and Development (OECD), which has finalized recommendations to revise corporate tax, transfer pricing, and tax treaty provisions in member countries. On December 15, 2022, European Union member states unanimously adopted the Minimum Tax Directive ensuring a global minimum level of taxation for multinational companies. Member states had until December 31, 2023, to transpose the Minimum Tax Directive into national legislation. The enactment of this and the heightened interest in and taxation of large multinational companies increase tax uncertainty and could ultimately have a material effect on our effective tax rate, income tax expense, net income, or cash flows.

Failure to develop our internal controls over financial reporting as we grow could have an adverse effect on our operations.

As we mature we will need to continue to develop and improve our current internal control systems and procedures to manage our growth. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish appropriate controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, financial condition or results of operations. In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. In connection with the audit of our financials for the year ended December 31, 2021, the Company's auditors noted material weaknesses and made certain recommendations to management regarding material weaknesses related to goodwill impairment testing and purchase price allocations, contract receivables and corresponding revenue and inventory procedures (the "2021 Material Weaknesses"). In connection with the 2021 Material Weaknesses, the Company allocated resources to its remediation plan, including (i) continuing to enhance our impairment testing procedures with the assistance of our third party experts (ii) implementing enhanced credit assessment over the creditworthiness of certain contract receivables and their corresponding revenue and (iii) implementing regularly scheduled physical inventory counts in all company locations and reconciling with internal accounting records. As of December 31, 2022, management believed the 2021 Material Weaknesses relating to its contract receivables and corresponding revenue and investor procedures have been fully remediated.

However, in connection with the audit of our financials for the year ended December 31, 2022, our auditors noted that the material weakness with respect to goodwill impairment testing and purchase price allocations remains un-remediated (the "2022 Material Weakness"). In connection with the 2022 Material Weakness, management has, and will continue to, allocate resources to its remediation plan, which include (i) the establishment of additional internal procedures with respect to the documentation of budget and forecasting process with respect to material assumptions or determinations, (ii) the implementation of a new validation process to bolster accuracy of underlying assumptions and (iii) the assessment of our third party experts engaged to assist in the accuracy of our impairment testing. As of December 31, 2023, management believes the 2022 Material Weaknesses relating to its goodwill impairment testing and purchase price allocations have been fully remediated.

Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse effect on the price of our Common Shares.

RISKS RELATED TO OUR COMMON SHARES

We will need, but may be unable to, obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

In the future, we hope to rely on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Shares will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. There can be no assurance that we will be able to generate any investor interest in our securities. If we do not obtain additional financing, our business may never commence, in which case you would likely lose the entirety of your investment in the Company.

Holders of our Common Shares are subject to dilution resulting from the issuance of equity-based compensation by us.

We have awarded stock options and restricted common shares to our management and key employees to incentivize their performance and retention. Any additional equity grants and any exercise of existing warrants will cause our shareholders to be diluted and may negatively affect the price of the Common Shares.

We continue to incur increased costs as a result of operating as a public company and our management is required to devote substantial time to new compliance initiatives.

As a public company, particularly after we are no longer an emerging growth company, we will continue to incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2022 ("Sarbanes-Oxley Act"), and rules implemented by the SEC and Nasdaq, impose various requirements on public companies, including requirements to file annual, quarterly and event-driven reports with respect to our business and financial condition and operations and establish and maintain effective disclosure and financial controls and corporate governance practices. Our existing management team will continue to devote a substantial amount of time to these compliance initiatives, and we may need to hire additional personnel to assist us with complying with these requirements. Moreover, these rules and regulations will continue to increase our legal and financial compliance costs and will make some activities more time consuming and costly.

Pursuant to Section 404 of the Sarbanes-Oxley Act ("Section 404"), we will be required to furnish a report by our management on our internal controls over financial reporting, which, after we are no longer an emerging growth company, must be accompanied by an attestation report on internal controls over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will document and evaluate our internal controls over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of our internal controls over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal controls over financial reporting.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some public company required activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We continue to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and divert management's time and attention from revenue generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

If we fail to meet applicable listing requirements, Nasdaq may delist our Common Shares from trading, in which case the liquidity and market price of our Common Shares could decline.

We cannot assure you that we will be able to meet the continued listing standards of Nasdaq currently or in the future. Nasdaq imposes, among other requirements, continued listing standards including a minimum bid requirement.

The price of our Common Shares must trade at or above $1.00 to comply with the minimum bid requirement for continued listing on the Nasdaq Capital Market. On July 8, 2022, the Company was notified by the Nasdaq Stock Market, LLC that it was not in compliance with the minimum bid price requirement of $1.00 per share for 30 consecutive business days as set forth in Rule 5550(a)(2) of the Nasdaq Listing Rules (the "Minimum Bid Price Requirement"). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), Nasdaq provided a 180-calendar day period following the date of the notice to regain compliance. To regain compliance with the Minimum Bid Price Requirement, the Company was required to maintain a minimum closing bid price of $1.00 or more for at least 10 consecutive trading days. From June 9, 2023 through June 23, 2023, a period of 10 consecutive trading days, the closing bid price of the Company's Common Shares was greater than $1.00 per share. Accordingly, on June 26, 2023, the Company received formal notice from Nasdaq that it had regained compliance with the Minimum Bid Price Requirement and that the matter has been closed.

The audit committee of the Board of Directors of the Company must include three independent members as required by Nasdaq Listing Rule 5605(c)(2)(A). With the resignation of Director Thomas Solomon, the Company informed Nasdaq of the foregoing on December 4, 2023. On December 6, 2023, the Company received a notification from Nasdaq, confirming that, for the reasons described above, the Company no longer complies with Nasdaq's audit committee requirements contained in Nasdaq Listing Rule 5605(c)(2)(A). As set forth in such notification, Nasdaq advised the Company that, under Nasdaq Rule 5605(c)(4), Nasdaq will provide the Company a cure period in order to regain compliance (i) until the earlier of the Company's next annual shareholders' meeting or November 30, 2024, or (ii) if the next annual shareholders' meeting is held before May 28, 2024, then the Company must evidence compliance no later than May 28, 2024.

If the Company fails to regain compliance with the audit committee requirement, or if we otherwise fail to meet any other applicable requirements of the Nasdaq and we are unable to regain compliance, Nasdaq may make a determination to delist our Common Shares. Any delisting of our Common Shares would likely adversely affect the market liquidity and market price of our Common Shares and our ability to obtain financing for the continuation of our operations or result in the loss of confidence by investors.

Ownership of our Common Shares may be considered unlawful in some jurisdictions and holders of our Common Shares may consequently be subject to liability in such jurisdictions.

Cannabis-related financial transactions, including investment in the securities of cannabis companies and receipt of any associated benefits, such as dividends, are currently subject to anti-money laundering and a variety of other laws that vary by jurisdiction, many of which are unsettled and still developing. While the interpretation of these laws is unclear, in some jurisdictions, financial benefit directly or indirectly arising from conduct that would be considered unlawful in such jurisdiction may be viewed to be within the purview of these laws, and persons receiving any such benefit, including investors in an applicable jurisdiction, may be subject to liability under such laws. Each prospective investor should therefore contact his, her or its own legal advisor regarding the ownership of our Common Shares and any related potential liability.

The Company's directors and officers may have a conflict of interest in conducting their duties.

We may be subject to various potential conflicts of interest because of the fact that some of our officers and directors may be engaged in a range of business activities. In addition, our executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to the Company. In some cases, our executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to our business and affairs and that could adversely affect our operations. These business interests could require significant time and attention of our executive officers and directors.

As of January 1, 2023, we were required to report as a U.S. domestic issuer and the benefits of a "foreign private issuer" are no longer available to us, which will likely result in additional costs and expenses for us.

On January 1, 2023, we lost our status as a "foreign private issuer" (within the meaning of Rule 3b-4 of the Exchange Act). Complying with these additional requirements increases our legal and audit fees which in turn, could have a material adverse effect on our business, financial condition and results of operations. As a result of being considered a "domestic issuer" for reporting and disclosure requirements. We were required to adjust our disclosure and reporting to comply with the requirements for domestic U.S. companies, including that:

• we are required to prepare and report on forms that are applicable to U.S. domestic issuers, such as Forms 10-K, 10-Q and 8-K, rather than the forms formerly used by us, such as Forms 20-F and 6-K;

• we are required to prepare and file proxy statements in accordance with SEC rules;

• we are no longer exempt from certain requirements of U.S. securities laws such as (i) Regulation FD, which restricts the selective disclosure of material information, (ii) exemptions for filing beneficial ownership reports under Section 16(a) of the Exchange Act for executive officers, directors and 10% shareholders (Forms 3, 4, and 5), and (iii) the Section 16(b) short swing profit rules;

• we are no longer permitted to disclose compensation information for our executive officers on an aggregate rather than an individual basis, although such exemption may still be available to us as long as we remain an "emerging growth company"; and

• we have lost the ability to rely upon exemptions from U.S. stock exchange rules related to corporate governance requirements that are available to foreign private issuers.

We expect that complying with these additional requirements would increase our legal and audit fees which in turn, could have a material adverse effect on our business, financial condition and results of operations. In addition, as a result of being considered a "domestic issuer" for reporting and disclosure requirements:

• we are no longer exempt from certain requirements of U.S. securities laws such as (i) Regulation FD, which restricts the selective disclosure of material information, (ii) exemptions for filing beneficial ownership reports under Section 16(a) of the Exchange Act for executive officers, directors and 10% shareholders (Forms 3, 4, and 5), and (iii) the Section 16(b) short swing profit rules;

• we are no longer permitted to disclose compensation information for our executive officers on an aggregate rather than an individual basis, although such exemption may still be available to us as long as we remain an "emerging growth company"; and

• we have lost the ability to rely upon exemptions from Nasdaq corporate governance requirements that are available to foreign private issuers.

As a foreign private issuer, we were permitted to follow, and had followed through December 31, 2022, certain home country corporate governance practices instead of those otherwise required under Nasdaq rules for domestic U.S. issuers. For instance, we followed home country practice in Canada with regard to the lack of need to obtain shareholder approval for certain dilutive events such as (i) the establishment or amendment of certain equity-based compensation plans and (ii) certain transactions other than a public offering involving issuances of a 20% or more interest in the company.

The regulated nature of our business may impede or discourage a takeover, which could reduce the market price of our Common Shares.

We require and hold various government licenses to operate our business. These licensing requirements could impede a merger, amalgamation, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our Common Shares, which, under certain circumstances, could reduce the market price of our Common Shares.

We do not intend to pay dividends on our Common Shares in the near future, and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Shares.

We have never declared or paid any cash dividend on our Common Shares and do not currently intend to do so in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Therefore, the success of an investment in the Common Shares will depend upon any future appreciation in their value. There is no guarantee that the Common Shares will appreciate in value or even maintain the price at which you purchased them.

We are an emerging growth company and a smaller reporting company, and our compliance with the reduced reporting and disclosure requirements applicable to emerging growth companies and smaller reporting companies could make our Common Shares less attractive to investors and may make it more difficult to raise capital as and when we need it.

We are an "emerging growth company", as defined in the Jumpstart our Business Startups Act of 2012, referred to as the JOBS Act, and we expect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved and extended adoption period for accounting pronouncements.

Even after we no longer qualify as an emerging growth company, we may still qualify as a "smaller reporting company," which would allow us to continue to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in this Annual Report and our periodic reports and proxy statements.

We cannot predict whether investors will find our Common Shares less attractive as a result of our reliance on these exemptions. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and our stock price may be more volatile.

Additionally, because of the exemptions from various reporting requirements provided to us as an emerging growth company, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our reporting is not as transparent as the reporting of other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Future issuances of debt securities, which would rank senior to our Common Shares upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our Common Shares for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Shares.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Shares. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of Common Shares in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Shares must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our Common Shares.

If the price of our Common Shares fluctuates, you could lose a significant part of your investment.

The market price of our Common Shares could be subject to wide fluctuations in response to, among other things, the risk factors described in this section of this Annual Report, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our Common Shares. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management's attention from other business concerns, which could seriously harm our business.

Volatility in the market price of our Common Shares may prevent investors from being able to sell their shares at or above the public offering price. As a result, you may suffer a loss on your investment.

GENERAL RISK FACTORS

The Company may become involved in legal proceedings from time to time, which could adversely affect the Company.

From time to time, we may be a party to legal and regulatory proceedings, including matters involving governmental agencies, entities with whom it does business and other proceedings arising in the ordinary course of business. We will evaluate our exposure to these legal and regulatory proceedings and establish reserves for the estimated liabilities in accordance with generally accepted accounting principles. For more information, see Item 3 "Legal Proceedings." Assessing and predicting the outcome of these matters involves substantial uncertainties. Unexpected outcomes in these legal proceedings, or changes in management's evaluations or predictions and accompanying changes in established reserves, could have an adverse impact on our financial results.

Our participation in the cannabis industry may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by third parties, other companies and/or various governmental authorities against us. Litigation, complaints, and enforcement actions involving us could consume considerable amounts of financial and other corporate resources, which could have an adverse effect on our future cash flows, earnings, results of operations and financial condition.

The Company's success will depend, in part, on its ability to continue to enhance its product and service offerings to respond to technological and regulatory changes and emerging industry standards and practices.

Rapidly changing markets, technology, emerging industry and regulatory standards and frequent introduction of new products characterize the Company's business. The introduction of new products embodying new technologies and regulatory developments may render the Company's equipment obsolete and its products and services less competitive or less marketable. The process of developing the Company's products and services is complex and requires significant continuing costs, development efforts, third-party commitments and regulatory approvals. The Company may not be successful in developing or effectively commercializing such new products and services, or obtaining any required regulatory approvals, which, together with any capital expenditures made in the course of developing such products and services, may have a material adverse effect on the Company's business, financial condition and operating results.

We are dependent upon our management and key employees, and the loss of any member of our management team or key employees could have a material adverse effect on our operations.

The Company's success is dependent upon the ability, expertise, judgment, discretion and good faith of its senior management and key employees. The loss of any member of our management team or key employees could have a material adverse effect on our business and results of operations. While employment agreements and incentive programs are customarily used as primary methods of retaining the services of key employees, these agreements and incentive programs cannot assure the continued services of such employees. Any loss of the services of such individuals, or an inability to attract other suitably qualified persons when needed, could have a material adverse effect on the Company's business, operating results or financial condition. We do not currently maintain key-person insurance on the lives of any of our key employees. Competition for qualified technical, sales and marketing staff, as well as officers and directors can be intense, and no assurance can be provided that the Company will be able to attract or retain key employees in the future, which may adversely affect the Company's operations.

Our inability to retain and acquire skilled personnel could impair our business and operations.

The loss of any member of our management team could have a material adverse effect on our business and results of operations. In addition, the inability to hire or the increased costs of hiring new personnel, including members of executive management, could have a material adverse effect on our business and operating results. The expansion of marketing and sales of our products will require us to find, hire and retain additional capable employees who can understand, explain, market and sell our products. There is intense competition for capable personnel in all of these areas and we may not be successful in attracting, training, integrating, motivating, or retaining new personnel, vendors, or subcontractors for these required functions. New employees often require significant training and, in many cases, take a significant amount of time before they achieve full productivity. As a result, we may incur significant costs to attract and retain employees, including significant expenditures related to salaries and benefits and compensation expenses issued in connection to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. In addition, as we move into new jurisdictions, we will need to attract and recruit skilled employees in those new areas.

We will need to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As our development and commercialization plans and strategies develop, we expect to need additional research, development, managerial, operational, sales, marketing, financial, accounting, legal and other resources. Future growth would impose significant added responsibilities on members of management. In order to manage growth and changes in strategy effectively, the Company must: (a) maintain adequate systems to meet customer demand; (b) expand sales and marketing, distribution capabilities, and administrative functions; (c) expand the skills and capabilities of its current management team; and (d) attract and retain qualified employees. Our management may not be able to accommodate those added responsibilities, and our failure to do so could prevent us from effectively managing future growth and successfully growing our Company.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us, our share price and trading volume could decline.

The trading market for our Common Shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our operations. We do not have any control over these analysts and their research and reports. If one or more of the analysts who cover us downgrade our shares or publish inaccurate or unfavorable research about our business, our share price would likely decline. In addition, if our operating results fail to meet the forecast of analysts, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our shares could decrease, which might cause our share price and trading volume to decline.

We expect to incur significant ongoing costs and obligations related to our investment in infrastructure, growth, regulatory compliance and operations.

We expect to incur significant ongoing costs and obligations related to our investment in infrastructure and growth and regulatory compliance, which could have a material adverse effect on our results of operations, financial condition and cash flows. In addition, future changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on our business, results of operations and financial condition. Our efforts to grow our business may be costlier than we expect, and we may not be able to generate sufficient revenue to offset such higher operating expenses. We may incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications and delays, and other unknown events.

There is no assurance that the Company's insurance coverage will be sufficient to cover all claims to which the Company may become subject.

Our production is, in general, subject to different risks and hazards, including adverse weather conditions, fires, plant diseases and pest infestations, other natural phenomena, industrial accidents, labor disputes, changes in the legal and regulatory framework applicable to us and environmental contingencies.

We may not be able to maintain or obtain insurance of the type and amount desired at a reasonable cost. If we were to incur significant liability for which we were not fully insured, it could have an adverse effect on our business, financial condition and results of operations.

We do not currently maintain key-person insurance on the lives of any of our key employees.

We may be unable to implement our business strategy, which could have negative financial and reputational effects on our business.

The growth and expansion of our business is heavily dependent upon the successful implementation of our business strategy. There can be no assurance that we will be successful in the implementation of our business strategy. A failure to do so could have negative financial and reputational effects on us. Future clinical research studies may lead to conclusions that dispute or conflict with our understanding and belief regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis.

The Company could be subject to a security breach that could result in significant damage or theft of products and equipment.

Breaches of security at our facilities may occur and could result in damage to or theft of products and equipment. A security breach at our facilities could result in a significant loss of inventory or work in process, expose us to liability under applicable regulations and increase expenses relating to the investigation of the breach and implementation of additional preventative security measures, any of which could have an adverse effect on our business, financial condition and results of operations.

2024

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

FLORA GROWTH CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on August 9, 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5.

1. Election of Directors

	FOR	AGAINST	ABSTAIN
(1) Clifford Starke	☐	☐	☐
(2) Kevin Taylor	☐	☐	☐
(3) Edward Woo	☐	☐	☐
(4) Brendan Cahill	☐	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

CONTROL NUMBER

Signature____________________Signature, if held jointly____________________Date__________, 2024

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

2024

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual and Special Meeting of Shareholders to be held on August 14, 2024:

The 2024 Proxy Statement and the 2024 Annual Report to Shareholders are available at https://www.cstproxy.com/floragrowth/2024

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FLORA GROWTH CORP.

The undersigned appoints Dany Vaiman or, failing him, Clifford Starke as proxy with the power to appoint his substitute, and authorizes him to represent and to vote, as designated on the reverse hereof, all of the common shares of Flora Growth Corp. held of record by the undersigned at the close of business on June 25, 2024 at the Annual and Special Meeting of Shareholders of Flora Growth Corp. to be held on August 14, 2024, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING EACH OF THE FOUR NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, PROPOSAL 3, PROPOSAL 4 AND PROPOSAL 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF FLORA GROWTH CORP.

(Continued and to be marked, dated and signed, on the other side)